      As filed with the Securities and Exchange Commission on June 3, 1998.


                                            Registration Statement No. 333-50637
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              SWIFT ENERGY COMPANY
                           (Exact name of Registrant)

          TEXAS                        1311                      74-2073055
(State of incorporation)   (Primary Standard Industrial      (I.R.S. Employer
                            Classification Code Number)      Identification No.)

                     A. EARL SWIFT, CHIEF EXECUTIVE OFFICER
                              SWIFT ENERGY COMPANY
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700
              (Name, address and telephone number of Registrant's
                    executive offices and agent for service)

                                   Copies to:

                                DONALD W. BRODSKY
                                  KAREN BRYANT
                              JENKENS & GILCHRIST,
                           A PROFESSIONAL CORPORATION
                        1100 LOUISIANA STREET, SUITE 1800
                              HOUSTON, TEXAS 77002
                                 (713) 951-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE

============================== ==================== ===================== ===================== ====================
                                                          PROPOSED              PROPOSED
        TITLE OF EACH                AMOUNT               MAXIMUM               MAXIMUM              AMOUNT OF
     CLASS OF SECURITIES              TO BE               OFFERING             AGGREGATE           REGISTRATION
      TO BE REGISTERED             REGISTERED        PRICE PER SHARE(1)      OFFERING PRICE             FEE
============================== ==================== ===================== ===================== ====================
Common Stock, $.01 par value
per share                           2,500,000             $18.3125           $45,781,250.00         $13,505.47(2)
============================== ==================== ===================== ===================== ====================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Paid previously.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

         This Amendment No. 2 to the Registration Statement on Form S-4 is filed to provide (1) revised proforma financial information, and (2) to include the results for the quarter ended March 31, 1998, and all of the financial statements, information and discussion have been updated to reflect such results. Otherwise the Registration Statement remains virtually unchanged from Amendment No. 1.



                              SWIFT ENERGY COMPANY
                              CROSS REFERENCE SHEET
                     PURSUANT TO REGULATION S-K ITEM 501(b)


           FORM S-4 ITEM NUMBER AND CAPTION                     LOCATION/CAPTION IN JOINT PROXY STATEMENT/PROSPECTUS
           --------------------------------                     ----------------------------------------------------
A.   INFORMATION ABOUT THE TRANSACTION

1.   Forepart of the Registration Statement and Outside          Outside Front Cover Page of
     Front Cover Page of Prospectus.........................     Joint Proxy Statement/Prospectus

2.   Inside Front and Outside Back Cover Pages of                Inside Front and Outside Back
     Prospectus..............................................    Cover Pages of Joint Proxy Statement/Prospectus

3.   Risk Factors and Ratio of Earnings to Fixed Charges
     and Other Information...................................    Summary; Risk Factors

4.   Terms of the Transaction................................    Summary; Special Factors Regarding the Proposals
                                                                 to Sell the Partnerships' Oil and Gas Properties;
                                                                 The Proposals

5.   Pro Forma Financial Information.........................    Unaudited Pro Forma Consolidated
                                                                 Financial Statements

6.   Material Contracts with Company being Acquired..........    Business and Properties of Swift Energy Company

7.   Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters...........    Not Applicable

8.   Interests of Named Experts and Counsel..................    Not Applicable

9.   Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities..........................    Not Applicable

B.   INFORMATION ABOUT THE REGISTRANT

10.  Information with Respect to S-2 Registrants.............    Incorporation of Certain
                                                                 Information by Reference

11.  Incorporation of Certain Information by                     Incorporation of Certain
     Reference...............................................    Information by Reference;
                                                                 Description of Capital Stock

12.  Information with Respect to S-2 or S-3 Registrants......    Business and Properties of Swift Energy Company

13.  Incorporation of Certain Information by Reference.......    Not Applicable

14.  Information with Respect to Registrants Other Than
     S-3 or S-2 Registrants..................................    Not Applicable

C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15.  Information with Respect to S-3 Companies...............    Not Applicable

16.  Information with Respect to S-2 or S-3 Companies........    Not Applicable

17.  Information with Respect to Companies Other Than
     S-3 or S-2 Companies....................................    Partnership Supplements

D.   VOTING AND MANAGEMENT INFORMATION

18.  Information if Proxies, Consents or Authorizations
     are to be Solicited.....................................    The Proposals; Management; Principal Stockholders;
                                                                 Certain Relationships and Related Transactions

19.  Information if Proxies, Consents or Authorizations
     are not to be Solicited or in an Exchange Offer.........    Not Applicable

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD.
                        16825 NORTHCHASE DRIVE, SUITE 400
                              HOUSTON, TEXAS 77060
                                 (281) 874-2700

                  NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                            TO BE HELD JUNE ___, 1998


         Notice is hereby given that a special meeting of limited partners (the "Special Meeting") of Swift Energy Managed Pension Assets Partnership 1988-A, Ltd. (the "Partnership") will be held at 16825 Northchase Drive, Houston, Texas, on Tuesday, June ___, 1998 at 4:00 p.m. Central Time for the following purposes:

         1. To consider and vote upon the adoption of a proposal for the ultimate sale of substantially all of the assets of the Partnership to the Managing General Partner and the dissolution, winding up and termination of the Partnership (the "Termination"). The asset sale and the termination comprise a single proposal (the "Proposal"), and a vote in favor of the Proposal will constitute a vote in favor of each of these matters.

         2. To transact such other business as may be properly presented at the Special Meeting or any adjournments or postponement thereof.

         Only limited partners of record as of the close of business on May __, 1998 will be entitled to notice of and to vote at the Special Meeting, or any postponement or adjournment thereof.

         IF YOU DO NOT EXPECT TO BE PRESENT IN PERSON AT THE SPECIAL MEETING OR PREFER TO VOTE BY PROXY IN ADVANCE, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHICH HAS BEEN PROVIDED FOR YOUR CONVENIENCE. THE PROMPT RETURN OF THE PROXY WILL ENSURE A QUORUM AND SAVE THE PARTNERSHIP THE EXPENSE OF FURTHER SOLICITATION.

                                                  SWIFT ENERGY COMPANY,
                                                  Managing General Partner



                                                  JOHN R. ALDEN
                                                  Secretary
June ____, 1998

                                [Variable Page]

                                                                   June __, 1998


[LOGO]

Dear Investor:

         As your Managing General Partner, Swift Energy Company believes that the time has come to dissolve and liquidate your Partnership. Enclosed is a Joint Proxy Statement/Prospectus and related information pertaining to a proposal for the ultimate sale of substantially all of your Partnership's property interests to the Managing General Partner and the dissolution and liquidation of the Partnership. The price proposed to be paid by the Managing General Partner is based on the higher of two fair market value estimates of three independent Appraisers, one such estimate by two petroleum engineering firms and the other estimate by an investment banking firm, plus a premium of 7.5% above such higher fair market value estimate. In order for the sale and liquidation to take place, Investors holding at least a majority of the outstanding Units must approve this proposal. IT IS IMPORTANT THAT YOU REVIEW THE ENCLOSED MATERIALS BEFORE VOTING ON THE PROPOSAL.

         The Managing General Partner recommends that you vote in favor of such proposed sale and liquidation for a number of reasons. The Partnership has been in existence for at least the planned five to ten years. Limited capital is available for enhancement or development activities on the properties in which the Partnership owns interests. To continue operation of the Partnership means the direct and administrative expenses, as well as the cost of operating the properties in which the Partnership owns an interest, will continue while revenues decrease, which may decrease funds ultimately available to Investors. See "The Proposal--Estimates of Liquidating Distribution Amount." Thus, approval of the current sale of the Partnership's property interests at this time will accelerate the receipt by Investors of the remaining cash value of the Partnership's property interests while avoiding the risk of continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks. The Managing General Partner believes that improvements over the last several years in the level of natural gas prices, relative to such prices in the mid-1990's make this an appropriate time for the Investors to consider the sale of the Partnership's property interests, which also increases the likelihood of maximizing the value of such assets. See "The Proposal--Reasons for the Proposals" and "--Recommendation of the Managing General Partner."

         Also included in this package are the most recent financial and other information prepared regarding your Partnership. The enclosed Joint Proxy Statement/Prospectus relates to the proposal as well as presents an opportunity for you to purchase shares of Swift Energy Company directly from Swift, without any broker commissions, with funds you may receive from any cash distribution from your Partnership if the proposal is approved. The shares are offered to you should you wish to continue your investment in, among other things, the Partnership's properties. Of course, any such investment on your part is your choice. If you need any further material or have questions regarding this proposal or the offering, please feel free to contact the Managing General Partner at (800) 777-2750.

         WE URGE YOU TO COMPLETE YOUR PROXY AND RETURN IT IMMEDIATELY, AS YOUR VOTE IS IMPORTANT IN REACHING A QUORUM AND IS NECESSARY TO HAVE AN EFFECTIVE VOTE ON THIS PROPOSAL. Enclosed is a green Proxy, along with a postage-paid envelope addressed to the Managing General Partner for your use in voting and returning your Proxy. Thank you very much.

                                                  SWIFT ENERGY COMPANY,
                                                  Managing General Partner

                                                  A. Earl Swift
                                                  Chairman

Information contained herein is subject to completion or amendment. These securities may not be delivered without the delivery of a final prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Joint Proxy Statement/Prospectus

                              SUBJECT TO COMPLETION
                          DATED ________________, 1998

                                SPECIAL MEETINGS
                                  OF INVESTORS
                               OF THE PARTNERSHIPS


     Swift Energy Company, a Texas corporation ("Swift" or the "Company"), is the Managing General Partner (the "Managing General Partner") of 63 Texas limited partnerships (individually, a "Partnership" and, collectively, the "Partnerships") formed between 1986 and 1994 to invest in producing oil and gas properties. These Partnerships are comprised of Pension and Operating Partnerships of which a Pension Partnership owns a net profits interest that covers multiple working interests owned by an Operating Partnership, created under a net profits agreement. Such Pension and Operating Partnerships are sometimes referred to herein as "companion" Partnerships. This Joint Proxy Statement/Prospectus is being furnished to limited partners or interest holders in the Partnerships (the "Investors") in connection with the solicitation of proxies (individually, a "Proxy" and collectively, the "Proxies") by the Managing General Partner for use at Special Meetings of the Investors (the "Special Meetings," or singly for each Partnership, the "Special Meeting") of each of the Partnerships. The Special Meetings are being called by the Managing General Partner for Investors to consider and vote upon proposals for the ultimate sale of substantially all of the assets of each of the Partnerships to the Company and the subsequent termination of such Partnerships (the "Proposals," or singly for each Partnership, the "Proposal"). Upon approval of the Proposals by companion Partnerships and sale of such Partnerships' properties, the Partnerships' assets will consist solely of cash which each Investor of such Partnerships will be entitled to receive as a distribution pursuant to the terms of the Partnership Agreement of each Partnership.

                                   OFFERING OF
                        2,500,000 SHARES OF COMMON STOCK
                             OF SWIFT ENERGY COMPANY

     This Joint Proxy Statement/Prospectus also relates to the concurrent offering (the "Offering") of 2,500,000 shares of Common Stock, $.01 par value (the "Common Stock") of the Company being made solely to those Investors in Partnerships which approve the Proposals along with their companion partnerships, if appropriate ("Eligible Purchasers"). The Company hereby offers to each Eligible Purchaser the opportunity to purchase shares of Common Stock direct from the Company without any broker commissions. The decision to purchase any shares of Common Stock rests with each Eligible Purchaser and is completely voluntary. The Common Stock may be purchased with all or any portion of the cash distribution such Eligible Purchaser will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. Eligible Purchasers may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or
(ii) shares in addition to the number of shares purchasable with their cash distribution, subject to prorata limitations in the event of oversubscription. Swift Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange, Inc. (the "Pacific Exchange") under the symbol "SFY." The closing price on the NYSE for the Common Stock on ________________, 1998, was $______ per share.

     NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"). THE COMMISSION HAS NOT PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     The date of this Joint Proxy Statement/Prospectus is ______________, 1998.

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-4 (the "Registration Statement"), of which this Joint Proxy Statement/Prospectus is a part, with the Commission under the Securities Act of 1933, as amended, with respect to the Special Meetings and to the securities offered hereby. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement or the exhibits thereto, and reference is hereby made to the Registration Statement and related exhibits for further information. Information herein is qualified in its entirety by such reference.

         The Company and 39 of the Partnerships are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and accordingly file reports, proxy statements and other information ("Reports") with the Commission. The Registration Statement, the exhibits thereto and the Reports can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission:
7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, at prescribed rates. Reports concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Inc., 115 Sansome Street, 8th Floor, San Francisco, California 94104. In addition, such materials filed electronically by the Company and the 39 Partnerships with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE AND
                      ATTACHMENT OF SUCH INFORMATION HERETO

         Included with this Joint Proxy Statement/Prospectus and incorporated herein by reference are the following documents: (1) the specific Partnership's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, or for a Partnership not subject to the informational requirements of the 1934 Act, audited financial statements for the years ended December 31, 1997, 1996 and 1995, (2) the specific Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, or for a Partnership not subject to the informational requirements of the 1934 Act, unaudited financials for the quarter ended March 31, 1998, and (3) a Partnership Supplement for the specific Partnership which has attached thereto a reserve report for that Partnership, prepared as of December 31, 1997, and audited by H.J. Gruy and Associates, Inc., together with the fair market value estimates for that Partnership of J.R. Butler and Company and H.J. Gruy and Associates, Inc., and of CIBC Oppenheimer Corp.

         This Joint Proxy Statement/Prospectus also incorporates documents by reference which are not presented herein or delivered herewith. The following documents filed by the Company with the Commission are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; and (3) the Company's Proxy Statement, dated April 9, 1998.

         Copies of such documents are available upon request and without charge from Ms. Betty Tucker, Investor Relations Department, Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060.

         Additionally, documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Joint Proxy Statement/Prospectus and prior to the termination of the Offering of the shares of Common Stock hereunder shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Joint Proxy Statement/Prospectus.

                                TABLE OF CONTENTS

SUMMARY ........................................................................................................      1

SPECIAL FACTORS REGARDING THE PROPOSALS TO SELL THE PARTNERSHIPS' OIL AND GAS ASSETS ...........................     21

RISK FACTORS ...................................................................................................     36

THE PROPOSALS ..................................................................................................     44

COMPARISON OF OWNERSHIP OF UNITS AND SHARES ....................................................................     50

FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS....................................................     60

INVESTOR ELECTION TO PARTICIPATE IN OFFERING OF 2,500,000 SHARES OF
  SWIFT COMMON STOCK TO ELIGIBLE PURCHASERS ....................................................................     65

MATERIAL FEDERAL INCOME TAX CONSIDERATION OF ELECTING TO RECEIVE COMMON STOCK
  IN LIEU OF CASH UPON PARTNERSHIP LIQUIDATION .................................................................     68

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY OF THE COMPANY .................................................     69

CAPITALIZATION OF SWIFT ENERGY COMPANY .........................................................................     70

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS ..........................................................     71

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS .................................................     84

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA ................................................................     85

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS ........................................................................................     86

BUSINESS AND PROPERTIES OF SWIFT ENERGY COMPANY ................................................................     97

MANAGEMENT .....................................................................................................    113

PRINCIPAL SHAREHOLDERS .........................................................................................    115

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS .................................................................    117

DESCRIPTION OF SWIFT ENERGY COMPANY CAPITAL STOCK ..............................................................    118

LEGAL MATTERS ..................................................................................................    122

EXPERTS ........................................................................................................    122

GLOSSARY OF TERMS ..............................................................................................    123

OTHER BUSINESS .................................................................................................    127

CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY ...............................................................    F-1

                                     SUMMARY

THE PROPOSALS; DISTRIBUTIONS TO INVESTORS

         Swift is the Managing General Partner of 63 Partnerships formed between 1986 and 1994 to invest in producing oil and gas properties. Swift is submitting this Joint Proxy Statement/Prospectus to Investors in each of the 63 individual Partnerships to ask their approval of the Proposal to sell all of that particular Partnership's oil and gas assets to the Managing General Partner at a price based upon the higher of two fair market value estimates of those assets determined by three independent appraisers, plus a 7.5% premium above such fair market value estimate. The total purchase price for all of the oil and gas assets of all 63 partnerships is $80.94 million. If the Proposals are approved by Investors in companion Partnerships, after the sale of substantially all of their properties such Partnerships will dissolve, wind up and terminate, and the Partnerships will receive cash for their oil and gas assets, which the Investors in the Partnerships will be entitled to receive as distributions in accordance with their respective percentage ownership interests in their Partnership. Eligible Purchasers can elect, in their sole individual discretion, to receive shares of Common Stock of the Company instead of some or all of the cash which they are entitled to receive upon their Partnership's liquidation. The shares will be sold directly by the Company without any broker commissions. The minimum number of shares of Common Stock which must be purchased by an Eligible Purchaser is a round lot of 100 shares. No fractional shares will be sold. Eligible Purchasers may purchase shares of Common Stock with funds in addition to the cash distributions which they are entitled to receive in order to purchase (i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares purchasable with their cash distributions, subject to prorata limitations in the event of oversubscription. The Common Stock will be listed on the New York Stock Exchange ("NYSE") and the Pacific Exchange, Inc. (the "Pacific Exchange") under the symbol "SFY" since July 1991. The price at which the Common Stock is offered hereby to Eligible Purchasers is based upon its price on the NYSE during a period contemporaneous with completion of voting upon the Proposals.

SPECIAL MEETING OF INVESTORS OF THE PARTNERSHIPS

         This Joint Proxy Statement/Prospectus and the enclosed proxy are provided to Investors for use at their specific Partnership's Special Meeting of Investors, and any adjournment or postponement of such meeting. The Special Meetings are to be held at 16825 Northchase Drive, Houston, Texas at the time and on the date indicated on the Notice of Special Meeting for each specific Partnership accompanying this Joint Proxy Statement/Prospectus. These Special Meetings are called for the purpose of considering and voting upon the Proposals and to transact such other business as may be properly presented at the Special Meetings. The Joint Proxy Statement/Prospectus and the enclosed Proxy are first being mailed to Investors on or about ______________, 1998.

PARTNERSHIP PROPERTY INTERESTS

         The oil and gas assets of the Partnerships (the "Property Interests") consist either of working interests or non-operating interests in producing oil and gas properties. Certain Partnerships, sometimes referred to herein as "Operating Partnerships," were formed to purchase working interests in such properties. Other Partnerships, sometimes referred to herein as "Pension Partnerships," were designed for tax-exempt investors, and were formed to purchase non-operating interests in properties. Pension Partnerships own a net profits interest that covers multiple working interests owned by an Operating Partnership, created under a net profits agreement. Such Pension and Operating Partnerships are sometimes referred to herein as "companion" Partnerships. If both such Partnerships approve their Proposals, the Pension Partnerships will sell their interests in oil and gas assets to their companion Operating Partnerships, which will immediately thereafter sell the properties they have received as well as their oil and gas assets to the Managing General Partner. The most significant fields in which Partnerships own Property Interests are set out in detail in each Partnership's specific Partnership Supplement (as defined below) under "Partnership Property Interests."

DOCUMENTS INCLUDED

         Also included with the delivery of this Joint Proxy
         Statement/Prospectus are the following documents:

         o A separate Partnership Supplement (the "Partnership Supplement") containing information particular to each Investor's specific Partnership, and attached to each Partnership Supplement is:

                  o a reserve report from H. J. Gruy & Associates, Inc., independent petroleum engineers, on that Partnership's oil and gas reserves as of December 31, 1997;

                  o the fair market value estimate for that Partnership's Property Interests by J. R. Butler and Company and
                           H. J. Gruy & Associates, Inc.; and

                  o the fair market value estimate for that Partnership's Property Interests by CIBC Oppenheimer Corp.

         o The specific Partnership's Annual Report on Form 10-K for the year ended December 31, 1997 or financial statements and related financial information for fiscal years 1997, 1996 and 1995 for those Partnerships not subject to the informational requirements of the 1934 Act.

         o The specific Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 or financial statements and related financial information for the quarter ended March 31, 1998 for those Partnerships not subject to the informational requirements of the 1934 Act.

SPECIAL TRANSACTION COMMITTEE'S SELECTION OF APPRAISERS TO SET FAIR MARKET VALUE

         The Proposals to ultimately sell substantially all of the Partnerships' Property Interests to the Managing General Partner are discussed in detail under "The Proposals" and "Special Factors" below. The Proposals present a potential conflict of interest between the Company acting in its capacity as Managing General Partner of the Partnerships and its actions in its corporate capacity as the proposed purchaser of the Partnerships' Property Interests. See "--Conflicts of Interest" below. The Special Transactions Committee of the Board of Directors of the Company (the "Special Transactions Committee"), which consists solely of four of the five outside independent directors of the Company, approved the selection of the Appraisers. The Special Transactions Committee determined that such potential conflict of interest was best addressed by asking three independent Appraisers, consisting of two petroleum engineering firms and one investment banking firm, to estimate the fair market values of the Partnerships' Property Interests, rather than proposing that the Managing General Partner set such fair market values itself and asking for an opinion on the fairness thereof from an independent third party.

         The Appraisers were selected based upon the Special Transactions Committee's assessment of their professional reputations and qualifications, capabilities, experience and responsiveness. The Special Transactions Committee believes that using three Appraisers working collectively provides the distinct professional expertise of each firm, and gives the Partnerships the benefit of the independent analytic methods of the different disciplines of petroleum engineering and investment banking, resulting in a determination of fair market values which are both independent and comprehensive, and thereby protects Investors by mitigating the potential conflict of interest in the sale of such Property Interests to the Managing General Partner.

         The methodology used by the Appraisers in estimating the fair market values is discussed below under "Special Factors--Independent Appraisal of the Fair Market Values of Partnerships' Property Interests." The Managing General Partner believes that using this methodology to estimate the fair market values at which the Property Interests will be purchased from the Partnerships is fair to Investors, as discussed in detail under "Special Factors--Fairness of Proposed Sales." Also discussed under "The Proposals--Reasons for the Proposals" are the reasons for proposing the sale of such Property Interests and liquidation of the Partnerships at this time. A discussion of the alternatives to such sales and liquidations which were considered is contained under "Special Factors--Consideration of Alternative Transaction." In addition to the foregoing, there are certain risks involved in the Proposals. See "--Risks" below and "Risk Factors."

RISKS

o There is no guarantee that the fair market value estimates of the Appraisers represent the highest possible prices that might be received for the Partnerships' Property Interests in all circumstances. Such prices might be higher (or lower) if these Property Interests were sold on another basis, such as at auction or in a negotiated sale, although such prices likely would be offset by any additional general and administrative costs, production costs or sales costs incurred during the period necessary to close any such sales. See "Risk Factors--Conflicts of Interest in Purchase of Property Interests by Managing General Partner."

o The fair market values (excluding the 7.5% premium) at which the Managing General Partner will purchase the Partnerships' Property Interests is based upon the Appraisers' estimation of such values. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analyses, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnerships, although the effect of any higher prices is somewhat limited because the Partnerships have already produced a substantial majority of their oil and gas reserves. See "Risk Factors--Timing of Sale and Price Volatility."

o It is likely that if the Proposals are approved by Investors and the Partnerships' Property Interests are purchased by the Managing General Partner, the Managing General Partner will further develop the Property Interests by spending required capital on recovery of behind-pipe reserves or developing undeveloped reserves. Investors will not directly share in any possible improvement of cash flow from such Property Interests upon consummation of the Proposals. However, the Managing General Partner is hereby providing an opportunity for Investors to purchase Common Stock of the Company on a direct basis so that they might share indirectly in any such improvement.

o In the event an Investor does not otherwise hold Swift Common Stock but purchases shares hereunder, such Investor will become a shareholder of the Company. The Company's business is different than the Partnerships and the Company's results of operations, as well as the price of its Common Stock, is affected by many factors different than those affecting the Partnerships' results of operations and the price of the Units. See "Risk Factors--Risks of Electing to Take Common Stock" and "Comparison of Ownership of Units and Shares" for further discussion and additional differences and rights resultant from being a Swift shareholder in contrast to an Investor.

o If a Partnership's companion Partnership does not approve its Proposal, it is likely that the Proposals to both Partnerships will be withdrawn and the value of their Property Interests reassessed. Although in such event the Managing General Partner will attempt to provide a different approach for sale of such Partnerships' Property Interests, it is possible that such Partnerships' assets may not be sold. See "Risk Factors--Dependence on Vote of Companion Partnership" and "The Proposals--Simultaneous Proposal to Companion Partnership."

BACKGROUND AND REASONS FOR THE PROPOSALS; MANAGING GENERAL PARTNER'S RECOMMENDATIONS

         Background

         A number of factors have led to the decision of the Company in its capacity as Managing General Partner to solicit Investor approval of the Proposals.

         The Partnerships were formed between 1986 and 1994, with approximately 60% of the Partnerships having been in existence for over 7 years. As contemplated when the Partnerships were organized, the hydrocarbon production of the producing properties in which the Partnerships own interests have steadily declined over time. All of the Partnerships own interests in properties with substantial natural gas reserves, and many of the Partnerships' reserves are comprised almost totally of natural gas. The general improvement in the prices for natural gas over the last several years, relative to such prices in the mid-1990's, make this an appropriate time, especially in light of the age of the Partnerships, to consider Proposals to sell their Property Interests. For the reasons set out below, the Managing General Partner believes that the Proposals under which it would purchase all of the oil and gas properties owned by the Partnerships is fair to Investors and is structured in a manner so as to attempt to realize the highest value for the Partnerships' Property Interests, given that the purchase prices are based upon the higher of two estimates of the fair market value of the Partnerships' Property Interests by three independent Appraisers and contains a 7.5% premium above such fair market value. The purchase of the assets of any particular Partnership is not conditioned upon the purchase of the assets of any Partnership other than a Partnership's companion Partnership.

         Reasons

         The reasons for proposing the sale of the Partnership's Property Interests at this time are described in detail for each Partnership in that Partnership's Supplement included with this Joint Proxy Statement/Prospectus under "The Proposal--Reasons for the Proposal," and vary from Partnership to Partnership depending upon, among other factors, a Partnership's age and the Property Interests which it owns. These reasons include: (i) the inherent decline in hydrocarbons produced over time, which leads to decreasing levels of oil and gas revenues and cash flow from the Partnerships' Property Interests, compounded by the absence of any further capital expenditures on the properties in which the Partnerships own Property Interests, which in turn leads to declining cash distributions to Investors over time, and (ii) the continuation of fairly steady levels of certain fixed oil field overhead and operating costs, without regard to the level of production, and continued direct expenses (such as audits, reserve reports and tax returns) and general and administrative costs incurred each year. As production quantities and revenues continue to decline, the cost per Mcfe for production and operating costs constitutes an increasingly larger percentage of per Mcfe revenues. This increases the risk to the Partnerships from future price volatility, because the margin between revenue per Mcfe and production cost per Mcfe continues to narrow, and smaller differences in prices can consume a larger portion of that margin.

         Although the amount differs among Partnerships, a majority of the estimated ultimate recoverable reserves in which the Partnerships have an interest have been produced. Because of steadily declining levels of production, the Managing General Partner believes that the asset base and future net revenues of many Partnerships no longer justify the continuation of the Partnerships' operations, especially when a Partnership has been in existence for six to twelve years. In many cases, a substantial portion of the estimated ultimate recoverable reserves attributable to a Partnership's Property Interests are proved non-producing reserves. Non-producing reserves generally fall into two categories: (1) undeveloped reserves, which require substantial expenditures by the working interest owners for the drilling of new wells to recover such reserves; and (2) behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves always require completion in a different producing zone, which does not take place until production is depleted from the currently producing zone. The negative impact on levels of cash flow from sale of production from

Property Interests with significant behind-pipe reserves, combined with the capital expenditures necessary to recover proved undeveloped reserves, has negatively affected the willingness of third party joint interest owners in such properties to engage in further development activities. When properties have large quantities of non-producing reserves, the purchase price an unrelated third party is willing to pay for these Property Interests is likely to be heavily discounted. Lastly, additional capital to drill wells to produce undeveloped reserves is not available from the Partnerships or possibly other third party owners of interests in the same wells. All of the Partnerships expended their funds within the first or second year after their organization.

         The Managing General Partner believes that improvements over the last several years in the level of natural gas prices, relative to such prices in the mid-1990's, make this an appropriate time to consider the sale of the Partnerships' Property Interests and increases the likelihood of maximizing the value of the Partnerships' assets. By selling their Property Interests and liquidating the Partnerships, future overhead and direct expenses and general and administrative costs will be avoided and the receipt of the value of the Partnerships' reserves accelerated so that such funds are received at one time. This in turn avoids the risk of subjecting future revenues and cash distributions of Investors to the continued and extreme volatility of oil and gas prices, as well as inherent geological, engineering and operational risks, which could affect future returns.

         Managing General Partner's Recommendations

         The Managing General Partner recommends that Investors of each of the Partnerships vote in favor of their Partnership's Proposal for the reasons discussed above. However, no recommendation is made by the Managing General Partner as to whether Investors should elect to take shares of Common Stock in lieu of cash for their interest in the distributions. The Managing General Partner believes the terms of the Proposals are fair to Investors. See "Fairness of Proposed Sale" below and "Background and Reasons for Proposals--Fairness of Proposed Sale" for the Managing General Partner's assessment of the fairness of the Proposals.

CONFLICTS OF INTEREST

         A number of conflicts of interest are inherent in the relationships among the Partnerships, the Managing General Partner and its directors and officers. Certain of these conflicts of interest (to the extent not otherwise discussed above) are summarized below:

o The terms of the Proposals are established by the Company which is also the Managing General Partner of the Partnerships.

o Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnerships' Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of such transaction.

o        Benefits accruing to the Company, including the following:

         o The Company will share in the benefits available to Investors through liquidating its Partnership interests and receiving the current value of those interests as a result of such sales.

         o Because of the purchase by the Company of the Partnerships' Property Interests rather than a third party, the Company will continue to serve as operator of many of the properties in which the Partnerships own interests and will continue to receive operating fees.

         o If Investors of all of the Partnerships approve the Proposals, the Company anticipates that its total proved reserves on an equivalent basis would increase by approximately 26% and would increase the Company's cash flow and total assets by approximately 25% and 19%, respectively.

See "Conflicts of Interest."

METHODOLOGY OF DETERMINING FAIR MARKET VALUE OF PARTNERSHIPS' OIL AND GAS ASSETS

         The Managing General Partner did not instruct the Appraisers as to pricing, cost or other economic parameters or methods, or the assessment of reserves characteristics, nor did it limit the scope of their investigation for purposes of preparing their appraisals. The Managing General Partner provided the petroleum engineering firms with basic evaluation data for their use in determining Partnerships' reserves and their value. The petroleum engineering firms prepared their own reserves audit of the Property Interests. The Managing General Partner did not direct the Appraisers as to the amount of consideration to be paid to the Partnerships for their Property Interests nor provide any information to the Appraisers on amounts to be paid to Investors. The amount of consideration to be paid was determined by the Company's Board of Directors based upon the Appraisers' estimates of the fair market value of those interests. The Appraisers did not opine on the fairness of the transaction to Investors, and the Managing General Partner has not acquired a separate report or opinion regarding the fairness to Investors of the price at which the Partnerships' Property Interests will be sold to the Managing General Partner if the Proposals are approved by Investors.

         The petroleum engineering firms individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships. The petroleum engineering firms began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves, proved undeveloped reserves and identified probable and possible reserves. The result of this collective analysis by the petroleum engineering firms was their estimation of the fair market value of each of the property groups in which Property Interests are owned by the Partnerships as of December 31, 1997.

         CIBC Oppenheimer's evaluation of each Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by the Company and audited by Gruy. CIBC Oppenheimer then divided the property groups into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. CIBC Oppenheimer then valued each property group by applying the multiples discussed below under "Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships--Valuation by CIBC Oppenheimer" to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of the property group's estimated fair market value to the Partnership based upon the Partnership's Property Interest in each property group. The result of this analysis by CIBC Oppenheimer was its estimation of fair market value of each Partnership's Property Interests as of December 31, 1997.

DETERMINATION OF PRICE TO BE PAID TO PURCHASE PARTNERSHIP PROPERTY INTERESTS

         The Special Transactions Committee of the Swift Board of Directors determined that, in keeping with the definition of Fair Market Value (see "Glossary of Terms"), the higher of these two estimations of fair market value represents the Fair Market Value of each Partnership's Property Interests. In the judgment of the Board of Directors of the Company, the simultaneous purchase of the Partnerships' Property Interests will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties. Because these benefits are particular to the Company, the Company believes that it is fair to pay a premium of 7.5% over the Fair Market Value of the Property Interests to purchase those interests. The total purchase price for all oil and gas assets of all 63 partnerships is approximately $81 million.

FAIRNESS OF PROPOSED SALE

         The Managing General Partner believes that this proposed method of sale of the Partnerships' Property Interests is fair to Investors for a variety of reasons including, without giving weight to the order, the following:

         1. The Managing General Partner believes that the most important element of the Proposals is the determination of the Fair Market Values of the Partnerships' Property Interests. The prices to be paid by the Company to purchase the Partnerships' Property Interests (not including the 7.5% premium above Fair Market Value) are based on the higher of two valuation estimates of three qualified independent Appraisers, two of which are petroleum engineering firms and one of which is an investment banking firm. The factors and methods used by the Appraisers in determining Fair Market Value are discussed in detail under "Independent Appraisal of the Fair Market Value of Partnerships' Property Interests."

         2. No transaction will take place in a particular Partnership unless the Proposal is approved by Investors holding at least a majority of the interests in such Partnership and a similar Proposal is approved by such Partnership's companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.

         4. If any of the Proposals are approved by Investors, it is likely that the Managing General Partner will expend the capital necessary to bring various non-producing reserves into production on the Property Interests purchased by the Managing General Partner. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. In order to allow Investors to benefit from any increase in value of the Property Interests realized from the Managing General Partner's investment of capital in such properties, the Company is hereby offering to Eligible Purchasers the opportunity to purchase up to 2,500,000 shares of Common Stock. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer to Eligible Purchasers" below.

ALTERNATIVE TRANSACTIONS

         The Managing General Partner has given consideration to a number of different alternatives prior to submitting the Proposals to Investors for their approval. These alternatives include continued operation of the properties for a longer period, offering the Partnerships' Property Interests at auction or selling them in negotiated transactions. For the reasons discussed at greater length under "The Proposals--Reasons for the Proposals" above, the Managing General Partner believes that sale of the Partnerships' Property Interests at this time is preferable to continued operation of the Partnerships. Although in the past, certain marginal Property Interests have been sold in negotiated transactions or at auction, the Managing General Partner does not believe that such methods of sale are likely to maximize the value of the Partnerships' Property Interests, as discussed above. Although offering oil and gas properties for sale at auction is often an efficient means of selling smaller interests in properties in which the seller is not the operator of the property, auctions are generally unsuited to the offer and sale of substantial property interests, may exceed the normal size of properties offered at auction, and may well be beyond the purchasing capacity of the parties which typically are bidders at such auctions or might lower the price or the number of interested bidders.

         To the extent that the Managing General Partner is operator of properties in which a Partnership owns Property Interests, this can and often does negatively affect the interest of third party auction buyers in purchasing such properties, as well as the amount a third party auction buyer is likely willing to pay. Furthermore, auction buyers are generally not interested in purchasing properties with non-producing reserves, or will usually apply a large discount to such reserves. Many of the Partnerships have Property Interests in properties with a substantial amount of such reserves. Additionally, the transaction cost for auctions are often substantial. Similarly, negotiated sales of properties are negatively affected by the same factors regarding operations of the properties and non-producing reserves, and often require substantial periods of time for due diligence, negotiation, execution of agreements and closings. Purchasers in negotiated transactions are often interested in only selected properties, which often requires different properties to be sold to different purchasers, necessitating a large number of transactions.

         An alternative to the Proposals would be to continue each of the Partnerships according to its existing business plan. For the reasons set out above, principally including the decline in the revenues of each of the Partnerships while direct costs, general and administrative expenses and certain fixed oil field overhead and operating costs remain at fixed levels or decline at a less rapid rate (and in some cases, due to the number of years for which certain of the Partnerships have been in existence), the Managing General Partner recommends that Investors vote to approve the Proposals.

FEDERAL INCOME TAX CONSEQUENCES

         For information concerning the federal income tax risks associated with the sale of substantially all of the Partnerships' Property Interests and the acquisition of Company stock by Investors, see "Tax Risks" herein. The federal income tax consequences of the sale of substantially all of the Partnerships' Property Interests and their liquidation may vary depending upon the type of Partnership involved and the tax character of the Investor as well as the Investor's individual circumstances. For a discussion of the federal income tax consequences of a sale of properties and Partnership liquidation, see "Federal Income Tax Consequences of the Proposals" herein. All Investors interested in electing to receive Common Stock in lieu of cash should read "Material Federal Income Tax Considerations of Electing to Receive Common Stock in lieu of Cash Upon Partnership Liquidation" herein.

ACCOUNTING TREATMENT

         The purchase by the Company of substantially all of the assets of the Partnerships will be treated for accounting purposes in accordance with the rules for purchase accounting. Accordingly, the assets of each of the Partnerships will be recorded on the Company's books at their fair value. See the "Notes to Unaudited Pro Forma Combined Financial Statements" included elsewhere in this Joint Proxy Statement/Prospectus.

NO APPRAISAL OR DISSENTERS' RIGHTS PROVIDED; INVESTOR LISTS

         In connection with the Proposals to sell substantially all of the Partnerships' assets and liquidate the Partnerships, Investors are not entitled to any dissenters' or appraisal rights such as would be available to shareholders in a corporation engaging in a merger. Dissenting Investors are protected under state law by virtue of the fiduciary duty of the Managing General Partner to act with prudence in the business affairs of the Partnerships. Generally speaking, Investors of each of the Partnerships are entitled to request copies of investor lists showing the names and addresses of all Investors in that Partnership. The right to receive such investor list may be conditioned upon the Investors' paying the cost of duplication and a showing that the request is for a reasonable purpose. Reasonable requests would include requests for investor lists for the purpose of challenging or opposing the Proposals. See "Comparison and Ownership of Units and Shares-- Review of Investor List."

CONSEQUENCES OF A PARTNERSHIP NOT APPROVING ITS PROPOSAL

         If the Investors in a Partnership do not approve its Proposal, such nonparticipating Partnership will continue to operate as a separate legal entity with its own assets and liabilities. There will be no change in its investment objectives, policies or restrictions, and the nonparticipating Partnerships will continue to be operated in accordance with the terms of their Partnership Agreement. It is also likely that the Proposal to the companion Partnership of any such nonparticipating Partnership will be withdrawn even if a Proposal is approved by Investors of such companion Partnership.

INVESTOR ELECTIONS

         The Investors are being asked by the Company to make two elections:


         o        Approve or disapprove their Partnership's Proposal, and

         o If approved, to receive their distributions in the form of cash, Common Stock or a combination thereof.

         Further, each Investor is hereby given the opportunity to purchase shares of Common Stock with funds in addition to the cash distributions they are entitled to receive in order to purchase (i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares purchasable with their cash distribution, subject to prorata limitations in the event of oversubscription. See "Offer to Eligible Purchasers" below.

VOTING PROCEDURES

         This Joint Proxy Statement/Prospectus contains detailed procedures to be followed by Investors in voting as to the Partnerships' Proposals. Strict compliance with these procedures must be followed in order for the elections of the Investors marked on the Proxies to be effective. The following is a summary of certain of these procedures:


         (a) Investors may make their elections on the Proxies signed by all subscribers commencing upon delivery of this Joint Proxy Statement/Prospectus and continuing until the Due Date.

         (b) Eligible Purchasers may revoke their election to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated proxy, both of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention: Investor Relations Department.

         (c) Investors failing to submit Proxies by the Due Date will be deemed to have voted against their Partnership's Proposal and, if their Partnership approves its Proposal, will receive their distribution in cash. See "The Proposals--Vote Required."

OFFER TO ELIGIBLE PURCHASERS

         Investor Election to Purchase Shares

         In connection with the concurrent Proposals for sale of substantially all of the assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering (the "Offering") up to 2,500,000 shares of the Company's Common Stock (the "Shares"). This Offering is made solely to Eligible Purchasers, those Investors of Partnerships in which the Proposals are approved by it and its companion Partnership. Upon approval of the Proposals by companion Partnerships and sale of such Partnerships' properties, the Partnerships' assets will consist solely of cash which each Eligible Purchaser of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Investor will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. Eligible Purchasers may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase
(i) the minimum round lot of 100 shares, or (ii) shares in addition to the number of shares for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.

         Purchase Price

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         A supplement to this Joint Proxy Statement/Prospectus (the "Prospectus Supplement") will be sent to Eligible Purchasers advising as to which Partnerships approved the Proposals and the purchase price of the Shares offered hereby.

         Shares Outstanding

         At March 31, 1998, 16,515,038 shares of Common Stock were issued and outstanding. As of such date, the 2,500,000 Shares constitute approximately 15.1% of the Company's issued and outstanding Common Stock.

         New York Stock Exchange and Pacific Exchange Listings

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares offered hereby on the NYSE and the Pacific Exchange.

         Closing Date

         The Company will issue checks representing full or partial distributions and/or stock certificates representing the shares of Common Stock subscribed for hereunder approximately forty-five (45) days after the date of the Prospectus Supplement (the "Closing Date"), unless earlier terminated or extended by the Company.

         Due Date

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received no later than thirty (30) days after the date of the Prospectus Supplement (the "Due Date"), unless extended by the Company.

         Oversubscription

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

         Revocation

         Eligible Purchasers may revoke their subscriptions to purchase of the Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated proxy, either of which must be signed by such revoking subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention: Investor Relations Department.

         Offers to Third Parties

         In the event this Offering is not fully subscribed by Eligible Purchasers, the Company may offer any remaining Shares from time to time to third parties including, but not limited to, underwriters and institutional investors. Specific terms of the offer for the unsubscribed Shares of Common Stock in respect of which this Prospectus is being delivered will be set forth in one or more accompanying prospectus supplements. Such prospectus supplement(s) will set forth, without limitation, the number of shares of Common Stock and the terms of the offering and sale thereof.


COMPARISON OF PARTNERSHIPS AND THE COMPANY

         The information below highlights a number of significant differences between the Partnerships and the Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights. These differences are discussed in detail under "Comparison of Ownership of Units or Shares." Such section of this Joint Proxy Statement/Prospectus also includes a summary comparison of the legal rights associated with the ownership of Units or Shares.

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------
                                          Form of Organization
                                          --------------------

o    Partnerships formed as Texas limited                   o     Company formed as a Texas corporation
     partnerships

         The Partnerships and the Company are each vehicles recognized as appropriate for the holding of
Property Interests and afford benefits to passive investors such as the Investors, such as limitation of liabilities.

                                           Length of Investment
                                           --------------------

o    Expected holding period of five to ten years after     o     Company to be operated as an infinite life entity,
     acquisition, subject to the Managing General                 with no plans or expectations as to the liquidation of
     Partner's judgment as to the timing of sales                 Company assets

         Investors in each of the Partnerships expect liquidation of their investment when the assets of the
Partnership are liquidated. In contrast, Shareholders are expected to achieve liquidity of their investments by trading the shares of Common Stock in the public markets. The Company does not expect to dispose of its investments within any prescribed periods.

                                        Properties and Diversification
                                        ------------------------------

         The Company owns an oil and gas portfolio substantially larger and more diversified than the portfolio of any of the Partnerships or all of the Partnerships taken together.

                                                Additional Equity
                                                -----------------

o    Not authorized to issue equity securities beyond       o     Board of Directors may issue additional equity
     the Units initially offered to the public                    securities consisting of Common Stock or
                                                                  Preferred Stock, plus various debt securities, as
                                                                  a combination of the above

                                                            o     Company expected to issue additional securities
                                                                  to finance future investments

         Unlike the Partnerships, the Company has substantial flexibility to raise equity, through the sale of Common Stock, Preferred Stock or sell debt securities to finance its business and affairs.

                                                    Debt Policy
                                                    -----------

o    Partnerships not intended to borrow any                o     Expected that the Company may incur
     substantial funds                                            more leverage than the Partnerships

         In conducting its business, the Company may incur indebtedness to the extent believed appropriate, subject to indebtedness restrictions. It is expected that the Company will be more leveraged than any of the
Partnerships.

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------
                                                Management Control
                                                ------------------

o    Substantially all management authority vested in       o     Board of Directors vested with control over the
     the Managing General Partner                                 Company's business and affairs subject to
                                                                  restrictions in the Company's Articles of
                                                                  Incorporation and By-Laws

o    Investors have no right to participate in              o     Shareholders elect members of the Board of
     management, except for limited matters that                  Directors on a staggered basis annually
     might be submitted to a vote of the Investors,
     such as the Proposals

         To some extent, Shareholders will have greater control over management of the Company than the
Investors have over the Partnerships because members of the Board of Directors are elected each year by the Shareholders at the Company's annual meeting.

                                     Compensation, Fees and Distribution
                                     -----------------------------------

o    General and administrative cost reimbursement of       o     No fees payable to the Company
     up to 2.0% of a Partnership's original
     subscriptions and for partnerships formed after
     May 1991, an incentive of 1.25% of net
     revenues. The Managing General Partner bears
     its proportionate share of these costs and fees

         Under the Partnership Agreement, each of the Partnerships pay cost reimbursements, and in some cases, fees to the Managing General Partner, which the Managing General Partner will not receive if the Proposals are approved. See "Comparison of Ownership of Units and Shares, Fees and Distributions" for a detailed description of the compensation and expenses of the Partnerships.

SWIFT ENERGY COMPANY

         The Company is engaged in the exploration, development, acquisition and operation of oil and gas properties, with a primary focus on U.S. onshore natural gas reserves. As of December 31, 1997, the Company had interests in over 1,500 oil and gas wells located in 10 states, with 93% of its proved reserves base concentrated in Texas. As of the same date, the Company had estimated proved reserves of 361.5 Bcfe, approximately 87% of which were natural gas, and operated 650 wells representing 91% of its proved reserves base.

         The Company's primary focus is exploration and development drilling in its core areas, the AWP Olmos Field located in South Texas and the Texas Austin Chalk trend. The AWP Olmos Field is characterized by long-lived reserves, while the Austin Chalk trend is characterized by more short-lived reserves with high initial production and rapid decline rates. These fields accounted for approximately 74% and 15%, respectively, of the Company's proved reserves as of December 31, 1997, and approximately 61% and 19%, respectively, of the Company's production during 1997. Primarily in these areas, the Company has substantially accelerated its drilling activities during the last several years, drilling 42, 116, and 135 net wells in 1995, 1996, and 1997, respectively. The Company is also actively pursuing exploratory and development drilling opportunities in other basins in Texas, Arkansas, Louisiana and Wyoming. As a complement to these domestic activities, the Company is participating in several high potential international projects with limited capital exposure to the Company in New Zealand, Russia and Venezuela.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

                            OF SWIFT ENERGY COMPANY

     The summary historical consolidated financial data of the Company for each of the five years in the period ended December 31, 1997, has been derived from the audited consolidated financial statements of the Company. The summary historical consolidated financial data of the Company as of and for each of the three months ended March 31, 1998 and 1997 were derived from the unaudited condensed consolidated financial statements of the Company. In the opinion of the Company's management, the summary historical consolidated financial data of the Company as of and for each of the three months ended March 31, 1998 and 1997 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the three months ended March 31, 1998 should not be regarded as indicative of the results that may be expected for the full year.



     The information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere in the Joint Proxy
Statement/Prospectus.



                                              THREE MONTHS ENDED
                                                   MARCH 31,                        YEAR ENDED DECEMBER 31,
                                            -----------------------   ----------------------------------------------------
                                             1998(A)      1997(A)     1997(A)    1996(A)    1995(A)      1994       1993
                                            ---------   -----------   --------   --------   --------   --------   --------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME STATEMENT DATA:
Revenues:
  Oil and gas sales.......................  $ 15,802     $ 18,370     $ 69,015   $ 52,771   $ 22,528   $ 19,802   $ 15,536
  Fees and Earned Interests(b)............        80           99          746        937        590        702      4,072
  Supervision fees........................     1,286        1,248        5,210      4,470      3,839      3,751      3,719
  Interest income.........................        19          999        2,395        433        212         48        201
  Other, net..............................       575          530        2,556      2,157      1,762      1,073        604
                                            --------     --------     --------   --------   --------   --------   --------
        Total Revenues....................    17,762       21,246       79,922     60,768     28,931     25,376     24,132
                                            --------     --------     --------   --------   --------   --------   --------
Costs and Expenses:
  General and administrative, net of
    reimbursement.........................     1,643        1,575        6,129      6,385      5,256      5,198      5,065
  Depreciation, depletion, and
    amortization..........................     6,735        5,397       24,247     16,526      8,839      7,905      7,301
  Oil and gas production..................     3,163        2,763       11,384      8,377      6,826      5,640      4,540
  Interest expense, net...................     1,385        1,350        5,033        694      1,115      1,795        598
                                            --------     --------     --------   --------   --------   --------   --------
        Total Costs and Expenses..........    12,926       11,085       46,793     31,982     22,036     20,538     17,504
                                            --------     --------     --------   --------   --------   --------   --------
Income before Income Taxes................     4,836       10,161       33,129     28,786      6,895      4,838      6,628
Provision for Income Taxes................     1,606        3,392       10,819      9,760      1,982      1,112      1,732
                                            --------     --------     --------   --------   --------   --------   --------
Income Before Cumulative Effect of Change
  in Accounting Principle.................  $  3,230     $  6,769     $ 22,310   $ 19,026   $  4,913   $  3,726   $  4,896
                                            ========     ========     ========   ========   ========   ========   ========
Per share amounts (c)--
  Basic...................................  $   0.20     $   0.41     $   1.35   $   1.27   $   0.49   $   0.51   $   0.68
                                            ========     ========     ========   ========   ========   ========   ========
  Diluted.................................  $   0.20     $   0.37     $   1.26   $   1.25   $   0.49   $   0.51   $   0.64
                                            ========     ========     ========   ========   ========   ========   ========
Weighted Average Shares Outstanding(c)....    16,500       16,703       16,493     15,001     10,035      7,309      7,247
                                            ========     ========     ========   ========   ========   ========   ========
OTHER FINANCIAL DATA:
EBITDA(d).................................  $ 12,956     $ 16,908     $ 62,410   $ 46,006   $ 16,849   $ 14,538   $ 14,527
Net cash provided by operating
  activities..............................    13,020       19,539       55,256     37,103     14,376     10,395      7,238
Capital expenditures......................    27,980       28,409      131,967     91,487     40,033     34,531     24,229
Ratio of earnings to fixed charges(e).....       2.9x         6.4x         5.2x      12.6x       3.1x       2.6x       6.8x
BALANCE SHEET DATA:
Working capital...........................  $(13,700)    $ 52,509     $  1,464   $ 68,704   $  3,247   $(13,137)  $  9,742
Total assets..............................   358,831      318,334      339,115    310,375    175,253    135,673    160,893
Long-term debt:
  6.25% Convertible Subordinated Notes....   115,000      115,000      115,000    115,000         --         --         --
  6.5% Convertible Subordinated
    Debentures............................        --           --           --         --     28,750     28,750     28,750
  Bank borrowings.........................    15,124           --        7,915         --         --         --         --
Stockholders' equity......................   162,945      146,911      159,401    142,762     93,346     42,127     54,466


---------------


(a) For a discussion of the significant items affecting comparability of 1997, 1996, 1995, and for the three months ended March 31, 1998 and 1997, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus.


(b) As of January 1, 1994, the Company changed its revenue recognition policy for earned interests. Accordingly, for 1997, 1996, 1995, 1994, and for the three months ended March 31, 1998 and 1997, "Fees and Earned Interests" do not include earned interests.

(c) Amounts have been retroactively restated in all periods presented to: (a) an equivalent change in capital structure as a result of two 10% stock dividends, one in September 1994, the other in October 1997 (see Note 2 to the Consolidated Financial Statements); and (b) the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (see Note 2 to the Consolidated Financial Statements).
(d) EBITDA represents income from continuing operations before interest expense, income tax, and depreciation, depletion, and amortization. EBITDA is not a calculation based upon generally accepted accounting principles ("GAAP"); however, the amounts included in the EBITDA calculation are derived from amounts included in the Consolidated Historical Statements of Income of the Company. In addition, EBITDA should not be considered as an alternative to net income or operating income, as an indication of the operating performance of the Company or as an alternative to cash flow from operating activities as a measure of liquidity.
(e) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represents income before income taxes from continuing operations before fixed charges.

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

                            OF SWIFT ENERGY COMPANY


    The summary historical consolidated financial data of the Company for the year ended December 31, 1997 has been derived from the audited consolidated financial statements of the Company. The summary historical consolidated financial data of the Company as of and for the three month period ended March 31, 1998 were derived from the unaudited condensed consolidated financial statements of the Company.



    The unaudited summary pro forma financial data is based on the Company's historical financial statements, adjusted to give effect to the purchase of substantially all of the assets (the "Acquisitions") of (i) all 63 Partnerships ("100% Case") for (a) all cash or (b) cash and 2.5 million shares of Common Stock at an assumed price of $18 per share and (ii) the effect of the approval of the Proposals by those 51 Partnerships with the lowest levels of net cash provided by operating activities, selected in ascending order until the group of such Partnerships collectively represent approximately 50% of the combined net cash provided by operating activities for the three months ended March 31, 1998 of all 63 Partnerships ("50% Case") for (a) all cash or (b) 2.3 million shares of Common Stock at an assumed price of $18 per share. The unaudited summary pro forma statements of income data assumes the Acquisitions occurred January 1, 1997. The unaudited summary balance sheet data assumes the Acquisitions occurred as of March 31, 1998. The unaudited summary pro forma data is not necessarily indicative of the results that actually would have occurred if the Acquisitions had been in effect on the dates indicated or which may be obtained in the future.



    The information presented below should be read in conjunction with the Consolidated Financial Statements and related notes thereto, the Unaudited Pro Forma Consolidated Financial Statements, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and other financial information included elsewhere in the Joint Proxy Statement/Prospectus.



                                                                           YEAR ENDED DECEMBER 31, 1997
                                                           ------------------------------------------------------------
                                                                         100% CASE PRO FORMA       50% CASE PRO FORMA
                                                                        ----------------------   ----------------------
                                                           HISTORICAL   ALL CASH   EQUITY/CASH   ALL CASH    ALL EQUITY
                                                           ----------   --------   -----------   --------    ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME STATEMENT DATA:
Revenues:
  Oil and gas sales......................................   $ 69,015    $104,495    $104,495    $ 92,990      $ 92,990
  Fees from limited partnerships.........................        746         542         542         623           623
  Supervision fees.......................................      5,210       5,210       5,210       5,210         5,210
  Interest income........................................      2,395       2,395       2,395       2,395         2,395
  Other, net.............................................      2,556       2,778       2,778       2,709         2,709
                                                            --------    --------    --------    --------      --------
        Total Revenues...................................     79,922     115,420     115,420     103,927       103,927
                                                            --------    --------    --------    --------      --------
Costs and Expenses:
  General and administrative, net of reimbursement.......      6,129      10,288      10,288       9,119         9,119
  Depreciation, depletion, and amortization..............     24,247      33,801      33,801      30,569        30,569
  Oil and gas production.................................     11,384      22,937      22,937      19,184        19,184
  Interest expense, net..................................      5,033       9,799       6,312       8,179         5,033
                                                            --------    --------    --------    --------      --------
        Total Costs and Expenses.........................     46,793      76,825      73,338      67,051        63,905
                                                            --------    --------    --------    --------      --------
Income before Income Taxes...............................     33,129      38,595      42,082      36,876        40,022
Provision for Income Taxes...............................     10,819      13,122      14,308      12,538        13,607
                                                            --------    --------    --------    --------      --------
Income Before Cumulative Effect of Change in Accounting
  Principle..............................................   $ 22,310    $ 25,473    $ 27,774    $ 24,338      $ 26,415
                                                            ========    ========    ========    ========      ========
Per share amounts --
  Basic..................................................   $   1.35    $   1.54    $   1.46    $   1.48      $   1.41
                                                            ========    ========    ========    ========      ========
  Diluted................................................   $   1.26    $   1.41    $   1.36    $   1.35      $   1.31
                                                            ========    ========    ========    ========      ========
Weighted Average Shares Outstanding......................     16,493      16,493      18,993      16,493        18,748
                                                            ========    ========    ========    ========      ========
OTHER FINANCIAL DATA:
EBITDA(a)................................................   $ 62,410    $ 82,195    $ 82,195    $ 75,624      $ 75,624
Net cash provided by operating activities................     55,256      67,769      70,070      63,402        65,479
Capital expenditures.....................................    131,967     196,615     196,615     175,715       175,715
Ratio of earnings to fixed charges(b)....................        5.2x        4.0x        5.5x        4.3x          6.0x



                  (Pro forma data and notes thereto continued on following page)

                 SUMMARY PRO FORMA CONSOLIDATED FINANCIAL DATA

                                                                        THREE MONTHS ENDED MARCH 31, 1998
                                                          -------------------------------------------------------------
                                                                          100% CASE PRO FORMA      50% CASE PRO FORMA
                                                                         ----------------------   ---------------------
                                                          HISTORICAL     ALL CASH   EQUITY/CASH   ALL CASH   ALL EQUITY
                                                          ----------     --------   -----------   --------   ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS AND RATIOS)
INCOME STATEMENT DATA:
Revenues:
  Oil and gas sales.....................................   $ 15,802     $ 20,539     $ 20,539    $ 18,760     $ 18,760
  Fees from limited partnerships........................         80           48           48          66           66
  Supervision fees......................................      1,286        1,286        1,286       1,286        1,286
  Interest income.......................................         19           19           19          19           19
  Other, net............................................        575          609          609         598          598
                                                           --------     --------     --------    --------     --------
        Total Revenues..................................     17,762       22,501       22,501      20,729       20,729
                                                           --------     --------     --------    --------     --------
Costs and Expenses:
  General and administrative, net of reimbursement......      1,643        2,585        2,585       2,350        2,350
  Depreciation, depletion, and amortization.............      6,735        8,376        8,376       7,783        7,783
  Oil and gas production................................      3,163        5,241        5,241       4,576        4,576
  Interest expense, net.................................      1,385        2,576        1,704       2,171        1,385
                                                           --------     --------     --------    --------     --------
        Total Costs and Expenses........................     12,926       18,778       17,906      16,880       16,094
                                                           --------     --------     --------    --------     --------
Income before Income Taxes..............................      4,836        3,723        4,595       3,849        4,635
Provision for Income Taxes..............................      1,606        1,266        1,562       1,309        1,576
                                                           --------     --------     --------    --------     --------
Income Before Cumulative Effect of Change in Accounting
  Principle.............................................   $  3,230     $  2,457     $  3,033    $  2,540     $  3,059
                                                           ========     ========     ========    ========     ========
Per share amounts --
  Basic.................................................   $   0.20     $   0.15     $   0.16    $   0.15     $   0.16
                                                           ========     ========     ========    ========     ========
  Diluted...............................................   $   0.20     $   0.15     $   0.16    $   0.15     $   0.16
                                                           ========     ========     ========    ========     ========
Weighted Average Shares Outstanding.....................     16,500       16,500       19,000      16,500       18,756
                                                           ========     ========     ========    ========     ========
OTHER FINANCIAL DATA:
EBITDA(a)...............................................   $ 12,956     $ 14,675     $ 14,675    $ 13,803     $ 13,803
Net cash provided by operating activities...............     13,020       14,335       14,911      13,825       14,344
Capital expenditures....................................     27,980       90,181       90,181      69,164       69,164
Ratio of earnings to fixed charges(b)...................        2.9x         1.9x         2.6x        2.1x         2.8x
BALANCE SHEET DATA:
Working capital.........................................   $(13,700)     $(8,974)    $ (9,270)   $ (8,747)    $ (9,014)
Total assets............................................    358,831      424,266      424,266     402,729      402,729
Long-term debt:
  6.25% Convertible Subordinated Notes..................    115,000      115,000      115,000     115,000      115,000
  Bank borrowings.......................................     15,124       76,624       31,624      55,724       15,124
Stockholders' equity....................................    162,945      166,665      211,369     167,145      207,478


---------------

(a) EBITDA represents income from continuing operations before interest expense, income tax, and depreciation, depletion, and amortization. EBITDA is not a calculation based upon GAAP; however, the amounts included in the EBITDA calculation are derived from amounts included in the Consolidated Historical Statements of Income of the Company. In addition, EBITDA should not be considered as an alternative to net income or operating income, as an indication of the operating performance of the Company or as an alternative to cash flow from operating activities as a measure of liquidity.


(b) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense and that portion of non-capitalized rental expense deemed to be the equivalent of interest. Earnings represents income before income taxes from continuing operations before fixed charges.

                      SUMMARY RESERVES AND PRODUCTION DATA
                            OF SWIFT ENERGY COMPANY


     The following tables set forth certain summary information with respect to estimates of oil and gas reserves and production data. The Company's oil and gas reserves, the future net revenues therefrom and their PV-10 Value have been prepared by the Company, and audited by H.J. Gruy and Associates, Inc., independent petroleum engineers ("Gruy"). The reserve information is based upon numerous assumptions and is subject to change due to numerous factors. See "Business and Properties -- Oil and Gas Reserves" and "Risk
Factors -- Uncertainty of Estimates of Reserves and Future Net Revenues."



                                                               YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------------------------
                                      100% CASE    50% CASE
                                       1997 PRO    1997 PRO
                                       FORMA(A)    FORMA(A)     1997       1996       1995      1994      1993
                                       --------    --------   --------   --------   --------   -------   -------
ESTIMATED PROVED OIL AND GAS
  RESERVES:
Net natural gas reserves (MMcf):
  Proved developed..................    245,543     229,845    191,108    135,425     81,532    46,406    50,937
  Proved undeveloped................    136,523     133,183    123,198     90,333     62,036    29,858    13,526
                                       --------    --------   --------   --------   --------   -------   -------
         Total......................    382,066     363,028    314,306    225,758    143,568    76,264    64,463
                                       ========    ========   ========   ========   ========   =======   =======
Net oil reserves (MBbl):
  Proved developed..................      7,421       6,506      4,289      3,622      3,313     3,209     3,110
  Proved undeveloped................      4,723       4,344      3,570      1,862      2,109     1,344     1,161
                                       --------    --------   --------   --------   --------   -------   -------
         Total......................     12,144      10,850      7,859      5,484      5,422     4,553     4,271
                                       ========    ========   ========   ========   ========   =======   =======
ESTIMATED PRESENT VALUE OF PROVED
  RESERVES:
Estimated present value of future
  net cash flows from proved
  reserves discounted at 10% per
  annum (dollars in thousands):
  Proved developed..................   $314,944    $294,792   $244,365   $310,409   $ 85,537   $47,172   $66,310
  Proved undeveloped................    125,303     120,015    105,980    160,776     61,501    22,223    17,451
                                       --------    --------   --------   --------   --------   -------   -------
         Total PV-10 Value (before
           income taxes)(b).........   $440,247    $414,807   $350,345   $471,185   $147,038   $69,395   $83,761
                                       ========    ========   ========   ========   ========   =======   =======
Standardized measure of discounted
  estimated future net cash flows
  after income taxes................   $363,545    $341,078   $292,838   $367,232   $128,904   $66,472   $74,968
                                       ========    ========   ========   ========   ========   =======   =======
Prices used in calculating end of
  year proved reserves:
  Oil (Per Bbl).....................   $  15.76    $  15.76   $  15.76   $  23.75   $  18.07   $ 15.09   $ 12.87
                                       ========    ========   ========   ========   ========   =======   =======
  Gas (Per Mcf).....................   $   2.78    $   2.78   $   2.78   $   4.47   $   2.41   $  1.85   $  2.50
                                       ========    ========   ========   ========   ========   =======   =======
OTHER RESERVES DATA:
Reserve replacement cost(c).........        N/A         N/A   $   0.73   $   0.67   $   0.61   $  0.79   $  0.70
Exploration and development reserves
  added (MMcfe).....................        N/A         N/A    120,150    118,235     72,425    24,804    13,502
Acquisition reserves added
  (MMcfe)...........................        N/A         N/A     33,824      3,259      5,692    12,879    26,469


---------------

(a) Adjusted to give effect to the Acquisitions as if the Acquisitions had occurred January 1, 1997.


(b) Changes in quantity estimates and the PV-10 Value and standardized measure are affected by the change in crude oil and gas prices at the end of each year. While the Company's total proved reserves quantities (on an MMcfe basis) at year end 1997 increased by 40% over reserves quantities a year earlier, the PV-10 Value and standardized measure of those reserves decreased 26% and 20%, respectively, from the PV-10 Value and standardized measure at year end 1996. This decrease was almost totally due to the higher year end 1996 prices. If year end 1997 PV-10 Value and standardized measure used year end 1996 prices, there would have been an increase in the PV-10 Value and standardized measure from year end 1996 to year end 1997 comparable to the 40% increase in the total proved reserves quantities during that same period.


(c) Calculated for a three-year period ending with the year presented by dividing total acquisition, exploration and development costs (excluding future development costs) incurred during such period by net reserves added during the period (excluding revisions).

                                   (Production data continued on following page)

     The following table sets forth summary operating data with respect to the production and sales of oil and natural gas for the periods indicated.


                                                            YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------------------
                                      100% CASE   50% CASE
                                      1997 PRO    1997 PRO
                                      FORMA(A)    FORMA(A)    1997      1996      1995      1994     1993
                                      ---------   --------   -------   -------   -------   ------   ------
PRODUCTION:
Net Sales Volume:
  Oil (MBbls).......................     1,303      1,101        672       623       545      467      324
  Gas (MMcf)(b).....................    29,930     27,086     21,359    15,697     7,914    6,799    5,422
  Gas equivalents (MMcfe)...........    37,747     33,695     25,394    19,437    11,187    9,601    7,369
WEIGHTED AVERAGE SALES PRICES:
Oil (Per Bbl).......................   $ 17.49    $ 17.53    $ 17.59   $ 19.82   $ 15.66   $14.35   $15.10
Gas (Per Mcf).......................   $  2.73    $  2.72    $  2.68   $  2.57   $  1.77   $ 1.93   $ 1.96
SELECTED DATA PER MCFE:
Production Costs....................   $  0.61    $  0.57    $  0.45   $  0.43   $  0.61   $ 0.59   $ 0.62
Depreciation, depletion, and
  amortization......................   $  0.90    $  0.91    $  0.95   $  0.85   $  0.79   $ 0.82   $ 0.99
General and administrative, net of
  reimbursement.....................   $  0.27    $  0.27    $  0.24   $  0.33   $  0.47   $ 0.54   $ 0.69
WELLS DRILLED:
Gross...............................       N/A        N/A        182       153        76       44       34
Net.................................       N/A        N/A        135       116        42       16        9


---------------

(a) Adjusted to give effect to the Acquisitions as if the Acquisitions had occurred January 1, 1997.

(b) Natural gas production for 1997, 1996, 1995, 1994, and 1993 includes 1,015, 1,156, 1,211, 1,358, and 1,581 MMcf, respectively, delivered under the volumetric production payment agreement pursuant to which the Company is obligated to deliver certain monthly quantities of natural gas. Future volumes associated with the volumetric production payment are not included in the Company's estimate of net reserves.

         SUMMARY HISTORICAL COMBINED FINANCIAL DATA OF THE PARTNERSHIPS



     The summary combined financial data as of December 31, 1997 and for the year then ended were derived from the audited combined financial statements of the Partnerships included herein. The summary combined financial data as of December 31, 1996, 1995, 1994 and 1993, and for each of the four years in the period ended December 31, 1996 are unaudited and were derived from the accounting records of the Managing General Partner. The summary combined financial data as of and for the three months ended March 31, 1998 and 1997 were derived from the unaudited combined financial statements of the Partnerships. In the opinion of the Managing General Partner of the Partnerships, the summary combined financial data of the Partnerships as of December 31, 1996, 1995, 1994 and 1993, and for each of the four years in the period ended December 31, 1996, and as of and for the three months ended March 31, 1998 and 1997 include all adjusting entries (consisting only of normal recurring adjustments) necessary to present fairly the information set forth therein. The results of operations for the three months ended March 31, 1998 should not be regarded as indicative of the results that may be expected for the full year.



     The information presented below should be read in conjunction with the Combined Financial Statements of the Partnerships and related notes thereto and other financial information included elsewhere in the Joint Proxy
Statement/Prospectus.



                                       THREE MONTHS ENDED
                                           MARCH 31,                      YEAR ENDED DECEMBER 31,
                                       ------------------   ----------------------------------------------------
                                         1998      1997       1997       1996       1995       1994       1993
                                       --------   -------   --------   --------   --------   --------   --------
                                                     (IN THOUSANDS, EXCEPT PER INVESTMENT AMOUNTS)
INCOME STATEMENT DATA:
Oil and gas revenues.................  $  5,659   $13,856   $ 42,228   $ 52,512   $ 43,430   $ 54,902   $ 58,061
Net income (loss)....................  $ (1,600)  $ 1,889   $  6,966   $ 11,938   $ (8,346)  $(14,094)  $ 13,573
Investor's net income (loss)
  per $100 investment................  $  (0.58)  $  0.24   $   1.64   $   2.91   $  (2.62)  $  (8.08)  $   2.51
BALANCE SHEET DATA:
Cash and cash equivalents............  $  6,270             $  7,429   $  7,169   $  3,622   $ 11,904   $ 16,269
Total assets.........................  $100,323             $108,597   $127,839   $144,418   $174,105   $195,942
Total liabilities....................  $  4,207             $  4,680   $  5,403   $ 14,755   $ 17,606   $ 28,179
Limited Partners' equity.............  $ 94,569             $101,783   $119,714   $127,264   $154,111   $165,006
General Partners' equity.............  $  1,547             $  2,134   $  2,722   $  2,399   $  2,388   $  2,757
Investors' book value per $100
  investment.........................  $  28.53             $  30.71   $  36.12   $  38.40   $  46.50   $  49.79
OTHER DATA:
Net cash provided by operating
  activities.........................  $  2,566             $ 23,742   $ 20,694   $ 24,305   $ 32,788   $ 33,679
Net increase (decrease) in cash and
  cash equivalents...................  $ (1,159)            $    260   $  3,547   $ (8,282)  $ (4,365)  $ 16,269
Total assets at the value assigned
  for the Transaction................                       $ 75,291
Investor's value assigned for the
  Transaction Per $100 investment....                       $  19.53
Cash distributions...................  $  6,201   $ 6,925   $ 25,484   $ 19,165   $ 18,490   $ 29,243   $ 29,471
Investors' cash distributions per
  $100 investment....................  $   1.59   $  1.75   $   6.69   $   4.75   $   4.91   $   7.56   $   7.60
Ratio of earnings to fixed
  charges(a).........................        NM     462.1x     325.6x      59.3x        NM         NM       42.2x


---------------


(a) For purposes of calculating the ratio of earnings to fixed charges, fixed charges include interest expense. Earnings represents income before income taxes and before fixed charges. Earnings were inadequate to cover fixed charges for the years ended December 31, 1995, 1994 and for the three months ended March 31, 1998 by $8.3 million, $14.1 million and $1.6 million, respectively.

                SPECIAL FACTORS REGARDING THE PROPOSALS TO SELL
                      THE PARTNERSHIPS' OIL AND GAS ASSETS

PROPERTY INTERESTS OF PARTNERSHIPS

         Tabulations presenting information specific to a Partnership are set out in each Partnership's specific Supplement on those fields in which such Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. A Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to such Partnership's Property Interests, discounted to present value at 10% per annum (See "Glossary of Terms"). The information set forth in the Supplement includes the location of each field, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value on December 31, 1997, attributable to each of these fields. Information is also provided regarding such percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields.

INDEPENDENT APPRAISAL OF THE FAIR MARKET VALUE OF PROPERTY INTERESTS OF THE PARTNERSHIPS

         The Special Transactions Committee selected H.J. Gruy and Associates, Inc. ("H.J. Gruy" or "Gruy"), J.R. Butler and Company ("J.R. Butler" or "Butler") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer") to estimate the fair market value of the Property Interests of each of the Partnerships. Collectively, H.J. Gruy, J.R. Butler and CIBC Oppenheimer are referred to herein as the "Appraisers," and H.J. Gruy and J.R. Butler together are sometimes referred to herein as the "Petroleum Engineering Consultants."

         The Special Transactions Committee determined that having three independent appraisers collectively determine the fair market value for a cash purchase of the Partnerships' Property Interests would protect Investors by mitigating the potential conflict of interest in the sale of such Property Interests to the Managing General Partner. The Appraisers were selected based upon the Special Transactions Committee's assessment of their professional reputations and qualifications, capabilities, experience and responsiveness. The Special Transactions Committee believes that using the three Appraisers working collectively provides the distinct professional expertise of each firm, and gives the Partnerships the benefit of the independent analytic methods of the different disciplines of petroleum engineering and investment banking, resulting in a determination of fair market value which is both independent and comprehensive.

         One of the three Appraisers, H.J. Gruy, is the independent petroleum engineering firm most familiar with the properties in which the Partnerships have interests and has prepared the annual reserves audit and independent reserve report upon the Partnerships' reserves since inception of each of the Partnerships. J.R. Butler and H.J. Gruy together are actively involved as a principal part of their businesses in the evaluation of producing oil and gas properties, and both are widely recognized in their field. The Petroleum Engineering Consultants are independent consulting firms as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers ("SPE"). As an internationally known investment banking firm with broad experience in the oil and gas industry, CIBC Oppenheimer has used additional methods of analysis and considered other factors and perspectives in evaluating the Partnerships' Property Interests.

         The Managing General Partner did not instruct the Appraisers as to pricing, cost or other economic parameters or methods or the assessment of reserves characteristics, nor did it limit the scope of their investigation for purposes of preparing their appraisals. The Managing General Partner provided the Petroleum Engineering Consultants with basic evaluation data for their use in determining each Partnership's reserves and their value. The Petroleum Engineering Consultants prepared their own reserves audit of the Property Interests. The Managing General Partner did not set the amount of consideration to be paid to the Partnerships for their Property Interests nor provide any information to the Appraisers on amounts to be paid to the Investors. The amount of consideration to be paid was determined by the Special Transactions Committee based upon the Appraisers' assessment of the fair market value of those interests. The Appraisers did not opine on the fairness of the transaction to the Investors, and the Managing General Partner has not acquired separate reports or opinions regarding the fairness to the Investors of the prices at which the Partnerships' Property Interests will be sold to the Managing General Partner if the Proposals are approved by the Investors.

QUALIFICATIONS OF APPRAISERS

         Gruy is an established independent petroleum engineering firm in Houston, Texas. Gruy's predecessor firms were founded by its current Chairman, H.J. Gruy in 1950. Gruy is engaged solely in the business of petroleum evaluation and engineering studies for public and private oil and gas companies with oil and gas properties in North and South America, Africa, Russia and the Far East. Gruy has extensive experience evaluating properties in all of the areas in which the Partnerships own Property Interests. Gruy has completed over 17,000 assignments for oil and gas companies, commercial banks, investment banks, and governments. Over the past four years, Gruy has added more than 280 new clients.

         J.R. Butler is an established worldwide oil and gas consulting firm organized in 1948 by Mr. J.R. Butler, Sr. and has been headquartered in Houston, Texas since its founding. J.R. Butler has extensive experience in reserves estimation, property evaluation, formation evaluation, petrophysical support for geophysical and exploration geology, drilling operations, production surveillance, unitization and design and supervision of workovers. Over the last 20 years Butler has performed projects for more than 350 clients, which include law firms, financial institutions, oil and gas operators, research/academic institutions, service companies, individual investors and government bodies, and has been involved with more than 140 major consulting projects involving evaluation of U.S. oil and gas properties. Approximately 50% of Butler's work in 1997 was devoted to property evaluations. Butler administered and analyzed the annual "Evaluation Parameters Survey" for the Society of Petroleum Evaluation Engineers ("SPEE") during the first 15 years of its publication from 1982 to 1996.

         CIBC Oppenheimer, a CIBC World Markets Company, is an internationally recognized investment banking firm with 31 offices worldwide and over 8,000 employees. CIBC Oppenheimer was selected by the Special Transactions Committee to serve with the Petroleum Engineering Consultants as an appraiser based upon CIBC Oppenheimer's substantial experience in oil and gas property purchase and sale transactions, familiarity with the Managing General Partner, and familiarity with oil and gas company operations and the oil and gas industry in general. CIBC Oppenheimer regularly engages in the valuation of oil and gas businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and other corporate purposes.

FAIR MARKET VALUE

         For each Partnership, the Petroleum Engineering Consultants estimated the aggregate fair market value of each Partnership's Property Interests as of December 31, 1997. CIBC Oppenheimer also estimated a fair market value of the same Property Interests at the same date. For each Partnership, the Special Transactions Committee chose the higher of these two determinations as the Fair Market Value for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium above the fair market value to purchase the Partnerships' Property Interests. The valuation estimates of the Appraisers are attached to specific Partnership's Supplement. The PV-10 Value for each Partnership prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is also set out in the specific Partnership's Supplement. The valuations of the Appraisers do not in any manner address the underlying business decision to sell these Property Interests. Moreover, the valuation estimates of the Appraisers are necessarily based upon the market, economic and other conditions as they existed on the dates specified or could be evaluated as of the date of preparation of the valuations.

         The Petroleum Engineering Consultants arrived at a fair market valuation estimate, which is discussed in detail under "--Valuation by Petroleum Engineering Consultants" below and is based upon appraisal of the projected discounted cash flow from the various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate for each Partnership based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies which are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.

         Although CIBC Oppenheimer was not directly involved in the work performed by the Petroleum Consultants, it did review both the methodology employed and the resulting analysis from the application of the approach used by the Petroleum Engineering Consultants. In turn, although the Petroleum Engineering Consultants were not directly involved in the evaluation work performed by CIBC Oppenheimer, they provided input to, and consulted with, CIBC Oppenheimer as to the characteristics of certain groups of Property Interests. As a result of their individual and collective work, the Petroleum Engineering Consultants estimated a fair market valuation for groups of properties that are related geographically, geologically or by time of acquisition by the Partnerships (a "Partnership Group") in which the Partnerships have Property Interests, and CIBC Oppenheimer estimated a fair market valuation for each such property group. These valuation amounts were then divided among the Partnerships which own Property Interests in each property group in proportion to their respective ownership interests therein. This generated valuation estimates for each Partnership. After presentation of the two valuation estimates for each Partnership to the Special Transactions Committee, the committee determined that the Fair Market Value for any given Partnership was the higher of the two values estimated by the Petroleum Engineering Consultants and CIBC Oppenheimer. This necessarily matches the definition of "Fair Market Value," which is the maximum price that a willing buyer will pay and at which a willing seller will sell at a given point in time at which the buyer is under no compulsion to buy and the seller is not compelled to sell, both having reasonable knowledge of all the material circumstances.

VALUATION BY PETROLEUM ENGINEERING CONSULTANTS

         The value estimate from the Petroleum Engineering Consultants uses the "income approach." The income approach for proved producing properties reduces the discounted future net cash flows before federal income tax to a fair market value by multiplying such cash flow by a suitable fraction that accounts for the risk associated with the purchase of that cash flow stream. For proved developed non-producing and proved undeveloped reserves, the risk adjustments are generally more severe for a variety of reasons, including the necessity of making a capital investment when it is assumed that the capital is invested with certainty and the resulting operating cash income stream is burdened with the uncertainty.

         The Petroleum Engineering Consultants audited the estimates of proved, probable and possible reserves and future net revenues therefrom prepared by the Managing General Partner utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the undeveloped locations, reserves were determined by a combination of volumetric calculations (geologic mapping) and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserve estimates supported by established production decline curves and/or material balance calculations.
The Petroleum Engineering Consultants audited the determination and classification of proved reserves in accordance with Securities and Exchange Commission guidelines (with the exception of having employed escalated prices and costs). The definitions used by the Petroleum Engineering Consultants for the unproved reserves conform to those promulgated by the Society of Petroleum Engineers, Inc. (SPE) and the World Petroleum Congresses (WPC).

         Basic evaluation data used by the Petroleum Engineering Consultants, including ownership and other data, logs, maps, production data, tests, technical information, estimates of drilling, completion and workover costs and operating costs, were obtained principally from the Managing General Partner. Benchmark gas and oil prices were $2.38 per MMBtu and $16.00 per barrel for West Texas Intermediate, respectively, which were based upon year-end 1997 prices (before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and then escalated at a rate of 3.5% per annum for a period of 15 years. Operating costs and projected investments were also escalated at the rate of 3.5% per year for 15 years. The Petroleum Engineering Consultants recommended this escalation scenario based on rates being used by banks, oil and gas industry sources, the U.S. government and other oil and gas companies which acquire producing properties. The estimates of future net cash flow consisted of those revenues expected to be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs, excess costs and required capital expenditures, when applicable. Future net cash flow was determined before the deduction of federal income tax. The Petroleum Engineering Consultants prepared their value estimates by applying qualitative risk adjustments considered by them to be appropriate for the various reserves categories against the spread of discounted future net cash flow values obtained from an escalated pricing scenario.

         The reserves and the resulting "value estimates" made by the Petroleum Engineering Consultants are not exact quantities. Future conditions may affect the recovery of estimated reserves and revenue, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Furthermore, any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment and such estimates should be used with the understanding that additional information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

EVALUATION PROCEDURES

         In summary, the evaluation procedures used by the Petroleum Engineering Consultants included:

         o Reviewing technical and economic data presented by the Managing General Partner relative to proved, probable and possible reserves as of December 31, 1997.

         o Examining the cash flow forecasts for individual wells and/or production units for their quantified probable and possible reserves.

         o Reviewing the lease operating costs for individual wells and/or production units for reasonableness.

         o Preparing reserves and future performance estimates for the audit evaluation utilizing standard petroleum engineering methods. For wells and/or production units with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy.

         o Estimating of drilling, completion and workover costs, which was based on information supplied by the Managing General Partner. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the cash flow projections.

VALUATION BY CIBC OPPENHEIMER

         In performing its analysis of the value of each Partnership's Property Interests, CIBC Oppenheimer first reviewed the PV-10 Value at December 31, 1997 for each property group in which such Partnership has a Property Interest (a "Property"). In addition, CIBC Oppenheimer reviewed the valuation estimates prepared by the Petroleum Engineering Consultants for each Property.
Individual Partnerships own interests in a number of different Properties. Therefore, CIBC Oppenheimer first focused upon valuing the individual Properties and then subsequently valuing the Property Interests of each Partnership in various Properties by allocating to each Partnership its relevant share of the value attributable to different Properties in which it has an interest.

         Working with the Petroleum Engineering Consultants, CIBC Oppenheimer reviewed the Properties for characteristics which would allow them to be divided into separate classifications. Of the total of 44 Properties, the reserves of 34 Properties were determined to be comprised primarily of Proved Developed Producing reserves ("PDP") which have comparable reserve characteristics ("Conventional Case"). The remaining 10 Properties were determined to have distinguishing or unique reserves characteristics in that their reserves are comprised predominately of reserves in the Proved Developed but Not Producing ("PDNP") and Proved but Undeveloped "(PUD") categories (collectively, the "Non- Conventional Case").

         The individual Properties in the Conventional Case group and the Non-Conventional Case group were valued according to the following three criteria (collectively and individually, the "Valuation Multiples"): value as a percentage of PV-10 Value; value as a multiple of barrels of oil equivalent on a revenue interest basis ("BOE") (See "Glossary of Terms"); and value as a multiple of projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") for 1998.

         The Valuation Multiples were, in turn, developed from the application of multiple quantitative and qualitative factors. The quantitative factors include a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies which are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies (the "Analysis Factors").

         The Valuation Multiples determined for the Properties in the Conventional Case group and the Non-Conventional Case group were unique, reflecting the different reserves characteristics of the two groups. Based upon conversations with the Petroleum Engineering Consultants, CIBC Oppenheimer applied a 20% adjustment factor to the Valuation Multiples used in the Conventional Case in order to determine Valuation Multiples applied to the Non-Conventional Case. The adjustment factor was applied to the Non-Conventional Case because PDNP and PUD reserves are less valuable than PDP reserves, and PDNP and PUD reserves have additional costs and risks involved in bringing known reserves into production. Also associated with these types of reserves are uncertainties as to the estimated quantities of oil and gas included in such reserves and in the timing of first production and initial production rates once such reserves are placed into production.

         CIBC Oppenheimer applied its set of Valuation Multiples to a mathematical model, with each valuation multiple given equal weight (e.g., 33.3% each) to compute a weighted average value for each individual Property. Each Partnership was allotted its respective proportionate share of individual Properties ("Property Share") based upon the Partnership's Property Interest in such Property in order to convert the value determined for the Properties into values for an individual Partnership's Property Interests in each Property. The CIBC Oppenheimer valuation estimate for each individual Partnership is the cumulative total of that Partnership's respective Property Shares.

ANALYSIS FACTORS

         ANALYSIS OF RELEVANT PUBLICLY TRADED COMPANIES

         Using publicly available information, CIBC Oppenheimer compared selected projected operating and financial data and ratios of the Managing General Partner to the corresponding data and ratios of certain publicly traded oil and gas companies considered by CIBC Oppenheimer to be reasonably comparable to the Managing General Partner due to their focus primarily on exploring and developing oil and gas reserves in the Mid-Continent and onshore Gulf Coast regions of the U.S. and their similar business strategies, operations and market capabilities (the "Selected Companies"). The Selected Companies consist of Abraxas Petroleum, Bellwether Exploration, Comstock Resources, Cross Timbers Oil, Gothic Energy, National Energy Group, Titan Exploration and Wiser Oil Company.

         ANALYSIS OF COMPARABLE PROPERTY ACQUISITIONS

         CIBC Oppenheimer reviewed publicly available information relating to certain acquisitions of U.S. oil and gas companies that closed between March 10, 1994 and October 23, 1997, and had total transactions values between $20 million and $150 million. These transactions consisted of 10 transactions in many of the same operating regions in which the Partnerships own Property Interests and included the following: Comstock Resources and Black Stone Oil; National Energy and Alexander Energy; Alliance Resources and LaTex Resources; Melrose Petroleum Group and Pentex Energy; PANACO and Goldking Companies; Alexander Energy and American Natural Resources; Gothic Energy and Buttonwood Energy; Key Production and Brock Exploration; ONEOK and PSEC; and ONEOK and Washita Production. These selected transactions are not intended to represent the complete list of oil and gas transactions which have occurred or been announced during this period; rather, such transactions represent recent transactions involving publicly traded oil and gas companies engaged in oil and gas exploration and production activities that were deemed by CIBC Oppenheimer to operate in comparable producing basins or have comparable financial and operating characteristics to the Managing General Partner.

         No company or transaction described above was directly comparable to the Partnerships, their reserves, the Managing General Partner or the proposed transaction. Accordingly, analysis of the results of the foregoing was not simply mathematical or necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading values.

         ANALYSIS OF COMPARABLE RESERVE ACQUISITIONS

         CIBC Oppenheimer reviewed selected acquisitions of oil and gas reserves from January 24, 1995 to December 18, 1997, with aggregate purchase prices up to $150 million. The selected acquisitions were in comparable geographic regions as the Partnerships' Property Interests and these were reviewed for the consideration paid in such transactions in terms of the aggregate purchase price paid as a multiple of the reported total proved reserves on a BOE basis. This analysis relies primarily on information obtained from John S. Herold, Inc. and may not represent the complete list of oil and gas transactions with the given search parameters that have occurred or been announced.

VALUATION MULTIPLES

         VALUE AS A PERCENTAGE OF PV-10

         CIBC Oppenheimer's analysis included, among other things, the consideration of a company's market capitalization of common stock as of April 7, 1998 plus total debt and preferred stock, less cash and cash equivalents ("Aggregate Value") as a multiple of the Company's PV-10 Value as of the most recently reported date. Given the difficulty of identifying truly comparable companies to the Managing General Partner which are at the same stage of reserve exploration and development and have similar financial and technical resources, none of the Selected Companies are identical to the Managing General Partner. In addition, the Properties which comprise the Non-Conventional Case are comprised predominately of PDNP and PUD reserves which tend to be inherently difficult to analyze, given the significant impact which future development capital could have relative to existing operations. CIBC Oppenheimer applied its reference value of 78% to the Property's PV-10 Value. This reference value reflects a slight discount to the adjusted average value at which comparable properties are acquired. This discount reflects (i) the fact that the Managing General Partner itself trades at a discount to the adjusted average value of its peers on a PV-10 Value basis, and (ii) that certain oil and gas properties in the Properties are generally near the end of their economic lives and require additional capital investment to attain sustained and/or enhanced production. In the Non-Conventional Case, CIBC Oppenheimer applied an adjustment factor of 20% to its reference value to reflect higher proportions of PDNP and PUD reserves, an approach that is consistent with conversations held between CIBC Oppenheimer and the Petroleum Engineering Consultants.

         VALUE AS A MULTIPLE OF BOE

         CIBC Oppenheimer reviewed the consideration paid in such transactions in terms of the price paid for the common stock plus total debt, preferred stock and transaction costs less cash and cash equivalents of such transactions as a multiple of the reported total proved reserves on a BOE basis. Using comparable company acquisitions data, the analysis of purchase price as a multiple of proved reserves on a BOE basis indicated an adjusted average value of $4.90 per BOE for acquisitions of comparable onshore Gulf Coast and Mid-Continent oil and gas companies while comparable onshore Gulf Coast and Mid-Continent oil and gas properties were acquired for $4.83 per BOE. Relative to other acquisition values, CIBC Oppenheimer applied a $4.70 per BOE reference value, which represents a slight discount to the aforementioned acquisition values, to reflect the fact that certain individual properties in the Properties are near the end of their economic lives. The degree of this discount was reduced, however, by the fact that the Properties exhibit an above average gas reserve component. In the Non-Conventional Case, CIBC Oppenheimer applied an adjustment factor of 20% to its reference value to reflect higher proportions of PDNP and PUD reserves, an approach that is consistent with conversations held between CIBC Oppenheimer and the Petroleum Engineering Consultants.

         VALUE AS A MULTIPLE OF EBITDA

         CIBC Oppenheimer's analysis included, among other things, Aggregate Value as a multiple of projected EBITDA. Projected EBITDA for the Managing General Partner and the Selected Companies were based on estimates compiled by Institutional Brokers Estimate Service and published estimates of selected investment banking firms, including CIBC Oppenheimer.

         CIBC Oppenheimer's reference value of 3.5x is slightly lower than the trading value of the Managing General Partner relative to its projected 1998 EBITDA. This value is used to reflect the fact that certain oil and gas assets in the Properties require significant additional capital investment to extend their productive lives. In the Non- Conventional Case, CIBC Oppenheimer applied an adjustment factor of 20% to its reference value to reflect higher proportions of PDNP and PUD reserves, an approach that is consistent with conversations held between CIBC Oppenheimer and the Petroleum Engineering Consultants.

         No company or transaction used in the analysis described above was directly comparable to the Properties, the Managing General Partner or the proposed transaction. Accordingly, analysis of the results of the foregoing was not simply mathematical nor necessarily precise; rather, it involved complex consideration and judgments concerning differences in financial and operating characteristics of companies and other factors that could affect public trading values.

VALUATION LETTERS OF CIBC OPPENHEIMER

         The Special Transactions Committee retained CIBC Oppenheimer to prepare for each of the Partnerships an independent financial analysis as to the estimated fair market value of Property Interests held by the Partnership. On April 20, 1998, CIBC Oppenheimer delivered to the Special Transactions Committee letters for each of the Partnerships (the "Valuation Letters") stating that, as of a certain date and based upon and subject to the factors and assumptions set forth therein, CIBC Oppenheimer's estimate of the value of the Partnership's Property Interests. The appraisal report of CIBC Oppenheimer will be available to Investors or representatives designated in writing for inspection and copying during the solicitation period for the Proposals at the office of the Managing General Partners, 16825 Northchase, Suite 400, Houston, Texas 77060 from 9:00 a.m. to 5:00 p.m. Monday to Friday during such period.

         The full text of each of the Valuation Letters, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by CIBC Oppenheimer, is attached to the specific Partnership's Supplement and is incorporated herein by reference. The summary of the Valuation Letters set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such letters. Investors of the Partnerships are urged to read such letters in their entirety. The Valuation Letters were provided to the Special Transactions Committee for its information and is directed only to the estimates, from a financial point of view, of the value of the Partnerships' Property Interests and does not address the merits of the underlying decision by the Managing General Partner or the Partnerships to engage in the sale of the Property Interests to the Managing General Partner and does not constitute a recommendation to the Partnerships' Investors as to how such Investors should vote on the approval of the Proposals or any matter related thereto.

         The summary set forth above does not purport to be a complete description of the analyses performed by CIBC Oppenheimer. The fair market value estimates involve various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such estimates are not readily susceptible to summary description. These estimations of fair market value required CIBC Oppenheimer to exercise its professional judgment based on its experience and expertise in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by CIBC Oppenheimer was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. CIBC Oppenheimer did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support any one valuation methodology. Rather, in reaching its conclusion, CIBC Oppenheimer considered the results of the analyses in light of each other and ultimately reached its value estimate based on the results of all analyses taken as a whole. Except as described herein, CIBC Oppenheimer did not place particular reliance or weight on any individual analysis, but instead concluded that its analysis, taken as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its value estimate. In performing its analyses, CIBC Oppenheimer made numerous assumptions with respect to industry performances, business and economic conditions and other matters. The analyses performed by CIBC Oppenheimer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analysis.

COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         Thus, as described above, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell substantially all of their assets and liquidate their Partnerships. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation of the fair market values of Property Interests owned by the Partnerships, which estimates are set out for each Partnership in its specific Partnership Supplement.

         CIBC Oppenheimer's evaluation of the Partnerships' Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy (which Gruy reserve report is attached to each Partnership Supplement as Attachment ____. CIBC Oppenheimer then divided the property groups ("Property") into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. CIBC Oppenheimer then valued each property group by applying the multiples discussed under "_____________________" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBITDA. A separate set of multiples was used for property groups in the Conventional Case category and the Non- Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of the each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interest in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests which are set out for each Partnership in its specific Supplement.

         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, represents the Fair Market Value of the Partnerships' Property Interests, which are set out for each Partnership in its specific Supplement. In the judgment of the Company, the purchase of any Partnership's Property Interests, together with interests in many of the same properties owned by other Partnerships at approximately the same time, will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties. Because these benefits are particular to the Company, the Company believes that it is fair to pay a premium of 7.5% over the Fair Market Value of the Property Interests to purchase those interests.

PRIOR RELATIONSHIPS BETWEEN THE APPRAISERS, THE PARTNERSHIPS AND THE MANAGING GENERAL PARTNER

         H.J. Gruy has audited the reserve evaluations for the Partnerships, other partnerships managed by the Managing General Partner, and the Managing General Partner itself since their respective inceptions. The amount paid to H.J. Gruy over the two most recent fiscal years by each specific Partnership is set out in its specific Supplement. Approximately $72,300 over the past two years has been paid by the Managing General Partner and its affiliates to H.J.
Gruy.   In 1997, J.R. Butler provided an appraisal of the fair market value of certain Property Interests in a particular field owned by seven limited partnerships (not including the Partnerships) formed by the Managing General Partner, which was the price for which those property interests were purchased in 1998 from those seven partnerships by the Managing General Partner. J.R. Butler was paid approximately $38,500 over the last two years for such appraisal services and other work performed for the Managing General Partner, none of which was performed for any of the Partnerships. Additionally, J.R. Butler performed four technical studies for the Company during the period November 1990 to October 1994. Otherwise, there has been no preexisting relationship between the Managing General Partner and J.R. Butler. CIBC Oppenheimer acted as managing underwriter of a public offering of $48.875 million of common stock for the Managing General Partner in 1995, in which the gross underwriting discount was 5.64% and participated as an underwriter of the Managing General Partner's 1996 public offering of $115 million of Convertible Subordinated Notes, in which the gross underwriting discount was 3.5%. CIBC Oppenheimer also may be involved in future investment banking activities on behalf of the Managing General Partner. None of the Appraisers nor any of their personnel have any direct or indirect interest in the Managing General Partner or the Partnerships, and the Appraisers' compensation is not contingent upon the results of their fair market value opinions resulting from their review of the Partnerships' properties.

         In preparing their valuation estimates, the Appraisers assumed the accuracy and completeness of the financial and other information provided by the Managing General Partner or which was publicly available and did not attempt to independently verify such information. The Appraisers did not make field inspections or judgments relative to environmental or other legal liabilities.

FAIRNESS OF PROPOSED SALE

         The Managing General Partner believes that this proposed method of sale of the Partnerships' Property Interests is fair to Investors for a variety of reasons, none of which is given greater weight than another:

         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnerships' Property Interests based on the estimations of such value by third party independent Appraisers. Instead of the Managing General Partner attempting to set the Fair Market Value of the Property Interests, the price to be paid by the Managing General Partner for the Partnerships' Property Interests (not including the 7.5% premium above Fair Market Value) was based on the valuation estimates of three qualified independent Appraisers, two of which are petroleum engineering firms and one of which is an investment banking firm. Using three different firms from two different disciplines has been designed to provide a comprehensive analysis of valuation factors. The factors and methods used by the Appraisers in determining fair market value are discussed in detail under "Independent Appraisal of the Fair Market Value of the Partnerships' Property Interests."

         2. No transaction will take place unless the Proposal is approved by Investors holding at least a majority of the interests in the Partnerships, without the Managing General Partner voting any limited partner interests in the Partnerships which it owns, and a similar proposal is approved by each Partnership's companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Managing General Partner.

         4. If any of the Proposals are approved by Investors, it is likely that the Managing General Partner will expend the capital necessary to bring various non-producing reserves into production on the Property Interests purchased by the Managing General Partner. If all of the Property Interests which are the subject of the Proposals are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. In order to allow Investors to benefit from any increase in value of the Property Interests realized from the Managing General Partner's investment of capital in such properties, the Company is hereby offering to Eligible Purchasers the opportunity to purchase on a collective basis up to 2,500,000 shares of Common Stock of Swift Energy Company. There is no requirement that any such purchase of Swift's Common Stock be made. See "Offer to Eligible Purchasers" below.

         The terms and price of the proposed purchase of the Partnerships' oil and gas assets by Swift Energy Company and the procedures established for such purchase have been approved by unanimous vote of the Board of Directors of Swift in approving a recommendation made by the Special Transactions Committee comprised solely of outside directors of Swift. Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnerships' Investors for the purpose of negotiating the terms upon which any purchase by Swift would be made or preparing a report concerning the fairness of such transaction.

CONSIDERATION OF ALTERNATIVE TRANSACTIONS

         The Managing General Partner has given consideration to a number of different alternatives prior to submitting the Proposals to Investors for their approval. These alternatives included continued operation of the properties for a longer period, offering the Partnerships' remaining property interests at auction or selling them in negotiated transactions. For the reasons discussed at greater length under "The Proposal--Reasons for the Proposal" below, the Managing General Partner believes that a sale at this time is preferable to continued operations of the Partnerships. Although in the past certain marginal Property Interests have been sold in negotiated transactions or at auction, the Managing General Partner does not believe that such methods of sale are likely to maximize the value of the Partnerships' Property Interests, as discussed below.

AUCTION

         Although offering oil and gas properties for sale at auction is often an efficient means of selling smaller interests in properties in which the seller is not the operator of the property, auctions are generally unsuited to the offer and sale of substantial property interests.

         o Many of the Partnerships organized by the Managing General Partner own significant interests in the same fields. Consequently, if a substantial majority of these Partnerships approve sale of their properties, the size of the interests in many properties would exceed the normal size of properties offered at auction, and may well be beyond the purchasing capacity of the parties which typically are bidders at such auctions. Larger consolidated property interests normally bring higher prices, and thus there are significant reasons to sell the interests in the same properties owned by all of the Partnerships affiliated with the Managing General Partner at one time. On the other hand, doing so at auction would cause such properties to dominate each auction and would likely lower the price or the number of interested bidders. In order to avoid this consequence, the interests in properties to be sold could be divided into smaller pieces and offered at auction on multiple occasions over several years, but this might be counterproductive in terms of prices received at auction, thus minimizing many of the benefits of taking properties to auction for sale.

         o A portion of the value of the properties in which the Partnerships own interests would remain operated by the Managing General Partner because it controls other interests in fields in which they are located. This often negatively affects the amount a third party is willing to pay and the overall interest of third parties in buying such properties. On the other hand, because of its control of such properties, the Managing General Partner is the party in the position to pay the highest price for such interests and the one most likely to do so.

         o A significant portion of the proved reserves attributed to many of the Partnerships' Property Interests are non-producing reserves. Typically auction buyers base the prices they pay at auction upon a multiple of cash flow. This methodology of auction pricing significantly discounts the value of non-producing reserves.

         o Because of the necessity of preparing and disseminating auction information on properties to be offered and soliciting attendance by prospective bidders, and then screening and qualifying such purchasers, the transaction costs for offering properties at auction are substantial, and often higher than other means of sale.

Because of the various factors discussed above, the Special Transactions Committee has determined that it would not be in the best interests of the Partnerships to offer substantially all of their properties and assets to third parties.

NEGOTIATED SALE

         Many of the same factors discussed above affect whether the Partnerships would benefit from attempting to sell their Property Interests in negotiated transactions, such as:

         o The fact that buyers would be purchasing many Property Interests they would neither control nor operate applies equally in negotiated sales, and might discourage interest and prices offered for such interests.

         o Likewise, the discount for non-producing reserves could exceed the discounts applied by the Appraisers in the case of negotiated sales of properties with substantial amounts of such reserves. This factor is minimized to the greatest extent through the Managing General Partner's purchase of such Property Interests, because the Managing General Partner is familiar with all of these properties through its management of the Partnerships' interests therein over several years.

         o Lastly, sale of properties on a direct basis often involves substantial periods of time for due diligence, negotiation and execution of agreements and closings, often with different purchases for different properties, in addition to the necessity of taking large amounts of time to create and supervise data rooms or disseminate data to possible purchasers, plus the time needed to deal directly with multiple prospective purchasers. Furthermore, certain issues, such as environmental and title matters, may come to light in the late stages of a negotiated sale, which may delay or preclude the consummation of the sale.

         The proposed sale of the Partnerships' Property Interests to the Managing General Partner and the procedures established for the appraisal of Fair Market Value for such a sale have been approved by vote of the Board of Directors of Swift Energy Company based upon the recommendation of the Special Transactions Committee. The funds for any such purchase by the Managing General Partner of the Partnerships' Property Interests will be funded from the Managing General Partner's working capital and cash flow.

         Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnerships' Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of such transaction.

FEDERAL INCOME TAX CONSEQUENCES

         For information concerning the federal income tax risks associated with the sale of substantially all of the Partnerships' Property Interests, distribution of sales proceeds to Investors and liquidation of the Partnerships, see "Tax Risks" herein. The federal income tax consequences of the sale of substantially all of the Partnerships' Property Interests and their liquidation may vary depending upon the type of Partnership involved and the tax character of the Investor as well as the Investor's individual circumstances. For a discussion of the federal income tax consequences of a sale of properties and Partnership liquidation, see "Federal Income Tax Consequences of the Proposals" herein.

EXPENSES

         The total expenses associated with the Proposals is estimated to be 3% of the Fair Market Value of the Property Interests of all of the Partnerships, or $2,250,000, comprised principally of appraisal fees of $575,000, mailing costs of $325,000, legal and accounting fees of $750,000, printing costs of $350,000 and other expenses (travel, telephone and other solicitation expenses, filing fees, etc.) of $250,000. The appraisal fees are to be paid by the Partnerships and allocated in percentages proportionate to the Fair Market Value of each Partnership's oil and gas assets determined by the Appraisers. Printing, mailing and solicitation costs will be allocated among the Partnerships according to the number of Investors in each Partnership. The remaining costs will be allocated according to percentages proportionate to the Fair Market Value. Consequently, it is estimated that the maximum amount of these expenses allocated to any Partnership will be $127,500, and the minimum amount will be $7,800, which generally is proportionate to the original capitalization of each Partnership.

         The general and administrative costs of the Managing General Partner anticipated to be incurred in connection with the Proposals and related transactions will be covered by the normal ongoing general and administrative cost reimbursement to it set out in each Partnership's Partnership Agreement. The Managing General Partner has received this reimbursement on an annual basis since inception of the Partnerships.

SOURCE OF FUNDS TO PURCHASE PARTNERSHIP PROPERTY INTERESTS

         Swift Energy Company will use internally generated cash resources and borrowings available under its existing $100 million unsecured revolving line of credit with two bank groups to purchase the Partnerships' Property Interests. The principal terms and restrictions of these credit facilities are described in detail in Note 4 to the Company's financial statements contained herein. It is anticipated that these borrowings will be repaid through internally generated cash flows, bank borrowings, and debt and/or equity financing.

MANAGING GENERAL PARTNER BENEFITS

         The Managing General Partner will share the benefits available to Investors through liquidating its partnership interests and receiving the current value of those interests as a result of such sales. Additionally, by purchasing the Partnerships' Property Interests itself, the Managing General Partner will continue to serve as operator of many of the properties in which the Partnerships own interests and will continue to receive operating fees. However, the Managing General Partner is making similar Proposals to Investors in the 63 Partnerships organized for the same purposes between the years 1986 and 1994. If the investors in all of these Partnerships approve the Proposals to sell substantially all of their properties to the Managing General Partner, the Managing General Partner anticipates that the oil and gas interests acquired would increase Swift's total proved reserves on a gas equivalent basis of the Managing General Partner by approximately 26%, and would increase the Company's cash flow and total assets by approximately 25% and 19%, respectively.

         If the Proposal is not approved by Investors holding at least a majority of the Units then held by Investors and a similar proposal is not also approved by the required vote of the Investors of the Partnerships' companion Operating Partnership, such Partnerships will continue to exist.

     INVESTORS ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND
             TO RETURN IT TO THE MANAGING GENERAL PARTNER NO LATER
                             THAN JULY _____, 1998.

                                  RISK FACTORS

         In addition to the other information contained in this Joint Proxy Statement/Prospectus, the following factors should be considered carefully in evaluating an investment in the Shares offered hereby. The statements contained herein that are not historical facts are forward-looking statements as that term is defined in Section 21E of the 1934 Act, and therefore involve a number of risks and uncertainties. Such forward-looking statements may be or may concern, among other things, capital expenditures, drilling activity, development activities, cost savings, production efforts and volumes, hydrocarbon reserves, hydrocarbon prices, liquidity, regulatory matters, and competition. Such forward- looking statements generally are accompanied by words such as "plan," "budget," "estimate," "expect," "predict," "anticipate," "projected," "should," "believe," or other words that convey the uncertainty of future events or outcomes. Such forward-looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company's financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company, including those regarding the Company's financial results, levels of oil and gas production or revenues, capital expenditures, and capital resource activities. Among the factors that could cause actual results to differ materially are: fluctuations of the prices received or demand for the Company's oil and natural gas; the uncertainty of drilling results and reserve estimates; operating hazards; requirements for capital; general economic conditions; competition and government regulations; as well as the risks and uncertainties set forth in "Risk Factors" below, including, without limitation, the portions referenced above and the uncertainties set forth from time to time in the Company's other public reports, filings, and public statements. Also, because of the volatility in oil and gas prices and other factors, interim results are not necessarily indicative of those for a full year.

         An Investor considering whether to vote in favor of a Proposal should give careful consideration to the risks involved, including those summarized below:

RISKS OF THE PROPOSALS

CONFLICTS OF INTEREST IN PURCHASE OF PROPERTY INTERESTS BY MANAGING GENERAL PARTNER

         If the Partnerships' Property Interests ultimately would be sold to the Managing General Partner at the Fair Market Value, which has been set by the Special Transactions Committee based on the valuation estimates of the Appraisers plus a 7.5% premium. See "Dependence on Vote of Companion Partnership." There is no guarantee that this purchase price represents the highest possible price that might be received for the Partnerships' Property Interests in all circumstances. It is possible that a higher or lower price might be received if the properties were sold on an individual basis. Furthermore, it is possible that proved non-producing reserves may have a greater variance in value than attributed to them by the Appraisers. A different price (either higher or lower) might also be received if certain properties were sold at auction or in negotiated sales.

TIMING OF SALE AND PRICE VOLATILITY

         The Fair Market Value of a Partnership's Property Interests has been based on fair market value estimates set by the Appraisers, which in turn were based upon numerous factors, including use of year-end 1997 prices which were escalated thereafter (in conjunction with costs and compatible with current industry pricing scenarios) and estimates of the reserves attributed thereto. Reserves quantities and the value thereof vary based upon pricing, and it is possible that either a higher or lower price could be received in open market transactions for a Partnership's Property Interests, depending upon future prices for either or both of oil and gas.

DEPENDENCE ON VOTE OF COMPANION PARTNERSHIP

         If a Partnership's companion Partnership does not approve its Proposal to sell substantially all of its assets and liquidate, it is likely that the Proposals to both Partnerships will be withdrawn and the value of their Property Interests reassessed. This could occur, even though a Proposal is approved by Investors of the other Partnership, due to the decrease in value of the Property Interests involved when the working and non-operating interests are separated. See "The Proposal--Simultaneous Proposal to Companion Partnership." Although in such event the Managing General Partner will attempt to provide a different approach for sale of such Partnerships' Property
Interests, it is possible that such Partnerships' assets may not be sold.   If
the Proposals are approved by Investors of companion Pension Partnerships and Operating Partnerships, the entire Property Interests owned by such Partnerships will be sold.

POSSIBLE INCREASE IN VALUE OF PROPERTY INTERESTS DUE TO DRILLING ACTIVITY AFTER THE SALE

         If the Proposals to sell the Partnerships' Property Interests are approved by Investors and the Managing General Partner ultimately purchases these interests, it is likely that the Managing General Partner will invest substantial capital in drilling activities in the fields covered by the Partnerships' Property Interests, which may increase the value of those interests. It is also possible that future drilling activity by third parties in or near the fields in which the Partnerships own Property Interests could increase the values of such Property Interests. The Partnerships cannot participate in this drilling activity for a variety of reasons, including having limited available capital. In addition, certain of this drilling activity is likely to consist of higher risk development or exploratory drilling. The Partnerships were not formed to engage or invest in these activities because of their higher risk. In order to address any conflicts of interest created by this situation, the Company is hereby offering up to 2,500,000 shares of Common Stock directly to Investors of Partnerships and companion Partnerships which approve the Proposals as a method of sharing in any gains which might be realized due to such activity.

POSSIBLE DECREASE IN DISTRIBUTIONS TO INVESTORS DUE TO INTERIM PRODUCTION

         The amounts available for distribution to Investors if the Proposals are approved are estimated under "The Proposal--Estimates of Liquidating Distribution Amount." The amounts estimated thereon have been reduced by estimated cash distributions to Investors between January 1, 1998 and June 30, 1998. Thus in analyzing the proposal, amounts distributed upon liquidation could be smaller than, or vary from, those shown.

RISKS OF ELECTING TO TAKE COMMON STOCK

TRADING PRICE OF SHARES

         There is substantial uncertainty as to the prices at which the Shares will trade following consummation of the Proposals. It is not known whether the prices at which the Shares will trade will be greater or less than the (i) price at which the Shares will be sold hereunder or (ii) the cash distribution the Investor could receive in lieu of subscribing for any Shares. As with other equity securities, the value of the Shares will depend upon various market conditions as they change from time to time. The conditions that may affect the value of the Shares include, but are not limited to, the following: the price of oil and gas; institutional interest in the Company; the Company's financial performance; and general stock market conditions.

DEMAND IN MARKET

         There can be no assurance that demand will rise for the Shares after the consummation of the Proposals. Whether or not such demand arises will depend on, among other things, the Company's performance, market yield expectations, institutional interest in the Company and perceptions regarding the Company's growth potential.

UNCERTAINTIES AT TIME OF VOTING

         Prior to completion of the solicitation to which this Joint Proxy Statement/Prospectus relates, it is not known which of the Partnerships will approve the Proposals. Investors, therefore, do not know the extent to which the Company will draw upon its line of credit to purchase the Property Interest or the extent of dilution to shareholder ownership as a result of this Offering.

CHANGE IN NATURE OF INVESTMENT

         By electing to receive shares of Common Stock instead of continuing to hold Units, the nature of an Investor's investment is fundamentally changed. These changes are due in part to differences in the governing documents under which the Company and Partnerships are organized and the fact that the Company is subject to federal and state statutes, regulations and laws applicable to corporations and, subject to the provisions of the Code applicable to corporations. The Partnerships are instead subject to the state statutes, regulations and laws applicable to partnerships and subject to the provisions of the Code applicable to entities taxed as partnerships. Certain of these differences are summarized under "Comparison of Ownership of Units and Shares" and should be carefully considered by the Investors in assessing how to vote on the Proposals. Several of these factors may increase the risks of the Investors if they elect to receive Shares of Common Stock in lieu of cash distributions or continuing the Partnerships.

         Length of Investments. Investors in each of the Partnerships expect liquidation of their investment when the assets of the Partnership are liquidated, which liquidations were to occur within 5 to 10 years of the Partnership's organization. In contrast, shareholders are expected to achieve liquidity of their investments by trading the Shares on the secondary market. Such secondary market may not fully reflect the liquidation value of the Company's assets.

         Potential Leverage. It is expected that the Company may incur indebtedness substantially beyond that incurred for any of the Partnerships. None of the Partnerships has incurred significant indebtedness, nor is it expected that any such indebtedness would be incurred by the Partnerships in the future. Investment in the Shares would, accordingly, expose the Investors to the risks associated with substantial leverage.

RETAINED EARNINGS IMPACT UPON MARKET VALUE

         Shareholders receive dividends only when declared by the Board of Directors and are dependent upon the securities market in order to liquidate their investments. The market value of the Company's Common Stock is generally believed to be based primarily upon a multiple of net cash receipts, whether from operations or sales or refinancings, and a factor for the market's expectation of the likelihood of a continuation of that cash flow and secondarily upon the appraised value of the underlying assets. For such reasons, the Shares may trade at prices below the value of the underlying assets divided by the number of outstanding shares of Common Stock. To the extent the Company retains operating cash flow for investment purposes, working capital reserves or other purposes, such retention of funds, while increasing the value of the Company's underlying assets, may not correspondingly increase the market value of the Shares.

DILUTION UPON ISSUANCE OF SHARES

         The issuance of the Shares will have the effect of diluting existing shareholders of the Company. The Company has the right to issue, at the discretion of the Board of Directors, additional equity securities, including shares of Common Stock. Such equity securities can be issued upon such terms and at such prices as the Board of Directors may establish. Should additional equity securities be sold at prices below the then fair market value of such securities, such sales would dilute the interests of all Shareholders. In addition, the Company may in the future issue preferred stock that might have priority over the Common Stock as to distributions and liquidation proceeds. See "Investment Policies and Restrictions--Capitalizations--Common and Preferred Stock."

VOLATILITY OF OIL AND GAS PRICES AND MARKETS

         The Company's profitability is substantially dependent on prevailing prices for oil and natural gas. The amounts of and price obtainable for the Company's oil and gas production will be affected by market factors beyond the Company's control. Such factors include the extent of domestic production, the level of imports of foreign oil and gas, the general level of market demand on a regional, national and worldwide basis, domestic and foreign economic conditions that determine levels of industrial production, political events in foreign oil-producing regions and variations in governmental regulations and tax laws or the imposition of new governmental requirements upon the oil and gas industry. Prices for oil and gas are subject to wide fluctuation in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond the control of the Company. In addition, the marketability of the Company's production depends in part upon the availability, proximity and capacity of gathering systems, pipelines and processing facilities. A substantial and prolonged decline in oil and gas prices could have a material adverse effect upon the Company.

         The Company currently emphasizes the exploration and development of natural gas reserves. See "Business and Properties--General." As a result of changes in recent years in the natural gas market regulatory structure and volatility in the market price for natural gas, most producers and purchasers are unwilling to enter into long-term purchase and sale contracts.
Accordingly, most of the Company's gas production is sold on the "spot market," where producers and purchasers negotiate sales on a short-term (usually a 30-day) basis. Accordingly, the stability of the Company's future revenues is vulnerable to short-term fluctuations in the price of natural gas. See "--Effect of Price Risk Management."

         Under Commission regulations applicable to entities which account for their investments in oil and gas properties using the full-cost accounting rules, on a quarterly basis the Company confirms that the after-tax PV-10 Value of its proved reserves (plus certain amounts for unproved properties) exceeds the capitalized costs of oil and gas properties and deferred taxes carried on its balance sheet. This "ceiling test" must be performed using oil and gas prices at the end of the applicable period, rather than historical amounts or averages calculated over longer periods. Thus, while the Company has never been required to write down its asset base, and at December 31, 1997 there was a substantial excess of reserves over capitalized costs under the ceiling test, declines in oil and gas prices, if sustained, could require a writedown of the value of the Company's oil and gas properties unless at the same time the Company had sufficient net additional reserves to offset the effect of any such decline in oil and gas prices. Although any such writedown would not affect cash flow from operating activities, it would constitute a charge to earnings.

REPLACEMENT AND EXPANSION OF RESERVES

         The Company's continued success is largely dependent on its ability to replace and expand its oil and gas reserves through the exploration for and development of oil and gas reserves and the acquisition of producing properties, both of which involve substantial risks. Without successful drilling or acquisition ventures, the Company will be unable to replace the reserves being depleted by production, and its assets, revenues, cash flows and reserves would decline. There can be no assurance that the Company's exploration and development and acquisition activities will result in the replacement of, or additions to, the Company's reserves.

FUTURE CAPITAL REQUIREMENTS

         The Company makes and will continue to make substantial capital expenditures to further explore and develop its properties and to acquire additional oil and gas properties. These expenditures are currently anticipated to be $138 million for the last months of 1998. Cash flow from operations and, to the extent available, proceeds from this offering will be used to fund these expenditures. The Company may also seek additional capital from traditional reserve base borrowings, equity and debt offerings, joint ventures and other sources. The Company's ability to access additional capital will depend on its continued success in exploring for and developing its reserves and the status of the capital markets at the time such capital is sought. Accordingly, there can be no assurance that capital will be available to the Company from any source or that, if available, it will be on terms acceptable to the Company. Should sufficient capital not be available, the exploration and development of the Company's properties could be delayed and, accordingly, the implementation of the Company's business strategy would be adversely affected.

UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES

         Estimates of the Company's proved developed oil and gas reserves and future net revenues therefrom appearing elsewhere herein are based on reserve reports audited by independent petroleum engineers. The estimation of reserves requires substantial judgment on the part of the petroleum engineers, resulting in imprecise determinations, particularly with respect to new discoveries. Estimates of proved undeveloped reserves, which comprise a significant portion of the Company's total reserves, are by their nature less certain. The accuracy of any reserve estimate depends on the quality of available data as well as engineering and geological interpretation and judgment. Actual future production, oil and gas prices, revenues, taxes, capital expenditures, operating expenses, geologic success and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates, may result in revisions to such estimates and could materially affect the estimated quantities and related PV-10 Value of reserves set forth in this Prospectus. The estimates of future net revenues reflect oil and gas prices as of the date of estimation, without escalation, except where changes in prices were fixed under existing contracts. There can be no assurance, however, that such prices will be realized or that the estimated production volumes will be produced during the periods indicated. Future performance that deviates significantly from the reserve reports could have a material adverse effect on the Company. See "Business and Properties--Properties and --Oil and Gas Reserves."

         The estimates of future net revenues and their present values assume that some portion of the limited partnerships in which the Company owns interests will achieve payout status. At payout, the Company's percentage ownership of the limited partnerships' reserves increases. The primary assumptions utilized for purposes of such estimates consist of (i) the continuation of oil and gas prices realized by the Partnerships at year-end 1997 through the life of the properties owned by the Partnerships and (ii) the continued ownership of such properties. Only ten of the limited Partnerships in which the Company owns an interest had achieved payout status at the date of this Prospectus and achievement of payout status for the remaining Partnerships will depend not only upon prices at which future production is sold, but also upon whether individual properties are sold prior to depletion and the prices received in such sales. See "--Volatility of Oil and Gas Prices and Markets" and "Business and Properties--Partnerships."

EXPLORATION AND DEVELOPMENT RISKS

         Exploration and development of oil and gas reserves involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is often uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs. See "Business and Properties--Exploration and Development Drilling Activities."

OPERATING HAZARDS AND UNINSURED RISKS

         Hazards such as unusual or unexpected geologic formations, pressures, downhole fires, mechanical failures, blowouts, cratering, explosions, uncontrollable flow of oil, gas or well fluids, pollution and other environmental risks are inherent in oil and gas exploration and production. These hazards could result in substantial losses to the Company due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. The Company carries insurance which it believes is in accordance with customary industry practices, but, as is common in the oil and gas industry, the Company does not fully insure against all risks associated with its business either because such insurance is not available or because the cost thereof is considered prohibitive.

EFFECT OF PRICE RISK MANAGEMENT

         To the extent that price floors are purchased for a portion of the Company's production but are not needed, or to the extent that future sales are made at prices below ultimate future market prices, funds so spent will have been lost or income realized from sale of production may be reduced.
Therefore, the Company intends to expend only limited amounts to hedge pricing risks. See "Business and Properties--Price Risk Management."

RISKS OF PURCHASING INTERESTS IN OIL AND GAS PROPERTIES

         Although the Company emphasizes reserve growth through drilling, it expects to make acquisitions of oil and gas properties from time to time. The Company generally focuses most of its title and valuation efforts on the more significant properties. It is generally not feasible for the Company to review in-depth every property it purchases and all records with respect to such properties. However, even an in-depth review of properties and records may not necessarily reveal existing or potential problems, nor will it permit a buyer to become familiar enough with the properties to assess fully their deficiencies and capabilities. Evaluation of future recoverable reserves of oil, gas and natural gas liquids, which is an integral part of the property selection process, is a process that depends upon evaluation of existing geological, engineering and production data, some or all of which may prove to be unreliable or not indicative of future performance. See "--Uncertainty of Estimates of Reserves and Future Net Revenues." To the extent the seller does not operate the properties, obtaining access to properties and records may be more difficult. Even when problems are identified, the seller may not be willing or financially able to give contractual protection against such problems, and the Company may decide to assume environmental and other liabilities in connection with acquired properties. See "Business and Properties--Oil and Gas Acreage."

FOREIGN ACTIVITIES

         In the last five years, the Company has undertaken exploration and development activities in New Zealand and Russia. The Company is also pursuing opportunities in Venezuela. The Company is also performing certain seismic work on approximately 88,000 acres in an onshore area located in New Zealand pursuant to an Exploration Permit which provides for certain work to be performed in stages through the year 2000. In Russia, the Company has entered into and amended several agreements with a Russian joint stock company to develop and produce reserves from two fields in Western Siberia, providing the Company with a minimum 6% net profits interest in the properties. In addition, the Company has entered into an agreement with a Venezuelan company to jointly formulate and submit a proposal for the construction and operation of a methane pipeline. The Company's investment in these projects was approximately $15.1 million at December 31, 1997. Russia has experienced and continues to experience social, political and economic instability, and all of the Company's operations overseas are subject to various additional risks. There can be no assurance that future developments in these regions, over which the Company has no control, will not impair the Company's operations in these regions or result in a loss of part or all of the Company's investment.

COMPETITION

         The Company operates in a highly competitive environment. The Company competes with major integrated and independent energy companies for the acquisition of desirable oil and natural gas properties, as well as for the equipment and labor required to develop and operate such properties. Many of these competitors have financial and other resources substantially greater than those of the Company. See "Business and Properties--Competition."

GOVERNMENTAL AND ENVIRONMENTAL REGULATION

         The production of oil and natural gas is subject to regulation under a wide range of United States federal and state statutes, rules, orders and regulations. State and federal statutes and regulations require permits for drilling, reworking and recompletion operations, drilling bonds and reports concerning operations. Most states in which the Company owns and operates properties have regulations governing conservation matters, including provisions for the unitization or pooling of oil and natural gas properties, the establishment of maximum rates of production from oil and natural gas wells and the regulation of the spacing, plugging and abandonment of wells. Many states also restrict production to the market demand for oil and natural gas and several states have indicated interest in revising applicable regulations in light of the persistent oversupply and low prices for oil and natural gas production. These regulations may limit the rate at which oil and natural gas could otherwise be produced from the Company's properties. Some states have also enacted statutes prescribing ceiling prices for natural gas sold within the state. See "Business and Properties--Regulations."

         Various federal, state and local laws and regulations relating to the protection of the environment may affect the Company's operations and costs.
In particular, the Company's production operations and its use of facilities for treating, processing or otherwise handling hydrocarbons and wastes therefrom are subject to stringent environmental regulation. Although compliance with these regulations increases the cost of Company operations, such compliance has not had a material effect on the Company's capital expenditures, earnings or competitive position. Environmental regulations have historically been subject to frequent change by regulatory authorities and the Company is unable to predict the ongoing cost of complying with these laws and regulations or the future impact of such regulations on its operations. A significant discharge of hydrocarbons into the environment could, to the extent such event is not insured, subject the Company to substantial expense. See "Business and Properties--Regulations--Environmental Regulations."

DEPENDENCE ON KEY PERSONNEL

         The Company depends, and will continue to depend in the foreseeable future, on the services of its officers and key employees with extensive experience and expertise in evaluating and analyzing producing oil and gas properties and drilling prospects, maximizing production from oil and gas properties and marketing oil and gas production. The ability of the Company to retain its officers and key employees is important to the continued success and growth of the Company. The loss of key personnel could have a material adverse effect on the Company. See "Management."

TAX RISKS

         The following is a discussion of the material federal income tax consequences that are generally applicable under existing United States federal income tax law to Investors that vote to liquidate the Partnership in which such Investors are partners for federal income tax purposes and also for those that elect to subscribe to shares of Company stock in lieu of receiving all or some of their Partnership liquidating distribution. The discussion is based upon the Code, Treasury Regulations, judicial authority, published positions of the Internal Revenue Service (the "Service") and other applicable authorities (including to the extent applicable, private letter rulings(s)), all as in effect on the date hereof and all of which are subject to change, possibly retroactively. This discussion does not address all aspects of federal income taxation that may be material or relevant to particular investors in light of their own personal circumstances. This discussion does not address any aspect of state, local or foreign tax law or certain aspects of tax law solely applicable to qualified plans and individual retirement accounts, all as defined under the Code, and is not applicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceedings, or an investment company, financial institution or insurance company. No ruling has been sought from the Service in connection with tax aspects related to the proposed transactions. Accordingly, no assurance can be given that the Service will not take a position contrary to any of the tax aspects described below.

INVESTORS THAT ARE TAX EXEMPT PLANS

         Investors that are Tax Exempt Plans that have directly or indirectly acquired their Partnership interests through debt financing, as defined in the Internal Revenue Code of 1986, as amended, may be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership. See "Federal Income Tax Consequences of Adoption of the Proposal--Tax Treatment of Tax Exempt Plans--Debt-Financed Property."

INVESTORS SUBJECT TO FEDERAL INCOME TAX

         Investors that are subject to federal income tax are expected to recognize and realize taxable gain or loss, or a combination of both gain and loss on the sale of Partnership property and the subsequent liquidation of the Partnerships. The character of the gain or loss depends on certain factors specific to the Partnerships and to the Investors. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposal."

PAYMENT FOR STOCK WITH LIQUIDATING DISTRIBUTION

         As currently proposed, Investors that subscribe for Company stock pursuant to this offering will not actually receive some or all of the cash liquidating distribution of their partnership interests to which they otherwise would be entitled. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for the shares they elect to and are entitled to receive pursuant to the terms of this offering. For federal income tax purposes, Investors subscribing for shares of Company stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire shares rather than receive cash in liquidation of their partnership interests will not affect the federal income tax consequences attending the liquidation of their partnership interests. Because the purchase of shares of Company stock will reduce the cash received by the Investor on partnership liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than distributions from their partnership.

                                 THE PROPOSALS

GENERAL

         The Managing General Partner has proposed that the Partnerships' Property Interests be sold, the Partnerships be dissolved and that the Managing General Partner, acting as liquidator, wind up the Partnerships' affairs and make final distributions to Investors.

          Pursuant to the terms of the Partnership Agreements, the Partnerships, if not terminated earlier, will continue in being for a finite period specified in their Partnership Agreements (usually 25 years), at which point they will terminate automatically.

         This Joint Proxy Statement/Prospectus is being provided by the Company in its capacity as the Managing General Partner of the particular Partnership designated on the Notice of Special Meeting contained in the package with this Joint Proxy Statement/Prospectus. It is being provided to holders of either the units of limited partnership interests representing an initial investment of $100 or $1,000, depending on the particular Partnership, per unit in those Partnerships formed prior to April 1, 1991 and to holders of depositary interests (singly, the "SDIs," and collectively with the units, the "Units" unless the context requires otherwise) representing an initial investment of $1.00 per SDI in those Partnerships formed after April 1, 1991. This Joint Proxy Statement/Prospectus and the enclosed Form of Proxy are being provided for use at the Special Meetings of Investors of each of the Partnerships and at any adjournment of any of such meetings (the "Meeting") to be held at 16825 Northchase Drive, Houston, Texas at 4:00 p.m. Central Time on ______, 1998.
The Meetings are being called for the purpose of considering and voting upon the proposal to sell all of the oil and gas assets of the Partnerships to Swift Energy Company, and to dissolve, wind up and terminate the Partnerships (the "Proposals"), in accordance with the terms and provisions of each Partnership's Limited Partnership Agreement (the "Partnership Agreement"), and the Texas Revised Limited Partnership Act (the "Texas Act"). This Joint Proxy Statement/Prospectus and enclosed Form of Proxy are first being mailed to Investors on or about June ___, 1998.

REASONS FOR THE PROPOSAL

         The Managing General Partner believes that it is in the best interest of the Investors for their Partnerships to sell its Property Interests at this time and to dissolve the Partnerships and make a final liquidating distribution to its Partners for the reasons discussed below.

         Current Liquidating Distribution Lowers Volatility Risk. The Partnerships have been in existence for between four and twelve years. As discussed above, the Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum currently, rather than smaller amounts over a longer period, is one of the benefits of the Proposals, without the risk of such distributions being negatively affected by oil and gas price decreases. It is also the Managing General Partner's belief that improvements over the last several years in the level of oil and gas prices, particularly those for natural gas, relative to prices in the mid-1990's, make this an appropriate time to consider the sale of the Partnerships' Property Interests, and increases the likelihood of maximizing the value of the Partnerships' assets, although the future prices and market volatility cannot be predicted with any accuracy.

         Decreasing Cash Flow While Expenses Continue. Although the amount differs among Partnerships, a majority of the estimated ultimate recoverable reserves in which the Partnerships have an interest have been produced. As a result of the depletion of the Partnerships' oil and gas reserves, the Managing General Partner believes the asset base and future net revenues of the Partnerships no longer justify the continuation of operations. The Partnership's underlying interests in oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will occur while operating costs and general and administrative expenses continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses such as compliance with the securities laws, producing reports to partners and filing partnership tax returns do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.

         Effect of Gas Prices on Value.   The Managing General Partner believes
that the key factor affecting the Partnerships' long-term performance has been the decrease in oil and particularly gas prices that occurred subsequent to the purchase of Partnership Property Interests. Additionally, prices are expected to continue to vary widely over the remaining life of the Partnerships, and such changes in prices will affect future estimates of revenues from continued operations of the Partnerships. Many Partnerships have only a small amount of their ultimate recoverable reserves remaining for future production. Because of small amounts of remaining reserves, even if oil and gas prices were to increase in the future, such increases would be unlikely to have a material positive impact on the total return on investment to Investors in view of the expenses of the Partnerships as described above.

         Behind-Pipe Reserves. In many cases, a substantial portion of the remaining reserves attributable to properties in which the Partnerships have an interest are behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves always require completion of a well in a different producing zone which does not take place until production is depleted from the currently producing zones. Recovery in amounts great enough to significantly impact the results of those Partnerships' operations and their ultimate cash distributions can only occur with the investment of new capital. As provided in the Partnership Agreements, the Partnerships expended all of the Investors' net commitments for the acquisition of Property Interests many years ago, and they no longer have capital to invest in improvement of the properties through secondary or tertiary recovery. No additional development activities are contemplated on the properties in which the Partnerships have an interest.

         Investors' Tax Reporting. Investors will continue to have a partnership income tax reporting obligation with respect to his Units as long as the Partnerships continue to exist. There is no trading market for the Units, so Investors generally are unable to dispose of their Units. See "Business of the Partnership--No Trading Market." Following the approval of the Proposal and the sale of the Partnerships' Property Interests and dissolution of the Partnerships, Investors will realize gain or loss, or a combination of both, under federal income tax laws. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnerships. The dissolution of the Partnerships will also allow certain Investors to take a capital loss deduction for syndication costs incurred in connection with
formation of their Partnerships.   See "Federal Income Tax Consequences of
Adoption of the Proposal."

VOTE REQUIRED

         Under the Partnership Agreements, the Proposals must be approved by the affirmative vote of Investors holding either (1) a majority or (2) at least 51% of the Units or SDIs, respectively, then held by Investors in each particular Partnership as of the Record Date (as defined). Therefore, an abstention by an Investor will have the same effect as a vote against the Proposal. The solicitations are being made for votes in favor of the Proposals (which will result in liquidation and dissolution of the Partnerships). The number of Units outstanding (excluding the Managing General Partner's Units) and the number of record holders are set out in each Partnership's specific Supplement. Each Investor appearing on the records of the Partnership as of ______, 1998 (the "Record Date") is entitled to notice of their respective Meeting and is entitled to one vote for each Unit or SDI held by such Investor, as the case may be. VJM Corporation, a California corporation, is the Special General Partner of the Partnerships, and owns between a 0.5% and 1.5% interest in each of the Partnerships as a General Partner, but owns no Units or SDIs. The Managing General Partner owns a general partner's interest in each of the Partnerships, which varies between 9.0% and 14.25%, depending upon the particular Partnership and whether it has reached payout. Additionally, the Managing General Partner owns a certain percentage of the outstanding Units or SDIs in many Partnerships, which ownership results from the Managing General Partner's purchase over the life of the Partnerships of Units or SDIs from Investors under the Right of Presentment, which is contained in each of the Partnership Agreements. Under the Partnership Agreement of each of the Partnerships, the Managing General Partners may not vote any Units or SDIs owned by it for matters such as the Proposals. The Managing General Partner's non-vote, in contrast to abstention by Investors, will not affect the outcome, because for purposes of adopting the Proposals its Units are excluded from the total number of voting Units.

         See "The Proposal--General" herein. See "The Proposal--Reasons for the Proposal" and "Business of The Partnership--Transactions Between the Managing General Partner and the Partnership."

PROXIES; REVOCATION

         A sample of the form of proxy is attached to this Joint Proxy Statement/Prospectus. The actual proxy to be used to register your vote on your Proposal before you is the separate green sheet of paper included with this Joint Proxy Statement/Prospectus. PLEASE USE THE GREEN PROXY TO CAST YOUR VOTE ON THE PROPOSAL.

         If a proxy is properly signed and is not revoked by an Investor, the Units it represents will be voted in accordance with the instructions of the Investor. If no specific instructions are given, the Units will be voted FOR the Proposal. An Investor may revoke his proxy at any time before it is voted at the Meeting. Any Investor who attends the Meeting and wishes to vote in person may revoke his proxy at that time. Otherwise, an Investor must advise the Managing General Partner of revocation of his proxy in writing, which revocation must be received by the Managing General Partner at 16825 Northchase Drive, Suite 400, Houston Texas 77060 prior to the time the vote is taken.

NO APPRAISAL OR DISSENTERS' RIGHTS PROVIDED

         In connection with the Proposals to sell substantially all of the Partnerships' assets and liquidate the Partnerships, Investors are not entitled to any dissenters' or appraisal rights such as would be available to shareholders in a corporation engaging in a merger. Dissenting Investors are protected under state law by virtue of the fiduciary duty of the Managing General Partner to act with prudence in the business affairs of the Partnerships.

SOLICITATION

         The solicitations are being made by the Partnerships. The Partnerships will bear the costs of the preparation of this Joint Proxy Statement/Prospectus and of the solicitation of proxies and such costs for each Partnership will be allocated to the Investors and to the General Partners according to their respective percentage interests set out, usually either 90% and 10% respectively, or 85% and 15%, respectively, pursuant to the Partnership Agreement. If, for example, the Managing General Partner holds approximately 5% of the Units held by all Investors, 5% of the costs borne by the Investors will be borne by the Managing General Partner, in addition to its portion borne as a General Partner. Solicitations will be made primarily by mail. In addition to solicitations by mail, a number of regular or temporary employees of the Managing General Partner may, to ensure the presence of a quorum, solicit proxies in person or by telephone. The Managing General Partner also may retain a proxy solicitor to assist in contacting brokers or Investors to encourage the return of proxies, although it does not anticipate doing so.

SIMULTANEOUS PROPOSALS TO COMPANION PARTNERSHIPS

         Simultaneous Proposals are being made to Investors of so-called companion Partnerships. For example, simultaneously with the Proposal to Investors to ultimately sell all of a specific Partnership's Property Interests, a similar Proposal is being made to the Investors of the companion Partnership which owns either the working interest or the non-operating interest in the same properties. If both Partnerships do not approve the Proposal, it is likely to affect the ability of both Partnerships to consummate the sale of their Property Interests. Although the Investors in one Partnership may desire to sell their Property Interests, the separation of the working interest and the non- operating interests in the same properties may affect the salability of those interests on a permanent basis. The value of a working interest burdened by a large non-operating interest is likely to be lowered significantly. Conversely, the value of a non-operating interest is likely to be negatively affected by the lack of control over operations. If the two Partnerships owning the operating and non-operating interests in the same properties do not both approve the Proposals to sell their Property Interests and liquidate the Partnerships, it is likely that the Proposals to both Partnerships will be withdrawn and the value of both Partnerships' Property Interests will be reassessed. If a Pension Partnership's companion Operating Partnership does not approve its Proposal to liquidate and sell its Property Interests, and the Managing General Partner is the operator of that Partnership's properties, then it is possible but not certain that the Pension Partnership's Property Interest might be sold under the terms set out in the Proposal. If one of the two companion Partnerships does not approve its Proposal, then the Managing General Partner will advise the Investors of such Partnerships accordingly.

         If the Investors of companion Partnerships do not vote in favor of the Proposals, then it is likely that the Partnerships will continue operations and will produce their reserves until depletion with steadily decreasing rates of cash flow and consequently steadily decreasing amounts of cash distributions to the Investors.

STEPS TO IMPLEMENT THE PROPOSALS

         Following the approval of the Proposals by companion Partnerships, the Managing General Partner intends to take the following steps to implement the proposals:

         i. Pay the purchase prices of the Property Interests, transfer the Pension Partnerships' Property Interests to their companion Operating Partnerships, and execute assignments and other instruments to accomplish such sale (including documents to be executed together by the companion Partnerships);

         ii. Pay or provide for payment of the Partnerships' liabilities and obligations to creditors, if any, using the Partnerships' cash on hand and sales proceeds;

         iii. Conduct final accountings in accordance with the Partnership Agreements and make final liquidating distributions;

         iv. Cause final Partnerships' tax returns to be prepared and filed with the Internal Revenue Service and appropriate state taxing authorities;

         v.      Distribute to the Investors final Form K-1 tax information; and

         vi. File Certificates of Cancellation on behalf of the Partnerships with the Secretary of State of the State of Texas.

         Estimated Selling Costs. The expenses associated with the sale of the Partnerships' Property Interests are expected to be approximately 3% of the Fair Market Value of the Partnerships' Property Interests, primarily comprised of third party costs incurred, including the costs of the Appraisers, legal counsel and auditors, printing and mailing costs and related out-of-pocket expenses. The general and administrative costs of the Managing General Partner anticipated to be incurred in connection with the Proposals and related transactions will be met through the normal ongoing fee set out in the Partnerships' Limited Partnership Agreements. See "Voting on the Proposals--Solicitation."

         Other. Any sale of the Partnerships' Property Interests and the subsequent liquidating distributions to the Investors, if any, pursuant to the Proposals will be taxable transactions under federal and state income tax laws, even though certain Tax Exempt Investors may not be required to recognize any taxable income or loss. See "Federal Income Tax Consequences of Adoption of the Proposals."

IMPACT ON THE MANAGING GENERAL PARTNER

         The Managing General Partner will purchase the Partnerships' Property Interests if the Proposals are approved by the companion Partnerships. To the extent of the Managing General Partner's ownership of Units, liquidation will have the same effect on it as on the Investors. See "The Proposals--Estimates of Liquidating Distribution Amount." Additionally, by purchasing the Partnerships' Property Interests itself, the Managing General Partner will be able to maintain its position as operator of many of the properties in which the Partnerships own interests and for which it will continue to receive operating fees. The sale of any one Partnership's Property Interests to the Managing General Partner will have no effect or an inconsequential effect on the Managing General Partner's net book value and net earnings. However, the Managing General Partner is making similar Proposals to Investors in 63 Partnerships organized for the same purposes between the years 1986 and 1994. If the Investors in all of these Partnerships approve the Proposals to sell all of their properties to the Managing General Partner, the Managing General Partner anticipates that the oil and gas interests acquired would increase Swift's total proved reserves on a gas equivalent basis of the Managing General Partner by approximately 26%, and would increase the Company's cash flow and total assets by approximately 25% and 19%, respectively. The Managing General Partner is making its recommendations as set forth below, on the basis of its fiduciary duty to the Investors, rather than on the basis of the direct economic impact on it in its corporate capacity.

RECOMMENDATION OF THE MANAGING GENERAL PARTNER

         For the foregoing reasons, the Managing General Partner believes that it is in the best interests of the Investors to dissolve and liquidate the Partnerships. Liquidation will allow the Investors to receive the remaining value of Partnerships' reserves currently, rather than receiving distributions over the remaining life of the Partnerships, and redeploy such assets. This removes the risk of future decreases and continued volatility in oil and gas prices during the lengthy period necessary to produce the Partnerships' interests in remaining reserves. The Managing General Partner believes that general improvements over the last several years in the level of natural gas prices relative to prices in the mid-1990's make this an appropriate time to consider the sale of the Partnerships' Property Interests. If operations continue over many years, revenues will continue to decline while direct, operating, general and administrative expenses continue, reducing cash distributions. Continued operations also mean continuation of the additional costs incurred by the Investors, including the costs associated with inclusion of information from the Schedule K-1 relating to the Partnerships in their personal income tax returns, while reserves continue to decline. Termination of the Partnerships will allow preparation of final tax returns, and certain additional deductions may be generated in connection with these terminations.

                THE MANAGING GENERAL PARTNER RECOMMENDS THAT THE
                       INVESTORS VOTE FOR THE PROPOSALS.

                  COMPARISON OF OWNERSHIP OF UNITS AND SHARES

         The information below highlights a number of the significant differences between the Partnerships and the Company relating to, among other things, form of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure, compensation and fees, and investor rights, and compares certain of the respective legal rights associated with the ownership of the Units and Shares. These comparisons are intended to assist Eligible Purchasers in understanding how their investments will be changed if they elect to receive all or any portion of the distribution they are entitled to receive in shares of Common Stock offered hereunder. This comparison is summary in nature and does not constitute a complete discussion of these matters, and Eligible Purchasers should carefully review the balance of this Joint Proxy Statement/Prospectus for additional discussions.

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------

                                             FORM OF ORGANIZATION
                                             --------------------

 Each of  the Partnerships is  a limited  partnership    The Company is a Texas business corporation.
 organized under the laws of the State of Texas.


                                             LENGTH OF INVESTMENT
                                             --------------------

 Investments in the Partnerships were presented to       Unlike the Partnerships, the Company intends to
 Investors as finite life investments, with the          continue its operations for an indefinite time
 Investors to receive cash distributions principally     period and has no specific plans for disposition of
 from the sale of oil and gas produced from the          the assets it owns currently, or to be acquired upon
 Partnerships' properties and to receive cash            consummation of the Proposals or that may be
 distributions upon sale of production from, or          subsequently acquired.
 liquidation of, the Partnerships' Property
 Interests.  Under each of the Partnership
 Agreements, the Partnerships' stated terms of
 existence was approximately 25 years, but the
 Managing General Partner stated its intention of
 selling the Partnerships' properties after a
 Partnership's fifth to ninth year, market conditions
 permitting.  See "Background and Reasons for
 Proposals-- Background of the Partnerships."

      Investors in each of the Partnerships expect liquidation of their investment when the assets of the Partnerships are liquidated. In contrast, Shareholders are expected to achieve liquidity for their investments by trading the Shares on the secondary market.

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------

                                        PROPERTIES AND DIVERSIFICATION
                                        ------------------------------

 The investment portfolio of each of the Partnerships    The Company is engaged in the exploration,
 is limited to the interests in producing oil and gas    development, acquisition and operation of oil and
 properties acquired with the initial equity raised      gas properties, with its primary focus being
 through the sale of the Units to the Investors.  The    exploration and development drilling in its core
 Partnerships are not authorized to issue additional     areas.  The Company plans to issue debt and/or
 equity securities to expand their investment            equity securities in the future, and to apply all,
 portfolio. See "Background and Reasons for              or substantially all, of the net proceeds from the
 Proposals--Background of the Partnerships."             sale of the Shares offered hereunder towards the
                                                         purchase of the Property Interests.  To the extent
                                                         the Company sells or refinances its assets, the net
                                                         proceeds therefrom will, generally speaking, be
                                                         retained by the Company for new investments rather
                                                         than being distributed to Shareholders in the form
                                                         of dividends.  In contrast to the Partnerships, the
                                                         Company will constitute a vehicle for taking
                                                         advantage of future investment opportunities that
                                                         may be available in oil and gas properties.  See
                                                         "Background and Reasons for Proposals--Expected
                                                         Benefits from Proposals--Expected Benefits to
                                                         Investors Partners."

      The investment portfolio for each Partnership was limited to the assets acquired with its initial equity.  Through consummation of the Proposals, and through additional investments that have been made from time to time, the Company has an investment portfolio substantially larger and more diversified than the portfolio of any of the Partnerships.



                                          PERMITTED INVESTMENTS
                                          ---------------------

 Each of the Partnerships are only authorized to         The Company may invest in such investments as
 acquire, manage and ultimately sell interests in        specifically approved by the Board of Directors.
 properties that are producing oil and gas in
 commercial quantities or which contain shut-in-wells
 capable of such production with the initial equity
 raised through the sale of Units.  All such funds
 was required to be used or committed to be used
 within two years of the formation of the
 Partnerships.

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------

                                               ADDITIONAL EQUITY
                                               -----------------

 None of the Partnerships are authorized to issue        The Board of Directors may, it its discretion, issue
 equity securities other than the Units.                 additional equity securities consisting of Common
                                                         Stock or Preferred Stock, provided that the total
                                                         number of shares issued do not exceed the authorized
                                                         number of shares of Common Stock or of Preferred
                                                         Stock set forth in the Company's Articles of
                                                         Incorporation.  The Company expects to raise
                                                         additional equity from time to time to increase its
                                                         available capital.

      Unlike the Partnerships, the Company has substantial flexibility to raise equity, through the sale of
 Common Stock or Preferred Stock, to finance its business and affairs.


                                              BORROWING POLICIES
                                              ------------------

 The Partnership Agreement of each of the                The Company is permitted to borrow, on a secured or
 Partnerships places various restrictions on the         unsecured basis, funds to finance its business,
 authority of the Partnership to borrow funds.           subject to restrictions contained in its revolving
 Furthermore, as a matter of overall policy, each of     credit agreement [or the Indenture governing its
 the Partnerships limited the amount it borrowed, if     Convertible Subordinated Notes due 2006.]
 any, to finance the Partnership's activities.


      In conducting its business, the Company may incur Indebtedness to the extend believed appropriate.
 The incurrence of Indebtedness will increase the risk of loss of an Investment.  As a general rule, each of the Partnerships has not incurred significant indebtedness in acquiring its assets or conducting its business.


                                   MANAGEMENT CONTROL AND RESPONSIBILITY
                                   -------------------------------------

 Under each of the Partnership Agreements, the           The Board of Directors controls the Company's
 Managing General Partner is, subject to certain         business and affairs subject only to the
 narrow limitations, vested with all management          restrictions in the Articles of Incorporation and
 authority to conduct the business of the                the By-Laws.  Shareholders have the right to elect
 Partnership, including authority and responsibility     members of the Board of Directors on a staggered
 for overseeing all executive, supervisory and           basis at each annual meeting of the Shareholders.
 administrative services rendered to the Partnership.    The Directors are accountable to the Company as
 The Special General Partner assists and consults        fiduciaries and are required to exercise good faith
 with the Managing General Partner regarding certain     and integrity in conducting the Company's affairs.
 financial and administrative aspects of the
 Partnerships' business.  The General Partners have
 the right to continue to serve in such capacities
 unless either or both are removed by Investors
 holding at least a majority of the Units.  Investors

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------

 have no right to participate in the management and control of the Partnerships and have no voice in its affairs except for certain limited matters that may be submitted to a vote of the Investors under the terms of the Partnership Agreements. See "--Voting
 Rights" below. The General Partners are accountable as fiduciaries to the Partnerships and are required to exercise good faith and integrity in their dealings in conducting the Partnerships' affairs.

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------

      Shareholders have greater control over management of the Company than the Investors have over the
 Partnerships because members of the Board of Directors are elected on a staggered basis annually by the
 Shareholders at the Company's annual meeting.  However, in both cases, Investors and Shareholders must rely upon management for the prudent administration of their investments.


                                   MANAGEMENT LIABILITY AND INDEMNIFICATION
                                   ----------------------------------------

 As a matter of state law, the General Partners have     The Articles of Incorporation provide that directors
 liability for the payment of Partnership obligations    shall be indemnified to the full extent permitted
 and debts, unless limitations upon such liability       under Texas law.  The By-Laws and Texas law provide
 are expressly stated in the obligations.  Under         broad indemnification rights to directors and
 state law, the General Partners are liable to the       officers who act in good faith, and in a manner
 Investors for a breach of a Partnership Agreement or    reasonably believed to be in or not opposed to the
 a violation of a duty to a Partnership that causes      best interests of the Company.  Pursuant to the By-
 harm to such Partnership.  In addition, the             Laws and Texas law, the Company has the power to (a)
 Partnership Agreements indemnify the General            indemnify against judgments, penalties (including
 Partners and their affiliates against expenses,         excise and similar taxes), fines, settlements and
 including attorneys' fees, judgments and amounts        reasonable expenses actually incurred by the party
 paid in settlement, actually and reasonably incurred    seeking indemnification, and (b) advance reasonable
 by them in conducting the Partnerships' business,       expenses incurred by a director who was, is, or is
 if, in good faith, they determined their course of      threatened to be made a named defendant in a
 conduct was in or not opposed to the best interests     proceeding, in advance of final disposition of the
 of the Partnership and if the conduct of such entity    proceeding after the Company receives a written
 did not constitute negligence, misconduct or a          affirmation by the director of his good faith belief
 breach of fiduciary obligations to the Investors        that he has met the standard of conduct necessary
 except in the event of fraud, misconduct, bad faith     for indemnification and a written undertaking by
 or negligence.                                          such director to repay the amount if it is
                                                         ultimately determined that the standard was not met.
                                                         In addition, to the extent a director has been
                                                         successful on the merits or otherwise in defense of
                                                         any action, suit or proceeding to which he was
                                                         subject by reason of fact that he is or was a
                                                         director, he shall be entitled to mandatory
                                                         indemnification against reasonable expenses
                                                         incurred by him in connection therewith.

         The General Partners of the Partnerships have limited liability to the Partnerships for acts or omissions undertaken by them when performed in good faith, in a manner reasonably believed to be within the scope of their authority and in the best interests of the Partnerships.  The General Partners also have, under specified circumstances, a right to be advanced expenses or reimbursed for any loss, claim, liability, damage and expenses (including attorneys'
fees) actually and reasonably incurred by them by virtue of serving as General Partners.  Although the standards are expressed somewhat differently, there are similar limitations upon the liability of the directors and officers of the
Company when acting on behalf of the Company and upon the rights of such persons to seek indemnification from the
Company.

-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------

                                                 VOTING RIGHTS
                                                 -------------

 Investors by a majority vote may, with or without       Shareholders are entitled to elect the Company's
 the concurrence of the Managing General Partner:        Board of Directors at each annual meeting of the
                                                         Company.
     (a)   Certain amendments to the Partnership
           Agreements;                                   Under Texas law, the following actions may not be
     (b)   Dissolve the Partnerships;                    taken without the approval of Shareholders:
     (c)   Remove either or both of the General
           Partners, with or without cause;                  (a)  Amend the Certificate of Incorporation;
     (d)   Elect a new general partner provided              (b)  Merge with another corporation;
           certain conditions are satisfied; and             (c)  Sell, lease or exchange all or
     (e)   Approve or disapprove the sale, exchange               substantially all of the Company's assets;
           or other disposition of all or                    (d)  Dissolve the Company or revoke a pending
           substantially all of the Partnerships'                 dissolution; and
           assets.                                           (e)  Elect directors.

 Investors may not exercise these rights in a way to extend the term of the Partnerships, change the Partnerships to general partnerships, change the limited liability of the Investors or affect the status of the Partnerships for federal income tax purposes.

         Shareholders have broader voting rights (i.e. the right to elect the members of the Board of Directors on a staggered basis at each annual meeting) than those currently afforded to Investors.

                      COMPENSATION, FEES AND DISTRIBUTION

         Under the Partnership Agreements, substantial compensation, reimbursements and distributions have been paid to the Managing General Partner. To the extent the Proposals are approved, these amounts will no longer be paid to the Company. See the following table for a detailed comparison of the compensation, reimbursements and distributions paid by the 63 Partnerships in the aggregate for 1997, 1996 and 1995 and the first three months of 1998.

                                                              63 PSHP             63 PSHP          63 PSHP
                                                              TOTALS              TOTALS            TOTALS
                                                               1995                1996              1997
                                                         ----------------------------------------------------
           FEES AND REIMBURSEMENTS PAID TO
                  GENERAL PARTNERS

 MANAGEMENT FEE                                          $            0      $           0      $           0

     G&A OVERHEAD ALLOWANCE
     REIMBURSED                                          $    4,534,301      $   4,076,215      $   3,728,043

 INCENTIVE AMOUNT RECEIVED                               $      255,783      $     266,623      $     204,448

     INTERNAL ACQUISITION COSTS
     REIMBURSED                                          $      645,108      $     138,624      $       4,200

 DIRECT EXPENSES REIMBURSED                              $      113,866      $     165,089      $     120,791
 FORMATION COSTS REIMBURSED                              $            0      $           0      $           0

 DISTRIBUTIONS TO MANAGING GENERAL
 PARTNER                                                 $    2,064,569      $   3,094,584      $   3,111,476



-----------------------------------------------------------------------------------------------------------------
                      PARTNERSHIP                                              COMPANY
-----------------------------------------------------------------------------------------------------------------

                                        Limited Liability of Investors
                                        ------------------------------

 Under each of the Partnership Agreements and            Under Texas law, Shareholders will not be liable for
 applicable state law, the liability of Investors for    Company debts or obligations.  The Shares, upon
 the Partnerships' debts and obligations is generally    issuance, will be fully paid and nonassessable.
 limited to the amount of their investment in their
 Partnership, together with an interest in
 undistributed income, if any.  The Units are fully
 paid and nonassessable.


         The limitation on personal liability of Shareholders of the Company is substantially the same as that of
Investors in the Partnerships.

         The following compares certain of the investment attributes and legal rights associated with the ownership of Units and Shares.

-----------------------------------------------------------------------------------------------------------------
                         UNITS                                                  SHARES
-----------------------------------------------------------------------------------------------------------------

                                             NATURE OF INVESTMENT
                                             --------------------

 The Units of each Partnership constitute equity         The Shares constitute equity interests in the
 interests entitling each Investor to his pro rata       Company.  Each Shareholder will be entitled to his
 share of cash distributions made to the Investors of    pro rata share of the dividends made with respect to
 a Partnership.  Each of the Partnership Agreements      the Common Stock.  The dividends payable to the
 specifies how the cash available for distribution.      Shareholders are not fixed in amount and are only
                                                         paid when declared by the Company's Board of
                                                         Directors.  Since the Company's inception, no cash
                                                         dividends have been declared on its Common Stock,
                                                         and the Company does not expect to declare cash
                                                         dividends in the foreseeable future.  The Company
                                                         did, however, declare a 10% Common Stock dividend in
                                                         October 1997.

         Both the Units and Shares represent equity interests entitling the holders thereof to participate in the growth of the Partnerships and the Company, respectively.  Distributions and dividends payable with respect to the Units and
Shares depend upon the performance of the Partnerships and the Company, respectively.

                                     POTENTIAL DILUTION OF PAYMENT RIGHTS
                                     ------------------------------------

 Since the Partnerships are not authorized to issue      The Board of Directors may, in its discretion, issue
 additional equity securities, there can be no           additional Shares of Common Stock or issue Preferred
 dilution of the distributive share of the Investors     Stock with such powers, preferences and rights as
 to cash available for distribution.                     the Board of Directors may at the time designate.
                                                         The issuance of additional Shares of either Common
                                                         Stock or Preferred Stock, beyond the Shares to be
                                                         issued pursuant to this Offering, may result in the
                                                         dilution of the interests of the Shareholders.  See
                                                         "Investment Policies and
                                                         Restrictions--Capitalization."

         The Shareholders will be subject to potential dilution if the Company issues additional equity securities at prices below the then current value represented by such securities.  Furthermore, the Company may issue Preferred Stock with priorities or preferences with respect to individuals and liquidation proceeds.

-----------------------------------------------------------------------------------------------------------------
                         UNITS                                                  SHARES
-----------------------------------------------------------------------------------------------------------------

                                                   LIQUIDITY
                                                   ---------

 The transfer of the Units is subject to a number of     The Shares will be freely transferable.  The Common
 restrictions imposed by the Partnership Agreements,     Stock will be listed on the NYSE and the Pacific
 which are designed primarily to preserve the tax        Exchange.  A public market for the Shares exists,
 status of the Partnerships as "partnerships" under      but the breadth and strength of this secondary
 the Code.  No transferee of a Unit or SDI has the       market will depend, among other things upon the
 right to become a substitute Investor (entitling        number of Shares outstanding, the Company's
 such person to vote on matters submitted to a vote      financial results and prospects, and the relative
 of the Investors) unless, among other things, such      attractiveness of the Company's yields compared to
 substitution is approved by the Managing General        those of other equity securities.
 Partner, who may grant or withhold such consent in
 its absolute discretion.  Furthermore, transfers
 would not be permitted if the transfers would result
 in the termination of the Partnership under Section
 708 of the Code or, in some cases, if the transfer
 would effect the partnership status of the
 Partnership for federal income tax purposes.  In
 view of the foregoing, the secondary market for the
 Units has been either non-existent or limited, thin
 and sporadic.

         The Shares will be listed on the NYSE and the Pacific Exchange.  Although a public market for the Common Stock exists, the breadth of the market cannot yet be determined.  While there has been a limited secondary market for the
Units, trading on that market has been sporadic and limited.

                          TAXATION OF TAXABLE INVESTORS IN SEIP AND SEOP PARTNERSHIPS
                          -----------------------------------------------------------

 Income or loss earned by each of the Partnerships is    Any dividends received by Shareholders from the
 not taxed at the partnership level.  Investors are      Company generally will constitute portfolio income,
 required to report their allocable share of             which cannot offset "passive" loss from other
 Partnership income and loss on their respective tax     investments.  Losses and credits generated within
 returns.  Income and loss from the Partnerships         the Company do not pass through to the Shareholders.
 generally constitute "passive" income and loss,         After the end of the Company's calendar year,
 which can generally offset "passive" income and loss    Shareholders will receive the less complicated Form
 from other investments.  Due to depletion and other     1099-DIV used by corporations to report any dividend
 non-cash items, cash distributions are not generally    income.  See "Federal Income Tax Considerations--
 equivalent to the income and loss allocated to          Taxation of Taxable Shareholders."
 Investors.  During operations, such cash
 distributions are partially sheltered.  After the
 end of each fiscal year, Investors receive annual
 Schedule K-1 forms showing their allocable shares of
 Partnership income and loss for inclusion on their
 federal income tax returns.  Investors may also be
 required to file state income tax returns and/or pay
 state income taxes in states other than Texas where
 their Partnership owns properties.

         Each of the Partnerships is a pass-through entity, whose income and loss is not taxed at the entity level but instead allocated directly to the General Partners and Investors.  Investors are taxed on income or loss allocate to them, whether or not cash distributions are made to the Investors.  To the extent the Company has net income, such income will be taxed at the Company's level at the standard corporate tax rates.  Any dividends paid to Shareholders will constitute portfolio income and not passive income.

-----------------------------------------------------------------------------------------------------------------
                         UNITS                                                  SHARES
-----------------------------------------------------------------------------------------------------------------

                       TAXATION OF TAX-EXEMPT INVESTORS IN SEMPAP AND SEPP PARTNERSHIPS
                       ----------------------------------------------------------------

 Partnership income, gain or loss earned by each of      Any dividends received from the Company by Tax-
 the Partnerships is generally treated as nontaxable     Exempt Shareholders should not constitute UBTI if
 unless the Investor has caused its interest in a        such Shareholders did not finance the acquisition of
 Partnership to be debt financed in which case the       their Shares.  The amount of dividends paid to Tax-
 income would be UBTI.  Therefore, it is uncertain       Exempt Shareholders is expected to be less than the
 whether the gain or loss received by the                distributions made to such entities from their
 Partnerships in connection with the sale of their       respective Partnerships.  See "Federal Income Tax
 net profits interests constitutes taxable gain or       Considerations-- Taxation of Tax-Exempt
 loss for UBTI purposes.  Accordingly, there is risk     Shareholders."
 that the Partnership's gain or loss could be taxable
 for certain Tax-Exempt Partners.

          A tax-exempt entity is treated as owning and carrying on any business activity conducted by a partnership in which such entity owns an interest.  Accordingly, to the extent a Tax-Exempt Partner owns an interest in a Partnership, the income received by such Partnership must not constitute UBTI in order for the Tax-Exempt Partner to avoid taxation.  The income received from the Partnership appears not to be UBTI for these purposes; however, the actions of each Tax-Exempt Partner may affect whether the income is taxable to such Partner.  Any income attributable to the Shares is not UBTI unless such shares are debt financed.

          FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSALS

GENERAL

         The following summarizes certain federal income tax consequences to the Investors arising from the Partnerships' proposed sale of their oil and gas operating and non-operating properties and liquidation pursuant to the Proposals. Investors herein are treated for federal income tax purposes as limited partners and references to tax treatments of partners includes Investors. Statements of legal conclusions regarding tax consequences are based upon an opinion of Hoops & Levy, L.L.P., Special Tax Counsel, relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnerships constitute partnerships for federal tax purposes and that the Partnerships will be liquidated as described herein. Statements of legal conclusions regarding tax consequences also are based upon private letter rulings dated October 5, 1987 and August 22, 1991, with respect to Swift Energy Managed Pension Assets Partnerships and February 6, 1991, with respect to Swift Energy Pension Partnerships. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors. Investors should recognize that an opinion of Special Tax Counsel represents merely such counsel's best legal judgment and has no binding effect or official status of any kind.

         This summary does not describe all the tax aspects which may affect Investors because the tax consequences may vary depending upon the individual circumstances of an Investor. It is generally directed to Investors that are individuals, qualified plans and trusts under Code Section 401(a) or individual retirement accounts ("IRAs") under Code Section 408 (collectively "Tax Exempt Plans") and that are the original purchasers of the Units and hold interests in the Partnerships as "capital assets" (generally, property held for investment). Each Investor is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to such Investor. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

TAX TREATMENT OF TAX EXEMPT PLANS (Certain Investors in either a Swift Energy Managed Pension Assets Partnership ("SEMPAP") or Swift Energy Pension Partnership ("SEPP"))

         SALE OF PROPERTY INTERESTS AND LIQUIDATION OF PARTNERSHIPS

         The Managing General Partner is proposing to sell the Partnerships' Property Interests as well as any other royalties and overriding royalties the Partnerships may own. After the sale of the properties, the Partnerships' assets will consist solely of cash, which will be distributed to the Investors in complete liquidation of the Partnerships.

         Tax Exempt Plans are subject to tax on their unrelated business taxable income ("UBTI"). UBTI is income derived by an organization from the conduct of a trade or business that is substantially unrelated to its performance of the function that constitutes the basis of its tax exemption (aside from the need of such organization for funds). Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Notwithstanding these exclusions, royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The Service has previously ruled that the Partnerships' Property Interests, as structured under the net profits agreements, are royalties, as are any overriding royalties the Partnerships may own. To the extent that the Property Interests are not debt-financed property, neither the sale of the Property Interests by the Partnerships nor the liquidation of the Partnerships are expected to cause Investors that are Tax Exempt Plans to recognize taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the Property Interests for federal income tax purposes. The foregoing assumes Investors have not borrowed funds to acquire their partnership interests.

         DEBT-FINANCED PROPERTY

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property. Generally, acquisition indebtedness is the unpaid amount of (i) indebtedness incurred by a Tax Exempt Plan to acquire an interest in a partnership, (ii) indebtedness incurred in acquiring or improving property, or (iii) indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement. Generally, property acquired subject to a mortgage or similar lien is considered debt- financed property even if the organization acquiring the property does not assume or agree to pay the debt. Notwithstanding the foregoing, acquisition indebtedness excludes certain indebtedness incurred by Tax Exempt Plans other than IRAs to acquire or improve real property. Although this exception may apply, its usefulness may be limited due to its technical requirements and the fact that the debt excluded from classification as acquisition indebtedness appears to be debt incurred by a partnership and not debt incurred by a partner directly or indirectly in acquiring a partnership interest.

         If an Investor that is a Tax Exempt Plan borrowed to acquire its partnership interest or had borrowed funds either before or after it acquired its partnership interest, its pro rata share of Partnership gain on the sale of the Property Interests may be UBTI. The Managing General Partner has represented that (i) the Partnerships did not borrow money to acquire their Property Interests, and (ii) that the Property Interests of the Partnerships are not subject to any debt, mortgages or similar liens that will cause the Partnerships' Property Interests to be debt-financed property under Code
Section 514. If a Tax Exempt Plan has not caused its partnership interest to be debt-financed property, and based upon the representations of the Managing General, the Property Interests are not expected to be considered debt-financed property.

TAX TREATMENT OF INVESTORS SUBJECT TO FEDERAL INCOME TAX

         TAX TREATMENT OF INVESTORS SUBJECT TO FEDERAL INCOME TAX DUE TO DEBT-FINANCING

         All references hereinbelow to Investors refers solely to Investors that either are not Tax Exempt Plans or are Tax Exempt Plans (a) whose Partnership Interests are debt-financed or (b) that have invested in SEIP or SEOP Partnerships. To the extent that a Tax Exempt Plan's partnership interest is only partially debt-financed, the percentage of gain or loss from the sale of the Property Interests and liquidation of the Partnerships that will be subject to taxation as UBTI is the percentage of the Tax Exempt Plan's share of Partnership income, gain, loss and deduction adjusted by the following calculation. Section 514(a)(1) includes, with respect to each debt-financed property, as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as (i) the average acquisition indebtedness for the taxable year with respect to the property is of (ii) the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year (the "debt/basis percentage").

         A similar calculation is used to determine the allowable deductions. For each debt-financed property, the amount of the deductions directly attributable to the property are multiplied by the debt/basis percentage, which yields the allowable deductions. If the average acquisition indebtedness is equal to the average adjusted basis, the debt/basis percentage is zero and all the income and deductions are included within UBTI. The debt/basis percentage is calculated on an annual basis.

         Tax Exempt Plans with debt-financed partnership interests should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the Partnerships Property Interests and the liquidation of the Partnerships assumes that all of an Investor's income, gain, loss and deduction from his Partnership is subject to federal taxation.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         An Investor will realize and recognize gain or loss, or a combination of both, upon his Partnership's sale of its properties prior to liquidation. The amount of gain realized with respect to each property, or related asset, will be an amount equal to the excess of the amount realized by such Partnership and allocated to such Investor (i.e., cash or consideration received) over the Investor's adjusted tax basis for such property.
Conversely, the amount of loss realized with respect to each property or related asset will be an amount equal to the excess of the Investor's tax basis over the amount realized by such Partnership for such property and allocated to such Investor. Investors in Swift Energy Income Partnerships ("SEIP") or Swift Energy Operating Partnerships ("SEOP") are not expected to realize any gain or loss on property acquired from a SEMPAP or SEPP partnership and immediately sold by the acquiring Partnership to the Managing General Partner. It is projected that SEIP and SEOP Partnerships will realize taxable gain upon the sale of the Partnership properties (other than those acquired from SEMPAP or SEPP partnerships) and that SEMPAP and SEPP Partnerships will realize taxable loss upon the sale of Partnerships properties. Such gain or loss will be allocated among the Investors in accordance with the Partnership Agreements. The Partnership Agreements include allocation provisions that require allocations pursuant to a liquidation be made among partners in a fashion that equalizes capital accounts of the partners so that the amount in each partner's capital account will reflect such partner's sharing ratio of income and loss. The extent to which capital accounts can be equalized, however, is limited by the amount of gain and loss available to be allocated.

         Realized gains and losses generally must be recognized and reported in the year the sale occurs. Accordingly, each Investor will realize and recognize his allocable share of gains and losses in his tax year within which the Partnership properties are sold.

         SEIP AND SEOP PARTNERSHIPS

         Because the oil and gas properties, and related assets owned by the SEIP and SEOP Partnerships are properties used in a trade or business, the character of gains and losses realized by the Partners generally will be governed by Section 1231 of the Code. Deductions for intangible drilling and development costs, depletion and depreciation expenses with respect to these properties, however, may be subject to recapture as ordinary income, in an amount which does not exceed gain recognized. With respect to properties placed in service after 1986, Code Section 1254 recaptures all intangible drilling and development costs and depletion (to the extent of basis) as ordinary income. The SEIP and SEOP Partnerships did not incur material amounts of intangible drilling and development costs, and accordingly the recapture of same is not expected to be material.

         Each Investor's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Investor's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section 1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

         LIQUIDATION OF THE PARTNERSHIPS

         After sale of their properties, the Partnerships' assets will consist solely of cash which they will distribute to their partners in complete liquidation. The Partnerships will not realize gain or loss upon such distribution of cash to their partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess. Investors in SEIP and SEMPAP Partnerships paid a portion of syndication and formation costs upon entering his or its Partnership, neither of which costs were deductible expenses, therefore it is anticipated that liquidating distributions to Investors in SEIP and SEMPAP Partnerships will be less than such Investors' bases in their Partnership interests and thus will generate capital losses.

         CAPITAL GAINS TAX

         Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%. With respect to net capital losses, other than Section 1231 net losses, the amount of net long-term capital loss that can be utilized to offset ordinary income will be limited to the sum of net capital gains from other sources recognized by the Investor during the tax year, plus $3,000 ($1,500, in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations. Corporations are taxed on net long-term capital gains at their ordinary Section 11 rates and are allowed to carry net capital losses back three years and forward five years.

         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. A SEMPAP or SEPP Investor's allocable share of any gain realized on sale of his Partnership's net profits interest is expected to be characterized as portfolio income and may not offset, or be offset by, passive activity gains or losses.

         An SEIP or SEOP Investor's allocable share of any gain realized on sale of Partnership properties (other than gain from the sale of portfolio investments) will be characterized as passive activity income that may be offset by passive activity losses from other passive activity investments. Moreover, because the sale of properties and liquidation of such Partnerships will terminate the Investors' interest in the passive activity, an Investor's allocable share of any loss (i) previously realized as an Investor in such Partnership and suspended because of its passive characterization, (ii) realized on the liquidating sale of Partnership properties, or (iii) realized by the Investor upon liquidation of his Partnership interest, will not be characterized as losses from a passive activity.

         THE FOREGOING DISCUSSION IS INTENDED TO BE A SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION OF THE PARTNERSHIPS. EACH INVESTOR SHOULD CONSULT HIS OR ITS OWN TAX ADVISOR CONCERNING SUCH INVESTOR'S PARTICULAR TAX CIRCUMSTANCES AND THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO HIM OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF HIS OR ITS PARTNERSHIP.

                      INVESTOR ELECTION TO PARTICIPATE IN
                        OFFERING OF 2,500,000 SHARES OF
                   SWIFT COMMON STOCK TO ELIGIBLE PURCHASERS

         Investor Election to Purchase Shares

         In connection with the concurrent Proposals for sale of substantially all of the assets of 63 Partnerships to the Company and the subsequent termination of such Partnerships, the Company is offering (the "Offering) up to 2,500,000 shares of the Company's Common Stock to Investors of Partnerships which approve such Proposals. This offering is made solely to those Investors of Partnerships in which the Proposals are approved by it and its companion Partnership ("Eligible Purchasers"). Upon approval of the Proposals and sale of the Partnerships' properties, the Partnerships' assets will consist solely of cash which each Investor of such Partnerships will be entitled to receive as a distribution. The Company hereby offers to each Eligible Purchaser the opportunity to purchase shares of Common Stock with all or any portion of the cash distribution such Investor will be entitled to receive, provided that a minimum round lot of 100 shares must be purchased. Eligible Purchasers may purchase shares of Common Stock with funds in addition to their cash distributions in order to purchase (i) the minimum round lot of 100 shares, or
(ii) additional shares in excess of the number for which their cash distribution will be applied, subject to prorata limitations in the event of oversubscription. No fractional shares will be sold.

         Purchase Price

         The price at which the Common Stock offered hereby will be issued will be the average price of the Common Stock as reported by the NYSE for the period between ________ and __________, 1998.

         A Prospectus Supplement to this Joint Proxy Statement/Prospectus will be sent to Eligible Purchasers advising as to which Partnerships approved the Proposals and the purchase price of the Shares offered hereby.

         Shares Outstanding

         At March 31, 1998, 16,515,038 shares of Common Stock were issued and outstanding. As of such date, the 2,500,000 Shares constitute approximately 15.1% of the Company's issued and outstanding Common Stock.

         New York Stock Exchange Listing

         The Common Stock is traded on the NYSE and the Pacific Exchange under the symbol "SFY." Application will be made to list the Shares of Common Stock offered hereby on the NYSE and the Pacific Exchange.

         Closing Date

         The Company will issue checks representing full or partial distributions and/or stock certificates representing shares of Common Stock subscribed for hereunder on the Closing Date (approximately forty-five (45) days after the date of the Prospectus Supplement), unless earlier terminated or extended by the Company.

         Due Date

         All subscriptions, revocations of prior subscriptions or additional required consideration must be received by the Due Date (no later than thirty
(30) days after the date of the Prospectus Supplement), unless extended by the Company.

         Oversubscription

         In the event this Offering is oversubscribed, all subscribing Eligible Purchasers will first be sold a round lot of 100 shares and then, if applicable, that number of shares of Common Stock the purchase price of which is equal to such Eligible Purchaser's cash distribution, rounded down to the next whole share. Any remaining shares will be sold on a prorata basis based on the number of shares such subscribers wish to purchase.

         Revocation

         Eligible Purchasers may revoke their subscriptions to purchase Shares offered hereby at any time until the Due Date by delivering or faxing a letter so stating or a later dated proxy, either of which must be signed by all subscribers, to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, fax number (281) 874-2818; Attention: Investor Relations Department.

         Offers to Third Parties

         In the event this Offering is not fully subscribed by Eligible Purchasers, the Company may offer any remaining Shares from time to time to third parties including, but not limited to, underwriters and institutional investors. Specific terms of the offer for the unsubscribed Shares the Common Stock in respect of which this Prospectus is being delivered will be set forth in one or more accompanying prospectus supplements. Such prospectus supplement(s) will set forth, without limitation, the number of shares of Common Stock and the terms of the offering and sale thereof.

         Method of Purchase

         In addition to this Joint Proxy Statement/Prospectus, Investors are being provided with (i) the relevant Partnership Supplement relating to the Proposal before their Partnership, (ii) a proxy upon which to vote regarding the Proposal, and (iii) a Subscription Agreement by which Investors can purchase shares of the Common Stock offered hereby contingent upon their becoming Eligible Purchasers. In order to purchase shares of Common Stock offered hereby, a Subscription Agreement must be returned. If a Subscription Agreement is not returned, an Investor will receive the cash distribution. Provided their cash distribution is more than the amount required to purchase the minimum number of shares, Investors may indicate on the Subscription Agreement that they elect to (i) apply all of their cash distribution to purchase shares of Common Stock rounded down to the nearest whole share (fractional shares will be paid in cash), (ii) apply all of their cash distribution toward the purchase of a designated number of shares of Common Stock for an amount in excess of their cash distribution for which additional consideration will be paid to the Company, (iii) apply all of their cash distribution plus an additional designated dollar amount toward the purchase of shares of Common Stock, or (iv) purchase shares of Common Stock with a designated dollar amount or percentage of their cash distribution and receive the remainder of their distribution in cash. An Eligible Purchaser whose cash distribution is less than the amount required to purchase the minimum 100 shares may elect to apply all of his cash distribution towards the minimum purchase of 100 shares, or a designated number in excess thereof, in either case additional consideration will be paid to the Company. A second Subscription Agreement will be sent to Eligible Purchasers accompanied by the Prospectus Supplement advising as to which Partnerships approved the Proposals. Eligible Purchasers may subscribe, or revoke their previous subscription, to purchase shares of the Common Stock offered hereby from the date of this Prospectus until the Due Date, unless earlier terminated or extended by the Company.

         In the event Eligible Purchasers chose to apply all of their cash distribution to purchase shares of Common Stock and such distribution is more than the purchase price required to purchase a round lot of 100 shares, such Eligible Purchasers will receive that number of shares of Common Stock rounded down to the nearest whole share as can be purchased for such amount. If such Eligible Purchaser elects to purchase shares of Common Stock in addition to the number of shares purchasable with his or her cash distribution, the Eligible Purchaser will receive a request from the Company for the additional required purchase price. If the additional purchase price is not received by the Due Date, the Company will deem the Eligible Purchaser's subscription for additional shares revoked. Upon receipt of the remaining purchase price in the form of a personal check, a certificate or certificates representing such shares of Common Stock will be issued on the Closing Date and registered in the name of or for the account of the Eligible Purchaser.

         In the event an Eligible Purchaser subscribes for the minimum purchase of 100 shares of Common Stock and his or her cash distribution is less than the required purchase price for such shares, a request by the Company for the additional purchase price required will be sent to such Eligible Purchaser. If the additional purchase price is not received by the Due Date, the Eligible Purchaser's subscription will be deemed revoked and the cash distribution will be sent to such Eligible Purchaser.

           MATERIAL FEDERAL INCOME TAX CONSIDERATIONS OF ELECTING TO
                      RECEIVE COMMON STOCK IN LIEU OF CASH
                          UPON PARTNERSHIP LIQUIDATION

         The following is a discussion of the material federal income tax consequences that are generally applicable under existing United States federal income tax law to Investors that elect to subscribe to shares of Common Stock in lieu of receiving all or some of their Partnership liquidating distribution. The discussion is based upon the Code, Treasury Regulations, judicial authority, published positions of the Service and other applicable authorities, all as in effect on the date hereof and all of which is subject to change, possibly retroactively. This discussion does not address all aspects of federal income taxation that may be material or relevant to particular investors in light of their own personal circumstances. This discussion does not address any aspect of state, local or foreign tax law or any aspect of tax law solely applicable to qualified plans and individual retirement accounts, all as defined under the Code, and is not applicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceedings, or an investment company, financial institution or insurance company. No ruling has been sought from the Service in connection with tax aspects related to the proposed transactions. Accordingly, no assurance can be given that the Service will not take a position contrary to any of the tax aspects described below.

PAYMENT FOR STOCK WITH LIQUIDATING DISTRIBUTION

         As currently proposed, Investors that subscribe for Common Stock pursuant to this Offering will not actually receive some or all of the cash liquidating distribution of their Partnership interest to which they otherwise would be entitled. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for the shares they elect to and are entitled to receive pursuant to the terms of this Offering. For federal income tax purposes, Investors subscribing for shares of Common Stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire shares rather than receive cash in liquidation of their Partnership interests will not affect the federal income tax consequences attending the liquidation of their Partnership interests. Investors should refer to Federal Income Tax Consequences of Adoption of the Proposals in this Prospectus for a discussion of the federal income tax consequences related to the liquidation of their Partnership interests. Because the purchase of shares of Common Stock will reduce the cash received by the Investor on the Partnership liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than distributions from their Partnership.

STOCK PURCHASE WITH CASH LIQUIDATING DISTRIBUTION

         Subject to unusual individual circumstances of an Investor, Investors that elect to purchase shares of Common Stock will hold such shares as capital assets and will have a holding period that begins on the day they acquire such shares.

PARTNERS THAT ARE TAX EXEMPT PLANS

         Investors in SEMPAP or SEPP Partnerships that are Tax Exempt Plans that elect to subscribe for Common Stock and that are not subject to the debt financing rules, are not expected to realize any current tax consequences upon liquidation of their Partnership or the acquisition of Common Stock. See "Federal Income Tax Consequences of Adoption of the Proposals--Tax Treatment of Tax Exempt Plans."

         PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY OF THE COMPANY

       The Common Stock trades on the New York Stock Exchange and the Pacific Exchange, Inc. under the symbol "SFY." At March 31, 1998, the Company had approximately 526 stockholders of record. The following table sets forth the range of high and low quarterly sales prices for the Common Stock of the Company as reported by the New York Stock Exchange for the periods indicated.

                                                       High             Low
                                                   ------------     -----------
 1998
 ----
 Second Quarter (Through May 12) . . . . . .       $    20.75       $    17.06
 First Quarter . . . . . . . . . . . . . . .            21.00            15.88

 1997
 ----
 Fourth Quarter  . . . . . . . . . . . . . .            29.50            19.25
 Third Quarter . . . . . . . . . . . . . . .            27.22            18.86
 Second Quarter  . . . . . . . . . . . . . .            26.02            16.93
 First Quarter . . . . . . . . . . . . . . .            34.20            19.32

 1996
 ----
 Fourth Quarter  . . . . . . . . . . . . . .            28.86            20.91
 Third Quarter . . . . . . . . . . . . . . .            22.61            15.91
 Second Quarter  . . . . . . . . . . . . . .            16.48            11.82
 First Quarter . . . . . . . . . . . . . . .            12.84             9.89

       The above prices for 1996 and 1997 have been revised to reflect a 10% Common Stock dividend declared and paid in October 1997. On May 12, 1998, the last reported sale price for the Common Stock on the New York Stock Exchange was $18.88 per share.

       Since the Company's inception, no cash dividends have been declared on its Common Stock, and the Company does not expect to declare cash dividends in the foreseeable future. The Company currently intends to continue a policy of using retained earnings for expansion of its business. Under its current credit arrangements, the Company may not declare cash dividends on its Common Stock that exceed $2.0 million in any fiscal year.

                     CAPITALIZATION OF SWIFT ENERGY COMPANY


     The following table sets forth as of March 31, 1998 the actual capitalization of the Company and the capitalization of the Company as adjusted to give effect to the Acquisitions assuming (i) the 100% Case is consummated for
(a) all cash or (b) cash and 2.5 million shares of Common Stock at an assumed price of $18 per share and (ii) the 50% Case is consummated for (a) all cash or
(b) 2.3 million shares of Common Stock at an assumed price of $18 per share. This table should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements included elsewhere in this Joint Proxy Statement/Prospectus.



                                                                         AS OF MARCH 31, 1998
                                             ----------------------------------------------------------------------------
                                                                AS ADJUSTED FOR THE              AS ADJUSTED FOR THE
                                                               ACQUISITIONS 100% CASE           ACQUISITIONS 50% CASE
                                              COMPANY      ------------------------------    ----------------------------
                                             HISTORICAL      ALL CASH       EQUITY/CASH        ALL CASH       ALL EQUITY
                                             ----------    ------------    --------------    ------------    ------------
                                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents................   $  1,915       $  1,915         $  1,915         $  1,915        $  1,915
                                              --------       --------         --------         --------        --------
Long-Term Debt:
  6.25% Convertible Subordinated Notes Due
    2006...................................    115,000        115,000          115,000          115,000         115,000
  Bank Borrowings..........................     15,124         76,624           31,624           55,724          15,124
                                              --------       --------         --------         --------        --------
        Total Long-Term Debt...............    130,124        191,624          146,624          170,724         130,124
                                              --------       --------         --------         --------        --------
Stockholders' Equity:
  Preferred stock, $.01 par value,
    5,000,000 shares authorized, none
    outstanding............................         --             --               --               --              --
  Common stock, $.01 par value, 35,000,000
    shares authorized, 16,935,312 shares
    issued and 16,515,038 shares
    outstanding, respectively, 19,435,312
    issued and 19,015,038 shares
    outstanding as adjusted for the 100%
    Case -- Equity/Cash, 19,190,868 issued
    and 18,770,594 shares outstanding as
    adjusted for the 50% Case -- All Equity
    (a)....................................        169            169              194              169             192
  Additional paid-in capital...............    148,380        148,380          193,356          148,380         188,958
  Treasury stock held, at cost, 420,274
    shares.................................     (9,093)        (9,093)          (9,093)          (9,093)         (9,093)
  Unearned ESOP compensation...............       (100)          (100)            (100)            (100)           (100)
  Retained earnings........................     23,589         27,309           27,012           27,789          27,521
                                              --------       --------         --------         --------        --------
                                               162,945        166,665          211,369          167,145         207,478
                                              --------       --------         --------         --------        --------
        Total Liabilities and Stockholders'
          Equity...........................   $293,069       $358,289         $357,993         $337,869        $337,602
                                              ========       ========         ========         ========        ========


---------------


(a) Excludes 1,822,987 shares issuable upon exercise of employee and director stock options outstanding as of March 31, 1998.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



     The following unaudited pro forma consolidated statements of income for the year ended December 31, 1997 and for the three months ended March 31, 1998, and the unaudited pro forma consolidated balance sheets as of March 31, 1998 (collectively, the "Pro Forma Financial Statements") are based on the historical consolidated financial statements of the Company and the historical combined financial statements of all the Partnerships whose oil and gas assets are proposed to be acquired under the 100% Case and the 50% Case scenarios, adjusted to give effect to the acquisition alternatives described below.



     The Company has no reason to believe that any Partnership or group of Partnerships is more or less likely than any other to withhold approval of the Proposals to sell their assets and liquidate their respective Partnerships. Accordingly the 100% Case Pro Forma Financial Statements assume that all 63 Partnerships will approve their respective Proposal. However, for purposes of presenting a pro forma case should there be only partial approval of the Proposals, the 50% Case shows the effect of approval of the Proposals only by those 51 Partnerships with the lowest levels of net cash provided by operating activities, selected in ascending order until the group of such Partnerships collectively represents approximately 50% of the combined net cash provided by operating activities for the three months ended March 31, 1998 of all 63 Partnerships.



     The Unaudited Pro Forma Consolidated Statements of Income for the year ended December 31, 1997 and for the three months ended March 31, 1998 give effect to the Acquisitions as if they had occurred as of January 1, 1997. The Unaudited Pro Forma Consolidated Balance Sheets give effect to the Acquisitions as if they had occurred as of March 31, 1998. The Pro Forma Financial Statements assume (i) the 100% Case is consummated for (a) all cash or (b) cash and 2.5 million shares of Common Stock at an assumed price of $18 per share and (ii) the 50% Case is consummated for (a) all cash or (b) 2.3 million shares of Common Stock at an assumed price of $18 per share. The pro forma adjustments are described in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements and are based upon available information and certain assumptions that management believes are reasonable.



     The Pro Forma Financial Statements do not purport to represent what the Company's results of operations or financial condition would actually have been had the Acquisitions in fact occurred on such dates or to project the Company's results of operations or financial condition for any future date or period. The Pro Forma Financial Statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Consolidated Financial Statements of the Company and related notes thereto and the Combined Financial Statements of the Partnerships and related notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                            (100% CASE -- ALL CASH)



                                     ASSETS



                                                                         AS OF MARCH 31, 1998
                                                         ----------------------------------------------------
                                                                                                    100% CASE
                                                          COMPANY     PARTNERSHIPS    PRO FORMA     ALL CASH
                                                         HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                         ----------   ------------   -----------    ---------
                                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents............................   $  1,915      $  6,270      $  (6,270)(c) $  1,915
  Accounts receivable --
    Oil and gas sales..................................      9,468         7,198         (1,812)(a)   14,854
    Associated limited partnerships....................      5,027            --         (5,027)(h)       --
    Joint interest owners and other....................      4,886         3,576             --        8,462
  Other current assets.................................      1,335           149           (149)       1,335
                                                          --------      --------      ---------     --------
         Total Current Assets..........................     22,631        17,193        (13,258)      26,566
                                                          --------      --------      ---------     --------
Property and Equipment:
  Oil and gas, using full-cost accounting
    Proved properties being amortized..................    356,269       325,897        (56,687)(a)  417,769
                                                                                         61,500(g)
                                                                                       (269,210)(j)
    Unproved properties not being amortized............     46,100            --             --       46,100
                                                          --------      --------      ---------     --------
                                                           402,369       325,897       (264,397)     463,869
  Furniture, fixtures, and other equipment.............      6,333            --             --        6,333
                                                          --------      --------      ---------     --------
                                                           408,702       325,897       (264,397)     470,202
  Less -- Accumulated depreciation, depletion, and
    amortization.......................................    (77,419)     (242,767)        35,516(a)   (77,419)
                                                                                        207,251(j)
                                                          --------      --------      ---------     --------
                                                           331,283        83,130        (21,630)     392,783
                                                          --------      --------      ---------     --------
Other Assets:
  Receivables from associated limited partnerships,
    net of current portion.............................         70            --             --           70
  Limited partnership formation and marketing costs....        750            --             --          750
  Deferred charges.....................................      4,097            --             --        4,097
                                                          --------      --------      ---------     --------
                                                             4,917            --             --        4,917
                                                          --------      --------      ---------     --------
         Total Assets..................................   $358,831      $100,323      $ (34,888)    $424,266
                                                          ========      ========      =========     ========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities.............   $ 22,367      $  2,065      $    (511)(a) $ 23,581
                                                                                           (340)(f)
  Payable to associated limited partnerships...........      7,434           895         (2,900)(h)    5,429
  Undistributed oil and gas revenues...................      6,530            --             --        6,530
                                                          --------      --------      ---------     --------
         Total Current Liabilities.....................     36,331         2,960         (3,751)      35,540
                                                          --------      --------      ---------     --------
6.25% Convertible Subordinated Notes...................    115,000            --             --      115,000
Bank Borrowings........................................     15,124            --         61,500(e)    76,624
Deferred Revenues......................................      2,592         1,247           (241)(a)    3,598
Deferred Income Taxes..................................     26,839            --             --       26,839
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding.......................         --            --             --           --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,935,312 shares issued, and
    16,515,038 shares outstanding, respectively........        169            --             --          169
  Additional paid-in capital...........................    148,380            --             --      148,380
  Treasury stock held, at cost, 420,274 shares.........     (9,093)           --             --       (9,093)
  Unearned ESOP compensation...........................       (100)           --             --         (100)
  Retained earnings....................................     23,589            --          3,720       27,309
  Partners' capital....................................         --        96,116        (96,116)(j)       --
                                                          --------      --------      ---------     --------
                                                           162,945        96,116        (92,396)     166,665
                                                          --------      --------      ---------     --------
         Total Liabilities and Stockholders' Equity....   $358,831      $100,323      $ (34,888)    $424,266
                                                          ========      ========      =========     ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                            (100% CASE -- ALL CASH)



                                                                  YEAR ENDED DECEMBER 31, 1997
                                                     -------------------------------------------------------
                                                                                                   100% CASE
                                                      COMPANY      PARTNERSHIPS     PRO FORMA      ALL CASH
                                                     HISTORICAL     HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                     ----------    ------------    -----------     ---------
                                                          (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales................................  $  69,015       $42,228         $(6,748)(a)   $ 104,495
  Fees from limited partnerships...................        746            --            (204)(b)         542
  Supervision fees.................................      5,210            --              --           5,210
  Interest income..................................      2,395           330            (330)(c)       2,395
  Other, net.......................................      2,556           266             (44)(a)       2,778
                                                     ---------       -------         -------       ---------
                                                        79,922        42,824          (7,326)        115,420
                                                     ---------       -------         -------       ---------
Costs and Expenses:
  General and administrative, net of
    reimbursement..................................      6,129         5,206            (843)(a)      10,288
                                                                                        (204)(b)
  Depreciation, depletion, and amortization........     24,247        16,857          (2,150)(a)      33,801
                                                                                      (5,153)(d)
  Oil and gas production...........................     11,384        13,774          (2,221)(a)      22,937
  Interest expense, net............................      5,033            21           4,745(e)        9,799
                                                     ---------       -------         -------       ---------
                                                        46,793        35,858          (5,826)         76,825
                                                     ---------       -------         -------       ---------
Income before Income Taxes.........................     33,129         6,966          (1,500)         38,595
Provision for Income Taxes.........................     10,819            --           2,303(f)       13,122
                                                     ---------       -------         -------       ---------
Net Income.........................................  $  22,310       $ 6,966         $(3,803)      $  25,473
                                                     =========       =======         =======       =========
Per share amounts --
  Basic:...........................................  $    1.35                                     $    1.54
                                                     =========                                     =========
  Diluted:.........................................  $    1.26                                     $    1.41
                                                     =========                                     =========
Weighted Average Shares Outstanding................     16,493                                        16,493
                                                     =========                                     =========

Ratio of earnings to fixed charges.................        5.2x                                          4.0x
                                                     =========                                     =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities........  $  55,256                                     $  67,769
  Net cash used in investing activities............   (132,788)                                     (197,436)
  Net cash provided by financing activities........      1,784                                        63,285
                                                     ---------                                     ---------
  Net decrease in cash and cash equivalents........  $ (75,748)                                    $ (66,382)
                                                     =========                                     =========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                            (100% CASE -- ALL CASH)



                                                           THREE MONTHS ENDED MARCH 31, 1998
                                                  ----------------------------------------------------
                                                                                             100% CASE
                                                   COMPANY     PARTNERSHIPS    PRO FORMA     ALL CASH
                                                  HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                  ----------   ------------   -----------    ---------
                                                      (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales.............................   $ 15,802      $ 5,659        $  (922)(a)  $ 20,539
  Fees from limited partnerships................         80           --            (32)(b)        48
  Supervision fees..............................      1,286           --             --         1,286
  Interest income...............................         19           95            (95)(c)        19
  Other, net....................................        575           41             (7)(a)       609
                                                   --------      -------        -------      --------
                                                     17,762        5,795         (1,056)       22,501
                                                   --------      -------        -------      --------
Costs and Expenses:
  General and administrative, net of
     reimbursement..............................      1,643        1,174           (200)(a)     2,585
                                                                                    (32)(b)
  Depreciation, depletion, and amortization.....      6,735        3,723           (395)(a)     8,376
                                                                                 (1,687)(d)
  Oil and gas production........................      3,163        2,496           (418)(a)     5,241
  Interest expense, net.........................      1,385            2          1,189(e)      2,576
                                                   --------      -------        -------      --------
                                                     12,926        7,395         (1,543)       18,778
                                                   --------      -------        -------      --------
Income before Income Taxes......................      4,836       (1,600)           487         3,723
Provision for Income Taxes......................      1,606           --           (340)(f)     1,266
                                                   --------      -------        -------      --------
Net Income......................................   $  3,230      $(1,600)       $   827      $  2,457
                                                   ========      =======        =======      ========
Per share amounts --
  Basic:........................................   $   0.20                                  $   0.15
                                                   ========                                  ========
  Diluted:......................................   $   0.20                                  $   0.15
                                                   ========                                  ========
Weighted Average Shares Outstanding.............     16,500                                    16,500
                                                   ========                                  ========
Ratio of earnings to fixed charges..............        2.9x                                      1.9x
                                                   ========                                  ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities.....   $ 13,020                                  $ 14,335
  Net cash used in investing activities.........    (20,647)                                  (82,848)
  Net cash provided by financing activities.....      7,495                                    68,995
                                                   --------                                  --------
  Net increase (decrease) in cash and cash
     equivalents................................   $   (132)                                 $    482
                                                   ========                                  ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                           (100% CASE -- EQUITY/CASH)



                                     ASSETS



                                                                          AS OF MARCH 31, 1998
                                                         ------------------------------------------------------
                                                                                                     100% CASE
                                                          COMPANY     PARTNERSHIPS    PRO FORMA     EQUITY/CASH
                                                         HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                         ----------   ------------   -----------    -----------
                                                                   (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents............................   $  1,915     $   6,270      $  (6,270)(c)  $  1,915
  Accounts receivable --
    Oil and gas sales..................................      9,468         7,198         (1,812)(a)    14,854
    Associated limited partnerships....................      5,027            --         (5,027)(h)        --
    Joint interest owners and other....................      4,886         3,576             --         8,462
  Other current assets.................................      1,335           149           (149)        1,335
                                                          --------     ---------      ---------      --------
         Total Current Assets..........................     22,631        17,193        (13,258)       26,566
                                                          --------     ---------      ---------      --------
Property and Equipment:
  Oil and gas, using full-cost accounting
    Proved properties being amortized..................    356,269       325,897        (56,687)(a)   417,769
                                                                                         61,500(g)
                                                                                       (269,210)(j)
    Unproved properties not being amortized............     46,100            --             --        46,100
                                                          --------     ---------      ---------      --------
                                                           402,369       325,897       (264,397)      463,869
  Furniture, fixtures, and other equipment.............      6,333            --             --         6,333
                                                          --------     ---------      ---------      --------
                                                           408,702       325,897       (264,397)      470,202
  Less -- Accumulated depreciation, depletion, and
    amortization.......................................    (77,419)     (242,767)        35,516(a)    (77,419)
                                                                                        207,251(j)
                                                          --------     ---------      ---------      --------
                                                           331,283        83,130        (21,630)      392,783
                                                          --------     ---------      ---------      --------
Other Assets:
  Receivables from associated limited partnerships, net
    of current portion.................................         70            --             --            70
  Limited partnership formation and marketing costs....        750            --             --           750
  Deferred charges.....................................      4,097            --             --         4,097
                                                          --------     ---------      ---------      --------
                                                             4,917            --             --         4,917
                                                          --------     ---------      ---------      --------
         Total Assets..................................   $358,831     $ 100,323      $ (34,888)     $424,266
                                                          ========     =========      =========      ========
                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities.............   $ 22,367     $   2,065      $    (511)(a)  $ 23,877
                                                                                            (44)(f)
  Payable to associated limited partnerships...........      7,434           895         (2,900)(h)     5,429
  Undistributed oil and gas revenues...................      6,530            --             --         6,530
                                                          --------     ---------      ---------      --------
         Total Current Liabilities.....................     36,331         2,960         (3,455)       35,836
                                                          --------     ---------      ---------      --------
6.25% Convertible Subordinated Notes...................    115,000            --             --       115,000
Bank Borrowings........................................     15,124            --         16,500(e)     31,624
Deferred Revenues......................................      2,592         1,247           (241)(a)     3,598
Deferred Income Taxes..................................     26,839            --             --        26,839
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding.......................         --            --             --            --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,935,312 shares issued and 16,515,038
    shares outstanding, 19,435,312 issued and
    19,015,038 shares outstanding as adjusted for the
    100% Case -- Equity/Cash, respectively.............        169            --             25(i)        194
  Additional paid-in capital...........................    148,380            --         44,976       193,356
  Treasury stock held, at cost, 420,274 shares.........     (9,093)           --             --        (9,093)
  Unearned ESOP compensation...........................       (100)           --             --          (100)
  Retained earnings....................................     23,589            --          3,423(a)     27,012
  Partners' capital....................................         --        96,116        (96,116)(j)        --
                                                          --------     ---------      ---------      --------
                                                           162,945        96,116        (47,692)      211,369
                                                          --------     ---------      ---------      --------
         Total Liabilities and Stockholders' Equity....   $358,831     $ 100,323      $ (34,888)     $424,266
                                                          ========     =========      =========      ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                           (100% CASE -- EQUITY/CASH)



                                                                     YEAR ENDED DECEMBER 31, 1997
                                                        ------------------------------------------------------
                                                                                                    100% CASE
                                                         COMPANY     PARTNERSHIPS    PRO FORMA     EQUITY/CASH
                                                        HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                        ----------   ------------   -----------    -----------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales...................................  $  69,015      $42,228        $(6,748)(a)   $ 104,495
  Fees from limited partnerships......................        746           --           (204)(b)         542
  Supervision fees....................................      5,210           --             --           5,210
  Interest income.....................................      2,395          330           (330)(c)       2,395
  Other, net..........................................      2,556          266            (44)(a)       2,778
                                                        ---------      -------        -------       ---------
                                                           79,922       42,824         (7,326)        115,420
                                                        ---------      -------        -------       ---------
Costs and Expenses:
  General and administrative, net of reimbursement....      6,129        5,206           (843)(a)      10,288
                                                                                         (204)(b)
  Depreciation, depletion, and amortization...........     24,247       16,857         (2,150)(a)      33,801
                                                                                       (5,153)(d)
  Oil and gas production..............................     11,384       13,774         (2,221)(a)      22,937
  Interest expense, net...............................      5,033           21          1,258(e)        6,312
                                                        ---------      -------        -------       ---------
                                                           46,793       35,858         (9,313)         73,338
                                                        ---------      -------        -------       ---------
Income before Income Taxes............................     33,129        6,966          1,987          42,082
Provision for Income Taxes............................     10,819           --          3,489(f)       14,308
                                                        ---------      -------        -------       ---------
Net Income............................................  $  22,310      $ 6,966        $(1,502)      $  27,774
                                                        =========      =======        =======       =========
Per share amounts --
  Basic:..............................................  $    1.35                                   $    1.46
                                                        =========                                   =========
  Diluted:............................................  $    1.26                                   $    1.36
                                                        =========                                   =========
Weighted Average Shares Outstanding...................     16,493                                      18,993
                                                        =========                                   =========
Ratio of earnings to fixed charges....................        5.2x                                        5.5x
                                                        =========                                   =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities...........  $  55,256                                   $  70,070
  Net cash used in investing activities...............   (132,788)                                   (197,436)
  Net cash provided by financing activities...........      1,784                                      63,285
                                                        ---------                                   ---------
  Net decrease in cash and cash equivalents...........  $ (75,748)                                  $ (64,081)
                                                        =========                                   =========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                          (100% CASE --  EQUITY/CASH)



                                                          THREE MONTHS ENDED MARCH 31, 1998
                                                ------------------------------------------------------
                                                                                            100% CASE
                                                 COMPANY     PARTNERSHIPS    PRO FORMA     EQUITY/CASH
                                                HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                ----------   ------------   -----------    -----------
                                                     (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales...........................   $ 15,802      $ 5,659        $  (922)(a)   $ 20,539
  Fees from limited partnerships..............         80           --            (32)(b)         48
  Supervision fees............................      1,286           --             --          1,286
  Interest income.............................         19           95            (95)(c)         19
  Other, net..................................        575           41             (7)(a)        609
                                                 --------      -------        -------       --------
                                                   17,762        5,795         (1,056)        22,501
                                                 --------      -------        -------       --------
Costs and Expenses:
  General and administrative, net of
     reimbursement............................      1,643        1,174           (200)(a)      2,585
                                                                                  (32)(b)
  Depreciation, depletion, and amortization...      6,735        3,723           (395)(a)      8,376
                                                                               (1,687)(d)
  Oil and gas production......................      3,163        2,496           (418)(a)      5,241
  Interest expense, net.......................      1,385            2            317(e)       1,704
                                                 --------      -------        -------       --------
                                                   12,926        7,395         (2,415)        17,906
                                                 --------      -------        -------       --------
Income before Income Taxes....................      4,836       (1,600)         1,359          4,595
Provision for Income Taxes....................      1,606           --            (44)(f)      1,562
                                                 --------      -------        -------       --------
Net Income....................................   $  3,230      $(1,600)       $ 1,403       $  3,033
                                                 ========      =======        =======       ========
Per share amounts --
  Basic:......................................   $   0.20                                   $   0.16
                                                 ========                                   ========
  Diluted:....................................   $   0.20                                   $   0.16
                                                 ========                                   ========
Weighted Average Shares Outstanding...........     16,500                                     19,000
                                                 ========                                   ========

Ratio of earnings to fixed charges............        2.9x                                       2.6x
                                                 ========                                   ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities...   $ 13,020                                   $ 14,911
  Net cash used in investing activities.......    (20,647)                                   (82,848)
  Net cash provided by financing activities...      7,495                                     68,995
                                                 --------                                   --------
  Net increase (decrease) in cash and cash
     equivalents..............................   $   (132)                                  $  1,058
                                                 ========                                   ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



                             (50% CASE -- ALL CASH)



                                     ASSETS



                                                                              AS OF MARCH 31, 1998
                                                              -----------------------------------------------------
                                                                                                          50% CASE
                                                               COMPANY     PARTNERSHIPS    PRO FORMA      ALL CASH
                                                              HISTORICAL    HISTORICAL    ADJUSTMENTS     PRO FORMA
                                                              ----------   ------------   -----------     ---------
                                                                        (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents.................................   $  1,915     $   4,174      $  (4,174)(c)  $  1,915
  Accounts receivable --
    Oil and gas sales.......................................      9,468         4,659         (1,211)(a)    12,916
    Associated limited partnerships.........................      5,027            --         (2,561)(h)     2,466
    Joint interest owners and other.........................      4,886         2,411             --         7,297
  Other current assets......................................      1,335            82            (82)        1,335
                                                               --------     ---------      ---------      --------
        Total Current Assets................................     22,631        11,326         (8,028)       25,929
                                                               --------     ---------      ---------      --------
Property and Equipment:
  Oil and gas, using full-cost accounting
    Proved properties being amortized.......................    356,269       247,401        (43,823)(a)   396,869
                                                                                              40,600(g)
                                                                                            (203,578)(j)
    Unproved properties not being amortized.................     46,100            --             --        46,100
                                                               --------     ---------      ---------      --------
                                                                402,369       247,401       (206,801)      442,969
  Furniture, fixtures, and other equipment..................      6,333            --             --         6,333
                                                               --------     ---------      ---------      --------
                                                                408,702       247,401       (206,801)      449,302
  Less-Accumulated depreciation, depletion, and
    amortization............................................    (77,419)     (189,019)        28,475(a)    (77,419)
                                                                                             160,544(j)
                                                               --------     ---------      ---------      --------
                                                                331,283        58,382        (17,782)      371,883
                                                               --------     ---------      ---------      --------
Other Assets:
  Receivables from associated limited partnerships, net of
    current portion.........................................         70            --             --            70
  Limited partnership formation and marketing costs.........        750            --             --           750
  Deferred charges..........................................      4,097            --             --         4,097
                                                               --------     ---------      ---------      --------
                                                                  4,917            --             --         4,917
                                                               --------     ---------      ---------      --------
        Total Assets........................................   $358,831     $  69,708      $ (25,810)     $402,729
                                                               ========     =========      =========      ========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities..................   $ 22,367     $   1,379      $    (326)(a)  $ 23,123
                                                                                                (297)(f)
  Payable to associated limited partnerships................      7,434           434         (2,845)(h)     5,023
  Undistributed oil and gas revenues........................      6,530            --             --         6,530
                                                               --------     ---------      ---------      --------
        Total Current Liabilities...........................     36,331         1,813         (3,468)       34,676
                                                               --------     ---------      ---------      --------
6.25% Convertible Subordinated Notes........................    115,000            --             --       115,000
Bank Borrowings.............................................     15,124            --         40,600(e)     55,724
Deferred Revenues...........................................      2,592           951           (198)(a)     3,345
Deferred Income Taxes.......................................     26,839            --             --        26,839
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding............................         --            --             --            --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,935,312 shares issued, and 16,515,038
    shares outstanding, respectively........................        169            --             --           169
Additional paid-in capital..................................    148,380            --             --       148,380
Treasury stock held, at cost, 420,274 shares................     (9,093)           --             --        (9,093)
Unearned ESOP compensation..................................       (100)           --             --          (100)
Retained earnings...........................................     23,589            --          4,200        27,789
Partners' capital...........................................         --        66,944        (66,944)(j)        --
                                                               --------     ---------      ---------      --------
                                                                162,945        66,944        (62,744)      167,145
                                                               --------     ---------      ---------      --------
        Total Liabilities and Stockholders' Equity..........   $358,831     $  69,708      $ (25,810)     $402,729
                                                               ========     =========      =========      ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                             (50% CASE -- ALL CASH)



                                                             YEAR ENDED DECEMBER 31, 1997
                                                 ----------------------------------------------------
                                                                                            50% CASE
                                                  COMPANY     PARTNERSHIPS    PRO FORMA     ALL CASH
                                                 HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                 ----------   ------------   -----------    ---------
                                                     (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales............................  $  69,015      $28,588        $(4,613)(a)  $  92,990
  Fees from limited partnerships...............        746           --           (123)(b)        623
  Supervision fees.............................      5,210           --             --          5,210
  Interest income..............................      2,395          216           (216)(c)      2,395
  Other, net...................................      2,556          184            (31)(a)      2,709
                                                 ---------      -------        -------      ---------
                                                    79,922       28,988         (4,983)       103,927
                                                 ---------      -------        -------      ---------
Costs and Expenses:
  General and administrative, net of
     reimbursement.............................      6,129        3,724           (611)(a)      9,119
                                                                                  (123)(b)
  Depreciation, depletion, and amortization....     24,247       11,857         (1,396)(a)     30,569
                                                                                (4,139)(d)
  Oil and gas production.......................     11,384        9,324         (1,524)(a)     19,184
  Interest expense, net........................      5,033           10          3,136(e)       8,179
                                                 ---------      -------        -------      ---------
                                                    46,793       24,915         (4,657)        67,051
                                                 ---------      -------        -------      ---------
Income before Income Taxes.....................     33,129        4,073           (326)        36,876
Provision for Income Taxes.....................     10,819           --          1,719(f)      12,538
                                                 ---------      -------        -------      ---------
Net Income.....................................  $  22,310      $ 4,073        $(2,045)     $  24,338
                                                 =========      =======        =======      =========
Per share amounts --
  Basic:.......................................  $    1.35                                  $    1.48
                                                 =========                                  =========
  Diluted:.....................................  $    1.26                                  $    1.35
                                                 =========                                  =========
Weighted Average Shares Outstanding............     16,493                                     16,493
                                                 =========                                  =========

Ratio of earnings to fixed charges.............        5.2x                                       4.3x
                                                 =========                                  =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities....  $  55,256                                  $  63,402
  Net cash used in investing activities........   (132,788)                                  (176,536)
  Net cash provided by financing activities....      1,784                                     42,385
                                                 ---------                                  ---------
  Net decrease in cash and cash equivalents....  $ (75,748)                                 $ (70,749)
                                                 =========                                  =========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                             (50% CASE -- ALL CASH)



                                                                 THREE MONTHS ENDED MARCH 31, 1998
                                                      -------------------------------------------------------
                                                                                                    50% CASE
                                                       COMPANY      PARTNERSHIPS     PRO FORMA      ALL CASH
                                                      HISTORICAL     HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                      ----------    ------------    -----------     ---------
                                                           (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales.................................   $ 15,802       $ 3,526         $  (568)(a)   $ 18,760
  Fees from limited partnerships....................         80            --             (14)(b)         66
  Supervision fees..................................      1,286            --              --          1,286
  Interest income...................................         19            63             (63)(c)         19
  Other, net........................................        575            28              (5)(a)        598
                                                       --------       -------         -------       --------
                                                         17,762         3,617            (650)        20,729
                                                       --------       -------         -------       --------
Costs and Expenses:
  General and administrative, net of
    reimbursement...................................      1,643           871            (150)(a)      2,350
                                                                                          (14)(b)
  Depreciation, depletion, and amortization.........      6,735         2,561            (255)(a)      7,783
                                                                                       (1,258)(d)
  Oil and gas production............................      3,163         1,698            (285)(a)      4,576
  Interest expense, net.............................      1,385            --             786(e)       2,171
                                                       --------       -------         -------       --------
                                                         12,926         5,130          (1,176)        16,880
                                                       --------       -------         -------       --------
Income before Income Taxes..........................      4,836        (1,513)            526          3,849
Provision for Income Taxes..........................      1,606            --            (297)(f)      1,309
                                                       --------       -------         -------       --------
Net Income..........................................   $  3,230       $(1,513)        $   823       $  2,540
                                                       ========       =======         =======       ========
Per share amounts --
  Basic:............................................   $   0.20                                     $   0.15
                                                       ========                                     ========
  Diluted:..........................................   $   0.20                                     $   0.15
                                                       ========                                     ========
Weighted Average Shares Outstanding.................     16,500                                       16,500
                                                       ========                                     ========

Ratio of earnings to fixed charges..................        2.9x                                         2.1x
                                                       ========                                     ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities.........   $ 13,020                                     $ 13,825
  Net cash used in investing activities.............    (20,647)                                     (61,831)
  Net cash provided by financing activities.........      7,495                                       48,095
                                                       --------                                     --------
  Net increase (decrease) in cash and cash
    equivalents.....................................   $   (132)                                    $     89
                                                       ========                                     ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                            (50% CASE -- ALL EQUITY)



                                     ASSETS



                                                                              AS OF MARCH 31, 1998
                                                              ----------------------------------------------------
                                                                                                         50% CASE
                                                               COMPANY     PARTNERSHIPS    PRO FORMA    ALL EQUITY
                                                              HISTORICAL    HISTORICAL    ADJUSTMENTS   PRO FORMA
                                                              ----------   ------------   -----------   ----------
                                                                       (IN THOUSANDS, EXCEPT SHARE DATA)
Current Assets:
  Cash and cash equivalents.................................   $  1,915     $   4,174     $   (4,174)(c)  $  1,915
  Accounts receivable --
    Oil and gas sales.......................................      9,468         4,659         (1,211)(a)    12,916
    Associated limited partnerships.........................      5,027            --         (2,561)(h)     2,466
    Joint interest owners and other.........................      4,886         2,411             --        7,297
  Other current assets......................................      1,335            82            (82)       1,335
                                                               --------     ---------     ----------     --------
        Total Current Assets................................     22,631        11,326         (8,028)      25,929
                                                               --------     ---------     ----------     --------
Property and Equipment:
  Oil and gas, using full-cost accounting
  Proved properties being amortized.........................    356,269       247,401        (43,823)(a)   396,869
                                                                                              40,600(g)
                                                                                            (203,578)(j)
Unproved properties not being amortized.....................     46,100            --             --       46,100
                                                               --------     ---------     ----------     --------
                                                                402,369       247,401       (206,801)     442,969
Furniture, fixtures, and other equipment....................      6,333            --             --        6,333
                                                               --------     ---------     ----------     --------
                                                                408,702       247,401       (206,801)     449,302
Less -- Accumulated depreciation, depletion, and
  amortization..............................................    (77,419)     (189,019)        28,475(a)   (77,419)
                                                                                             160,544(j)
                                                               --------     ---------     ----------     --------
                                                                331,283        58,382        (17,782)     371,883
                                                               --------     ---------     ----------     --------
Other Assets:
  Receivables from associated limited partnerships,
  net of current portion....................................         70            --             --           70
  Limited partnership formation and marketing costs.........        750            --             --          750
  Deferred charges..........................................      4,097            --             --        4,097
                                                               --------     ---------     ----------     --------
                                                                  4,917            --             --        4,917
                                                               --------     ---------     ----------     --------
        Total Assets........................................   $358,831     $  69,708     $  (25,810)    $402,729
                                                               ========     =========     ==========     ========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued liabilities..................   $ 22,367     $   1,379     $     (326)(a)  $ 23,390
                                                                                                 (30)(f)
  Payable to associated limited partnerships................      7,434           434         (2,845)(h)     5,023
  Undistributed oil and gas revenues........................      6,530            --             --        6,530
                                                               --------     ---------     ----------     --------
        Total Current Liabilities...........................     36,331         1,813         (3,201)      34,943
                                                               --------     ---------     ----------     --------
6.25% Convertible Subordinated Notes........................    115,000            --             --      115,000
Bank Borrowings.............................................     15,124            --             --       15,124
Deferred Revenues...........................................      2,592           951           (198)(a)     3,345
Deferred Income Taxes.......................................     26,839            --             --       26,839
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding............................         --            --             --           --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,935,312 shares issued and 16,515,038
    shares outstanding, 19,190,868 issued and 18,770,594
    shares outstanding as adjusted for the All Equity
    Case....................................................        169            --             23(i)       192
Additional paid-in capital..................................    148,380            --         40,578(i)   188,958
Treasury stock held, at cost, 420,274 shares................     (9,093)           --             --       (9,093)
Unearned ESOP compensation..................................       (100)           --             --         (100)
Retained earnings...........................................     23,589            --          3,932       27,521
Partners' capital...........................................         --        66,944        (66,944)(j)        --
                                                               --------     ---------     ----------     --------
                                                                162,945        66,944        (22,411)     207,478
                                                               --------     ---------     ----------     --------
        Total Liabilities and Stockholders' Equity..........   $358,831     $  69,708     $  (25,810)    $402,729
                                                               ========     =========     ==========     ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                            (50% CASE -- ALL EQUITY)



                                                                     YEAR ENDED DECEMBER 31, 1997
                                                         -----------------------------------------------------
                                                                                                     50% CASE
                                                          COMPANY     PARTNERSHIPS    PRO FORMA     ALL EQUITY
                                                         HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                         ----------   ------------   -----------    ----------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales....................................  $  69,015      $28,588        $(4,613)(a)  $  92,990
  Fees from limited partnerships.......................        746           --           (123)(b)        623
  Supervision fees.....................................      5,210           --             --          5,210
  Interest income......................................      2,395          216           (216)(c)      2,395
  Other, net...........................................      2,556          184            (31)(a)      2,709
                                                         ---------      -------        -------      ---------
                                                         79,922...       28,988         (4,983)       103,927
                                                         ---------      -------        -------      ---------
Costs and Expenses:
  General and administrative, net of reimbursement.....      6,129        3,724           (611)(a)      9,119
                                                                                          (123)(b)
  Depreciation, depletion, and amortization............     24,247       11,857         (1,396)(a)     30,569
                                                                                        (4,139)(d)
  Oil and gas production...............................     11,384        9,324         (1,524)(a)     19,184
  Interest expense, net................................      5,033           10            (10)(a)      5,033
                                                         ---------      -------        -------      ---------
                                                            46,793       24,915         (7,803)        63,905
                                                         ---------      -------        -------      ---------
Income before Income Taxes.............................     33,129        4,073          2,820         40,022
Provision for Income Taxes.............................     10,819           --          2,788(f)      13,607
                                                         ---------      -------        -------      ---------
Net Income.............................................  $  22,310      $ 4,073        $    32      $  26,415
                                                         =========      =======        =======      =========
Per share amounts --
  Basic:...............................................  $    1.35                                  $    1.41
                                                         =========                                  =========
  Diluted:.............................................  $    1.26                                  $    1.31
                                                         =========                                  =========
Weighted Average Shares Outstanding....................     16,493                                     18,748
                                                         =========                                  =========

Ratio of earnings to fixed charges.....................        5.2x                                       6.0x
                                                         =========                                  =========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities............  $  55,256                                  $  65,479
  Net cash used in investing activities................   (132,788)                                  (176,536)
  Net cash provided by financing activities............      1,784                                     42,385
                                                         ---------                                  ---------
  Net decrease in cash and cash equivalents............  $ (75,748)                                 $ (68,672)
                                                         =========                                  =========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                            (50% CASE -- ALL EQUITY)



                                                            THREE MONTHS ENDED MARCH 31, 1998
                                                  -----------------------------------------------------
                                                                                              50% CASE
                                                   COMPANY     PARTNERSHIPS    PRO FORMA     ALL EQUITY
                                                  HISTORICAL    HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                  ----------   ------------   -----------    ----------
                                                      (IN THOUSANDS, EXCEPT SHARE DATA AND RATIOS)
Revenues:
  Oil and gas sales.............................   $ 15,802      $ 3,526        $  (568)(a)   $ 18,760
  Fees from limited partnerships................         80           --            (14)(b)         66
  Supervision fees..............................      1,286           --             --          1,286
  Interest income...............................         19           63            (63)(c)         19
  Other, net....................................        575           28             (5)(a)        598
                                                   --------      -------        -------       --------
                                                     17,762        3,617           (650)        20,729
                                                   --------      -------        -------       --------
Costs and Expenses:
  General and administrative, net of
     reimbursement..............................      1,643          871           (150)(a)      2,350
                                                                                    (14)(b)
  Depreciation, depletion, and amortization.....      6,735        2,561           (255)(a)      7,783
                                                                                 (1,258)(d)
  Oil and gas production........................      3,163        1,698           (285)(a)      4,576
  Interest expense, net.........................      1,385           --             --          1,385
                                                   --------      -------        -------       --------
                                                     12,926        5,130         (1,962)        16,094
                                                   --------      -------        -------       --------
Income before Income Taxes......................      4,836       (1,513)         1,312          4,635
Provision for Income Taxes......................      1,606           --            (30)(f)      1,576
                                                   --------      -------        -------       --------
Net Income......................................   $  3,230      $(1,513)       $ 1,342       $  3,059
                                                   ========      =======        =======       ========
Per share amounts --
  Basic:........................................   $   0.20                                   $   0.16
                                                   ========                                   ========
  Diluted:......................................   $   0.20                                   $   0.16
                                                   ========                                   ========
Weighted Average Shares Outstanding                  16,500                                     18,756
                                                   ========                                   ========

Ratio of earnings to fixed charges..............        2.9x                                       2.8x
                                                   ========                                   ========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Net cash provided by operating activities.....   $ 13,020                                   $ 14,344
  Net cash used in investing activities.........    (20,647)                                   (61,831)
  Net cash provided by financing activities.....      7,495                                     48,095
                                                   --------                                   --------
  Net increase (decrease) in cash and cash
     equivalents................................   $   (132)                                  $    608
                                                   ========                                   ========



See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


(a) The Company owns general partnership interests and certain limited partnership interests in the Partnerships, which were derived respectively from its Managing General Partner interests and the purchase of Investor interests acquired through the right of presentment arrangement provided in the Partnership agreements. This pro forma adjustment represents the elimination of the Company's ownership interests in the Partnerships prior to the Acquisitions.


(b) Represents a management fee provided in the Partnership agreements, which had the Acquisitions occurred on January 1, 1997 would not have been a source of revenue to the Company nor a general and administrative expense to the Partnerships.


(c) As a result of the Acquisitions, all cash in the Partnerships will be distributed to the Investors.


(d) Represents adjustment to depreciation, depletion, and amortization based on the Company's and Partnerships' combined historical production, reserves, and the Company's new cost basis for oil and gas property.


(e) Represents an increase in interest expense for the period presented to reflect $61,500,000 (100% Case -- All Cash), $16,500,000 (100%
     Case -- Equity/Cash) and $40,600,000 (50% Case -- All Cash) of additional borrowings under the Company's credit facilities (at an assumed annual interest rate of 7.75% which approximates the Company's effective 1997 and first quarter 1998 rate under these facilities) that would have been required to fund the Acquisitions. The effects of fluctuations of 0.125% and 0.25% in interest rates in respect to the credit facilities on pro forma interest would have been $76,875 and $153,750, respectively on the 100% Case -- All Cash for 1997 or $20,625 and $41,250, respectively on the 100% Case -- Equity/Cash for 1997 or $50,750 and $101,500, respectively on the 50% Case -- All Cash for 1997. The effects of fluctuations of 0.125% and 0.25% in interest rates in respect to the credit facilities on pro forma interest would have been $19,219 and $38,438, respectively on the 100% Case -- All Cash for the three months ended March 31, 1998 or $5,156 and $10,313, respectively on the 100% Case -- Equity/Cash for the three months ended March 31, 1998 or $12,688 and $25,275, respectively on the 50% Case -- All Cash for the three months ended March 31, 1998.


(f) Represents additional income tax expense based on pro forma adjustments assuming a statutory tax rate of 34.0%.


(g) Represents the recording of the estimated purchase price to proved oil and gas property costs, as follows (in thousands):



                                                   100% CASE   50% CASE
                                                   ---------   --------
Estimated gross purchase price...................   $70,587    $47,100
Estimated purchase price adjustments*............    (9,237)    (6,650)
Estimated acquisition costs......................       150        150
                                                    -------    -------
Estimated net purchase price.....................   $61,500    $40,600
                                                    =======    =======


           --------------------------

           * Estimated purchase price adjustments represent estimated interim cash flows to the purchased interests from the period from the effective date (January 1, 1998) to June 30, 1998.


(h) Represents the elimination of intercompany accounts receivables due from the Partnerships and payables due to the Partnerships.


(i) Under the 100% Case -- Equity/Cash and 50% Case -- All Equity, this reflects the issuance of 2.5 million and 2.3 million shares, respectively of Common Stock ($0.01 par value) at an assumed price of $18 per share.


(j) Represents the elimination of the Partnerships' historical oil and gas property balances (excluding the Company's ownership interests) and Partners' Capital.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA



                                  THREE MONTHS ENDED
                                       MARCH 31,                       YEAR ENDED DECEMBER 31,
                                  -------------------   ------------------------------------------------------
                                  1998(A)    1997(A)    1997(A)    1996(A)    1995(A)      1994         1993
                                  --------   --------   --------   --------   --------   --------     --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
INCOME STATEMENT DATA:
Revenues:
  Oil and gas sales.............  $ 15,802   $ 18,370   $ 69,015   $ 52,771   $ 22,528   $ 19,802     $ 15,536
  Fees and Earned
    Interests(b)................        80         99        746        937        590        702        4,072
  Supervision fees..............     1,286      1,248      5,210      4,470      3,839      3,751        3,719
  Interest income...............        19        999      2,395        433        212         48          201
  Other, net....................       575        530      2,556      2,157      1,762      1,073          604
                                  --------   --------   --------   --------   --------   --------     --------
         Total Revenues.........    17,762     21,246     79,922     60,768     28,931     25,376       24,132
                                  --------   --------   --------   --------   --------   --------     --------
Costs and Expenses:
  General and administrative,
    net of reimbursement........     1,643      1,575      6,129      6,385      5,256      5,198        5,065
  Depreciation, depletion, and
    amortization................     6,735      5,397     24,247     16,526      8,839      7,905        7,301
  Oil and gas production........     3,163      2,763     11,384      8,377      6,826      5,640        4,540
  Interest expense, net.........     1,385      1,350      5,033        694      1,115      1,795          598
                                  --------   --------   --------   --------   --------   --------     --------
         Total Costs and
           Expenses.............    12,926     11,085     46,793     31,982     22,036     20,538       17,504
                                  --------   --------   --------   --------   --------   --------     --------
Income before Income Taxes......     4,836     10,161     33,129     28,786      6,895      4,838        6,628
Provision for Income Taxes......     1,606      3,392     10,819      9,760      1,982      1,112        1,732
                                  --------   --------   --------   --------   --------   --------     --------
Income Before Cumulative Effect
  of Change in Accounting
  Principle.....................     3,230      6,769     22,310     19,026      4,913      3,726        4,896
Cumulative Effect of Change in
  Accounting Principle..........        --         --         --         --         --    (16,773)          --
                                  --------   --------   --------   --------   --------   --------     --------
Net Income (Loss)...............  $  3,230   $  6,769   $ 22,310   $ 19,026   $  4,913   $(13,047)    $  4,896
                                  ========   ========   ========   ========   ========   ========     ========
Per share amounts (c)--
  Basic.........................  $   0.20   $   0.41   $   1.35   $   1.27   $   0.49   $  (1.79)(d) $   0.68(d)
                                  ========   ========   ========   ========   ========   ========     ========
  Diluted.......................  $   0.20   $   0.37   $   1.26   $   1.25   $   0.49   $  (1.79)(d) $   0.64(d)
                                  ========   ========   ========   ========   ========   ========     ========
Weighted Average Shares
  Outstanding(c)................    16,500     16,703     16,493     15,001     10,035      7,309        7,247
                                  ========   ========   ========   ========   ========   ========     ========
OTHER FINANCIAL DATA:
Net cash provided by operating
  activities....................  $ 13,020   $ 19,539   $ 55,256   $ 37,103   $ 14,376   $ 10,395     $  7,238
Capital expenditures............    27,980     28,409    131,967     91,487     40,033     34,531       24,229
BALANCE SHEET DATA:
Working capital.................  $(13,700)  $ 52,509   $  1,464   $ 68,704   $  3,247   $(13,137)    $  9,742
Total assets....................   358,831    318,334    339,115    310,375    175,253    135,673      160,893
Long-term debt:
  6.25% Convertible Subordinated
    Notes.......................   115,000    115,000    115,000    115,000         --         --           --
  6.5% Convertible Subordinated
    Debentures..................        --         --         --         --     28,750     28,750       28,750
  Bank borrowings...............    15,124         --      7,915         --         --         --           --
Stockholders' equity............   162,945    146,911    159,401    142,762     93,346     42,127       54,466


---------------


(a) For a discussion of the significant items affecting comparability of 1997, 1996, 1995 and for the three months ended March 31, 1998 and 1997, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Joint Proxy Statement/Prospectus.



(b) As of January 1, 1994, the Company changed its revenue recognition policy for earned interests. Accordingly, for 1997, 1996, 1995, and 1994, and for the three months ended March 31, 1998 and 1997 "Fees and Earned Interests" does not include earned interests.


(c) Amounts have been retroactively restated in all periods presented to: (a) an equivalent change in capital structure as a result of two 10% stock dividends, one in September 1994, the other in October 1997 (see Note 2 to the Consolidated Financial Statements); and (b) the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (see Note 2 to the Consolidated Financial Statements).

(d) On a pro forma basis, assuming the 1994 change in accounting principle is applied retroactively, basic and diluted earnings per share would have been $0.51 for 1994 and $0.60 and $0.57, respectively, for 1993.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto.

GENERAL

         Swift Energy Company's principal corporate objectives are the accumulation of crude oil and natural gas reserves for current and future production and sale and the enhancement of the net present value of those reserves. The Company was formed in 1979 and, from 1985 to 1991, grew primarily through the acquisition of producing properties funded through limited partnership financing. Commencing in 1991, the Company began to reemphasize the addition of reserves through increased exploration and development drilling activity. This emphasis on exploration and development drilling has led to additions of increasing quantities of reserves in each of the years 1995, 1996, and 1997. The Company's revenues are primarily comprised of oil and gas sales attributable to properties in which the Company owns a direct or indirect interest.

         The statements contained in this Prospectus that are not historical facts are forward-looking statements as that term is defined in Section 21E of the Securities and Exchange Act of 1934, as amended, and therefore involve a number of risks and uncertainties. Such forward-looking statements may be or may concern, among other things, capital expenditures, drilling activity, development activities, cost savings, production efforts and volumes, hydrocarbon reserves, hydrocarbon prices, liquidity, regulatory matters, and competition. Such forward-looking statements generally are accompanied by words such as "plan," "budget," "estimate," "expect," "predict," "anticipate," "projected," "should," "believe," or other words that convey the uncertainty of future events or outcomes. Such forward-looking information is based upon management's current plans, expectations, estimates and assumptions and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions, the timing of such actions and the Company's financial condition and results of operations. As a consequence, actual results may differ materially from expectations, estimates or assumptions expressed in or implied by any forward-looking statements made by or on behalf of the Company, including those regarding the Company's financial results, levels of oil and gas production or revenues, capital expenditures, and capital resource activities. Among the factors that could cause actual results to differ materially are: fluctuations of the prices received or demand for the Company's oil and natural gas; the uncertainty of drilling results and reserve estimates; operating hazards; requirements for capital; general economic conditions; competition and government regulations; as well as the risks and uncertainties set forth in "Risk Factors" and elsewhere in this Prospectus, including, without limitation, the portions referenced above and the uncertainties set forth from time to time in the Company's other public reports, filings, and public statements. Also, because the volatility in oil and gas prices and other factors, interim results are not necessarily indicative of those for a full year.

         Proved Oil and Gas Reserves

         In 1997, the Company's proved natural gas reserves increased 88.5 Bcf (39%) and its proved oil reserves increased 2,374,609 barrels (43%) or a total of 102.8 Bcfe. From 1995 to 1996, the Company's proved natural gas reserves increased 82.2 Bcf (57%) and its proved oil reserves increased 62,328 barrels (1%). The Company's additions to proved reserves from its exploration and development program were 120.2 Bcfe in 1997, 118.2 Bcfe in 1996, and 72.4 Bcfe in 1995. A substantial portion of these reserves are proved undeveloped reserves comprising 144.6 Bcfe or 40% of total proved reserves at year end 1997,

101.5 Bcfe or 39% of total proved reserves at year end 1996, and 74.7 Bcfe or 42% of total proved reserves at year end 1995. This reflects the emphasis on exploration and development activities.

         Proved developed reserves additions in 1997 resulted from drilling activity (which also increased undeveloped reserves) and the purchases of minerals in place, offset somewhat by revisions of previous estimates. The change in the Standardized Measure of Discounted Future Net Cash Flows (see Supplemental Information to the Company's financial statements) and in the Estimated Present Value of Proved Reserves (see page 7--"Oil and Gas Reserves") from year end 1996 to year end 1997 is also due to the addition of reserves through the Company's drilling activity (primarily in the AWP Olmos Field and the Austin Chalk trend) and the purchases of minerals in place (primarily in the AWP Olmos Field), offset by revisions of previous estimates and by the 38% decrease in year end 1997 natural gas prices ($2.78 per Mcf versus $4.47 per Mcf at year end 1996), and to the 34% decrease in year end 1997 oil prices $15.76 per Bbl at year end 1997, compared to $23.75 per Bbl a year earlier). While the Company's total proved reserves quantities at year end 1997 increased by 40% over reserves quantities a year earlier, the PV-10 Value of those reserves decreased 26% from the PV-10 Value at year end 1996. This decrease was almost totally due to the high product prices at year end 1996 detailed above. If the PV-10 Value as of year end 1997 had been calculated using the same prices in effect a year earlier, there would have been an increase in PV-10 Value from year end 1996 to year end 1997 comparable to the 40% increase in the Company's total proved reserves quantities during that same period.

         Under the Securities and Exchange Commission guidelines, the Company's estimates of cash flows from proved reserves are made using oil and gas sales prices and operating costs in effect as of the dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including, in the case of gas contracts, the use of fixed and determinable contractual price escalations. The $2.78 per Mcf and the $15.76 per barrel were prices in effect as of the year end 1997 and may not be indicative of future sales prices received.


              FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE
                   THREE MONTHS ENDED MARCH 31, 1998 AND 1997

LIQUIDITY AND CAPITAL RESOURCES

         During the first three months of 1998, the Company relied upon net proceeds from its $115.0 million public offering of 6.25% Convertible Subordinated Notes due 2006 and its internally generated cash flows, along with $15.1 million of bank borrowings to fund its capital expenditures. Cash and working capital for the remainder of 1998 are expected to be provided through internally generated cash flows, bank borrowings and debt and/or equity financing.

         Net Cash Provided by Operating Activities

         For the three month period ended March 31, 1998, net cash provided by operating activities decreased 33% to $13.0 million, as compared to $19.5 million during the first three months of 1997. The 1998 decrease of $6.5 million was primarily due to a decrease in cash flows from oil and gas sales, which decreased $2.5 million (14%), exclusive of the noncash amortization of deferred revenues associated with the Company's volumetric production payment, along with the $1.0 million decrease in interest income, a result of having expended all the net proceeds of the $115.0 million note offering. The decrease in oil and gas sales was due to substantially lower product prices, somewhat offset by increased production volumes, as discussed below.

         Credit Facilities

         At March 31, 1998, the Company had outstanding borrowings of $15.1 million under its credit facilities. At March 31, 1997, the Company had no outstanding balances under these borrowing arrangements, since the balance of those borrowings was repaid in November 1996 with proceeds from the Company's public sale of $115.0 million of 6.25% Convertible Subordinated Notes.

         Working Capital

         The Company's working capital has decreased over the last three months, from $1.5 million at December 31, 1997, to a deficit of $13.7 million at March 31, 1998. This decrease is primarily the result of the Company's capital expenditures as described below.

         Due to the nature of the Company's business highlighted above, the individual components of its working capital fluctuate considerably from period to period. The Company incurs significant working capital requirements in connection with its role as operator of approximately 650 wells, its accelerated drilling programs, and the management of affiliated partnerships. In this capacity, the Company is responsible for certain day-to-day cash management, including the collection and disbursement of oil and gas revenues and related expenses.

         Common Stock Repurchase Program

         In March 1997, the Company's Board of Directors approved a common stock repurchase program for up to $20.0 million of the Company's common stock and subsequently extended the program through June 30, 1998. Purchases of shares are made in the open market. Under this program, through March 31, 1998, the Company used $9.09 million of working capital to acquire 420,274 shares at an average cost of $21.64 per share.

         Capital Expenditures

         Capital expenditures for property, plant, and equipment during the first three months of 1998 were $28.0 million. These capital expenditures included: (a) $16.6 million of drilling costs, both exploratory and developmental (primarily in the AWP Olmos Field and Austin Chalk trend), (b) $6.8 million of prospect costs (principally prospect leasehold, seismic and geological costs of unproved prospects for the Company's account), (c) $0.6 million invested in foreign business opportunities in New Zealand (approximately $302,000), in Venezuela (approximately $133,000), and in Russia (approximately $209,000), (d) $0.3 million spent on field facilities and production equipment,
(e) $3.5 million on producing property acquisitions, with the remainder spent primarily for computer equipment and furniture and fixtures. In the remaining nine months of 1998, the Company expects capital expenditures to be approximately $147 million, including investments in all areas in which investments were made during the first three months of the year as described above, with a particular focus on exploratory and development drilling. The successful completion of the acquisition of producing properties from the Partnerships, as described above, could impact the anticipated timing and nature of the remaining 1998 capital expenditures discussed above. The Company currently plans to participate in the drilling of 73 gross wells this year, compared to 182 wells in 1997. Through March 31, 1998, the Company had participated in drilling 30 wells (5 exploratory and 25 development wells with 3 exploratory successes and 23 development successes). The steady growth in the Company's unproved property account which is not being amortized is indicative of the shift to a focus on drilling activity, as the Company acquires prospect acreage, and due to foreign activities.

         The Company believes that 1998's anticipated internally generated cash flows, together with its existing credit facilities, should be sufficient to finance the costs associated with its currently budgeted 1998 capital expenditures and other uses of working capital.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 1998 AND 1997

         Net income of $3.2 million and earnings per share of $0.20 for the first three months of 1998 were 53% and 51% lower, respectively, than net income of $6.8 million, and earnings per share of $0.41 in the same period for 1997. This decrease in net income primarily reflected the effect of a 14% decrease in oil and gas sales revenues as a result of a 37% and 26% decrease in oil and gas prices, respectively, which was partially offset by increased oil and gas volumes of 17% and 19%, respectively.

         Revenues

         The Company's revenues decreased 16% during the first three months of 1998 from the comparative period in 1997, due primarily to the decrease in oil and gas sales.

         Oil and Gas Sales. Oil and gas sales decreased 14% to $15.8 million in the first three months of 1998, compared to $18.4 million for the comparative period in 1997. The 19% increase in natural gas production and the 17% increase in oil production were primarily the result of production from recent drilling activity, most notably from the Company's two primary development areas, the AWP Olmos Field and the Austin Chalk trend. The Company's net sales volume (including the volumetric production payment) in the first three months of 1998 increased by 19% or 1.1 Bcfe (billion cubic feet equivalent) over volumes in the comparable 1997 period. The increases in volume were more than offset by a 37% decrease in oil prices received between the two periods, and a 26% decrease in gas prices between the two periods, as highlighted in the table below.

         The elements of the Company's $2.6 million decrease in oil and gas sales during the first three months of 1998 included: (1) volume increases that added $2.9 million of sales from a 1.0 Bcf increase in gas sales volumes and $0.6 million of increased sales from the 28,900 barrel increase in oil sales volumes and (2) price variances that subtracted $4.6 million from sales due to the decrease in average gas prices received, and $1.5 million decrease in sales due to the decrease in average oil prices received. The Company's three-month 1998 oil and gas sales from the AWP Olmos Field were $8.3 million ($11.1 million in 1997) from 4.0 Bcfe of net sales volumes (3.7 Bcfe in 1996) for an increase of 0.3 Bcfe, while the Austin Chalk trend generated three-month 1998 oil and gas sales of $4.2 million ($3.0 million in 1997) from 1.8 Bcfe of net sales volume (1.0 Bcfe in 1997) for an increase of 0.8 Bcfe.

         Revenues from oil and gas sales comprised 89% and 86%, respectively, of total revenues for the first three months of 1998 and 1997. The majority (84% and 82%, respectively) of these revenues were derived from the sale of the Company's gas production. The Company expects oil and gas sales to continue to increase as a direct consequence of the addition of oil and gas reserves through the Company's active drilling program.


         The following table provides additional information regarding the Company's oil and gas sales.



                                          Net Sales Volume                                 Average
                                          ----------------                                 --------
                                             Oil (Bbl)               Gas (Mcf)             Oil (Bbl)
                                             ---------               ---------             ---------
1997
3 Mos. Ended 03-31-97                         166,240                4,903,206              $20.13
1998
3 Mos. Ended 03-31-98                         195,114                5,858,509              $12.61

         Supervision Fees. These fees increased 3%, having grown from $1.2 million in the first three months of 1997 to $1.3 million in the first three months of 1998. This increase is primarily due to the annual escalation in well overhead rates, and the increase in drilling activity by the Company, which in turn increases the drilling well overhead portion of such fees paid to the Company as operator of these wells.

         Costs and Expenses

         General and administrative expenses for the first three months of 1998 increased by approximately $68,000 or 4% when compared to the same period in 1997. This increase in costs reflects the increase in the Company's activities. However, the Company's general and administrative expenses per Mcfe produced decreased by 15% from $0.27 per Mcfe produced for the first three months of 1997 to $0.23 per Mcfe produced for the comparable period in 1998. The majority of the companies in the oil and gas industry treat supervision fees as a reduction of their general and administrative expenses. If the Company were to follow this practice, these expenses net of supervision fees would have decreased from $0.06 per Mcfe produced for the first three months of 1997 to $0.05 per Mcfe produced for the same period in 1998.

         Depreciation, depletion, and amortization ("DD&A") increased 25% (approximately $1.3 million) for the first three months of 1998, primarily due to the Company's reserves additions and associated costs and to the related sale of increased quantities of oil and gas produced therefrom. The Company's DD&A rate per Mcfe of production has increased from $0.89 per Mcfe produced in the 1997 period to $0.92 per Mcfe produced in the 1998 period, reflecting variations in the per unit cost of reserve additions.

         Production costs per Mcfe decreased from $0.47 per Mcfe produced in the 1997 period to $0.45 per Mcfe produced in the 1998 period. Primarily due to the 19% increase in production volumes, oil and gas production costs increased 14% (approximately $400,000) in the first three months of 1998 when compared to the first three months of 1997. As discussed above, the Company's increase in production is primarily through its drilling activities in the AWP Olmos Field and Austin Chalk trend, where the Company already has an established operating base. The increase in production costs is partially offset by an exemption in these same fields from the 7.5% Texas severance tax applicable to gas production from certain natural gas wells certified to be in tight formations or to be deep wells by the Texas Railroad Commission. Additionally, commencing September 1, 1996, certain wells certified as "high cost gas" wells are entitled to a reduction of severance tax based upon a formula amount, but not the full exemption of 7.5% received on certified wells drilled prior to September 1, 1996. This tax exemption has had a positive impact on the Company's production costs during 1997 and 1998.

         Interest expense in the first three months of 1998 on the 6.25% Notes, including amortization of debt issuance costs, totaled $1,884,000 ($1,874,000 in the 1997 period), while interest expense on the credit facilities, including commitment fees, totaled $304,000 ($10,000 in the 1997 period for commitment fees) for a total interest expense of $2,188,000 (of which $803,000 was capitalized). In the first three months of 1997, these costs totaled $1,884,000 (of which $535,000 was capitalized). The Company capitalizes that portion of interest related to its exploration, partnership, and foreign business development activities. The increase in interest expense in 1998 is attributable to the increase in interest incurred on the credit amounts outstanding on its facilities.

YEAR 2000

         A comprehensive assessment of the year 2000 issue has been conducted and a compliance plan is currently underway. The Company is in the process of receiving verification of year 2000 compliance from all hardware and software vendors. The company does not expect that the cost to modify its information technology infrastructure will be material to its financial condition or results of operation. The Company also does not anticipate any material disruption in its operations as a result of any year 2000 compliance issues.


           FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEARS
                     ENDED DECEMBER 31, 1997, 1996 AND 1995


LIQUIDITY AND CAPITAL RESOURCES

         During the first ten months of 1996, the Company relied upon internally generated cash flows and bank borrowings to fund its capital expenditures, and thereafter upon net proceeds from its $115.0 million public offering of 6.25% Convertible Subordinated Notes due 2006 and its internally generated cash flows, along with $7.9 million of bank borrowings in the closing weeks of 1997, all as described below. Cash and working capital in 1998 are expected to be provided through internally generated cash flows, bank borrowings, and debt and/or equity financing.

         Net Cash Provided by Operating Activities

         In 1997, 1996, and 1995, the Company's operating activities provided net cash of $55.3 million, $37.1 million, and $14.4 million, respectively. These increases were primarily due to increased production volumes, as discussed below. The 1997 increase of $18.2 million was primarily due to an increase in cash flows from oil and gas sales, which increase $16.5 million (32%), exclusive of the non-cash amortization of deferred revenues associated with the Company's volumetric production payment. The 1996 increase of $22.7 million in net cash from operations was primarily due to the cash flows from oil and gas sales, which increased $30.4 million (146%), exclusive of the non-cash amortization of deferred revenues associated with the Company's volumetric production payment, partially offset by a $1.6 million increase in oil and gas production costs, a $1.1 million increase in general and administrative costs, plus changes to assets and liabilities and deferred income taxes. These 1997 and 1996 increases in oil and gas sales were primarily the result of the Company's increased drilling activity, as well as being affected by product price fluctuations, as described below.

         Sale of Convertible Subordinated Notes

         In November 1996, the Company issued $115.0 million of 6.25% Convertible Subordinated Notes due November 15, 2006, in a public offering. Proceeds of the offering were used for repayment in full of all the Company's bank borrowings ($33.1 million on November 25, 1996) and, together with internally generated cash flows, to fund capital expenditures through 1997 and working capital needs. The principal terms of these Notes are more fully described in Note 4 to the Company's financial statements.

         Other Financing Activities

         During the third quarter of 1995, the Company sold 5.75 million shares of Common Stock in a public offering at $8.50 per share, with net proceeds of $45.7 million principally used to repay outstanding indebtedness and finance the Company's exploration and development activities. As described in Note 4 to the Company's financial statements included herein, in August 1996 the $28.75 million of 6.5% Convertible Debentures sold in 1993 were converted by their holders into 2.34 million shares of the Company's Common Stock following the Company's July 1996 announcement of their redemption. As a result of this conversion, the Company's stockholders' equity increased approximately $27.65 million.

         Credit Facilities

         In the first ten months of 1996 and in the closing weeks of 1997, the Company's credit facilities have been used to fund a portion of the Company's exploration and development activities. Currently, these credit facilities consist of a $100.0 million unsecured revolving line of credit with a $40.0 million borrowing base and a $7.0 million secured revolving line of credit with a $5.5 million borrowing base. The principal terms and restrictions of these credit facilities are described in Note 4 to the Company's financial statements included herein.

         At December 31, 1997, the Company had outstanding borrowings of $7,915,000 under the credit facilities. At December 31, 1996, and until mid-December 1997, the Company had no outstanding balances under these borrowing arrangements, since the balance of those borrowings was repaid in November 1996 with proceeds from the Company's public sale of $115.0 million of 6.25% Convertible Subordinated Notes.

         Partnership Programs

         Since late 1993, the Company has offered private partnerships formed to drill for oil and gas. During 1997, the Company formed three drilling partnerships with subscriptions of approximately $16.8 million and in 1996 formed three partnerships with subscriptions of approximately $22.0 million. The Company anticipates that it will continue to offer such drilling partnerships for the foreseeable future.

         At December 31, 1997, limited partnership formation and marketing costs (which under the current drilling partnership offerings are borne by the Company as part of the Company's general partner contribution) amounted to $297,000, a decrease of $213,000 when compared with the balance at December 31, 1996.

         During 1996, the limited partners in 18 partnerships, which had been in operation over nine years and had produced a substantial majority of their reserves, voted to sell their remaining properties and liquidate the limited partnerships. Of these partnerships, 10 were the earliest public income partnerships (formed in 1984 to 1986) and were liquidated in 1996, and in early 1997 eight private drilling partnerships (formed in 1979 to 1985) were liquidated. During 1997, the limited partners in an additional 11 partnerships, formed in 1990 and 1991, voted to sell their properties and liquidate the limited partnerships, which liquidation is expected in early 1998. As the public income partnerships formed since 1986 grow older, it is anticipated that proposals will continue to be made to the investors in those partnerships to sell their properties and liquidate the partnerships.

         Working Capital

         The Company's working capital has decreased from $68.7 million at December 31, 1996, to $1.5 million at December 31, 1997. This decrease is primarily the result of the Company's capital expenditures as described below.

         Since year end 1996, the Company's receivable account from limited partnerships and its receivable account from joint interest owners increased $1.8 million and $4.3 million, respectively, due to the increase in drilling activity between the periods.

         Due to the nature of the Company's business highlighted above, the individual components of working capital fluctuate considerably from period to period. The Company incurs significant working capital requirements in connection with its role as operator of approximately 650 wells, its accelerated drilling programs, and the management of affiliated partnerships. In this capacity, the Company is responsible for certain day-to-day cash management, including the collection and disbursement of oil and gas revenues and related expenses.

         Common Stock Repurchase Program

         In March 1997, the Company's Board of Directors approved a Common Stock repurchase program for up to $20.0 million of the Company's Common Stock and subsequently extended the program through June 30, 1998. Purchases of shares are made in the open market. Under this program, through December 31, 1997, the Company used $8.52 million of working capital to acquire 387,800 shares at an average cost of $21.97 per share.

         Common Stock Dividend

         In October 1997, the Company declared a 10% stock dividend to shareholders of record. The transaction was valued based on the closing price ($28.8125) of the Company's Common Stock on the New York Stock Exchange on October 1, 1997. As a result of the issuance of 1,494,606 shares of the Company's Common Stock as a dividend, retained earnings were reduced by $43,063,335, with the Common Stock and additional paid-in capital accounts increased by the same amount.

         Capital Expenditures

         The Company's capital expenditures were approximately $132.0 million, $91.5 million, and $40.0 million for 1997, 1996, and 1995, respectively. The 1997 capital expenditures included (a) $90.3 million (68% of 1997 capital expenditures) on developmental drilling (primarily in the AWP Olmos Field and Austin Chalk trend), (b) $10.7 million (8%) on exploratory drilling, (c) $18.4 million (14%) on domestic prospect costs (principally prospect leasehold, seismic, and geological costs of unproven prospects for the Company's account),
(d) the purchase of $8.4 million (6%) of producing property interests, $7.1 million from third parties (primarily in the AWP Olmos Field), along with the purchase of $1.3 million of limited partner interests in previously formed partnerships through the right of presentment arrangement provided in those partnerships, (e) $3.2 million (3%) invested in foreign business opportunities in Russia ($0.7 million), Venezuela ($0.8 million), and New Zealand ($1.7 million), as described in Note 8 to the Company's financial statements, and (f) $0.9 million (1%) spent on fixed assets. In 1997, the Company participate in drilling 182 wells (15 exploratory and 167 development wells with 7 exploratory successes and 159 development successes). The steady growth in the Company's unproved property account ($41.8 million), which is not being amortized, is indicative of the shift to a focus on drilling activity as the Company acquires prospect acreage, including $3.2 million of capital expenditures in 1997 made in relation to the Company's foreign business opportunities, as described above.

         Capital expenditures for 1998 are estimated to be approximately $154.8 million, including investments in all areas in which 1997 capital was spent. Approximately, $123.9 million of the 1998 budget is allocated to exploration and development drilling, with approximately 73% of this amount to be spent in the Company's two primary development areas in Texas. The Company's plan anticipates drilling 113 development and 21 exploratory wells in 1998.

         The Company believes that 1998's anticipated internally generated cash flows (expected to increase as the Company's production base increases as a result of its accelerated drilling program), together with the existing credit facilities, will be sufficient to finance the costs associated with its currently budgeted 1998 capital expenditures.

RESULTS OF OPERATIONS - YEARS 1997, 1996 AND 1995

         Revenues

         The Company's revenues in 1997 increased by 32% over revenues in 1996 and by 110% in 1996 over 1995 revenues, principally due to increases in oil and gas sales revenues.

         Oil and Gas Sales. The Company's net sales volumes in 1997 (including the volumetric production payment associated with each year's production) increased by 31% (6.0 Bcfe) over net sales volumes in 1996, while 1996 net sales volumes increased by 74% (8.3 Bcfe) over net sales volumes in 1995. Oil and gas sales revenues in 1997 increased by 31% ($16.2 million) over those revenues for 1996, while in 1996 those revenues increased by 134% ($30.2 million) over oil and gas sales in 1995. Average prices for oil increased from $15.66 per Bbl in 1995 to $19.82 per Bbl in 1996 and then decreased to $17.59 per Bbl in 1997, while average gas prices increased from $1.77 per Mcf in 1995 to $2.57 per Mcf in 1996 and to $2.68 per Mcf in 1997. The Company's $16.2 million increase in oil and gas sales during 1997 was comprised of volume increases that added $14.5 million of sales from the 5.7 Bcf increase in gas sales volumes and $1.0 million of sales from the 49,000 barrel increase in oil sales volumes, while price variances contributed $2.2 million in increased sales from the increase in average gas prices received, offset somewhat by a $1.5 million decrease in sales from the decrease in average oil prices received. The Company's $30.2 million increase in oil and gas sales during 1996 was comprised of volume increases that added $13.8 million of sales from the 7.8 Bcf increase in gas sales volumes and $1.2 million of sales from the 78,000 barrel increase in oil sales volumes, while price variances contributed $12.7 million in increased sales from the increase in average gas prices received and $2.5 million in increased sales from the increase in average oil prices received.

         The increases in oil and gas sales for 1997 and 1996 were primarily the result of production from the Company's accelerated drilling program, most notably from the Company's two primary development areas, the AWP Olmos Field and the Austin Chalk trend. The Company's 1997 oil and gas sales from the AWP Olmos Field were $42.2 million ($29.9 million in 1996) from 15.5 Bcfe of net sales volumes (11.2 Bcfe in 1996) for an increase of 4.3 Bcfe, while the Austin Chalk trend generated 1997 oil and gas sales of $12.9 million ($9.4 million in 1996) from 4.9 Bcfe of net sales volumes (3.4 Bcfe in 1996) for an increase of
1.5 Bcfe.

         Revenues from oil and gas sales comprised 86%, 87%, and 78%, respectively, of total revenues for 1997, 1996, and 1995. The majority (83%, 77%, and 62%, respectively) of these oil and gas revenues in these periods were derived from the sale of the Company's gas production. The Company expects oil and gas sales to continue to increase as a direct consequence of the addition of oil and gas reserves through the Company's active drilling program.

         Average prices received from oil and gas production can have a dramatic impact on the Company's oil and gas sales revenues. This is evident not only in the yearly comparisons as described above but also when comparing fourth quarter 1997 revenues to those for the fourth quarter of 1996. While oil and gas production volumes increased 1.0 Bcfe (17%) during the fourth quarter of 1997 when compared to the fourth quarter of 1996, oil and gas sales increased only $1.1 million (6%) due to average oil prices received being 25% lower and average gas prices received being 6% lower than in the fourth quarter of 1996.

         Supervision Fees. These fees continue to increase, having grown from $3.8 million in 1995 to $4.5 million in 1996 to $5.2 million in 1997, primarily due to the annual escalation in well overhead rates and the increase in drilling activity by the Company, which in turn increases the drilling well overhead portion of such fees paid to the Company as operator of these wells.

         Costs and Expenses

         General and administrative expenses in 1997 decreased $0.3 million (4%) from the level of such expenses in 1996, while 1996 general and administrative expenses increased $1.1 million (21%) over 1995 levels. The slight decrease in these costs in 1997 over 1996 reflected the Company's ability to continue increasing its drilling activity without increasing such costs in 1997. The increase in costs in 1996 over 1995 reflected the increase in the Company's activities. The Company's general and administrative expenses per

Mcfe produced have decreased in each of the past three years from $0.47 per Mcfe produced in 1995 to $0.33 per Mcfe produced in 1996 to $0.24 per Mcfe produced in 1997. The majority of the companies in the oil and gas industry treat supervision fees as a reduction of their general and administrative expenses. If the Company were to follow this practice, these expenses net of supervision fees would have decreased to $0.13 per Mcfe produced in 1995, $0.10 per Mcfe produced in 1996, and $0.04 per Mcfe produced in 1997.

         Depreciation, depletion, and amortization (DD&A) has steadily increased, primarily due to the Company's reserves additions and associated costs and to the related sale of increased quantities of oil and gas produced therefrom. The Company's DD&A rate per Mcfe of production was $0.79 in 1995, $0.85 in 1996, and $0.95 in 1997, reflecting variations in the per unit cost of reserves additions.

         Production costs in 1997 increased $3.0 million (36%) over such expenses in 1996, while those expenses in 1996 increased $1.6 million (23%) over 1995. The increases in each of the periods primarily relate to the increase in the Company's oil and gas sales volumes. The Company's production costs per Mcfe produced were $0.45 in 1997, $0.43 in 1996, and $0.61 in 1995. As discussed above, the Company's increase in production is primarily through its drilling activities in the AWP Olmos Field and Austin Chalk trend, where the Company already has an established operating base. The increase in production costs has been partially offset by an exemption in these same fields from the 7.5% Texas severance tax applicable to gas production from certain natural gas wells certified to be in tight formations or to be deep wells by the Texas Railroad Commission. This exemption in 1996 was a major contributor in reducing the Company's production costs per Mcfe produced from the 1995 rate of $0.61 to the 1996 rate of $0.43. Additionally, commencing September 1, 1996, certain wells certified as "high cost gas" wells are entitled to a reduction of severance tax based upon a formula amount but not the full exemption of 7.5% received on certified wells drilled prior to September 1, 1996. This tax exemption has had a positive impact on the Company's production costs during 1996 and 1997, although under the new rules, the proportionate amount of the exemption was decreased in the 1997 period, thus contributing to the $0.02 increase in production costs per Mcfe produced in 1997 when compared to 1996.

         Interest expense in 1997 on the Notes, including amortization of debt issuance costs, totaled $7.5 million, compared to $0.7 million on the Notes and $1.0 million on the Debentures in 1996 and $2.0 million on only the Debentures in 1995, while interest expense on the credit facilities, including commitment fees, totaled $0.1 million ($1.1 million in 1996 and $1.7 million in 1995), for a 1997 total of $7.6 million (of which $2.6 million was capitalized). The 1996 total was $2.8 million (of which $2.1 million was capitalized), while the 1995 total was $3.7 million (of which $2.6 million was capitalized). The Company capitalizes a portion of interest related to certain exploration, partnership, and foreign business development activities. The increase in interest expense in 1997 is attributable to the larger outstanding principal amount on the Notes ($115.0 million) compared to the Debentures ($28.75 million), offset to some degree by larger outstanding balances under the Company's credit facilities in 1996 and by the $2.4 million in interest income earned in 1997 on the portion of the net proceeds of the Notes invested pending use. The lower amount of interest expense in 1996, compared to 1995 was attributable to a smaller average balance under the Company's credit lines necessary to finance the Company's capital expenditures, as well as to paying only six months of interest on the Debentures as they were converted into Common Stock in the third quarter of 1996.

NET INCOME

         Net income of $22.3 million and earnings per share of $1.35 for 1997 were 17% and 6% higher, respectively, than net income of $19.0 million and earnings per share of $1.27 in 1996. This increase in net income primarily reflected the effect of a 31% increase in oil and gas sales revenues as a result of a 36% increase in natural gas production, an 8% increase in crude oil production, and a slight 4% increase in gas prices received, offset somewhat by an 11% decrease in oil prices received. The lower percentage increase in earnings per share reflects a 10% increase in weighted average shares outstanding in 1997 as a result of the conversion of the Debentures into 2.34 million shares of Common Stock in the third quarter of 1996. The Company's consolidated effective tax rate was 32.7%, 33.9%, and 28.7% in 1997, 1996, and 1995, respectively.

         Net income of $19.0 million and earnings per share of $1.27 for 1996 were 287% and 159% higher, respectively, than net income of $4.9 million and earnings per share of $0.49 in 1995. This increase in net income primarily reflected the effect of a 134% increase in oil and gas sales revenues as a result of a 98% increase in natural gas production, a 14% increase in crude oil production, and product price improvements. The lower percentage increase in earnings per share reflects a 49% increase in weighted average shares outstanding for 1996 as a result of the sale of 5.75 million shares of Common Stock in the third quarter of 1995 and the conversion of the Debentures into
2.34 million shares of Common Stock in the third quarter of 1996.

                BUSINESS AND PROPERTIES OF SWIFT ENERGY COMPANY

GENERAL

       Swift Energy Company (the "Company"), a Texas corporation organized in October 1979, is engaged in the exploration, development, acquisition, and operation of oil and gas properties, with a primary focus on U.S. onshore natural gas reserves. As of December 31, 1997, the Company had interests in over 1,500 oil and gas wells located in 10 states, with 93% of its proved reserves base concentrated in Texas. At the same date, the Company had estimated proved reserves of 361.5 Bcfe, approximately 87% of which were natural gas, and operated 650 wells representing 91% of its proved reserves base.

       The Company's primary focus is exploration and development drilling in its core areas, the AWP Olmos Field located in South Texas and the Texas Austin Chalk trend. The AWP Olmos Field is characterized by long-lived reserves, while the Austin Chalk trend is characterized by more short-lived reserves with high initial production and rapid decline rates. These fields accounted for approximately 74% and 15%, respectively, of the Company's proved reserves as of December 31, 1997, and approximately 61% and 19%, respectively, of the Company's production during 1997. The Company has substantially accelerated its drilling activities during the last several years, drilling 42, 116, and 135 net wells in 1995, 1996, and 1997, respectively, primarily in these areas. During 1996, the Company doubled its acreage position in the AWP Olmos Field and quadrupled it in the Austin Chalk trend. In 1997, the Company increased slightly its acreage position in the AWP Olmos field and increased its acreage position in the Austin Chalk trend by approximately 50%. The Company has budgeted capital expenditures of $154.8 million for 1998, of which approximately 73% is targeted for these two fields. The Company is also actively pursing exploratory and development drilling opportunities in other basins in Texas, Arkansas, Louisiana, and Wyoming. As a complement to these domestic activities, the Company is participating in several high potential international projects with limited capital exposure to the Company in New Zealand, Russia, and Venezuela.

       The Company has increased its proved reserves from 59.0 Bcfe at the year end 1992 to 361.5 Bcfe at year end 1997, primarily from additions through the drill bit, which has resulted in the replacement of 554% of production during the same five-year period. In 1997, the Company increased its proved reserves by 40%, resulting in the replacement of 522% of 1997 production. The Company's five-year average reserves replacement costs were $0.76 per Mcfe. As a result of increased drilling activity, 1997 production increased 31% over 1996 production. Due to economies of scale, geographic concentration, and increased production, general and administrative expenses and production costs have fallen from $0.88 and $0.69 per Mcfe in 1992 to $0.24 and $0.45 per Mcfe, respectively, for 1997. The combination of increased production and decreased operating costs per Mcfe has resulted in average annual growth in net cash provided by operating activities of 54% per year from year end 1992 to year end 1997. For 1997, due to these same production and operating cost factors, net cash provided by operating activities increased to $55.3 million or 49% over the same period in 1996.

PROPERTIES

       The Company's proved reserves are geographically concentrated, with approximately 89% of the Company's proved reserves at December 31, 1997, attributable to its two largest properties, the AWP Olmos Field and the Austin Chalk trend.

       AWP Olmos Field. The Company's most significant property is located in the AWP Olmos Field in South Texas. The Company has extensive expertise in the AWP Olmos Field and a long history of experience with low-permeability tight-sand formations typical of this field. Since acquiring its first AWP Olmos Field acreage in 1988, the Company has made detailed studies of drainage patterns in the formation and has introduced innovations in fracture design and implementation methods and coiled tubing technology that substantially reduce overall costs and improve recoveries.

       The AWP Olmos Field represented approximately 74% of the Company's proved reserves at December 31, 1997, and approximately 61% of the Company's 1997 production. At December 31, 1997, the Company owned interests in and was the operator of approximately 400 wells producing natural gas from the Olmos Sand Formation at a depth of approximately 10,000 feet. The Company has engaged in extensive fracturing operations to increase the permeability of the formation and flow of gas from the wells. In addition, the Company has used coiled tubing velocity strings in several wells to improve production rates. Also, by utilizing a system of BJ Services, Inc., the Company is able to monitor fracturing operations from its Houston headquarters through direct computer access to the field.

       During 1997, the Company purchased, for approximately $3.8 million, Olmos producing properties strategically located in the heart of its existing leasehold in the AWP Olmos Field. The purchase included 35 producing wells, 35 new development drilling locations, and a related 20-mile pipeline. Net proved reserves attributable to the purchase are approximately 25 Bcfe, with current production of approximately 2,000 Mcfe per day.

       In 1997, the Company drilled 142 (137 successful) development wells in this field and one unsuccessful exploratory well northwest of the field. The Company or entities managed by the Company own 100% of the working interest in this field. During 1997, the Company maintained its leasehold position in this area. The Company anticipates continuing its acquisition of acreage in this area in the future, if warranted. The Company plans to drill approximately 57 additional development wells and four exploratory wells to the Olmos formation in 1998.

       Austin Chalk Trend. At December 31, 1997, the Company owned drilling and production rights in 175,022 gross acres and 112,918 net acres in the Austin Chalk trend containing substantial proved undeveloped reserves. The Austin Chalk trend represented approximately 15% of the Company's proved reserves at December 31, 1997. Production from this field constituted 19% of oil and gas production in 1997. The wells in this trend are all horizontal, primarily natural gas, that deliver high initial flow rates and strong initial cash flows which decline rapidly. The Company believes these reserves complement its long-lived reserves in the AWP Olmos Field. Since 1992, the Company has participated in 55 horizontal wells in the trend with a 91% success rate, including in 1997 16 successful development wells out of 17 drilled and two successful exploratory wells out of five drilled. The Company believes its success is attributable to its ability to identify hydrocarbon-bearing fractures, relying on its expertise in seismic data analysis, and its ability to drill and operate horizontal wells. The Company anticipates drilling 30 development wells and three exploratory wells in the Austin Chalk during 1998. The acquisition of seismic data in the Cougar Run and Nimitz areas in

Fayette County has helped in upgrading locations to drill numerous horizontal wells targeting the Austin Chalk formation determined from previous seismic data acquisitions and subsequent successful drilling in the Rocky Creek and North Fayetteville prospects.

       Substantial portions of its property interests in the Austin Chalk trend have been acquired through joint development arrangements with industry partners who are active participants in exploration of the Austin Chalk trend, beginning in 1993 in an arrangement that covered approximately 8,800 acres in which the Company currently has an average working interest of 25%. In September 1995, the Company entered into another joint development agreement providing for an area of mutual interest covering 19,500 gross acres and pursuant to which that industry partner and the Company alternate serving as operator of any wells drilled on the acreage. During 1996, the Company purchased its partner's interest in 9,500 of these gross acres, and the joint development arrangement now covers a 10,000 gross acre block in which the Company expects to have an average working interest of 30% to 35% based on certain assumptions relating to elections with respect to the drilling of various wells. The Company has a 100% working interest in the 9,500 acres.

       In 1996, a joint development arrangement covering approximately 8,000 acres in Washington County, Texas, in which the Company owns a 25% working interest, was reached with an industry partner. This joint development area has been further expanded to encompass approximately 17,000 gross acres. Simultaneously, the Company entered into two additional joint development agreements covering an approximate 6,300 gross acre area, in which the Company owns a 50% working interest, and an approximate 8,100 gross acre area, in which the Company owns a 75% working interest and serves as operator.

       Also in 1997, the Company acquired a 50% working interest in 20,000 net acres adjoining the N. Fayetteville Prospect area for which it will serve as operator. The initial test well was spudded in December 1997.

EXPLORATION AND DEVELOPMENT DRILLING ACTIVITIES

       In 1991, the Company began to develop an inventory of exploration and development drilling prospects. Drilling locations were selected through intensive geological and geophysical studies of the Company's undeveloped acreage and other prospects. During 1995, the Company added 72 Bcfe of proved reserves through drilling, and in 1996, reserves added by drilling increased to 118 Bcfe. In 1997, reserves added by drilling increased to 120 Bcfe, with the Company's success rate 47% for exploratory wells (7 out of 15 drilled) and 95% for development wells (159 out of 167 drilled). These successful drilling results have led to acquisition of additional acreage during 1997 in the area of its two core properties, the AWP Olmos Field in South Texas and the Austin Chalk trend in Austin, Colorado, Fayette, Walker, and Washington counties in central and eastern Texas.

       The Company pursues a "controlled risk" approach to exploratory drilling. The Company focuses its exploration activities on specific U.S. regions where its technical staff has considerable experience and which are in close proximity to known producing horizons where the potential for significant reserves exists. The Company seeks to minimize its exploration risk by investing in multiple prospects, farming out interests to industry partners and drilling funds, utilizing advanced technologies, and drilling in different types of geological formations. The Company utilizes basin studies to analyze targeted formations based on their potential size, risk profile, economic parameters, and activity in the trend.

       The Company's development strategy is designed to maximize the value and productivity of its existing properties through development drilling and recovery methods, enhancing production results through improved field production techniques, lowering production costs, and applying the Company's technical expertise and resources to exploit producing properties efficiently. The Company employs various recovery techniques, which include water flooding, fracturing reservoir rock through the injection of high-pressure fluid, inserting coiled tubing velocity strings to speed gas flow, and acid treatments. The Company believes that the application of fracturing technology and coiled tubing has resulted in significant increases in production and decreases in drilling and operating costs, particularly in the Company's largest single property, the AWP Olmos Field.

       The Company's exploration and development activities are conducted by its in-house exploration staff, assisted by professionals from other departments, including reservoir engineers, geologists, geophysicists, petrophysicists, landmen, and drilling and operations engineers. The Company believes that one of the keys to its success has been its team approach, which integrates multiple disciplines to maximize efficient utilization of information leading to drillable projects.

       The Company has increasingly utilized advanced seismic technology to enhance the quality of its drilling efforts, including two-dimensional (2-D) and three-dimensional (3-D) seismic analysis and amplitude versus offset (AVO) studies. During 1997, the Company completed its first international seismic acquisition program in two key areas of its holding in New Zealand. In the Rimu prospect, Swift acquired a 30 kilometer cross-swath, as well as 2-D seismic data in the Tawa prospect, complementing existing 2-D and 3-D data. It also acquired 21 miles of 2-D data in the Wheeler Ranch Olmos trend in South Texas and 51 miles of data in the Fayette County Austin Chalk trend. Two more prospects in the Ark-La-Tex region were shot in the form of 2-D swaths of approximately 16 miles each.

       In addition to exploration and development activities in the AWP Olmos Field and the Austin Chalk trend, the Company is currently focusing its exploration activities in three main geographical areas: the Gulf Coast Basin, the Wyoming Powder River Basin, and the North Louisiana Salt Basin.

       Gulf Coast Basin. The Company defines this area as including all the Texas counties and Louisiana parishes along the Gulf Coast and extending into Mississippi and Alabama, which includes all target formations present except the Austin Chalk trend and the Olmos sand. In 1997, one successful development well (out of three) and four successful exploratory wells (out of six) were drilled in the Gulf Coast Basin, following one successful exploratory well and two successful development wells drilled in 1996, in 1998, seven exploratory wells and 18 development wells are scheduled for drilling in the Gulf Coast Basin. The locations were selected utilizing traditional geologic studies combined with analyses of available seismic data.

       During 1997, the Company acquired 1,920 gross acres in Jim Hogg County in which the Company owns a minimum 75% working interest. Additionally, the Company has an oil and gas lease option on an additional 8,500 gross acres until August 1, 1998. A well drilled by the Company to the Queen City formation, the Chaparral #1, in 1997 was highly successful. Of the 18 development wells expected to be drilled in the Gulf Coast Basin in 1998, 10 will be drilled on this acreage. Two of those 10 have already been successfully drilled in the first quarter of 1998, with the third well currently being drilled. Further work in the area through licensing additional 2-D data and acquiring 3-D data jointly with a third party will help complete the analysis and the interpretation of the acreage for future development in 1998.

       In the North Creole prospect in southern Louisiana, the Company has worked 2-D and 3-D seismic data in conjunction with the Vertical Seismic Profile it shot in early 1997 to identify development and exploratory locations of deep high-potential targets to be drilled in the first quarter of 1998. Additional 3-D seismic grids are being quality checked for eventual licensing in the area to help in the interpretation of the complex geologic features.

       In the Sherburne prospect in south central Louisiana, the Company has been working with 2-D seismic data to identify the location of a Sparta formation test slated for the first quarter of 1998 and has designed a 2-D seismic cross-swath to be acquired commencing in March 1998 to identify deeper high-yield structures in the Wilcox trend.

       Wyoming Powder River Basin. The Company intends to drill three exploratory wells and eight development wells in 1998. In 1997, the Company successfully drilled one out of two exploratory wells in the Minnelusa trend in Campbell County, Wyoming. In 1996, the Company successfully drilled one out of three exploratory wells and one out of three development wells in the trend. The Minnelusa trend has been the subject of extensive study by the Company's multi-disciplinary teams in order to identify the location of stratigraphic hydrocarbon traps. Recently, the Company has shifted its emphasis to pursue the Cretaceous trend in southern Campbell County and northern Converse County in Wyoming, as well as north into the Williston Basin in Daniels County, Montana. This shift is due to the Company's commitment to find larger reserve accumulations at a lower risk by drilling in areas with multiple producing zones and larger field sizes. The Company has licensed various existing 2-D seismic data to help map the structural and stratigraphic traps that have been identified for drilling in 1998.

       North Louisiana Salt Basin. The North Louisiana Salt Basin covers the neighboring corners of Arkansas, Louisiana, and Texas (Ark-La-Tex region). In 1997, the Company drilled two wells, one exploratory and one development, with the development well being successful, following five successful wells drilled in 1996, four of which were exploratory. The Company plans to drill four exploratory wells in the region in 1998. In this area, the Smackover formation is a prolific hydrocarbon producer from multiple levels and from a variety of structures, including fault traps, salt anticlines, basement structures, and stratigraphic traps. In northern Louisiana and southern Arkansas in the Smackover trend, in 1997 the Company acquired and completed processing two sets of 2-D seismic swaths that have been interpreted to yield numerous exploratory locations slated for testing in the first half of 1998. Additional seismic acquisitions are planned in Bossier Parish, Louisiana, to delineate a prospect pending the drilling of a test well to determine the presence of hydrocarbon sands in the area.

\       The following table sets forth the results of the Company's drilling activities during the three fiscal years ended December 31, 1997:

                                               Gross Wells                               Net Wells
                                   ----------------------------------        ---------------------------------
  Year         Type of Well        Total        Producing         Dry        Total        Producing        Dry
  ----         ------------        -----        ---------         ---        -----        ---------        ---
 1995        Exploratory             8              4              4           3.5             1.5         2.0
             Development            68             65              3          38.7            38.0         0.7

 1996        Exploratory            11              7              4           5.9             3.7         2.2
             Development           142            134              8         110.5           106.7         3.8

 1997        Exploratory            15              7              8           7.2             2.7         4.5
             Development           167            159              8         127.5           123.8         3.9

OPERATIONS

       The Company generally seeks to be named as operator for wells in which it or its affiliated limited partnerships and joint ventures have acquired a significant interest, although this typically occurs only when they own the major portion of the working interest in a particular well or field. The Company acts as operator of approximately 650 wells at December 31, 1997, which comprise approximately 91% of the Company's total proved reserves.

       As operator, the Company is able to exercise substantial influence over development and enhancement of a well and to supervise operation and maintenance activities on a day-to-day basis. The Company does not conduct the actual drilling of wells on properties for which it acts as operator. Drilling operations are conducted by independent contractors engaged and supervised by the Company. The Company employs petroleum engineers, geologists, and other operations and production specialists who strive to improve production rates, increase reserves, and/or lower the cost of operating its oil and gas properties.

       Oil and gas properties are customarily operated under the terms of a joint operating agreement, which provides for reimbursement of the operator's direct expenses and monthly per-well supervision fees. Per-well supervision fees vary widely depending on the geographic location and producing formation of the well, whether the well produces oil or gas, and other factors. Such fees received by the Company in 1997 ranged from $200 to $1,481 per well per month.

MARKETING OF PRODUCTION

       The Company typically sells its gas production at or near the wellhead, although in some cases it must be gathered by the Company or other operators and delivered to a central point. Gas production is generally sold in the spot market at prevailing prices. The Company generally sells its oil production at prevailing market prices. The Company does not refine any oil it produces. During the year ended December 31, 1997, three oil or gas purchasers each accounted for 10% or more of the Company's revenues, with those purchasers together accounting for 42%. Three oil or gas purchasers accounted for 10% or more of the Company's revenues during the year ended December 31, 1996, with those purchasers accounting for approximately 51%. Because of the availability of other purchasers, the Company does not believe that the loss of any single oil or gas purchaser or contract would materially affect its sales.

       The Company has entered into gas processing and gas transportation agreements with respect to its natural gas production in the AWP Olmos Field with Valero Transmission, L.P. and its affiliates ("Valero") for up to 75,000 Mcf per day. These contracts have initial six-year terms, with automatic one-year extensions unless earlier terminated. The Company believes that these arrangements adequately provide for its gas transportation and processing needs in the AWP Olmos Field for the foreseeable future. Additionally, at the discretion of the Company and Valero, the gas processed and transported under these agreements may be sold to Valero at monthly indexed prices based upon the current natural gas price. Effective July 31, 1997, Valero was merged with
Pacific Gas & Electric Corporation ("PG&E").   This merger did not affect the
contractual obligations between the Company and Valero.

       Much of the Company's Austin Chalk production from Fayette and Washington counties, Texas, is currently dedicated under long-term gas purchase and gas processing contracts with Aquila Southwest Pipeline Corporation ("Aquila"). The Company believes that these contracts adequately provide for the gas purchase and processing needs of its Austin Chalk production, subject to practical limitations inherent in gas field operations. The prices received are redetermined monthly to reflect the current natural gas price.

       The following table summarizes sales volumes, sales prices, and production cost information for the Company's net oil and gas production for the three-year period ended December 31, 1997. "Net" production is production that is owned by the Company either directly or indirectly through partnerships or joint venture interests and produced to its interest after deducting royalty, limited partner, and other similar interests.


                                                                 Year Ended December 31
                                                ---------------------------------------------------------
                                                    1997                   1996                  1995
                                                ------------            ------------         ------------
 Net Sales Volume:

   Oil (Bbls)                                        672,385                 623,386              545,435

   Gas (Mcf)(1)                                   21,359,434              15,696,798            7,913,963

   Gas Equivalents (Mcfe)                         25,393,744              19,437,114           11,186,573

 Average Sales Price:

   Oil (Per Bbl)                                $      17.59            $      19.82         $      15.66

   Gas (Per Mcf)                                $       2.68            $       2.57         $       1.77

 Average Production Cost (per Mcfe)             $       0.45            $       0.43         $       0.61

       (1) Natural gas production for 1997, 1996, and 1995 includes 1,015,226, 1,156,361, and 1,211,255 Mcf, respectively, delivered under the volumetric production payment agreement pursuant to which the Company is obligated to deliver certain monthly quantities of natural gas (see Note 1 to the Company's financial statements).

       Under the volumetric production payment entered into in 1992, as of December 31, 1997, the Company has a remaining commitment to deliver approximately 2.0 Bcf of gas meeting certain heating equivalent and quality standards through October 2000, when such agreement expires. Since entering into this agreement, these properties have produced in excess of the required monthly delivery requirements.

PRICE RISK MANAGEMENT

       The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results. To mitigate some of this risk, the Company does engage periodically in certain limited hedging activities, but only to the extent of buying protection price floors for portions of its and the limited
partnerships' oil and gas production.   Costs and/or benefits derived from
these price floors are accordingly recorded as a reduction or increase, as applicable, in oil and gas sales revenue and were not significant for any year presented. The cost to purchase put options are amortized over the option period.

       During 1997, the Company entered into oil and natural gas price hedging contracts covering a portion of the Company's and its affiliated partnerships' oil and natural gas production. For January, 1,400,000 MMBtu of the natural gas production was covered, providing for a minimum price of $1.90 per MMBtu. February was covered for 2,000,000 MMBtu of natural gas, and March and April were covered for 1,500,000 MMBtu of natural gas, each at a minimum price of $2.00. For the months of May, June, July, and August, 1,500,000 MMBtu was covered, providing for a minimum price of $1.80. September, October and November had two contracts each month with each separate contract covering 1,500,000 MMBtu of natural gas, providing for minimum prices of $1.80 and $1.90 in September, $1.85 and $1.90 in October, and $1.90 and $2.00 in November.

       For the months of January, February, and March, 140,000 Bbls of oil production were covered, with 70,000 Bbls each month providing for a minimum price of $17.00 and the other 70,000 Bbls each month providing for a minimum price of $20.00 per Bbl. April, May, and June were covered for 140,000 Bbls of oil production at a minimum price of $20.00 in April and May, while June provided for a minimum price of $19.00. July was covered for 60,000 Bbls of production at a minimum price of $18.00 and for 60,000 Bbls at a minimum price of $19.00. August was covered for 120,000 Bbls of production, providing for a minimum price of $19.00. For the months of September through December, 60,000 Bbls of oil production were covered, providing for a minimum price of $18.00. Costs related to 1997 hedging activities totaled approximately $1,052,000 with benefits of approximately $439,000 being received, resulting in a net cash outlay of approximately $613,000 or $0.014 per Mcfe.

       The Company had three open contracts at December 31, 1997, covering 1,500,000 MMBtu of the natural gas production for February 1998 at a minimum price of $2.00, 500,000 MMBtu of gas in March 1998 at a minimum price of $1.90, and 60,000 Bbls of oil production for February providing for a minimum price of $18.00 per Bbl. The costs related to the open contracts totaled $95,308 and had a market value of $121,600 as of December 31, 1997.

ACQUISITION ACTIVITIES

       Since 1979, the Company has acquired approximately $478.0 million of producing oil and natural gas properties on behalf of itself and its co-investors in 129 separate transactions. In recent years, the Company's acquisition activities have declined, as it has fulfilled its obligation to buy producing properties for the remaining partnerships which invested in such properties. As of December 31, 1997, all such partnerships investing in producing properties had spent their available capital resources on producing properties. Therefore, the Company anticipates all future acquisition activity will be for its own behalf. The Company has acquired for its own account approximately $121.5 million of producing properties, with original proved reserves estimated at 182.2 Bcfe. The Company's acquisition expenditures in the past three years were approximately $3.5 million, $1.5 million, and $8.4 million of properties acquired in 1995, 1996, and 1997, respectively. The Company's acquisition costs have averaged $0.31 per Mcfe over this three-year period.

       The Company uses a disciplined, market-driven approach to acquisitions. The Company generally seeks acquisition of properties for its own account that are in close proximity to its current reserves and provide the potential to add reserves and production through additional development efforts.

FOREIGN ACTIVITIES

       New Zealand. During 1996, the Company was issued two Petroleum Exploration Permits by the New Zealand Minister of Energy. The first permit covered approximately 65,000 acres in the Onshore Taranaki Basin of New Zealand's North Island, and the second covered approximately 69,300 adjacent acres. The Company formed a wholly owned subsidiary, Swift Energy New Zealand Limited, for the purpose of conducting its New Zealand activities and assigned its interest in the permits to that subsidiary during the third quarter of 1997. In March 1998, the Company surrendered approximately 46,400 acres covered in the first permit and the remaining acreage has been included as an extension of the area covered in the second permit. Under the terms of the expanded permit, the Company is obligated to drill one exploratory well prior to August 12, 1999. All other obligations under the permit have been fulfilled including the reinterpretation of existing seismic data and the acquisition and processing of new seismic data. On April 1, 1998 the Company reached an agreement in principle with Bligh Oil & Minerals N.L. (Bligh), an Australian company, to obtain from Bligh a 25% working interest in two additional New Zealand Petroleum Exploration Permits which cover approximately 51,900 acres and Bligh will obtain a 5% working interest in the Company's permit. At December 31, 1997, the Company's investment in New Zealand was approximately $2,480,000 and is included in the unproved properties portion of oil and gas properties.

       Russia. On September 3, 1993, the Company signed a Participation Agreement with Senega, a Russian Federation joint stock company (in which the Company has an indirect interest of less than 1%), to assist in the development and production of reserves from two fields in Western Siberia providing the Company with a minimum of 5% net profits interest from the sale of hydrocarbon products from the fields for providing managerial, technical, and financial support to Senega. Additionally, the Company purchased a 1% net profits interest from Senega for $300,000. In May 1995, the Company executed a Management agreement with Senega, under which, in return for undertaking to obtain financing for development of these fields, Swift would be entitled to receive a 49% interest in production income derived by Senega from this project after repayment of costs.

       On December 10, 1997, the Company agreed to terminate the Management Agreement with Senega and to amend and restate the Participation Agreement. Under the amended and restated Participation Agreement, the Company retains its 6% net profits interest in the Samburg Field and has agreed to assist Senega in obtaining investments necessary to develop the field. Senega is charged with the management and control of the field development. At December 31, 1997, the Company's investment in Russia was approximately $10,190,000 and is included in the unproved properties portion of oil and gas properties.

       Venezuela. The Company formed a wholly owned subsidiary, Swift Energy de Venezuela, C.A., for the purpose of submitting a bid on August 5, 1993, under the Venezuelan Marginal Oil Field Reactivation Program. Although the Company did not win the bid, it has continued to pursue cooperative ventures involving other fields and opportunities in Venezuela. The Company evaluated a number of Blocks being offered by Petroleos de Venezuela, S.A. under the Third Operating Agreement Round in 1997, but decided against submitting any bid on these Blocks. The Company has entered into an agreement with Tecnoconsult, S.A., a Venezuelan company, to jointly formulate and submit a proposal to Petroleos de Venezuela, S.A. for the construction and operation of a methane pipeline. Currently, the technical and economic feasibility of the project is under study. At December 31, 1997, the Company's investment in Venezuela was approximately $2,435,000 and is included in the unproved properties portion of oil and gas properties, net of impairments of $45,668.

OIL AND GAS RESERVES

       The following table presents information regarding proved reserves of oil and gas attributable to the Company's interests in producing properties as of December 31, 1997, 1996, and 1995. The information set forth in the table is based on proved reserves reports prepared by the Company and audited by H.J. Gruy and Associates, Inc., Houston, Texas, independent petroleum engineers. H.J. Gruy's estimates were based upon review of production histories and other geological, economic, ownership, and engineering data provided by the Company. In accordance with Securities and Exchange Commission guidelines, the Company's estimates of future net revenues from the Company's proved reserves and the PV-10 Value are made using oil and gas sales prices in effect as of the dates of such estimates and are held constant throughout the life of the properties, except where such guidelines permit alternate treatment, including, in the case of gas contracts, the use of fixed and determinable contractual price escalations. Proved reserves as of December 31, 1997, were estimated based upon weighted average prices of $2.78 per Mcf of natural gas and $15.76 per barrel of oil, compared to $4.47 and $2.41 per Mcf of natural gas and $23.75 and $18.07 per barrel of oil as of December 31, 1996 and 1995, respectively. The Company has interests in certain tracts that are estimated to have additional hydrocarbon reserves that cannot be classified as proved and are not reflected in the following table. The proved reserves presented for all periods also exclude any reserves attributable to the volumetric production payment.

                                                                    Year Ended December 31,
                                                  ----------------------------------------------------------
                                                       1997                  1996                  1995
                                                  -------------          -------------         -------------
 ESTIMATED PROVED OIL AND GAS RESERVES
 Net natural gas reserves (Mcf):
   Proved developed                                 191,108,214            135,424,880            81,532,025
   Proved undeveloped                               123,197,455             90,333,321            62,035,495
                                                  -------------          -------------         -------------
     Total                                          314,305,669            225,758,201           143,567,520
                                                  =============          =============         =============


 Net oil reserves (Bbl):
   Proved developed                                   4,288,696              3,622,480             3,313,226
   Proved undeveloped                                 3,570,222              1,861,829             2,108,755
                                                  -------------          -------------         -------------
     Total                                            7,858,918              5,484,309             5,421,981
                                                  =============          =============         =============

 ESTIMATED PRESENT VALUE OF PROVED RESERVES
 Estimated present value of future net cash flows from proved reserves discounted at 10% per annum:

   Proved developed                               $ 244,365,044          $ 310,408,949         $  85,536,873
   Proved undeveloped                               105,979,738            160,776,008            61,501,536
                                                  -------------          -------------         -------------
     Total                                        $ 350,344,782          $ 471,184,957         $ 147,038,409
                                                  =============          =============         =============

       The table also sets forth estimates of future net revenues presented on the basis of unescalated prices and costs in accordance with criteria prescribed by the Securities and Exchange commission and their PV-10 Value. Operating costs, development costs, and certain production-related taxes were deducted in arriving at the estimated future net revenues. No provision was made for income taxes. The estimates of future net revenues and their present value differ in this respect from the standardized measure of discounted future net cash flows set forth in Supplemental Information to the Consolidated Financial Statements of the Company, which is calculated after provision for future income taxes. In cases where producing properties are subject to gas purchase contracts and the amount of gas purchased thereunder was reduced during 1997, gas projections used to estimate future net revenues were based on the reduced gas purchases for the affected producing properties. The assumption was made that purchases in 1998 and thereafter will be made at an unrestricted level.

       The Company's total proved developed and undeveloped reserves have increased substantially (40%) at December 31, 1997, when compared to December 31, 1996, as shown above and in Supplemental Information to the Company's financial statements. A substantial portion (40%) of the reserves are proved undeveloped reserves. This reflects the increased emphasis on exploration and development activities. This was consistent with the proportions in 1996 of 39% proved undeveloped and 61% proved developed and reflects the continued emphasis on exploration and development activities.

       Changes in quantity estimates and the estimated present value of proved reserves are affected by the change in crude oil and natural gas prices at the end of each year. While the Company's total proved reserves quantities (on an equivalent Bcfe basis) at year end 1997 increased by 40% over reserves quantities a year earlier, the PV-10 Value of those reserves decreased 26% from the PV-10 Value at year end 1996. This decrease was almost totally due to high product prices at year end 1996, with the price of gas declining 38% during 1997 from $4.47 at December 31, 1996, to $2.78 at year end 1997, matched by a 34% decrease in the price of oil between the two dates, from $23.75 to $15.76. If the PV-10 Value as of year end 1997 had been calculated using the same prices in effect a year earlier, there would have been an increase in the PV-10 Value from year end 1996 to year end 1997 comparable to the 40% increase in the Company's total proved reserves quantities during that same period.

       Proved reserves are estimates of hydrocarbons to be recovered in the future. Reservoir engineering is a subjective process of estimating the sizes of underground accumulations of oil and gas that cannot be measured in an exact way. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Reserves reports of other engineers might differ from the reports contained herein. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Future prices received for the sale of oil and gas may be different from those used in preparing these reports. The amounts and timing of future operating and development costs may also differ from those used. Accordingly, reserves estimates are often different from the quantities of oil and gas that are ultimately recovered. There can be no assurance that these estimates are accurate predictions of the present value of future net cash flows from oil and gas reserves.

       A portion of the company's proved reserves has been accumulated through the Company's interests in the limited partnerships for which it serves as general partner. The estimates of future net cash flows and their present values, based on period end prices, assume that some of the limited partnerships in which the Company owns interest will achieve payout status in the future. Four of the limited partnerships had achieved payout status at December 31, 1997.

       No other reports on the Company's reserves have been filed with any federal agency.

OIL AND GAS WELLS

The following table sets forth the gross and net wells in which the company owned an interest at the following dates:

                                            Oil Wells              Gas Wells           Total Wells(1)
                                        ------------------   --------------------  ---------------------
  December 31, 1997
         Gross  . . . . . . . . .                625                   926                   1,551
         Net  . . . . . . . . . .               48.1                 381.7                   429.8
  December 31, 1996
         Gross  . . . . . . . . .                734                 1,068                   1,802
         Net  . . . . . . . . . .               59.5                 222.9                   282.4

  December 31, 1995
         Gross  . . . . . . . . .              3,049                   995                   4,044
         Net  . . . . . . . . . .               88.5                 121.6                   210.1


(1) Excludes 16 service wells in 1997, 26 service wells in 1996, and 39 service wells in 1995.

OIL AND GAS ACREAGE

       As is customary in the industry, the Company generally acquires oil and gas acreage without any warranty of title except as to claims made by, through, or under the transferor. Although the Company has title to developed acreage examined prior to acquisition in those cases in which the economic significance of the acreage justifies the cost, there can be no assurance that losses will not result from title defects or from defects in the assignment of leasehold rights. In many instances, title opinions may not be obtained if in the Company's judgment it would be uneconomical or impractical to do so.

       The following table sets forth the developed and undeveloped domestic leasehold acreage held by the Company at December 31, 1997:

                                                        Developed                         Undeveloped
                                              -----------------------------      -----------------------------
                                                Gross (1)         Net (2)         Gross (1)          Net (2)
                                              ------------     ------------      ------------     ------------
 Alabama . . . . . . . . . . . . . . .            4,495.38           616.70            292.00            41.17

 Arkansas  . . . . . . . . . . . . . .            4,139.49         2,070.92          9,608.55         6,858.86

 Kansas  . . . . . . . . . . . . . . .                  --               --          4,600.00         1,988.80

 Louisiana . . . . . . . . . . . . . .           44,481.57        13,610.37         20,085.44        11,750.85

 Mississippi . . . . . . . . . . . . .            5,236.49         3,379.84          1,828.22           489.42

 Montana . . . . . . . . . . . . . . .                  --               --          4,851.28         4,851.28

 Nebraska  . . . . . . . . . . . . . .                  --               --          1,707.04         1,029.53

 Oklahoma  . . . . . . . . . . . . . .           38,554.53        14,976.93          3,733.90         1,251.50

 Texas . . . . . . . . . . . . . . . .          117,016.60        64,543.20        173,589.65       124,198.13

 Wyoming . . . . . . . . . . . . . . .            7,859.27         2,060.84         69,278.53        53,824.64

 All other states  . . . . . . . . . .              157.64             6.80          4,850.44           285.33
                                              ------------     ------------      ------------     ------------

 TOTAL . . . . . . . . . . . . . . . .          221,940.97       101,265.60        294,425.05       206,569.51
                                              ============     ============      ============     ============

PARTNERSHIPS

       For many years, the Company relied on limited partnerships as its principal financing vehicle to fund its activities. The Company has formed 107 limited partnerships which have raised a total of approximately $502.0 million at December 31, 1997. However, as the Company has increasingly shifted its emphasis to exploration and development activities and its reserves base has grown, the Company has significantly reduced its reliance on limited partnership financing.

       During 1996, the limited partners in 18 partnerships, which had been in operation over nine years and had produced a substantial majority of their reserves, voted to sell their remaining properties and liquidate the limited partnerships. Of these partnerships, 10 were the earliest public income partnerships (formed in 1984 to 1986) and were liquidated in 1996, and in early 1997 eight private drilling partnerships (formed in 1979 to 1985) were liquidated. During 1997, the limited partners in an additional 11 partnerships, formed in 1990 and 1991, voted to sell their properties and liquidate the limited partnerships, which liquidation is expected to be completed by June 30, 1998. Concurrent with this Offering, Proposals to liquidate are being submitted by the Company to 63 Partnerships. If all such Proposals are approved, only four operating and pension partnerships will remain.

       From 1991 to 1995 (and for prior periods), the Company formed limited partnerships and joint ventures for the purpose of acquiring interests in producing oil and gas properties. Since 1993, the Company also has offered private partnerships formed to engage in the drilling for oil and gas reserves. The company serves as the managing general partner of these entities. As of December 1, 1997, eleven partnerships had been formed (one formed in each of 1993 and 1994, and three in each of 1995, 1996, and 1997) with aggregate investor contributions of approximately $58.6 million.

       The private drilling partnerships have been offered on a no-load basis under which the Company pays all selling and offering expenses of the offering. Amounts paid by the Company are treated as a capital contribution to each partnership. The Company also is entitled to a general and administrative overhead allowance and an incentive amount. In certain partnerships, the Company does not bear any of the costs incurred in acquiring or drilling properties. The Company pays approximately 20% of all continuing costs (approximately 30% after payout and 35% after 200% payout), and the Company is entitled to receive 20% of net revenues distributed by each such partnership prior to payout, 30% distributed after payout, and 35% distributed after 200% payout. As managing general partner of certain other partnerships, the Company pays out of its own corporate funds the capital costs (consisting of all prospect costs and the non-deductible, tangible portion of drilling and completion costs). The company pays approximately 40% of all continuing costs (approximately 45% after payout and 50% after 200% payout), and the Company is entitled to receive 40% of net revenues distributed by each such partnership prior to payout, 45% distributed after payout, and 50% distributed after 200% payout.

       Under the terms of the Company's limited partnership programs, the Company generally retains the right to engage in oil and gas exploration and production for its own account. The partnership agreement for each limited partnership contains detailed provisions regarding the terms upon which a variety of transactions between the Company and the limited partnerships may be carried out. These restrictions, which may limit the ability of the Company to take certain actions, are intended to ensure that transactions between the Company and the limited partnerships are fair to such limited partnerships.

RISK MANAGEMENT

       The Company's operations are subject to all of the risks normally incident to the exploration for and the production of oil and gas, including blowouts, cratering, pipe failure, casing collapse, oil spills, and fires, each of which could result in severe damage to or destruction of oil and gas wells, production facilities, or other property, or individual injuries. The oil and gas exploration business is also subject to environmental hazards, such as oil spills, gas leaks, and ruptures and discharges of toxic substances or gases that could expose the Company to substantial liability due to pollution and other environmental damage. Additionally, as managing general partner of limited partnerships, the Company is solely responsible for the day-to-day conduct of the limited partnerships' affairs and accordingly has liability for expenses and liabilities of the limited partnerships. The Company maintains comprehensive insurance coverage, including general liability insurance in an amount not less than $25.0 million, as well as general partner liability insurance. The Company believes that its insurance is adequate and customary for companies of a similar size engaged in comparable operations, but losses could occur for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage.

COMPETITION

       The oil and gas industry is highly competitive in all its phases. The Company encounters strong competition from many other oil and gas producers, including many that possess substantial financial resources, in acquiring economically desirable producing properties and exploratory drilling prospects, and in obtaining equipment and labor to operate and maintain its properties. Decreases in gas and especially oil prices since year-end 1997 may have an effect on the Company's cash flow, capital expenditures, or drilling schedule, although in light of the extreme volatility of prices, it is impossible to predict the length of time that prices may remain at such levels or may move to higher or lower levels.

REGULATIONS

       ENVIRONMENTAL REGULATIONS

       The federal government and various state and local governments have adopted laws and regulations regarding the protection of human health and the environment. These laws and regulations may require the acquisition of a permit by operators before drilling commences, prohibit drilling activities on certain lands lying within wilderness areas, wetlands, or where pollution might cause serious harm, and impose substantial liabilities for pollution resulting from drilling operations, particularly with respect to operations in onshore and offshore waters or on submerged lands. These laws and regulations may increase the costs of drilling and operating wells. Because these laws and regulations change frequently, the costs to the Company of compliance with existing and future environmental regulations cannot be predicted with certainty.

       FEDERAL REGULATION OF NATURAL GAS

       The transportation and sale of natural gas in interstate commerce is heavily regulated by agencies of the federal government. The following discussion is intended only as a brief summary of the principal statutes, regulations, and agency orders that may affect the production and sale of the Company's natural gas. This summary should not be relied upon as a complete review of applicable natural gas regulatory provisions.

       FERC Orders. Several major regulatory changes were implemented by the Federal Energy Regulatory Commission ("FERC") after 1985 that affect the economics of natural gas production, transportation and sales. In addition, the FERC continues to promulgate revisions to various aspects of the rules and regulations affecting those segments of the natural gas industry that remain subject to the FERC's jurisdiction. In April 1992, the FERC issued Order No. 636 pertaining to pipeline restructuring. This rule requires interstate pipelines to unbundle transportation and sales services by separately stating the price of each service and by providing customers only the particular service desired, without regard to the source for purchase of the gas. The rule also requires pipelines to (i) provide nondiscriminatory "no-notice" service allowing firm commitment shippers to receive delivery of gas on demand up to certain limits without penalties, (ii) establish a basis for release and reallocation of firm upstream pipeline capacity and (iii) provide non-discriminatory access to capacity by firm transportation shippers on a downstream pipeline. The rule requires interstate pipelines to use a straight fixed variable rate design.

       FERC Order No. 500 affects the transportation and marketability of natural gas. Traditionally, natural gas has been sold by producers to pipeline companies, which then resold the gas to end-users. FERC Order No. 500 alters this market structure by requiring interstate pipelines that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, "first-come, first-served" basis ("open access transportation"), so that producers and other shippers can sell natural gas directly to end-users. FERC Order No. 500 contains additional provisions intended to promote greater competition in natural gas markets.

       It is not anticipated that the marketability of and price obtainable for the company's natural gas production will be significantly affected by FERC Order No. 500. Gas produced normally will be sold to intermediaries who have entered into transportation arrangements with pipeline companies. These intermediaries will accumulate gas purchased from a number of producers and sell the gas to end-users through open access transportation.

       STATE REGULATIONS

       Production of any oil and gas by the Company will be affected to some degree by state regulations. Many states in which the Company operates have statutory provisions regulating the production and sale of oil and gas, including provisions regarding deliverability. Such statutes, and the regulations promulgated in connection therewith, are generally intended to prevent waste of oil and gas and to protect correlative rights to produce oil and gas between owners of a common reservoir. Certain state and regulatory authorities also regulate the amount of oil and gas produced by assigning allowable rates of production to each well or proration unit.

       FEDERAL LEASES

       Some of the Company's properties are located on federal oil and gas leases administered by various federal agencies, including the Bureau of Land Management. Various regulations and orders affect the terms of leases, exploration and development plans, methods of operation, and related matters.

EMPLOYEES

       At December 31, 1997, the Company employed 194 persons. None of the Company's employees are represented by a union. Relations with employees are considered to be good.

FACILITIES

       The Company and SEMCO occupy approximately 75,000 square feet of office space at 16825 Northchase Drive, Houston, Texas, under a ten year lease expiring in 2005. The lease requires payments of approximately $85,000 per month. A subsidiary of the Company maintains an office in Denver, Colorado. The Company has field offices in various locations from which Company employees supervise local oil and gas operations.

LEGAL PROCEEDINGS

       No material legal proceedings are pending other than ordinary routine litigation incidental to the Company's business.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN OTHER OFFICERS

A. Earl Swift   . . . . . . .   Chief Executive Officer and Chairman of the
                                Board
Terry E. Swift  . . . . . . .   President and Chief Operating Officer
Virgil N. Swift . . . . . . .   Vice Chairman of the Board and Executive Vice
                                President- Business Development
John R. Alden   . . . . . . .   Senior Vice President-Finance, Chief Financial
                                Officer and Secretary
Bruce H. Vincent  . . . . . .   Senior Vice President-Funds Management
James M. Kitterman  . . . . .   Senior Vice President-Operations
Joseph A. D'Amico . . . . . .   Senior Vice President-Exploration and
                                Development
James R. Stewart  . . . . . .   Vice President-Drilling and Production
Alton D. Heckaman, Jr.  . . .   Vice President and Controller
G. Robert Evans . . . . . . .   Director
Raymond O. Loen . . . . . . .   Director
Henry C. Montgomery . . . . .   Director
Clyde W. Smith, Jr. . . . . .   Director
Harold J. Withrow . . . . . .   Director

       A. Earl Swift, 64, is Chief Executive Officer and Chairman of the Board of Directors of the Company and has served in such capacity since its founding in 1979. For the 17 years prior to 1979, he was employed by affiliates of American Natural Resources Company. He previously served as President from 1979 to November 1997, at which time Terry E. Swift was appointed President. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering, a Juris Doctor degree and a Master's degree in Business Administration. He is the brother of Virgil N. Swift and the father of Terry
E. Swift.

       Virgil N. Swift, 69, has been a director of the Company since 1981, and has acted as Vice Chairman of the Board and Executive Vice President-Business Development since November 1991. He previously served as Executive Vice President and Chief Operating Officer from 1981 to November 1991. Mr. Swift joined the Company in 1981 as Vice President-Drilling and Production. For the preceding 28 years he held various production, drilling and engineering positions with Gulf Oil Corporation and its subsidiaries, last serving as General Manager-Drilling for Gulf Canada Resources, Inc. Mr. Swift is a registered professional engineer and holds a degree in Petroleum Engineering.

       Terry E. Swift, 42, was appointed President of the Company in 1997. He served as Executive Vice President and Chief Operating Officer of the Company from 1991 to 1997, as Senior Vice President-Exploration and Joint Ventures from 1990 to 1991 and as Vice President-Exploration and Joint Ventures from 1988 to 1990. Mr. Swift is a registered professional engineer and holds a degree in Chemical Engineering and a Master's degree in Business Administration.

       John R. Alden, 52, Senior Vice President-Finance, Chief Financial Officer and Secretary, joined the Company in 1981. Mr. Alden was appointed to his current offices in 1990. Prior to that time he served the Company as its principal financial officer under a variety of titles. Mr. Alden holds a degree in Accounting and a Master's degree in Business Administration.

       Bruce H. Vincent, 50, joined the Company as Senior Vice President-Funds Management in 1990. Mr. Vincent acted as Chief Operating Officer of Energy Assets International Corp. from 1986 to 1988, and as President of Vincent & Company, an investment banking firm, from 1988 to 1990. Mr. Vincent holds a degree in Business Administration and a Master's degree in Finance.

       James M. Kitterman, 53, was appointed Senior Vice President-Operations in May 1993. He had previously served as Vice President-Operations since joining the Company in 1983 with 16 years of prior experience in oil and gas exploration, drilling and production. Mr. Kitterman holds a degree in Petroleum Engineering and a Master's degree in Business Administration.

       Joseph D'Amico, 49, was appointed Senior Vice President-Exploration and Development of the Company in February 1998. He served as the Company's Vice President of Exploration and Development from 1993 to 1998, Director of Exploration and Development from 1992 to 1993 and Funds Manager from 1988 to 1992. He served in the funds management division and as Director of Exploration and Development of the Company from 1988 to 1993. Mr. D'Amico holds a degree in Petroleum Engineering and Master's degrees in Petroleum Engineering and Finance.

       James R. Stewart, 60, was appointed Vice President-Drilling and Production in August 1993. He joined the Company as Manager of Operations in 1990. He has 30 years experience in drilling, production, reservoir engineering, and geology. During his 30 years in the oil and gas industry, Mr. Stewart has held a variety of management level positions. Mr. Stewart holds a degree in Petroleum Engineering.

       Alton D. Heckaman, Jr., 41, was appointed Vice President and Controller in May 1993. He had previously served as Assistant Vice President-Finance and Controller since 1986. Mr. Heckaman joined the Company in 1982. He is a Certified Public Accountant and holds a degree in Accounting.

       G. Robert Evans, 66, has been a director of the Company since 1994. Effective January 1, 1998, Mr. Evans retired as Chairman of Material Sciences Corporation, having held that position since 1991. Material Sciences Corporation develops and commercializes continuously processed, coated materials technologies. He remains a director of Material Sciences Corporation. He is also currently serving as a director of Consolidated Freightways, Inc. (transportation). From 1990 until 1991, he served as President, Chief Executive Officer and a Director of Corporate Finance Associates of Illinois, Inc., a financial intermediary and consulting firm. From 1987 until 1990, he served as President, Chief Executive Officer and a Director of Bemrose Group USA, a British holding company engaged in value-added manufacturing and sale of products to the advertising specialty industry.

       Raymond O. Loen, 73, has served as a director of the Company since its founding in 1979. Since 1963, he has been President of R.O. Loen Company, a privately held management consulting firm headquartered in Lake Oswego, Oregon.

       Henry C. Montgomery, 62, has served as a director of the Company since 1987. Mr. Montgomery served as Executive Vice President of SyQuest Technology, Inc., a public company engaged in the development, manufacture and sale of computer hard drives from November 1996 through July 1997. He served as President and Chief Executive Officer of New Media Corporation, a privately held company engaged in developing, manufacturing and selling PCMCIA cards for the computer industry, from March 1995 through November 1996. Since 1980, Mr. Montgomery has been the Chairman of the Board of Montgomery Financial Services Corporation, a management consulting and financial services firm. Mr. Montgomery also previously served as director of Catalyst Semiconductor, Inc., a public company engaged in the design and manufacture of semiconductors (1990 to 1995), and Southwall Technologies, Inc., a public company engaged in thin film deposition technologies (1982 to 1995). Mr. Montgomery previously served as Chairman of the Board of each of Private Financial Services Corporation, a management consulting and financial services firm (1986 to 1989), and Aquanautics Corporation, a public company involved in the extraction of oxygen from water and air (1986 to 1991).

       Clyde W. Smith, Jr., 49, has served as a director of the Company since 1984. He has served as President of Somerset Properties, Inc., a real estate and investment company, since 1985, as President of AdVision, Inc., which markets video display merchandising systems, since 1988, as President of H&R Precision, Inc., a general contractor, since 1994, and President of Millennium Technology Services, Inc., a White City, Oregon based electronics manufacturer, since August 1997. On May 5, 1997, Mr. Smith filed a petition under Chapter 7 of the United States Bankruptcy Code. Mr. Smith formerly acted as Chief Executive Officer of California Video Sales, Inc. from 1987 to 1990.

       Harold J. Withrow, 70, has been a director of the Company since 1988. Mr. Withrow worked as an independent oil and gas consultant from 1988 until he retired at the end of 1995. From 1975 until 1988, Mr. Withrow served as Senior Vice President-Gas Supply for Michigan Wisconsin Pipe Line Company and its successor, ANR Pipeline Company.

                             PRINCIPAL SHAREHOLDERS

       The following table sets forth information concerning the shareholdings, as of March 1, 1998 (unless otherwise indicated), of the seven current members of the Board of Directors, each of the Company's five most highly compensated executive officers, all executive officers and directors as a group, and each person who beneficially owned more than five percent of the Company's outstanding Common Stock.

                                                                                  Shares of Common Stock
                                                                                  Beneficially Owned at
                                                                                     March 1, 1998(1)
                                                                            ----------------------------------

                                                                                                 Percent of
                                                                                                   Class
 Name of Person or Group                          Position                       Number         Outstanding
 -----------------------                          --------                       ------         -----------
 A. Earl Swift . . . . . . . .     Chairman of the Board, Chief Executive        331,243          2.0%
                                   Officer

 Virgil N. Swift . . . . . . .     Vice Chairman of the Board, Executive         351,039(2)       2.1%
                                   Vice President--Business Development

 G. Robert Evans . . . . . . .     Director                                       14,960               (3)

 Raymond O. Loen . . . . . . .     Director                                      155,601(4)            (3)

 Henry C. Montgomery . . . . .     Director                                       49,445               (3)

 Clyde W. Smith, Jr. . . . . .     Director                                       18,700               (3)

 Harold J. Withrow . . . . . .     Director                                       39,134               (3)

 Terry E. Swift  . . . . . . .     President, Chief Operating Officer            130,975               (3)

                                                                                  Shares of Common Stock
                                                                                  Beneficially Owned at
                                                                                     March 1, 1998(1)
                                                                            ----------------------------------

                                                                                                 Percent of
                                                                                                   Class
 Name of Person or Group                          Position                       Number         Outstanding
 -----------------------                          --------                       ------         -----------
 John R. Alden . . . . . . . .     Senior Vice President  Finance, Chief         108,574                (3)
                                   Financial Officer, Secretary

 James M. Kitterman  . . . . .     Senior Vice President--Operations              97,897                (3)

 All executive officers & directors as a group (13 persons)  . . . . . .       1,459,650          8.5%

 FMR Corp  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,772,300(5)      10.8%
   82 Devonshire Street
   Boston, Massachusetts  02109

 Franklin Resources, Inc.  . . . . . . . . . . . . . . . . . . . . . . .       1,797,444(6)       9.9%
 Franklin Advisers, Inc.
 Charles B. Johnson
 Rupert H. Johnson, Jr.
   777 Mariners Island Blvd.
   San Mateo, California  94403

(1) Unless otherwise indicated in the footnotes below, the number of shares of Common Stock held and percent outstanding are as of March 1, 1998. Unless otherwise indicated below, the persons named have sole voting and investment power over the number of shares of the Company's Common Stock shown as being owned by them. The table includes the following shares that were acquirable within 60 days following March 1, 1998 by exercise of options granted under the Company's stock option plans: Mr. A. E. Swift - 74,408; Mr. V. N. Swift - 60,095; Mr. Evans - 10,560; Mr. Loen -
       29,950; Mr. Montgomery - 8,646; Mr. Smith - 18,700; Mr. Withrow - 26,378; Mr. T. E. Swift - 109,088; Mr. Alden - 82,324; Mr. Kitterman -
       79,805; and all executive officers and directors as a group - 634,245.

(2)    Includes 121 shares held jointly by Mr. Swift and his wife.

(3)    Less than one percent.

(4) Includes 70,000 shares held by Mr. Loen's wife (who holds sole voting and investment power as to those shares and 4,047 shares held in her
       IRA), and 2,809 shares held in Mr. Loen's IRA.

(5) Based on a Schedule 13G dated March 10, 1998, reflecting shares held at February 28, 1998, filed with the Securities and Exchange Commission, FMR Corp., as a parent holding company in accordance with Section 240 of the investment Adviser's Act of 1940, is deemed to be the beneficial owner, with sole power to dispose and direct the disposition of 1,772,300 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,770,100 shares of the Company's stock as a result of acting as an investment adviser to several investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of Common Stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Ms. Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has any power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees.

(6) Based on Schedule 13G dated January 30, 1998, reflecting shares held at December 31, 1997, filed with the Securities and Exchange Commission, Franklin Advisers Inc. ("Advisers"), a wholly-owned subsidiary of Franklin Resources, Inc. ("FRI") and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,797,444 shares of the Company's Common Stock as a result of acting as an investment adviser to one or more open or closed-end investment companies or other managed accounts. All of these shares of the Company's Common Stock are shares that would result upon conversion of 57,000,000 units of the Company's 6.25% Convertible Subordinated Notes due 2006. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. Accordingly, Messrs. Charles B. and Rupert H. Johnson and FRI may each be deemed to be the beneficial owner of the shares of the Company's Common Stock managed by Advisers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In the ordinary course of its business, the Company acquires interests in exploratory and developmental oil and gas prospects and sells interests in such prospects to unaffiliated third parties. For the past several years, the Company has made available for sale to its executive officers and certain other employees a portion of the interests in certain prospects that would otherwise have been sold to third parties. Interests in a prospect are sold to the Company's employees on terms identical to those at which interests are sold to third party investors in that prospect. As a result of enhanced drilling activity, the amounts invested by executive officers in such prospects in 1997 increased significantly over previous years. During 1997, 1996 and 1995, leasehold and drilling costs associated with such investments in excess of $60,000 were incurred as follows, respectively: A. Earl Swift - $322,261, $135,957 and $69,358; Virgil N. Swift - $390,784, $259,379 and $312,122; Terry
E. Swift - $207,426, $106,621 and $66,618; John R. Alden - $246,270, $95,080
and $79,927; and only during 1997 for: James M. Kitterman - $133,068, and Bruce
H. Vincent - $220,458. In connection with these investments in oil and gas drilling prospects, certain executive officers deferred paying cash for their investments in such properties, instead assigning the proceeds of production which over time repay amounts owed, resulting in indebtedness from time to time, of such officers to the Company. Prior to 1997, the amount of such indebtedness for any one officer never exceeded $60,000. In late 1997, due to increased levels of drilling activity, the balances owed to the Company grew, with the greatest amounts of indebtedness that exceeded $60,000 during 1997 occurring at year end as follows: A. Earl Swift - $78,000; John R. Alden - $62,806; and Bruce H. Vincent - $94,749. Individual executive officers do not pay any interest to the Company on any such loan balances. It is anticipated that through the application of production proceeds, these balances will be reduced below $50,000 by late spring of 1998.

               DESCRIPTION OF SWIFT ENERGY COMPANY CAPITAL STOCK

       The following summary description of the capital stock of the Company does not purport to be complete and is qualified in its entirety by reference to the Company's Articles of Incorporation, the bylaws of the Company and to the Certificate of Designation for Series A Junior Participating Preferred Stock, $.01 par value, copies of which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

PREFERRED STOCK

       The Company is authorized to issue 5,000,000 shares of preferred stock, par value $.01, of which no shares have been issued. Under the Company's Articles of Incorporation, the Company's Board of Directors is authorized, without shareholder action, to issue preferred stock in one or more series and to fix the number of shares and the rights, preferences and limitation of each series. Among the specific matters that may be determined by the Board of Directors are the dividend rate, the redemption price, if any, conversion rights, if any, the amount payable in the event of any voluntary liquidation or dissolution of the Company and voting rights, if any.

       PREFERRED STOCK PURCHASE RIGHTS

       On August 1, 1997, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock payable to the stockholders of record on August 12, 1997. Each Right entitles the holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Preferred Stock") at a price of $150 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of August 1, 1997, as the same may be amended from time to time (the "Rights Amendment"), between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

       Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights are evidenced by such Common Stock certificate outstanding on August 12, 1997, together with a copy of the summary of rights.

       The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after August 12, 1997, upon transfer of new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of August 12, 1997, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. Following the Distribution Date, separate certificates evidencing the Rights

("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

       The Rights are not exercisable until the Distribution Date. The Rights will expire on July 31, 2007 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

       In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock or other securities or assets having a market value of two times the exercise price of the Right.

       In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void ) will thereafter have the right to receive upon the exercise of a Right that number of shares of Common Stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

       At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

       Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a dividend payment per share equal to an aggregate dividend of 1000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of $1.00 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 1000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock. These Rights are protected by customary antidilution provisions.

       Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

       The offer and sale of the Preferred Shares or Common Shares issuable upon exercise of the Rights will be registered pursuant to the Securities Act of 1933, as amended; such registration will not become effective until the Rights become exercisable.

       The number of one one-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

       At any time prior to the earlier of (i) the Distribution Date or (ii) the Final Expiration Date, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. At the effective time of such redemption, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

       Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

       For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

COMMON STOCK

       The Company is authorized to issue 35,000,000 shares of Common Stock, par value $.01, of which 16,515,038 were issued and outstanding at March 31, 1998. Holders of Common Stock are entitled to one vote for each share held. Shareholder do not have preemptive rights or the right to cumulate votes for the election of directors. Shares are not subject to redemption nor to any liability for further calls. All shares of Common Stock issued and outstanding are, and all the shares issued on conversion of the Notes offered by the Company hereby when issued will be, validly issued, fully paid and non-assessable. Holders of the Common Stock are entitled to receive dividends as they are declared by the Board of Directors out of funds legally available therefor and are entitled to participate in the assets of the Company available for distribution in the event of liquidation or dissolution. See "Price Range of Common Stock and Dividend Policy." At March 31, 1998, there were 3,192,933 shares, in the aggregate, reserved for issuance under the Company's stock option or employee benefits plans, of which 1,822,987, in the aggregate, were subject to outstanding options. No shares were reserved for issuance upon the exercise of outstanding options granted outside the Company's option plans.
The Company does not currently have any plans to issue additional shares of Common Stock other than pursuant to its 1990 Stock Compensation Plan, its 1990 Non-Qualified Plan, or its Employee Stock Purchase Plan.

ANTITAKEOVER MEASURES

       The Board of Directors adopted amendments ("Antitakeover Measures") to the Company's bylaws on August 14, 1995, designed to protect shareholders' rights in the event of an acquisition of control by an outsider that does not have the support of the Board of Directors. The primary amendment classifies the Board of Directors. Other Antitakeover Measures adopted by the Board of Directors include supermajority approval by the shareholders for (i) sale of substantially all of the assets of the Company, merger or issuances of stock to certain shareholders unless approved by Continuing Directors (as herein defined); (ii) removal of directors; and (iii) amendment or repeal of Antitakeover Measures. The Antitakeover Measures could result in a denial or reduction to shareholders of potential premiums over market often afforded by tender offers, the ability of management or less than a majority of shareholders to thwart transactions which may be desirable or beneficial to shareholders and increased difficulty to alter management of the Company.

       As amended, the bylaws provide that the Board of Directors shall consist of seven (7) directors, and the number may be increased or decreased by a majority of the Continuing Directors, provided that the number of directors shall never be less than three (3) nor more than nine (9) members. Under the amended bylaws, at the Annual Meeting held on May 14, 1996, two directors were elected to serve terms expiring at the 1997 Annual Meeting, three directors were elected to serve terms expiring at the 1998 Annual Meeting, and two directors were elected to serve terms expiring at the 1999 Annual Meeting of shareholders. In all cases, the directors will hold office until their respective successors have been duly elected and have qualified. Vacancies occurring on the Board of Directors may be filled by the Board of Directors for the unexpired term of the replacement director's predecessor in office. At future annual meetings, each nominee for director that is elected will be elected to serve a three year term.

       The Antitakeover Measures also provide for the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors ("Supermajority Vote") on certain corporate actions. A Supermajority Vote is required to sell, assign or dispose of the Company's assets or to merge with another corporation or entity if such transaction is not approved by a majority of the directors then in office who were directors for the two-year period ending on the date notice of the meeting or written consent is first provided to shareholders (the "Continuing Directors") or to enter into any transaction, including the issuance or transfer of securities of the Company, to any holder of twenty percent (20%) of the outstanding capital stock of the Company. A Supermajority Vote is also required to remove one or more directors or to amend or repeal the provisions that contain Antitakeover Measures in the bylaws adopted by the Board of Directors.

TRANSFER AGENT

       American Stock Transfer & Trust Company, New York, New York is the transfer agent and registrar for the Notes.

                                 LEGAL MATTERS

       The validity of the Common Stock offered hereby will be passed upon for the Company by Jenkens & Gilchrist, a Professional Corporation, Houston, Texas. The information contained in "Tax Risks", "Federal Income Tax Consequences of Adoption of the Proposals" and "Material Federal Income Tax Considerations of Electing to Receive Common Stock in Lieu of Cash Upon Partnership Liquidation" will be passed upon by Hoops & Levy, L.L.P., Houston, Texas.

                                    EXPERTS

       The following financial statements included or incorporated by reference in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports: (i) Swift Energy Company and subsidiaries included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, included (incorporated by reference) herein; (ii) the combined financial statements of the Partnerships included herein; (iii) Swift Energy Managed Pension Assets Partnership 1988-A, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1997; (iv) Swift Energy Income Partners 1989-B, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1997; and (v) Swift Energy Pension Partners 1993-B, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 1997.

       The reference to the appraisals of H.J. Gruy and Associates, Inc., J. R. Butler and Company and CIBC Oppenheimer Corp. contained herein with respect to the fair market value of Partnerships' Property Interests is made in reliance upon the authority of such firms as experts with respect to such matters.

                                GLOSSARY OF TERMS

       The following abbreviations and terms have the indicated meanings when used in this Prospectus:

APPRAISERS mean H. J. Gruy & Associates, Inc., J. R. Butler & Company and CIBC Oppenheimer Corp., who have determined the fair market value of the Partnership's Property Interests.

BBL means barrel or barrels of oil.

BCF means billion cubic feet of natural gas.

BCFE means billion cubic feet of natural gas equivalent (see Mcfe).

BOE means one revenue interests barrel of oil equivalent using the ratio of one barrel of crude oil, condensate or natural gas liquids to 6 Mcf of natural gas.

BTU means British Thermal Unit, which is a heating equivalent measure for natural gas.

DEVELOPMENT WELL means a well drilled within the presently proved productive area of an oil or natural gas reservoir, as indicated by reasonable interpretation of available data, with the objective of completing in that reservoir.

DISCOVERY COST means with respect to proved reserves, a three-year average (unless otherwise indicated) calculated by dividing total incurred exploration and development costs (exclusive of future development costs) by net reserves added during the period through extensions, discoveries, and other additions.

DRY WELL means an exploratory or development well that is not a producing well.

EBITDA means earnings before interest, taxes and depreciation, depletion and amortization.

EXPLORATORY WELL means a well drilled either in search of a new, as yet undiscovered oil or natural gas reservoir or to greatly extend the known limits of a previously discovered reservoir.

FAIR MARKET VALUE is defined as the maximum price that a willing buyer will pay and a willing seller will sell at a given point in time at which the buyer is under no compulsion to buy and the seller is not compelled to sell, both having reasonable knowledge of all the material circumstances.

GROSS ACRE means an acre in which a working interest is owned. The number of gross acres is the total number of acres in which a working interest is owned.

GROSS WELL means a well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

MBBL means thousand barrels of oil.

MCF means thousand cubic feet of natural gas.

MCFE means thousand cubic feet of natural gas equivalent, which is determined using the ratio of one barrel of oil, condensate or natural gas liquids to six Mcf of natural gas.

MMBBL means million barrels of oil.

MMBTU Million British thermal units, which is a heating equivalent measure for natural gas and is an alternate measure of natural gas reserves, as opposed to Mcf, which is strictly a measure of natural gas volumes. Typically prices quoted for natural gas are designated as prices per MMBtu, the same basis on which natural gas is contracted for sale.

MMCF means million cubic feet of natural gas.

MMCFE means million cubic feet of natural gas equivalent (see Mcfe).

NET ACRE means a net acre is deemed to exist when the sum of fractional ownership working interests in gross acres equals one. The number of net acres is the sum of fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

NET PROFITS INTEREST means an interest in oil and gas property which entitles the owner to a specified percentage share of the Gross Proceeds generated by such property, net of aggregate operating costs. Under the NP/OR Agreement or Net Profits Agreement, a Pension Partnership receives a Net Profits Interest entitling it to a specified percentage of the aggregate Gross Proceeds generated by, less the aggregate operating costs attributable to, those depths of all Producing Properties acquired pursuant to such agreement that are evaluated at the respective dates of acquisition to contain Proved Reserves, to the extent such depths underlie specified surface acreage.

NET WELL means a net well is deemed to exist when the sum of fractional ownership working interests in gross wells equals one. The number of net wells is the sum of fractional working interests owned in gross wells expressed as whole numbers and fractions thereof.

NP/OR AGREEMENT OR NET PROFITS AGREEMENT means the form of Net Profits and Overriding Royalty Interest Agreement or Net Profits Agreement entered into between a Pension Partnership and an Operating Partnership pursuant to which a Pension Partnership acquired a Net Profits Interest, or in certain instances various Overriding Royalty Interests, from the Operating Partnership in a group of Producing Properties. The Working Interest in such group of properties is held by the Operating Partnership.

PRODUCING WELL means an exploratory or development well found to be capable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or natural gas well.

PROVED DEVELOPED OIL AND GAS RESERVES means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

PROVED OIL AND GAS RESERVES means the estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, that is, prices and costs as of the date the estimate is made.

PROVED UNDEVELOPED OIL AND GAS RESERVES means reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

PV-10 VALUE means, in accordance with the Commission guidelines, the estimated future net cash flow to be generated from the production of proved reserves discounted to present value using an annual discount rate of 10%. These amounts are calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as general and administrative expenses, debt services, future income, tax expenses or depreciation, depletion and amortization.

PETROLEUM ENGINEERING CONSULTANTS means the independent petroleum engineering firms of H. J. Gruy & Associates, Inc. and J. R. Butler & Company, both located in Houston, Texas.

PRODUCING PROPERTIES means Properties (or interests in properties) producing oil and gas in commercial quantities. Producing Properties include associated well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production and field processing of oil or gas. Interests in Producing Properties may include Working Interests, production payments, Royalty Interests, Overriding Royalty Interest, Net Profits Interests, and other non-operating interests. Producing Properties may include gas gathering lines or pipelines. The geographical limits of a Producing Property may be enlarged or contracted on the basis of subsequently acquired geological data to define the productive limits of a reservoir, or as a result of action by a regulatory agency employing such criteria as the regulatory agency may determine.

PROVED RESERVES means those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be reasonably expected to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods.

RESERVE REPLACEMENT COST means with respect to proved reserves, a three-year average (unless otherwise indicated) calculated by dividing total incurred acquisition, exploration, and development costs (exclusive of future development costs) by net reserves added during the period.

ROYALTY INTEREST means a fractional interest in the gross production, or the gross proceeds therefrom, of oil and gas and other minerals under a lease; free of any expenses of exploration, development, operation and maintenance.

VOLUMETRIC PRODUCTION PAYMENT means the 1992 agreement pursuant to which the Company financed the purchase of certain oil and natural gas interests and committed to deliver certain monthly quantities of natural gas.

WORKING INTEREST means the operating interest under an oil, gas and mineral lease or other property interest covering a specific tract or tracts of land. The owner of a Working Interest has the right to explore for, drill and produce the oil, gas and other minerals covered by such lease or other property interest and the obligation to bear the costs of exploration, development, operation or maintenance applicable to that owner's interest.

                                 OTHER BUSINESS

       The Managing General Partner does not intend to bring any other business before the Meetings and has not been informed that any other matters are to be presented at the Meetings by any other person.


                                           SWIFT ENERGY COMPANY
                                           as Managing General Partner of
                                           each of the Partnerships


                                           ---------------------------------
                                           John R. Alden
                                           Secretary

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Public Accountants....................   F-2
Consolidated Balance Sheets.................................   F-3
Consolidated Statements of Income...........................   F-4
Consolidated Statements of Stockholders' Equity.............   F-5
Consolidated Statements of Cash Flows.......................   F-6
Notes to Consolidated Financial Statements..................   F-7

                         THE PARTNERSHIPS
              INDEX TO COMBINED FINANCIAL STATEMENTS

Report of Independent Public Accountants....................  F-22
Combined Balance Sheets.....................................  F-23
Combined Statements of Income...............................  F-24
Combined Statements of Partners' Capital....................  F-25
Combined Statements of Cash Flows...........................  F-26
Notes to Combined Financial Statements......................  F-27

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Swift Energy Company:

     We have audited the accompanying consolidated balance sheets of Swift Energy Company (a Texas corporation) and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Swift Energy Company and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
February 10, 1998

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS


                                                                                    DECEMBER 31,
                                                               MARCH 31,     ---------------------------
                                                                  1998           1997           1996
                                                              ------------   ------------   ------------
                                                              (UNAUDITED)
Current Assets:
  Cash and cash equivalents.................................  $  1,915,585   $  2,047,332   $ 77,794,974
  Accounts receivable
    Oil and gas sales.......................................     9,468,013     11,143,033     13,637,390
    Associated limited partnerships and joint ventures......     5,027,044      8,498,702      6,396,149
    Joint interest owners...................................     4,885,824      7,357,660      3,079,619
  Other current assets......................................     1,334,870        935,059        711,346
                                                              ------------   ------------   ------------
         Total Current Assets...............................    22,631,336     29,981,786    101,619,478
                                                              ------------   ------------   ------------
Property and Equipment:
  Oil and gas, using full-cost accounting
    Proved properties being amortized.......................   356,268,527    326,836,431    216,310,033
    Unproved properties not being amortized.................    46,100,007     41,839,809     27,620,462
                                                              ------------   ------------   ------------
                                                               402,368,534    368,676,240    243,930,495
  Furniture, fixtures, and other equipment..................     6,333,396      6,242,927      5,729,228
                                                              ------------   ------------   ------------
                                                               408,701,930    374,919,167    249,659,723
  Less -- Accumulated depreciation, depletion, and
    amortization............................................   (77,419,329)   (70,700,240)   (46,685,736)
                                                              ------------   ------------   ------------
                                                               331,282,601    304,218,927    202,973,987
                                                              ------------   ------------   ------------
Other Assets:
  Receivables from associated limited partnerships, net of
    current portion.........................................        70,392        433,444        759,711
  Limited partnership formation and marketing costs.........       750,102        297,219        510,607
  Deferred charges..........................................     4,096,960      4,184,014      4,511,481
                                                              ------------   ------------   ------------
                                                                 4,917,454      4,914,677      5,781,799
                                                              ------------   ------------   ------------
                                                              $358,831,391   $339,115,390   $310,375,264
                                                              ============   ============   ============
                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities..................  $ 22,367,220   $ 16,518,240   $ 20,416,589
  Payable to associated limited partnerships................     7,433,959      3,245,445      1,444,648
  Undistributed oil and gas revenues........................     6,529,989      8,753,979     11,054,379
                                                              ------------   ------------   ------------
         Total Current Liabilities..........................    36,331,168     28,517,664     32,915,616
                                                              ------------   ------------   ------------
6.25% Convertible Subordinated Notes........................   115,000,000    115,000,000    115,000,000
Bank Borrowings.............................................    15,124,000      7,915,000             --
Deferred Revenues...........................................     2,591,760      2,927,656      4,404,081
Deferred Income Taxes.......................................    26,839,133     25,354,150     15,293,957
Commitments and Contingencies
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000 shares
    authorized, none outstanding............................            --             --             --
  Common stock, $.01 par value, 35,000,000 shares
    authorized, 16,935,512, 16,846,956, and 15,176,417
    shares issued, and 16,515,038, 16,459,156, and
    15,176,417 shares outstanding, respectively.............       169,353        168,470        151,764
  Additional paid-in capital................................   148,380,851    147,542,977    102,018,861
  Treasury stock held, at cost, 420,274 and 387,800 shares,
    respectively............................................    (9,093,292)    (8,519,665)            --
  Unearned ESOP compensation................................      (100,390)      (150,055)      (521,354)
  Retained earnings.........................................    23,588,808     20,359,193     41,112,339
                                                              ------------   ------------   ------------
                                                               162,945,330    159,400,920    142,761,610
                                                              ------------   ------------   ------------
                                                              $358,831,391   $339,115,390   $310,375,264
                                                              ============   ============   ============


          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


                                THREE MONTHS ENDED MARCH 31,            YEAR ENDED DECEMBER 31,
                                -----------------------------   ---------------------------------------
                                    1998            1997           1997          1996          1995
                                -------------   -------------   -----------   -----------   -----------
                                         (UNAUDITED)
Revenues:
  Oil and gas sales...........   $15,801,911     $18,369,651    $69,015,189   $52,770,672   $22,527,892
  Fees from limited
     partnerships and joint
     ventures.................        79,931          98,730        745,856       937,238       590,441
  Supervision fees............     1,286,072       1,247,967      5,210,022     4,470,206     3,838,815
  Interest income.............        18,499         998,825      2,395,406       433,352       212,329
  Other, net..................       574,888         530,296      2,555,729     2,156,764     1,761,568
                                 -----------     -----------    -----------   -----------   -----------
                                  17,761,301      21,245,469     79,922,202    60,768,232    28,931,045
                                 -----------     -----------    -----------   -----------   -----------
Costs and Expenses:
  General and administrative,
     net of reimbursement.....     1,643,515       1,575,154      6,128,615     6,385,067     5,256,184
  Depreciation, depletion, and
     amortization.............     6,734,722       5,396,947     24,247,142    16,526,379     8,838,657
  Oil and gas production......     3,162,796       2,762,692     11,383,887     8,377,044     6,826,306
  Interest expense, net.......     1,384,766       1,349,631      5,032,952       693,959     1,115,361
                                 -----------     -----------    -----------   -----------   -----------
                                  12,925,799      11,084,424     46,792,596    31,982,449    22,036,508
                                 -----------     -----------    -----------   -----------   -----------
Income Before Income Taxes....     4,835,502      10,161,045     33,129,606    28,785,783     6,894,537
Provision for Income Taxes....     1,605,887       3,391,782     10,819,417     9,760,333     1,982,025
                                 -----------     -----------    -----------   -----------   -----------
Net Income....................   $ 3,229,615     $ 6,769,263    $22,310,189   $19,025,450   $ 4,912,512
                                 ===========     ===========    ===========   ===========   ===========
Per Share Amounts
  Basic.......................   $      0.20     $      0.41    $      1.35   $      1.27   $      0.49
                                 ===========     ===========    ===========   ===========   ===========
  Diluted.....................   $      0.20     $      0.37    $      1.26   $      1.25   $      0.49
                                 ===========     ===========    ===========   ===========   ===========
Weighted Average Shares
  Outstanding.................    16,500,385      16,702,636     16,492,856    15,000,901    10,035,143
                                 ===========     ===========    ===========   ===========   ===========


          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                           ADDITIONAL                    UNEARNED
                                                COMMON      PAID-IN       TREASURY         ESOP         RETAINED
                                               STOCK(1)     CAPITAL         STOCK      COMPENSATION     EARNINGS        TOTAL
                                               --------   ------------   -----------   ------------   ------------   ------------
Balance, December 31, 1994...................  $66,851    $ 24,885,903   $        --    $      --     $ 17,174,377   $ 42,127,131
  Stock issued for benefit plans (31,113
    shares)..................................      311         283,463            --           --               --        283,774
  Stock options exercised (5,761 shares).....       58          33,736            --           --               --         33,794
  Employee stock purchase plan (37,689
    shares)..................................      377         289,465            --           --               --        289,842
  Stock issued in public offering (5,750,000
    shares)..................................   57,500      45,641,412            --           --               --     45,698,912
  Net income.................................       --              --            --           --        4,912,512      4,912,512
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, December 31, 1995...................  $125,097   $ 71,133,979   $        --    $      --     $ 22,086,889   $ 93,345,965
  Stock issued for benefit plans (30,015
    shares)..................................      300         347,345            --           --               --        347,645
  Stock options exercised (257,207 shares)...    2,572       2,630,959            --           --               --      2,633,531
  Employee stock purchase plan (36,387
    shares)..................................      364         272,178            --           --               --        272,542
  Loan to ESOP for purchase of shares........       --              --            --     (568,750)              --       (568,750)
  Allocation of ESOP shares..................       --           5,382            --       47,396               --         52,778
  Debenture conversion (2,343,108 shares)....   23,431      27,629,018            --           --               --     27,652,449
  Net income.................................       --              --            --           --       19,025,450     19,025,450
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, December 31, 1996...................  $151,764   $102,018,861   $        --    $(521,354)    $ 41,112,339   $142,761,610
  Stock issued for benefit plans (12,227
    shares)..................................      122         371,359            --           --               --        371,481
  Stock options exercised (137,155 shares)...    1,372       1,613,071            --           --               --      1,614,443
  Employee stock purchase plan (26,551
    shares)..................................      266         403,145            --           --               --        403,411
  10% stock dividend (1,494,606 shares)......   14,946      43,048,389            --           --      (43,063,335)            --
  Allocation of ESOP shares..................       --          88,152            --      371,299               --        459,451
  Purchase of 387,800 shares as treasury
    stock....................................       --              --    (8,519,665)          --               --     (8,519,665)
  Net income.................................       --              --            --           --       22,310,189     22,310,189
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, December 31, 1997...................  $168,470   $147,542,977   $(8,519,665)   $(150,055)    $ 20,359,193   $159,400,920
  Stock issued for benefit plans (20,032
    shares)(2)...............................      200         367,058            --           --               --        367,258
  Stock options exercised (68,324
    shares)(2)...............................      683         491,897            --           --               --        492,580
  Allocation of ESOP shares(2)...............       --         (21,081)           --       49,665               --         28,584
  Purchase of 32,474 shares as treasury
    stock(2).................................       --              --      (573,627)          --               --       (573,627)
  Net income(2)..............................       --              --            --           --        3,229,615      3,229,615
                                               --------   ------------   -----------    ---------     ------------   ------------
Balance, March 31, 1998(2)...................  $169,353   $148,380,851   $(9,093,292)   $(100,390)    $ 23,588,808   $162,945,330
                                               ========   ============   ===========    =========     ============   ============


---------------

(1) $.01 par value.


(2) Unaudited


          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                 THREE MONTHS ENDED
                                                      MARCH 31,                      YEAR ENDED DECEMBER 31,
                                             ---------------------------   -------------------------------------------
                                                 1998           1997           1997            1996           1995
                                             ------------   ------------   -------------   ------------   ------------
                                                     (UNAUDITED)
Cash Flows from Operating Activities:
  Net income...............................  $  3,229,615   $  6,769,263   $  22,310,189   $ 19,025,450   $  4,912,512
  Adjustments to reconcile net income to
    net cash provided by operating
    activities --
    Depreciation, depletion, and
      amortization.........................     6,734,722      5,396,947      24,247,142     16,526,379      8,838,657
    Deferred income taxes..................     1,484,983      3,109,279      10,060,193      8,449,283      2,326,162
    Deferred revenue amortization related
      to production payment................      (335,896)      (401,569)     (1,449,808)    (1,670,172)    (1,787,974)
    Other..................................       115,639        457,304         786,917        140,047        112,890
    Change in assets and liabilities --
      (Increase) decrease in accounts
        receivable.........................       (51,807)     2,617,292        (204,475)    (5,008,592)      (488,599)
      Increase (decrease) in accounts
        payable and accrued liabilities,
        excluding income taxes payable.....     1,722,205      1,315,055        (564,323)      (444,966)     1,074,532
      Increase (decrease) in income taxes
        payable............................       120,404        275,476          70,130         85,149       (611,717)
                                             ------------   ------------   -------------   ------------   ------------
        Net Cash Provided by Operating
          Activities.......................    13,019,865     19,539,047      55,255,965     37,102,578     14,376,463
                                             ------------   ------------   -------------   ------------   ------------
Cash Flows from Investing Activities:
  Additions to property and equipment......   (27,980,380)   (28,408,757)   (131,967,444)   (91,487,176)   (40,032,944)
  Proceeds from the sale of property and
    equipment..............................     1,146,100        529,839       3,369,982      2,247,799        230,242
  Net cash received (distributed) as
    operator of oil and gas properties.....     2,821,264      1,288,099      (1,829,008)    (2,074,104)     7,662,419
  Net cash received (distributed) as
    operator of partnerships and joint
    ventures...............................     3,834,710        738,366      (2,102,553)    11,284,793      5,316,693
  Other....................................      (468,516)      (311,492)       (259,255)           840        (41,181)
                                             ------------   ------------   -------------   ------------   ------------
        Net Cash Used in Investing
          Activities.......................   (20,646,822)   (26,163,945)   (132,788,278)   (80,027,848)   (26,864,771)
                                             ------------   ------------   -------------   ------------   ------------
Cash Flows from Financing Activities:
  Proceeds from long-term debt.............            --             --              --    115,000,000             --
  Net proceeds from (payments of) bank
    borrowings.............................     7,209,000             --       7,915,000             --    (27,229,000)
  Net proceeds from issuances of common
    stock..................................       859,837        759,280       2,389,336      3,264,482     46,306,322
  Purchase of treasury stock...............      (573,627)    (3,759,895)     (8,519,665)            --             --
  Loan to ESOP for purchase of shares......            --             --              --       (568,750)            --
  Payments of debt issuance costs..........            --             --              --     (4,550,000)            --
                                             ------------   ------------   -------------   ------------   ------------
        Net Cash Provided by (Used in)
          Financing Activities.............     7,495,210     (3,000,615)      1,784,671    113,145,732     19,077,322
                                             ------------   ------------   -------------   ------------   ------------
Net Increase (Decrease) in Cash and Cash
  Equivalents..............................  $   (131,747)  $ (9,625,513)  $ (75,747,642)  $ 70,220,462   $  6,589,014
Cash and Cash Equivalents at Beginning of
  Period...................................     2,047,332     77,794,974      77,794,974      7,574,512        985,498
                                             ------------   ------------   -------------   ------------   ------------
Cash and Cash Equivalents at End of
  Period...................................  $  1,915,585   $ 68,169,461   $   2,047,332   $ 77,794,974   $  7,574,512
                                             ============   ============   =============   ============   ============
Supplemental Disclosures of Cash Flows
  Information:
  Cash paid during period for interest, net
    of amounts capitalized.................  $         --   $         --   $   4,638,308   $    831,516   $     68,097
  Cash paid during period for income
    taxes..................................  $        500   $         --   $     381,514   $    676,920   $    277,580


          See accompanying notes to Consolidated Financial Statements

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The accompanying consolidated financial statements include the accounts of Swift Energy Company (Swift) and its wholly owned subsidiaries (collectively referred to as the "Company"), which are engaged in the acquisition, development, operation, and exploration of oil and natural gas properties, with particular emphasis on U.S. onshore natural gas reserves. The Company also has oil and gas investments in Russia, Venezuela, and New Zealand. The Company's investments in associated oil and gas partnerships and its joint ventures are accounted for using the proportionate consolidation method, whereby the Company's proportionate share of each entity's assets, liabilities, revenues, and expenses is included in the appropriate classifications in the consolidated financial statements. Intercompany balances and transactions have been eliminated in preparing the consolidated statements. Certain reclassifications have been made to prior year amounts to conform to the current year presentation.


     Unaudited Interim Information. The unaudited interim consolidated financial statements as of March 31, 1998 and for each of the three month periods ended March 31, 1998 and 1997, included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) to present fairly the information set forth herein. The interim financial results should not be regarded as indicative of operating results for an entire year.


     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from estimates.

     Property and Equipment. The Company follows the "full-cost" method of accounting for oil and gas property and equipment costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition, exploration, and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment, and certain general and administrative costs directly associated with acquisition, exploration, and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No gains or losses are recognized upon the sale or disposition of oil and gas properties, except in transactions that involve a significant amount of reserves. The proceeds from the sale of oil and gas properties are generally treated as a reduction of oil and gas property costs. Fees from associated oil and gas exploration and development limited partnerships are credited to oil and gas property costs to the extent they do not represent reimbursement of general and administrative expenses currently charged to expense.

     Future development, site restoration, and dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Company's capitalized oil and gas property costs are amortized. The Company's properties are all onshore and historically the salvage value of the tangible equipment offsets the Company's site restoration and dismantlement and abandonment costs. The Company expects this relationship will continue.

     The Company computes the provision for depreciation, depletion, and amortization of oil and gas properties on the unit-of-production method. Under this method, the Company computes the provision by multiplying the total unamortized costs of oil and gas properties -- including future development, site restoration, and dismantlement and abandonment costs but excluding costs of unproved properties -- by an overall rate determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves. This calculation is done on a country by country basis for those

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
countries with oil and gas production. The Company currently has production in the United States only. The cost of unproved properties not being amortized is assessed quarterly to determine whether the value has been impaired below the capitalized cost. Any impairment assessed is added to the cost of proved properties being amortized. To the extent costs accumulated in the Company's international initiatives will not result in the addition of proved reserves, an impairment would be charged to income upon such determination.

     At the end of each quarterly reporting period, the unamortized cost of oil and gas properties, net of related deferred income taxes, is limited to the sum of the estimated future net revenues from proved properties using current prices, discounted at 10%, and the lower of cost or fair value of unproved properties, adjusted for related income tax effects ("Ceiling Limitation"). This calculation is done on a country by country basis for those countries with proved reserves. Currently, the Company has proved reserves in the United States only.

     The calculation of the Ceiling Limitation and provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing, and plan of development. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserves estimates are often different from the quantities of oil and gas that are ultimately recovered.

     All other equipment is depreciated by the straight-line method at rates based on the estimated useful lives of the property. Repairs and maintenance are charged to expense as incurred. Renewals and betterments are capitalized.

     Deferred Charges. Legal and accounting fees, underwriting fees, printing costs, and other direct expenses associated with the issuance of the Company's 6.5% Convertible Subordinated Debentures due 2003 ("Debentures") were capitalized in June 1993 and through June 1996 were being amortized over the life of the Debentures. Due to the conversion of all outstanding Debentures into common stock in August 1996, the related unamortized costs ($1,097,551) were transferred to the Company's appropriate capital accounts in the third quarter of 1996. The issuance costs associated with the public offering in November 1996 of the Company's 6.25% Convertible Subordinated Notes (the "Notes") have been capitalized and are being amortized over the life of the Notes, which mature on November 15, 2006. The balance of these issuance costs at December 31, 1997, ($4,184,014) is net of accumulated amortization of $365,986.

     Limited Partnerships and Joint Ventures. Between 1991 and 1995 (and for prior periods), the Company formed limited partnerships and joint ventures for the purpose of acquiring interests in producing oil and gas properties and, since 1993, partnerships engaged in drilling for oil and gas reserves. The Company serves as managing general partner or manager of these entities. Because the Company serves as the general partner of these entities, under state partnership law it is contingently liable for the liabilities of these partnerships, virtually all of which are owed to the Company and are not material for any of the periods presented in relation to the partnerships' respective assets.

     The Company acquired producing oil and gas properties and transferred those properties to the partnership entities which invested in producing oil and gas properties at cost, including interest, other carrying costs, closing costs, and screening and evaluation costs of properties not acquired, or in certain instances at fair market value based upon the opinion of an independent expert. These costs were reduced by net operating revenues from the effective date of the acquisition to the date of transfer to these entities. Such net operating revenue amounts totaled approximately $100,000, $300,000, and $600,000 in 1997, 1996, and 1995, respectively. The Company, with the acquisitions made in 1997, has fulfilled its responsibility of acquiring properties for such partnerships, as these partnerships are fully invested in properties.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     Commencing September 15, 1993, the Company began offering, on a private placement basis, general and limited partnership interests in limited partnerships to be formed to drill for oil and gas. As managing general partner, the Company pays for all front-end costs incurred in connection with these offerings, for which the Company receives an interest in the partnerships. Through December 31, 1997, approximately $58.6 million had been raised in eleven partnerships, one formed in each of 1993 and 1994 and three in each of 1995, 1996, and 1997. In May, July, and September 1997, the Company closed the ninth, tenth, and eleventh partnerships with total subscriptions of approximately $4.4 million, $3.0 million, and $9.4 million, respectively. Costs of syndication and qualification of these limited partnerships incurred by the Company have been deferred. Under the current private limited partnership offerings, selling and formation costs borne by the Company serve as the Company's general partner contribution to such partnerships.

     During 1996, the limited partners in 18 partnerships, which had been in operation over nine years and had produced a substantial majority of their reserves, voted to sell their remaining properties and liquidate the limited partnerships. Of these partnerships, 10 were the earliest public income partnerships (formed in 1984 to 1986) and were liquidated in 1996, and in early 1997 eight private drilling partnerships (formed in 1979 to 1985) were liquidated. During 1997, the limited partners in an additional 11 partnerships, formed in 1990 and 1991, voted to sell their properties and liquidate the limited partnerships, which liquidation is expected in early 1998. As the public income partnerships formed since 1986 grow older, it is anticipated that proposals will continue to be made to the investors in those partnerships to sell their properties and liquidate the partnerships.

     Hedging Activities. The Company's revenues are primarily the result of sales of its oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results. To mitigate some of this risk, the Company does engage periodically in certain limited hedging activities, but only to the extent of buying protection price floors for portions of its and the limited partnerships' oil and gas production. Costs and any benefits derived from these price floors are accordingly recorded as a reduction or increase, as applicable, in oil and gas sales revenue and were not significant for any year presented. The costs to purchase put options are amortized over the option period. The costs related to the open contracts totaled approximately $95,308 and had a market value of $121,600 as of December 31, 1997.

     Income Taxes. The Company accounts for income taxes using Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 utilizes the liability method, and deferred taxes are determined based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities given the provisions of the enacted tax laws.

     Deferred Revenues. In May 1992, the Company purchased interests in certain wells using funds provided by the Company's sale of a volumetric production payment in these properties. Under the production payment agreement, the Company is required to deliver to Enron approximately 9.5 Bcf over an eight-year period, or for such longer period as is necessary to deliver a specified heating equivalent quantity at an average price of $1.115 per MMBtu. The Company is responsible for all production-related costs associated with operating these properties. The amount to be delivered varies from month to month in generally decreasing quantities. To the extent monthly gas production from the properties exceeds the agreed upon deliverable quantities (as it has in every year since the purchase date), the Company receives all proceeds from sale of such excess gas at current market prices plus the proceeds from sale of oil or condensate. Volumes remaining to be delivered through October 2000 under the volumetric production payment (approximately 2.0 Bcf at December 31, 1997) are not included in the Company's proved reserves. Net proceeds from the sale of the production payment were recorded as deferred revenues. Deliveries under the production payment agreement are recorded as oil and gas sales revenues and a corresponding reduction of deferred revenues. Hydrocarbons produced in excess of the amount required to be delivered are sold by the Company for its own account.

     Cash and Cash Equivalents. The Company considers all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     Credit Risk Due to Certain Concentrations. The Company extends credit, primarily in the form of monthly oil and gas sales and joint interest owners receivables, to various companies in the oil and gas industry, which results in a concentration of credit risk. The concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Company's overall credit risk. However, the Company believes that the risk of these unsecured receivables is mitigated by the size, reputation, and nature of the companies to which the Company extends credit.

     During the year ended December 31, 1997, three oil or gas purchasers each accounted for 10% or more of the Company's revenues, with those purchasers together accounting for approximately 42%. Three oil or gas purchasers accounted for 10% or more of the Company's revenues during the year ended December 31, 1996, with those purchasers together accounting for approximately 51%. Because of the availability of other purchasers, the Company does not believe that the loss of any single oil or gas purchaser or contract would materially affect its sales.

     Fair Value of Financial Instruments. The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, and long-term debt. The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to the highly liquid nature of these short-term instruments. The fair value of long-term debt was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term debt approximates the carrying amount as of December 31, 1997.


     New Accounting Pronouncements. In the first quarter of 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income," which requires the display of comprehensive income and its components in the financial statements. Comprehensive income represents all changes in equity during the reporting period, including net income and charges directly to equity which are excluded from net income. The adoption of this statement does not have a material impact on the Company or its financial disclosures, as the Company has not historically and currently does not enter into transactions which result in charges (or credits) directly to equity (such as additional minimum pension liability changes, currency translation adjustments, and unrealized gains and losses on available for sale securities.)



     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs of start-up activities to be expensed as incurred. The statement is effective for financial statements beginning after December 15, 1998. The Company expects to expense currently capitalized costs related to start-up activities as a cumulative effect of a change in accounting principle when the statement is adopted in January 1999. The adoption of this standard is not expected to have a significant effect on the Company's financial position or results of operations.


2. INCOME PER SHARE

     The Company has adopted SFAS No. 128, "Earnings per Share," which establishes new standards for computing and presenting earnings per share. Basic income per share has been computed using the weighted average number of common shares outstanding during the respective periods. Basic income per share has been retroactively restated in all periods presented to give recognition to the adoption of SFAS No. 128, as well as to give recognition to an equivalent change in capital structure as a result of a 10% stock dividend declared in October 1997 that resulted in an additional 1,494,606 shares being issued.

     The calculation of diluted income per share assumes conversion of the Company's Notes as of the beginning of the respective periods and the elimination of the related after-tax interest expense and assumes, as of the beginning of the period, exercise (using the treasury stock method) of stock options and warrants. Diluted income per share has also been retroactively restated for all periods presented to give effect to the adoption of SFAS No. 128 and the 10% stock dividend. For periods presented in which the Notes were outstanding, the original conversion price of $34.6875 was revised to $31.534 to reflect the October 1997 stock dividend declared.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The following is a reconciliation of the numerators and denominators used in the calculation of basic and diluted earnings per share for the years ended December 31, 1997, 1996, 1995, and for the three months ended March 31, 1998 and 1997:



                                                               YEAR ENDED DECEMBER 31,
                       --------------------------------------------------------------------------------------------------------
                                     1997                                1996                                1995
                       ---------------------------------   ---------------------------------   --------------------------------
                                                   PER                                 PER                                PER
                           NET                    SHARE        NET                    SHARE       NET                    SHARE
                         INCOME        SHARES     AMOUNT     INCOME        SHARES     AMOUNT     INCOME       SHARES     AMOUNT
                       -----------   ----------   ------   -----------   ----------   ------   ----------   ----------   ------
Basic EPS:
  Net Income and
    Share Amounts....  $22,310,189   16,492,856   $1.35    $19,025,450   15,000,901   $1.27    $4,912,512   10,035,143   $0.49
Dilutive Securities:
  6.25% Convertible
    Notes............    3,525,808    3,646,847                788,710      419,637                    --           --
  Stock Options......           --      428,036                     --      407,108                    --           --
                       -----------   ----------            -----------   ----------            ----------   ----------
Diluted EPS:
  Net Income and
    Assumed Share
    Conversions......  $25,835,997   20,567,739   $1.26    $19,814,160   15,827,646   $1.25    $4,912,512   10,035,143   $0.49
                       ===========   ==========            ===========   ==========            ==========   ==========



                                                                          THREE MONTHS ENDED MARCH 31,
                                                       -------------------------------------------------------------------
                                                                     1998                               1997
                                                       --------------------------------   --------------------------------
                                                                                  PER                                PER
                                                          NET                    SHARE       NET                    SHARE
                                                         INCOME       SHARES     AMOUNT     INCOME       SHARES     AMOUNT
                                                       ----------   ----------   ------   ----------   ----------   ------
Basic EPS:
  Net Income and Share Amounts.......................  $3,229,615   16,500,385   $0.20    $6,769,263   16,702,636   $0.41
Dilutive Securities:
  6.25% Convertible Notes............................     957,476    3,646,847               952,561    3,646,847
  Stock Options......................................          --      172,043                    --      540,730
                                                       ----------   ----------            ----------   ----------
Diluted EPS:
  Net Income and Assumed Share Conversions...........  $4,187,091   20,319,275   $0.20    $7,721,824   20,890,213   $0.37
                                                       ==========   ==========            ==========   ==========


3. PROVISION FOR INCOME TAXES

     The following is an analysis of the consolidated income tax provision:

                                                        YEAR ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   1997           1996          1995
                                                -----------    ----------    ----------
Current.......................................  $    77,402    $  759,253    $ (344,137)
Deferred......................................   10,742,015     9,001,080     2,326,162
                                                -----------    ----------    ----------
          Total...............................  $10,819,417    $9,760,333    $1,982,025
                                                ===========    ==========    ==========

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     There are differences between income taxes computed using the statutory rate (34% for 1997, 1996, and 1995) and the Company's effective income tax rates (32.7%, 33.9%, and 28.7% for 1997, 1996, and 1995, respectively), primarily as the result of certain tax credits available to the Company. Reconciliations of income taxes computed using the statutory rate to the effective income tax rates are as follows:

                                                   1997           1996          1995
                                                -----------    ----------    ----------
Income taxes computed at federal statutory
  rate........................................  $11,264,066    $9,787,166    $2,344,143
State tax provisions, net of federal
  benefits....................................       48,058        75,936        84,202
Nonconventional fuel source credit............     (294,000)     (306,000)     (370,000)
Depletion deductions in excess of basis.......      (51,000)      (26,520)      (34,000)
Other, net....................................     (147,707)      229,751       (42,320)
                                                -----------    ----------    ----------
Provision for income taxes....................  $10,819,417    $9,760,333    $1,982,025
                                                ===========    ==========    ==========

     The tax effects of significant temporary differences representing the net deferred tax liability at December 31, 1997 and 1996, were as follows:

                                                               1997           1996
                                                            -----------    -----------
Deferred tax assets:
  Alternative minimum tax credits.........................  $ 1,831,299    $ 1,517,470
  Other...................................................      237,587             --
                                                            -----------    -----------
          Total deferred tax assets.......................  $ 2,068,886    $ 1,517,470
Deferred tax liabilities:
  Oil and gas properties..................................  $26,785,212    $15,935,855
  Other...................................................      637,824        875,572
                                                            -----------    -----------
          Total deferred tax liabilities..................  $27,423,036    $16,811,427
                                                            -----------    -----------
Net deferred tax liability................................  $25,354,150    $15,293,957
                                                            ===========    ===========

     The Company did not record any valuation allowances against deferred tax assets at December 31, 1997, 1996, and 1995.

     At December 31, 1997, the Company had alternative minimum tax credits of $1,831,299 that carry forward indefinitely available to reduce future regular tax liability to the extent they exceed the related tentative minimum tax otherwise due.

4. LONG-TERM DEBT AND BANK BORROWINGS

     Long-Term Debt. The Company's long-term debt at December 31, 1997 and 1996, consists of $115,000,000 of 6.25% Convertible Subordinated Notes due 2006 ("Notes"). The Notes were issued on November 25, 1996, and will mature on November 15, 2006. The Notes are convertible into common stock of the Company at the option of the holders at any time prior to maturity at an adjusted conversion price of $31.534 per share, subject to adjustment upon the occurrence of certain events. The original conversion price of $34.6875 was adjusted downward to reflect the October 1997 10% stock dividend. Interest on the Notes is payable semiannually on May 15 and November 15, commencing with the first payment on May 15, 1997. On or after November 15, 1999, the Notes are redeemable for cash at the option of the Company, with certain restrictions, at 104.375% of principal, declining to 100.625% in 2005. Upon certain changes in control of the Company, if the price of the Company's common stock is not above certain levels, each holder of Notes will have the right to require the Company to repurchase the Notes at the principal amount thereof, together with accrued and unpaid interest to the date of repurchase but after the repayment of any Senior indebtedness, as defined.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The Company's long-term debt previously consisted of $28,750,000 of 6.5% Convertible Subordinated Debentures due 2003 ("Debentures") issued on June 30, 1993, which were convertible into common stock of the Company at an adjusted conversion price of $12.27 per share. On July 1, 1996, the Company called all of the Debentures for redemption on August 5, 1996, at 104.55% of their face amount. Prior to the redemption date, the holders of all of the outstanding Debentures elected to convert their Debentures into shares of common stock, resulting in the issuance of 2.34 million shares of common stock in August 1996. Upon conversion of the Debentures into common stock, the approximate $27,650,000 net carrying amount of the debt (the face amount less unamortized deferred charges) was transferred to the Company's appropriate capital accounts during the third quarter of 1996.

     Interest expense on the Notes, including amortization of debt issuance costs, totaled $7,514,967 in 1997, while interest expense on both the Notes and Debentures, including amortization of debt issuance costs, totaled $1,731,194 in 1996.

     Bank Borrowings. At the end of 1996, the Company had available, through a two bank-group, a $100,000,000 unsecured revolving line of credit. The available borrowing base at December 31, 1996, was $5,000,000. Prior to December 1, 1996, the borrowing base was $30,000,000. At the Company's request, it was reduced to the $5,000,000 amount effective December 1, 1996. This was requested in order to reduce the amount of commitment fees paid on this facility, the calculation of which is described below. Depending on the level of outstanding debt, the interest rate is either the bank's base rate (8.25% at December 31, 1996) or the bank's base rate plus 0.25%. This facility also allows, at the Company's option, draws which bear interest for specific periods at the London Interbank Offered Rate ("LIBOR"). The LIBOR option will now vary from LIBOR plus 1% to plus 1.5%. There was no outstanding balance under this line of credit at December 31, 1996.

     Effective December 1, 1997, the available borrowing base was increased to $40,000,000 and will be redetermined periodically. The interest rate was 8.5% at December 31, 1997, with an outstanding balance at that date of $2,431,000. The revolving line of credit extends through September 30, 1999.

     The terms of the revolving line of credit include, among other restrictions, a limitation on the level of cash dividends (not to exceed $2,000,000 in any fiscal year), requirements as to maintenance of certain minimum financial ratios (principally pertaining to working capital, debt, and equity ratios), and limitations on incurring other debt. Since inception, no cash dividends have been declared on the Company's common stock. For all periods presented, the Company was in compliance with the provisions of these agreements.

     The Company's other credit facility, which is the Company's only secured facility, is an amended and restated revolving line of credit with the lead bank of the two bank-group, secured by certain Company receivables. Effective April 30, 1996, this facility was increased to $7,000,000, with interest at the bank's base rate less 0.25% (8% at December 31, 1996 and 8.25% at December 31, 1997). The available borrowing base was $2,000,000 at December 31, 1996, and $5,484,000 at December 31, 1997, and is redetermined monthly. There were no outstanding amounts under this facility at December 31, 1996, while at December 31, 1997, the outstanding amount was $5,484,000. The restated credit facility extends through September 30, 1999.

     In addition to interest on these credit facilities, the Company pays a commitment fee to compensate the banks for making funds available. The fee on the revolving line of credit is calculated on the average daily remainder, if any, of the commitment amount less the aggregate principal amounts outstanding, plus the amount of all letters of credit outstanding during the period. The aggregate amounts of commitment fees paid by the Company were $31,000 in 1997 and $120,000 in 1996.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

5. COMMITMENTS AND CONTINGENCIES

     Total rental and lease expenses were $1,039,210 in 1997, $957,797 in 1996, and $998,714 in 1995. The Company's remaining minimum annual obligations under non-cancelable operating lease commitments are $1,136,523 for 1998, $1,175,546 for 1999, $1,181,455 for 2000, $1,181,455 for 2001, and $1,303,130 for 2002.

     As of December 31, 1997, the Company is the managing general partner of 89 limited partnerships. Because the Company serves as the general partner of these entities, under state partnership law it is contingently liable for the liabilities of these partnerships, which liabilities are not material for any of the periods presented in relation to the partnerships' respective assets.

     In the ordinary course of business, the Company has been party to various legal actions, which arise primarily from its activities as operator of oil and gas wells. In management's opinion, the outcome of any such currently pending legal actions will not have a material adverse effect on the financial position or results of operations of the Company.

6. STOCKHOLDERS' EQUITY

     Common Stock. In October 1997, the Company declared a 10% stock dividend to shareholders of record. The transaction was valued based on the closing price ($28.8125) of the Company's common stock on the New York Stock Exchange on October 1, 1997. As a result of the issuance of 1,494,606 shares of the Company's common stock as a dividend, retained earnings were reduced by $43,063,335, with the common stock and additional paid-in capital accounts increased by the same amount. Basic and diluted income per share was restated for all periods presented to reflect the effect of the stock dividend.

     In August 1996, the holders of the Company's Debentures converted such Debentures into 2,343,108 shares of the Company's common stock, which resulted in a third quarter 1996 increase in the Company's capital accounts of approximately $27,650,000.

     Stock-Based Compensation Plans. The Company has two stock option plans, the 1990 stock compensation plan and the 1990 nonqualified plan, as well as an employee stock purchase plan.

     Under the 1990 compensation plan, incentive stock options and other options and awards may be granted to employees to purchase shares of common stock. Under the 1990 non-qualified plan, non-employee members of the Company's Board of Directors may be granted options to purchase shares of common stock. Both plans provide that the exercise prices equal 100% of the fair value of the common stock on the date of grant. Options become exercisable for 20% of the shares on the first anniversary of the grant of the option and are exercisable for an additional 20% per year thereafter. Options granted expire 10 years after the date of grant or earlier in the event of the optionee's separation from employment. At the time the stock options are exercised, the option price is credited to common stock and additional paid-in capital.

     The Company also granted certain stock options to individuals who were neither employees, officers, nor directors for specific services rendered to the Company. During 1996 all of these remaining options were either exercised (57,555 shares) or canceled (11,195 shares) so that no such options remain outstanding.

     The employee stock purchase plan provides eligible employees the opportunity to acquire shares of Company common stock at a discount through payroll deductions. This plan was approved at the May 11, 1993, shareholders meeting. The plan year is from June 1 to the following May 31. The first year of the plan commenced June 1, 1993. Employees may authorize payroll deductions of up to 10% of their base salary during the plan year by making an election to participate prior to the start of a plan year. The purchase price for stock acquired under the plan will be 85% of the lower of the closing price of the Company's common stock as quoted on the New York Stock Exchange at the beginning or end of the plan year or a date during the year chosen by the participant. Under this plan the Company issued 26,551 shares at a price of $15.19 in 1997, 36,387 shares at a price range of $6.59 to $7.97 in 1996, and 37,689 shares at a price range of $6.80 to $7.92 in

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

1995. The estimated weighted average fair value of shares issued under this plan was $4.39 in 1997, $2.13 in 1996, and $2.59 in 1995. As of December 31, 1997,
there remained 458,204 shares available for issuance under this plan. There are no charges or credits to income in connection with this plan.

     The Company accounts for the two stock option plans under APB Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for these plans been determined consistent with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net income and earnings per share would have been reduced to the following pro forma amounts (1996 and 1995 amounts have been restated to reflect the October 1997 10% stock dividend):

                                                  1997           1996           1995
                                               -----------    -----------    ----------
Net Income:   As Reported..................    $22,310,189    $19,025,450    $4,912,512
              Pro Forma....................    $21,362,722    $18,750,064    $4,628,678
Basic EPS:    As Reported..................    $      1.35    $      1.27    $     0.49
              Pro Forma....................    $      1.30    $      1.25    $     0.46
Diluted EPS:  As Reported..................    $      1.26    $      1.25    $     0.49
              Pro Forma....................    $      1.21    $      1.23    $     0.46

     Because the SFAS No. 123 method of accounting has not been applied to options granted prior to January 1, 1995, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

     The following is a summary of the Company's stock options under these plans as of December 31, 1997, 1996, and 1995:

                                   1997                      1996                      1995
                          -----------------------   -----------------------   -----------------------
                                       WTD. AVG.                 WTD. AVG.                 WTD. AVG.
                           SHARES     EXER. PRICE    SHARES     EXER. PRICE    SHARES     EXER. PRICE
                          ---------   -----------   ---------   -----------   ---------   -----------
Options outstanding,
  beginning of period...  1,399,769     $12.09      1,308,391     $ 8.83      1,166,920      $8.86
Options granted.........    401,390     $26.23        302,281     $23.78        227,502      $8.63
Options terminated......    (31,404)    $12.99        (11,251)    $ 8.81        (80,270)     $8.78
Options exercised.......   (137,155)    $ 8.54       (199,652)    $ 8.65         (5,761)     $7.59
Options adjusted for 10%
  stock dividend........    128,912                        --                        --
                          ---------                 ---------                 ---------
Options outstanding, end
  of period.............  1,761,512     $14.71      1,399,769     $12.09      1,308,391      $8.83
                          =========                 =========                 =========
Options exercisable, end
  of period.............    869,484     $ 9.05        700,271     $ 8.82        722,627      $8.81
                          =========                 =========                 =========
Options available for
  future grant, end of
  period................  1,501,622                    38,546                   343,344
                          =========                 =========                 =========
Estimated weighted
  average fair value per
  share of options
  granted during the
  year..................  $   13.98                 $   15.17                 $    4.76
                          =========                 =========                 =========

     The fair value of each option grant, as opposed to its exercise price, is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions in 1997, 1996, and 1995, respectively: no dividend yield, expected volatility factors of 38.7%, 40.4%, and 39.7%, risk-free interest

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES
rates of 6.02%, 6.42%, and 6.98%, and expected lives of 7.5, 10.0, and 7.7 years. The following table summarizes information about stock options outstanding at December 31, 1997:

                                        OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
                              ---------------------------------------    ------------------------
                                              WTD. AVG.                    NUMBER
                                NUMBER        REMAINING     WTD. AVG.    EXERCISABLE    WTD. AVG.
                              OUTSTANDING    CONTRACTUAL    EXERCISE         AT         EXERCISE
 RANGE OF EXERCISE PRICES     AT 12/31/97       LIFE          PRICE       12/13/97        PRICE
 ------------------------     -----------    -----------    ---------    -----------    ---------
$4  to $9.................       787,384         4.8         $ 7.73        606,413       $ 7.63
$9  to $18................       358,900         6.2         $10.67        220,631       $ 9.68
$18 to $27................       615,228         9.5         $26.00         42,440       $25.91
                               ---------                                   -------
$4  to $27................     1,761,512         6.7         $14.71        869,484       $ 9.05
                               =========                                   =======

     Employee Stock Ownership Plan. In 1996, the Company established an Employee Stock Ownership Plan ("ESOP") effective January 1, 1996. All employees over the age of 21 with one year of service are participants. The Plan has a five year cliff vesting, and service is recognized after the Plan effective date. The ESOP is designed to enable employees of the Company to accumulate stock ownership. While there will be no employee contributions, participants will receive an allocation of stock which has been contributed by the Company. Compensation costs are reported when such shares are released to employees. The Plan may also acquire Swift Energy Company common stock purchased at fair market value. The ESOP can borrow money from the Company to buy Company stock. This was done in September 1996 to purchase 25,000 shares (adjusted to 27,500 shares after the October 1, 1997 10% stock dividend) from the Company's chairman. Benefits will be paid in a lump sum or installments, and the participants generally have the choice of receiving cash or stock. At December 31, 1997 and 1996, the unearned portion of the ESOP ($150,055) and ($521,354), respectively, was recorded as a contra-equity account entitled "Unearned ESOP Compensation."

     Common Stock Repurchase Program. In March 1997, the Company's Board of Directors approved a common stock repurchase program for up to $20.0 million of the Company's common stock and subsequently extended this program through June 30, 1998. Purchases of shares are made in the open market. Under the program, through December 31, 1997, 387,800 shares have been acquired at a total cost of $8,519,665 and are included in "Treasury stock held, at cost" on the balance sheet.

     Shareholder Rights Plan. In August 1997, the Board of Directors declared a dividend of one preferred share purchase right on each outstanding share of the Company's common stock. The rights are not currently exercisable, but would become exercisable if certain events occurred relating to any person or group acquiring or attempting to acquire 15% or more of the Company's outstanding shares of common stock. Thereafter, upon certain triggers, each right not owned by an acquiror allows its holder to purchase Company securities with a market value of two times the $150 exercise price.

7. RELATED-PARTY TRANSACTIONS

     The Company is the operator of a substantial number of properties owned by its affiliated limited partnerships and joint ventures and accordingly charges these entities and third party joint interest owners operating fees. The Company is also reimbursed for direct, administrative, and overhead costs incurred in conducting the business of the limited partnerships, which totaled approximately $6,300,000, $6,100,000, and $4,800,000 in 1997, 1996, and 1995, respectively.
The Company was also reimbursed by the limited partnerships and joint ventures for costs incurred in the screening, evaluation, and acquisition of producing oil and gas properties on their behalf. Such costs totaled approximately $490,000, $250,000, and $600,000 in 1997, 1996, and 1995, respectively. In the case where the limited partners voted to sell their remaining properties and liquidate the limited partnerships, the Company was also reimbursed for direct, administrative, and overhead costs incurred in the disposition of such properties, which costs totaled approximately $675,000, $805,000, and $80,000 in 1997, 1996, and 1995, respectively.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

8. FOREIGN ACTIVITIES

     On September 3, 1993, the Company signed a Participation Agreement with Senega, a Russian Federation joint stock company (in which the Company has an indirect interest of less than 1%), to assist in the development and production of reserves from two fields in Western Siberia providing the Company with a minimum 5% net profits interest from the sale of hydrocarbon products from the fields for providing managerial, technical, and financial support to Senega. Additionally, the Company purchased a 1% net profits interest from Senega for $300,000. In May 1995, the Company executed a Management Agreement with Senega, under which, in return for undertaking to obtain financing for development of these fields, Swift would be entitled to receive a 49% interest in production income derived by Senega from this project after repayment of costs.

     On December 10, 1997, the Company agreed to terminate the Management Agreement with Senega and to amend and restate the Participation Agreement. Under the amended and restated Participation Agreement, the Company retains its 6% net profits interest in the Samburg Field and has agreed to assist Senega in obtaining investments necessary to develop the field. Senega is charged with the management and control of the field development. At December 31, 1997, the Company's investment in Russia was approximately $10,190,000 and is included in the unproved properties portion of oil and gas properties.

     The Company formed a wholly-owned subsidiary, Swift Energy de Venezuela, C. A., for the purpose of submitting a bid on August 5, 1993, under the Venezuelan Marginal Oil Field Reactivation Program. Although the Company did not win the bid, it has continued to pursue cooperative ventures involving other fields and opportunities in Venezuela. The Company evaluated a number of Blocks being offered by Petroleos de Venezuela, S. A. under the Third Operating Agreement Round in 1997, but decided against submitting any bid on these Blocks. The Company has entered into an agreement with Tecnoconsult, S. A., a Venezuelan company, to jointly formulate and submit a proposal to Petroleos de Venezuela,
S. A. for the construction and operation of a methane pipeline. Currently, the technical and economic feasibility of the project is under study. At December 31, 1997, the Company's investment in Venezuela was approximately $2,435,000 and is included in the unproved properties portion of oil and gas properties, net of impairments of $45,668.

     Since October 1995, the Company has been issued two Petroleum Exploration Permits by the New Zealand Minister of Energy. The first permit covers approximately 65,000 acres in the Onshore Taranaki Basin of New Zealand's North Island, and the second covers approximately 69,300 adjacent acres. Under the terms of these permits, the Company is obligated to analyze and interpret certain seismic data, acquire certain new seismic data and drill one exploratory well, to be followed by a development well or additional seismic work, all of which is to be performed on a staged basis in order to maintain the permits, over periods extending through July 2000 for the first permit and August 1999 for the second permit. The Company formed a wholly-owned subsidiary, Swift Energy New Zealand Limited, for the purpose of conducting its New Zealand activities and assigned its interest in the permits to that subsidiary during the third quarter of 1997. At December 31, 1997, the Company's investment in New Zealand was approximately $2,480,000 and is included in the unproved properties portion of oil and gas properties.

                      SUPPLEMENTAL INFORMATION (UNAUDITED)

     Capitalized Costs. The following table presents the Company's aggregate capitalized costs relating to oil and gas producing activities and the related depreciation, depletion, and amortization:

                                                            YEAR ENDED DECEMBER 31,
                                                          ----------------------------
                                                              1997            1996
                                                          ------------    ------------
Oil and Gas Properties:
  Proved................................................  $326,836,431    $216,310,033
  Unproved (not being amortized) -- Domestic............    26,735,460      15,733,952
  Unproved (not being amortized) -- Foreign.............    15,104,349      11,886,510
                                                          ------------    ------------
                                                           368,676,240     243,930,495
Accumulated Depreciation, Depletion, and Amortization...   (67,363,393)    (43,920,120)
                                                          ------------    ------------
                                                          $301,312,847    $200,010,375
                                                          ============    ============

     Of the $41,839,809 of net unproved property costs (primarily seismic and lease acquisition costs) at December 31, 1997, being excluded from the amortizable base, $20,120,485 was incurred in 1997, $8,990,306 was incurred in 1996, $4,583,249 was incurred in 1995, and $8,145,769 was incurred in prior years. The Company expects it will complete its evaluation of the properties representing the majority of these costs within the next two to three years.

     Capital Expenditures. The following table sets forth capital expenditures related to the Company's oil and gas operations:

                                                      YEAR ENDED DECEMBER 31,
                                             ------------------------------------------
                                                 1997           1996           1995
                                             ------------    -----------    -----------
Acquisition of proved properties...........  $  8,417,318    $ 1,529,611    $ 3,461,091
Lease acquisitions(1)(2)...................    21,603,732     16,426,327      9,742,543
Exploration................................    10,705,115      2,704,281      2,289,814
Development................................    90,329,619     69,067,024     23,555,988
                                             ------------    -----------    -----------
Total(3)...................................  $131,055,784    $89,727,243    $39,049,436
                                             ============    ===========    ===========

---------------

(1) Lease acquisitions for 1997, 1996, and 1995 include expenditures of $658,145, $2,712,278, and $2,814,395, respectively, relating to the
    Company's initiatives in Russia; 1997, 1996, and 1995 expenditures of $828,133, $487,597, and $304,610, respectively, relating to initiatives in Venezuela; and 1997, 1996, and 1995 expenditures of $1,731,561, $545,980, and $202,206, respectively, relating to initiatives in New Zealand.

(2) These are actual amounts as incurred by year, including both proved and unproved lease costs. The annual lease acquisition amounts added to proved oil and gas properties (being amortized) for 1997, 1996, and 1995, respectively, were $7,384,385, $9,458,016, and $3,895,871.

(3) Includes capitalized general and administrative costs directly associated with the acquisition, development, and exploration efforts of approximately $11,700,000, $7,400,000, and $7,100,000 in 1997, 1996, and 1995,
    respectively. In addition, total includes $2,326,691, $1,549,575, and $1,442,022 in 1997, 1996, and 1995, respectively, of capitalized interest on unproved properties.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     Results of Operations. The following table sets forth results of the Company's oil and gas operations:

                                                      YEAR ENDED DECEMBER 31,
                                            -------------------------------------------
                                                1997            1996           1995
                                            ------------    ------------    -----------
Oil and gas sales.........................  $ 69,015,189    $ 52,770,672    $22,527,892
Production costs..........................   (11,383,887)     (8,377,044)    (6,826,306)
Depreciation, depletion, and
  amortization............................   (23,443,273)    (15,812,134)    (8,349,324)
                                            ------------    ------------    -----------
                                              34,188,029      28,581,494      7,352,262
Income taxes..............................   (11,165,058)     (9,689,126)    (2,110,099)
                                            ------------    ------------    -----------
Results of producing activities...........  $ 23,022,971    $ 18,892,368    $ 5,242,163
                                            ============    ============    ===========
Amortization per physical unit of
  production (equivalent Mcf of gas)......  $       0.92    $       0.81    $      0.75
                                            ============    ============    ===========

     Supplemental Reserve Information. The following information presents estimates of the Company's proved oil and gas reserves, which are all located onshore in the United States. All of the Company's reserves were determined by Company personnel and audited by H. J. Gruy and Associates, Inc. ("Gruy"), independent petroleum consultants. Gruy's summary report dated February 9, 1998, is set forth as an exhibit to the Form 10-K Report for the year ended December 31, 1997, and includes definitions and assumptions that served as the basis for the estimates of proved reserves and future net cash flows. Such definitions and assumptions should be referred to in connection with the following information:

  Estimates of Proved Reserves

                                                                              OIL AND
                                                              NATURAL GAS    CONDENSATE
                                                                 (MCF)         (BBLS)
                                                              -----------    ----------
Proved reserves as of December 31, 1994(1)..................   76,263,964    4,553,267
  Revisions of previous estimates(2)........................    6,982,317     (421,901)
  Purchases of minerals in place............................    4,166,922      254,211
  Sales of minerals in place................................      (13,215)     (10,617)
  Extensions, discoveries, and other additions..............   62,870,240    1,592,456
  Production(3).............................................   (6,702,708)    (545,435)
                                                              -----------    ---------
Proved reserves as of December 31, 1995(1)..................  143,567,520    5,421,981
  Revisions of previous estimates(2)........................   (9,544,391)    (816,065)
  Purchases of minerals in place............................    2,676,393       97,178
  Sales of minerals in place................................   (4,163,770)    (340,706)
  Extensions, discoveries, and other additions..............  107,762,886    1,745,307
  Production(3).............................................  (14,540,437)    (623,386)
                                                              -----------    ---------
Proved reserves as of December 31, 1996(1)..................  225,758,201    5,484,309
  Revisions of previous estimates(2)........................  (22,774,899)    (427,412)
  Purchases of minerals in place............................   30,342,398      580,278
  Sales of minerals in place................................   (1,155,706)     (50,909)
  Extensions, discoveries, and other additions..............  102,479,883    2,945,037
  Production(3).............................................  (20,344,208)    (672,385)
                                                              -----------    ---------
Proved reserves as of December 31, 1997(1)..................  314,305,669    7,858,918
                                                              ===========    =========
Proved developed reserves,
  December 31, 1994.........................................   46,406,448    3,209,387
  December 31, 1995.........................................   81,532,025    3,313,226
  December 31, 1996.........................................  135,424,880    3,622,480
  December 31, 1997.........................................  191,108,214    4,288,696

---------------

(1) Proved reserves exclude quantities subject to the Company's volumetric production payment agreement.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

(2) Revisions of previous quantity estimates are related to upward or downward variations based on current engineering information for production rates, volumetrics, and reservoir pressure. Additionally, changes in quantity estimates are affected by the increase or decrease in crude oil and natural gas prices at each year end. Proved reserves as of December 31, 1997, were based upon prices of $2.78 per Mcf of natural gas and $15.76 per barrel of oil, compared to $4.47 per Mcf and $23.75 per barrel as of December 31, 1996.

(3) Natural gas production for 1995, 1996, and 1997 excludes 1,211,255, 1,156,361, and 1,015,226 Mcf, respectively, delivered under the Company's volumetric production payment agreement.

     Standardized Measure of Discounted Future Net Cash Flows. The standardized measure of discounted future net cash flows relating to proved oil and gas reserves is as follows:

                                                    YEAR ENDED DECEMBER 31,
                                        -----------------------------------------------
                                            1997              1996             1995
                                        -------------    --------------    ------------
Future gross revenues.................  $ 994,828,072    $1,141,831,786    $445,572,715
Future production costs...............   (273,475,056)     (228,626,881)   (121,317,850)
Future development costs..............    (92,946,811)      (59,988,855)    (42,607,921)
                                        -------------    --------------    ------------
Future net cash flows before
  income taxes........................    628,406,205       853,216,050     281,646,944
Future income taxes...................   (135,587,216)     (211,375,632)    (55,469,213)
                                        -------------    --------------    ------------
Future net cash flows after
  income taxes........................    492,818,989       641,840,418     226,177,731
Discount at 10% per annum.............   (199,980,649)     (274,608,116)    (97,273,647)
                                        -------------    --------------    ------------
Standardized measure of discounted
  future net cash flows relating to
  proved oil and gas reserves.........  $ 292,838,340    $  367,232,302    $128,904,084
                                        =============    ==============    ============

     The standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

     1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

     2. The estimated future gross revenues of proved reserves are priced on the basis of year-end prices, except in those instances where fixed and determinable gas price escalations are covered by contracts limited to the price the Company reasonably expects to receive.

     3. The future gross revenue streams are reduced by estimated future costs to develop and to produce the proved reserves, as well as certain abandonment costs based on year-end cost estimates and the estimated effect of future income taxes.

     4. Future income taxes are computed by applying the statutory tax rate to future net cash flows reduced by the tax basis of the properties, the estimated permanent differences applicable to future oil and gas producing activities, and tax carry forwards.

     The estimates of cash flows and reserves quantities shown above are based on year-end oil and gas prices. Under Securities and Exchange Commission rules, companies that follow the full-cost accounting method are required to make quarterly Ceiling Limitation calculations, using prices in effect as of the period end date presented (see Note 1). Application of these rules during periods of relatively low oil and gas prices, even if of short-term seasonal duration, may result in write-downs.

     The standardized measure of discounted future net cash flows is not intended to present the fair market value of the Company's oil and gas property reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, an allowance for return on investment, and the risks inherent in reserve estimates.

                     SWIFT ENERGY COMPANY AND SUBSIDIARIES

     The following are the principal sources of change in the standardized measure of discounted future net cash flows:

                                                             YEAR ENDED DECEMBER 31,
                                                   --------------------------------------------
                                                       1997            1996            1995
                                                   ------------    ------------    ------------
Beginning balance................................  $367,232,302    $128,904,084    $ 66,471,967
                                                   ------------    ------------    ------------
Revisions to reserves proved in prior years --
  Net changes in prices, production costs, and
     future development costs....................  (238,743,291)    144,386,724      25,415,116
  Net changes due to revisions in quantity
     estimates...................................   (27,188,512)    (25,755,091)      4,735,186
  Accretion of discount..........................    47,068,172      14,703,841       6,939,460
  Other..........................................   (38,347,310)      6,649,394     (10,981,721)
                                                   ------------    ------------    ------------
Total revisions..................................  (257,210,941)    139,984,868      26,108,041
New field discoveries and extensions, net of
  future production and development costs........   110,396,029     208,250,909      44,292,042
Purchases of minerals in place...................    29,290,334       6,835,362       4,928,563
Sales of minerals in place.......................    (2,373,547)     (8,084,581)        (74,858)
Sales of oil and gas produced, net of production
  costs..........................................   (56,181,494)    (42,723,456)    (13,913,612)
Previously estimated development costs
  incurred.......................................    55,742,684      19,883,446      16,303,629
Net change in income taxes.......................    45,942,973     (85,818,330)    (15,211,688)
                                                   ------------    ------------    ------------
Net change in standardized measure of discounted
  future net cash flows..........................   (74,393,962)    238,328,218      62,432,117
                                                   ------------    ------------    ------------
Ending balance...................................  $292,838,340    $367,232,302    $128,904,084
                                                   ============    ============    ============


     Quarterly Results. The following table presents summarized quarterly financial information for the years ended December 31, 1996, 1997 and for the three months ended March 31, 1998:



                                                                                BASIC         DILUTED
                                               INCOME BEFORE                    INCOME         INCOME
                                  REVENUES     INCOME TAXES    NET INCOME    PER SHARE(1)   PER SHARE(1)
                                 -----------   -------------   -----------   ------------   ------------
1996
First Quarter..................  $11,188,847    $ 4,561,523    $ 3,082,381      $ .22          $ .20
Second Quarter.................   12,557,891      5,480,944      3,678,316        .26            .24
Third Quarter..................   15,432,193      7,178,573      4,641,953        .30            .29
Fourth Quarter.................   21,589,301     11,564,743      7,622,800        .46            .46
                                 -----------    -----------    -----------      -----          -----
          Total................  $60,768,232    $28,785,783    $19,025,450      $1.27          $1.25
                                 ===========    ===========    ===========      =====          =====
1997
First Quarter..................  $21,245,469    $10,161,045    $ 6,769,263      $ .41          $ .37
Second Quarter.................   16,925,842      6,007,474      4,113,689        .25            .24
Third Quarter..................   19,225,453      7,024,524      4,685,689        .29            .27
Fourth Quarter.................   22,525,438      9,936,563      6,741,548        .41            .37
                                 -----------    -----------    -----------      -----          -----
          Total................  $79,922,202    $33,129,606    $22,310,189      $1.35          $1.26
                                 ===========    ===========    ===========      =====          =====
1998
First Quarter..................  $17,761,301    $ 4,835,502    $ 3,229,615      $ .20          $ .20
                                 ===========    ===========    ===========      =====          =====


(1) Amounts prior to the fourth quarter of 1997 have been retroactively restated to give recognition to: (a) an equivalent change in capital structure as a result of a 10% stock dividend in October 1997 (see Note 2 to the Company's financial statements); and (b) the adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share" (see Note 2 to the Company's financial statements).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Swift Energy Company as Managing General Partner:

     We have audited the accompanying combined balance sheet of the Partnerships (See Note 1) (Texas limited partnerships) as of December 31, 1997 and the related combined statements of income, partners' capital and cash flows for the year then ended. These combined financial statements are the responsibility of the Partnerships' Managing General Partner. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Partnerships as of December 31, 1997, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
April 13, 1998

                      PARTNERSHIPS COMBINED BALANCE SHEETS


                                     ASSETS


                                                               MARCH 31,      DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                              (UNAUDITED)
                                                                     (IN THOUSANDS)
Current Assets:
  Cash and cash equivalents.................................    $  6,270        $  7,429
  Accounts receivable --
     Oil and gas sales......................................       7,198           9,965
     Other..................................................       3,576           1,782
  Other current assets......................................         149              92
                                                                --------        --------
          Total Current Assets..............................      17,193          19,268
                                                                --------        --------
Property and Equipment:
  Oil and gas, using full-cost accounting
     Proved properties being amortized......................     325,897         328,373
  Less-Accumulated depreciation, depletion, and
     amortization...........................................    (242,767)       (239,044)
                                                                --------        --------
                                                                  83,130          89,329
                                                                --------        --------
          Total Assets......................................    $100,323        $108,597
                                                                ========        ========

                    LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities:
  Accounts payable..........................................    $  2,065        $  2,718
  Other.....................................................         895             711
                                                                --------        --------
          Total Current Liabilities.........................       2,960           3,429
                                                                --------        --------
Deferred Revenues...........................................       1,247           1,251
Limited Partners' Capital...................................      94,569         101,783
General Partners' Capital...................................       1,547           2,134
                                                                --------        --------
          Total Liabilities and Partners' Capital...........    $100,323        $108,597
                                                                ========        ========


            See accompanying notes to Combined Financial Statements

                   PARTNERSHIPS COMBINED STATEMENTS OF INCOME



                                                              THREE MONTHS ENDED
                                                                  MARCH 31,         YEAR ENDED
                                                              ------------------   DECEMBER 31,
                                                               1998       1997         1997
                                                              -------    -------   ------------
                                                                 (UNAUDITED)
                                                                       (IN THOUSANDS)
Revenues:
  Oil and gas sales.........................................  $ 5,659    $13,856     $42,228
  Interest income...........................................       95         75         330
  Other.....................................................       41         89         266
                                                              -------    -------     -------
                                                                5,795     14,020      42,824
                                                              -------    -------     -------
Costs and Expenses:
  General and administrative................................    1,174      1,400       5,206
  Depreciation, depletion, and amortization --
     Normal provision.......................................    2,449      3,962      13,012
     Additional provision...................................    1,274      2,958       3,845
  Oil and gas production....................................    2,496      3,807      13,774
  Interest expense..........................................        2          4          21
                                                              -------    -------     -------
                                                                7,395     12,131      35,858
                                                              -------    -------     -------
          Net Income (Loss).................................  $(1,600)   $ 1,889     $ 6,966
                                                              =======    =======     =======


            See accompanying notes to Combined Financial Statements

             PARTNERSHIPS COMBINED STATEMENTS OF PARTNERS' CAPITAL



                                                     LIMITED    GENERAL    COMBINING
                                                     PARTNERS   PARTNERS   ADJUSTMENT    TOTAL
                                                     --------   --------   ----------   --------
                                                                   (IN THOUSANDS)
Balance, December 31, 1996.........................  $109,589   $ 2,722     $10,125     $122,436
  Net Income (Loss)................................     5,450     2,740      (1,224)       6,966
  Cash Distributions...............................   (22,157)   (3,328)         --      (25,485)
                                                     --------   -------     -------     --------
Balance, December 31, 1997.........................    92,882     2,134       8,901      103,917
  Net Income (Loss)(1).............................    (1,928)      328          --       (1,600)
  Cash Distributions(1)............................    (5,286)     (915)         --       (6,201)
                                                     --------   -------     -------     --------
Balance, March 31, 1998(1).........................  $ 85,668   $ 1,547     $ 8,901     $ 96,116
                                                     ========   =======     =======     ========


---------------


(1) Unaudited




            See accompanying notes to Combined Financial Statements

                 PARTNERSHIPS COMBINED STATEMENTS OF CASH FLOWS



                                                              THREE MONTHS ENDED
                                                                  MARCH 31,         YEAR ENDED
                                                              ------------------   DECEMBER 31,
                                                               1998       1997         1997
                                                              -------    -------   ------------
                                                                 (UNAUDITED)
                                                                       (IN THOUSANDS)
Cash Flows From Operating Activities:
  Net Income (Loss).........................................  $(1,600)   $ 1,889     $  6,966
  Adjustments to reconcile income to net cash provided by
     operations:
     Depreciation, depletion, and amortization..............    3,723      6,920       16,857
     Change in gas imbalance receivable and deferred
       revenues.............................................       (3)      (191)         123
     Change in assets and liabilities:
       (Increase) Decrease in oil and gas sales
          receivable........................................      954       (244)         774
       (Increase) Decrease in other current assets..........      (57)       736          (64)
       Decrease in accounts payable.........................     (451)    (1,036)        (914)
                                                              -------    -------     --------
          Net Cash Provided by Operating Activities.........    2,566      8,074       23,742
                                                              -------    -------     --------
Cash Flows From Investing Activities:
  Additions to oil and gas properties.......................     (779)    (1,172)      (3,503)
  Proceeds from sales of oil and gas properties.............    3,255         14        4,491
  Decrease in receivable due to property dispositions.......       --        230        1,015
                                                              -------    -------     --------
          Net Cash (Used in) Provided by Investing
            Activities......................................    2,476       (928)       2,003
                                                              -------    -------     --------
Cash Flows From Financing Activities:
  Cash distributions to partners............................   (6,201)    (6,925)     (25,485)
                                                              -------    -------     --------
          Net Cash Used in Financing Activities.............   (6,201)    (6,925)     (25,485)
                                                              -------    -------     --------
Net Increase (Decrease) In Cash and Cash Equivalents........  $(1,159)   $   221     $    260
                                                              -------    -------     --------
Cash and Cash Equivalents At Beginning of Period............    7,429      7,169        7,169
                                                              -------    -------     --------
Cash and Cash Equivalents at End of Period..................  $ 6,270    $ 7,390     $  7,429
                                                              =======    =======     ========
Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..................  $     2    $     4     $     11
                                                              =======    =======     ========


            See accompanying notes to Combined Financial Statements

           NOTES TO COMBINED FINANCIAL STATEMENTS OF THE PARTNERSHIPS

(1) BASIS OF PRESENTATION --

     Swift Energy Company ("the Company") has proposed the sale of substantially all the assets of numerous partnerships for which it serves as Managing General Partner and subsequent liquidation of the Partnerships ("the Partnerships"). Upon approval of the sale of assets and liquidation, the Partnerships' assets will consist solely of cash, which each Limited Partner will be entitled to receive as a distribution. The Company is offering each Limited Partner in the Partnerships the opportunity to purchase shares of common stock of the Company with all or part of the cash distribution such Limited Partner will be entitled to receive.

     The accompanying financial statements present in the aggregate the combined financial position, results of operations, and cash flows of the partnerships listed below for the year ended December 31, 1997. The combined financial statements include the Company's general partnership and limited partner interests. As of December 31, 1997, the Company's share of partners' capital was $6,707,584. Certain Partnerships' net profit ownership interests have been reclassified to the appropriate income statement or balance sheet caption to conform with the combined financial statement presentation.

Swift Energy Income Partners 1986-D, Ltd.
Swift Energy Income Partners 1987-A, Ltd.
Swift Energy Income Partners 1987-B, Ltd.
Swift Energy Income Partners 1987-C, Ltd.
Swift Energy Income Partners 1987-D, Ltd.
Swift Energy Income Partners 1988-A, Ltd.
Swift Energy Income Partners 1988-B, Ltd.
Swift Energy Income Partners 1988-C, Ltd.
Swift Energy Income Partners 1988-D, Ltd.
Swift Energy Income Partners 1989-A, Ltd.
Swift Energy Income Partners 1989-B, Ltd.
Swift Energy Income Partners 1989-C, Ltd.
Swift Energy Income Partners 1989-D, Ltd.
Swift Energy Income Partners 1990-A, Ltd.
Swift Energy Income Partners 1990-B, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-A, Ltd. Swift Energy Managed Pension Assets Partnership 1988-B, Ltd. Swift Energy Managed Pension Assets Partnership 1988-C, Ltd. Swift Energy Managed Pension Assets Partnership 1989-A, Ltd. Swift Energy Managed Pension Assets Partnership 1989-B, Ltd. Swift Energy Managed Pension Assets Partnership 1989-C, Ltd. Swift Energy Managed Pension Assets Partnership 1989-D, Ltd. Swift Energy Managed Pension Assets Partnership 1990-A, Ltd. Swift Energy Managed Pension Assets Partnership 1990-B, Ltd. Swift Energy Operating Partners 1991-C, Ltd.
Swift Energy Operating Partners 1992-A, Ltd.
Swift Energy Operating Partners 1992-B, Ltd.
Swift Energy Operating Partners 1992-C, Ltd.
Swift Energy Operating Partners 1992-D, Ltd.
Swift Energy Operating Partners 1993-A, Ltd.
Swift Energy Operating Partners 1993-B, Ltd.
Swift Energy Operating Partners 1993-C, Ltd.
Swift Energy Operating Partners 1993-D, Ltd.
Swift Energy Operating Partners 1994-A, Ltd.
Swift Energy Operating Partners 1994-B, Ltd.
Swift Energy Operating Partners 1994-C, Ltd.
Swift Energy Operating Partners 1994-D, Ltd.
Swift Energy Income Partners 1988-1, Ltd.
Swift Energy Income Partners 1988-2, Ltd.
Swift Energy Income Partners 1988-3, Ltd.
Swift Energy Income Partners 1989-1, Ltd.
Swift Energy Income Partners 1989-2, Ltd.
Swift Energy Income Partners 1989-3, Ltd.
Swift Energy Income Partners 1989-4, Ltd.
Swift Energy Income Partners 1990-1, Ltd.
Swift Energy Income Partners 1990-2, Ltd.
Swift Energy Pension Partners 1991-C, Ltd.
Swift Energy Pension Partners 1992-A, Ltd.
Swift Energy Pension Partners 1992-B, Ltd.
Swift Energy Pension Partners 1992-C, Ltd.
Swift Energy Pension Partners 1992-D, Ltd.
Swift Energy Pension Partners 1993-A, Ltd.
Swift Energy Pension Partners 1993-B, Ltd.
Swift Energy Pension Partners 1993-C, Ltd.
Swift Energy Pension Partners 1993-D, Ltd.
Swift Energy Pension Partners 1994-A, Ltd.
Swift Energy Pension Partners 1994-B, Ltd.
Swift Energy Pension Partners 1994-C, Ltd.
Swift Energy Pension Partners 1994-D, Ltd.
Swift Energy Managed Pension Assets Partnership 1988-1, Ltd. Swift Energy Managed Pension Assets Partnership 1988-2, Ltd. Swift Energy Managed Pension Assets Partnership 1989-1, Ltd. Swift Energy Managed Pension Assets Partnership 1989-2, Ltd.

     The financial statements were prepared for the purpose of complying with Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.

(2) SIGNIFICANT ACCOUNTING POLICIES --

  Use of Estimates --

     The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the combined financial statements and the reported amounts of revenues, and expenses during the reporting period. Actual results could differ from estimates.


  Unaudited Interim Information --



     The unaudited interim combined financial statements as of March 31, 1998 and for each of the three month periods ended March 31, 1998 and 1997, included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Managing General Partner, the unaudited interim combined financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the information set forth herein. The interim financial results should not be regarded as indicative of operating results for an entire year.


  Oil and Gas Properties --

     The Partnerships account for their ownership interest in oil and gas properties using the proportionate consolidation method, whereby the Partnerships' share of assets, liabilities, revenues, and expenses are included in the appropriate classification in the combined financial statements.

     For financial reporting purposes, the Partnerships follow the "full-cost" method of accounting for oil and gas property costs. Under this method of accounting, all productive and nonproductive costs incurred in the acquisition and development of oil and gas reserves are capitalized. Such costs include lease acquisitions, geological and geophysical services, drilling, completion, equipment, and certain general and administrative costs directly associated with acquisition and development activities. General and administrative costs related to production and general overhead are expensed as incurred. No general and administrative costs were capitalized during the year ended December 31, 1997.

     Future development, site restoration, dismantlement and abandonment costs, net of salvage values, are estimated on a property-by-property basis based on current economic conditions and are amortized to expense as the Partnerships' capitalized oil and gas property costs are amortized.

     The unamortized cost of oil and gas properties is limited to the "ceiling limitation" (calculated separately for the Partnerships, limited partners, and general partners). The "ceiling limitation" is calculated on a quarterly basis and represents the estimated future net revenues from proved properties using current prices, discounted at ten percent. Proceeds from the sale or disposition of oil and gas properties are treated as a reduction of oil and gas property costs with no gains or losses being recognized except in significant transactions.

     The Partnerships compute the provision for depreciation, depletion, and amortization of oil and gas properties on the units-of-production method. Under this method, the provision is calculated by multiplying the total unamortized cost of oil and gas properties, including future development, site restoration, dismantlement and abandonment costs, by an overall amortization rate that is determined by dividing the physical units of oil and gas produced during the period by the total estimated units of proved oil and gas reserves at the beginning of the period.

     The calculation of the "ceiling limitation" and the provision for depreciation, depletion, and amortization is based on estimates of proved reserves. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production, timing, and plan of development. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing, and production subsequent to the date of the estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

  Cash and Cash Equivalents --

     Highly liquid debt instruments with an initial maturity of three months or less are considered to be cash equivalents.

(3) OIL AND GAS CAPITALIZED COSTS --

     The following table sets forth capital expenditures related to the Partnerships' oil and gas operations:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Acquisition of proved properties............................   $   49,542
Development.................................................    3,447,764
                                                               ----------
                                                               $3,497,306
                                                               ==========

     All oil and gas property acquisitions are made by the Company on behalf of the Partnerships. The costs of the properties include the purchase price plus any costs incurred by the Company in the evaluation and acquisition of properties.

     During 1997, the Partnerships' unamortized oil and gas property costs exceeded the quarterly calculations of the "ceiling limitations" resulting in an additional provision for depreciation, depletion, and amortization of $3,845,484. In addition, the limited partners' share of unamortized oil and gas property costs exceeded their "ceiling limitation" in 1997, resulting in a valuation allowance of $3,285,133. This amount is included in the income (loss) attributable to the limited partners shown in the statement of partners' capital together with "combining adjustments" for the differences between the limited partners' valuation allowances and the Partnerships' full cost ceiling write down. The "combining adjustments" change quarterly as the Partnerships' total depreciation, depletion, and amortization provision is more or less than the combined depreciation, depletion, and amortization provision attributable to the general and limited partners.

(4) RELATED-PARTY TRANSACTIONS --

     During 1997, the Partnerships paid Swift $3,728,043 as general and administrative overhead allowances, and $204,448 as incentive amounts.

(5) FEDERAL INCOME TAXES --

     The Partnerships are not tax-paying entities. No provision is made in the accounts of the Partnerships for federal or state income taxes, since such taxes are liabilities of the individual partners, and the amounts thereof depend upon their respective tax situations.

     The tax returns and the amount of distributable Partnerships income are subject to examination by the federal and state taxing authorities. If the Partnerships' ordinary income for federal income tax purposes is ultimately changed by the taxing authorities, accordingly the tax liability of the limited partners could be changed. Ordinary income reported on the Partnerships' federal returns of income for the year ended December 31, 1997, was $21,651,262. The difference between ordinary income for federal income tax purposes reported by the Partnerships and net income or loss reported herein primarily results from the exclusion of depletion (as described below) from ordinary income reported in the Partnerships' federal returns of income.

     For federal income tax purposes, depletion with respect to production of oil and gas is computed separately by the partners and not by the Partnerships. Since the amount of depletion on the production of oil and gas is not computed at the Partnerships level, depletion is not included in the Partnerships' income for federal income tax purposes but is charged directly to the partners' capital accounts to the extent of the cost of the leasehold interests, and thus is treated as a separate item on the partners' Schedule K-1. Depletion for federal income tax purposes may vary from that computed for financial reporting purposes in cases where a ceiling adjustment is recorded, as such amount is not recognized for tax purposes.

(6) GAS IMBALANCES --

     The Partnerships recognize their ownership interest in natural gas production as revenue. Actual production quantities sold may be different than the Partnerships' ownership share in a given period. If the Partnerships' sales exceed their ownership share of production, the differences are recorded as deferred revenue. Gas balancing receivables are recorded with the Partnerships' ownership share of production exceeds sales.

(7) VULNERABILITY DUE TO CERTAIN CONCENTRATIONS --

     The Partnerships' revenues are primarily the result of sales of their oil and natural gas production. Market prices of oil and natural gas may fluctuate and adversely affect operating results.

     In the normal course of business, the Partnerships extend credit, primarily in the form of monthly oil and gas sales receivables, to various companies in the oil and gas industry which results in a concentration of credit risk. This concentration of credit risk may be affected by changes in economic or other conditions and may accordingly impact the Partnerships' overall credit risk. However, the Managing General Partner believes that the risk is mitigated by the size, reputation, and nature of the companies to which the Partnerships extend credit. In addition, the Partnerships generally do not require collateral or other security to support customer receivables.

(8) FAIR VALUE OF FINANCIAL INSTRUMENTS --

     The Partnerships' financial instruments consist of cash and cash equivalents and short-term receivables and payables. The carrying amounts approximate fair value due to the highly liquid nature of the short-term instruments.

  SUPPLEMENTAL INFORMATION (UNAUDITED)

     The following information presents estimates of the Partnerships' proved oil and gas reserves, which are all located onshore in the United States. All of the Partnerships' reserves were determined by the Managing General Partner's personnel and audited by H.J. Gruy and Associates, Inc., independent petroleum consultants.

                          ESTIMATES OF PROVED RESERVES

                                                                              OIL AND
                                                              NATURAL GAS    CONDENSATE
                                                                 (MCF)         (BBLS)
                                                              -----------    ----------
Proved reserves as of December 31, 1996.....................  101,112,930    6,611,817
  Revisions of previous estimates...........................   (1,017,466)    (206,207)
  Sales of minerals in place................................   (5,896,984)    (394,349)
  Production................................................  (10,199,919)    (747,666)
                                                              -----------    ---------
Proved reserves as of December 31, 1997.....................   83,998,561    5,263,595
                                                              ===========    =========
Proved developed reserves as of December 31, 1997...........   67,715,958    3,857,468
                                                              ===========    =========

     - At December 31, 1997, the Company's general partner and limited partner share of proved reserves were 16,227,735 Mcf and 981,541 Bbls.

     The pre-tax standardized measure of discounted future net cash flows related to proved oil and gas reserves is as follows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (IN THOUSANDS)
Future gross revenues.......................................      $299,765
Future production costs.....................................       (93,074)
Future development costs....................................       (12,949)
                                                                  --------
Future net cash flows.......................................       193,742
Discount at 10% per annum...................................       (85,133)
                                                                  --------
Pre-tax standardized measure of discounted future net cash
  flows.....................................................      $108,609
                                                                  ========

     - The Partnerships are not tax-paying entities and accordingly, standardized measure of discounted future net cash flows does not include future income taxes. Had income taxes been considered, standardized measure of discounted future net cash flows for the year ended December 31, 1997 would have been $85,175,294.

     - The Company's general partner and limited partner share of pre-tax standardized measure of discounted future net cash flows for the year ended December 31, 1997 was approximately $18,448,873.

     The pre-tax standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

          1. Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on year-end economic conditions.

          2. The estimated future gross revenues of proved reserves are priced on the basis of year-end prices, except in those instances where fixed and determinable gas price escalations are covered by contracts limited to the price the Partnerships reasonably expect to receive.

          3. The future gross revenue streams are reduced by estimated future costs to develop and to produce the proved reserves, as well as certain abandonment costs based on year-end cost estimates and the estimated effect of future income taxes.

     The estimates of cash flows and reserves quantities shown above are based on year-end oil and gas prices. The standardized measure of discounted future net cash flows is not intended to present the fair market value of the Partnerships' oil and gas property reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, and allowance for return on investment, and the risks inherent in reserve estimates.

     The following are the principal sources of change in the pre-tax standardized measure of discounted future net cash flows:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
                                                               (IN THOUSANDS)
Pre-tax standardized measure at beginning of period.........      $ 252,603
Changes resulting from:
  Net change in prices and revisions of previous
     estimates..............................................       (126,619)
  Sales of production.......................................        (28,454)
  Sales of minerals in place................................        (14,181)
  Accretion of discount.....................................         25,260
                                                                  ---------
Pre-tax standardized measure at end of period...............      $ 108,609
                                                                  =========

                                                                                      Petroleum
                                                                                     Engineering
                                                                 CIBC Oppenheimer       Firms
                                                                       Fair              Fair          Fair
                                                                   Market Value      Market Value     Market          Purchase
                    Partnerships                                   Estimate ($)      Estimate ($)   Value ($)(1)    Price ($)(2)
---------------------------------------------------------------- ----------------  --------------  ------------   ---------------
Swift Energy Income Partners 1986-D, Ltd.                              1,369,233        1,567,013     1,567,013        1,684,539
Swift Energy Income Partners 1987-A, Ltd.                              1,633,293        1,891,557     1,891,557        2,033,424
Swift Energy Income Partners 1987-B, Ltd.                              2,300,789        2,487,048     2,487,048        2,673,577
Swift Energy Income Partners 1987-C, Ltd.                              1,509,772        1,648,082     1,648,082        1,771,688
Swift Energy Income Partners 1987-D, Ltd.                              1,133,246        1,139,378     1,139,378        1,224,831
Swift Energy Income Partners 1988-A, Ltd.                                973,233          991,898       991,898        1,066,290
Swift Energy Income Partners 1988-B, Ltd.                                647,934          654,752       654,752          703,858
Swift Energy Income Partners 1988-C, Ltd.                                715,596          715,415       715,596          769,266
Swift Energy Income Partners 1988-D, Ltd.                                912,565          964,529       964,529        1,036,869
Swift Energy Income Partners 1989-A, Ltd.                              1,926,262        1,924,455     1,926,262        2,070,732
Swift Energy Income Partners 1989-B, Ltd.                              3,028,036        3,083,309     3,083,309        3,314,557
Swift Energy Income Partners 1989-C, Ltd.                                700,816          707,621       707,621          760,693
Swift Energy Income Partners 1989-D, Ltd.                              1,011,026        1,077,886     1,077,886        1,158,727
Swift Energy Income Partners 1990-A, Ltd.                              1,770,035        1,930,359     1,930,359        2,075,136
Swift Energy Income Partners 1990-B, Ltd.                              1,124,167        1,232,438     1,232,438        1,324,871

Swift Energy Income Partners 1988-1, Ltd.                                146,639          145,331       146,639          157,637
Swift Energy Income Partners 1988-2, Ltd.                                321,722          344,363       344,363          370,190
Swift Energy Income Partners 1988-3, Ltd.                                473,711          503,103       503,103          540,836
Swift Energy Income Partners 1989-1, Ltd.                                604,515          610,895       610,895          656,712
Swift Energy Income Partners 1989-2, Ltd.                              1,338,435        1,366,070     1,366,070        1,468,525
Swift Energy Income Partners 1989-3, Ltd.                                377,256          388,917       388,917          418,086
Swift Energy Income Partners 1989-4, Ltd.                                367,510          391,776       391,776          421,159
Swift Energy Income Partners 1990-1, Ltd.                                456,496          497,826       497,826          535,163
Swift Energy Income Partners 1990-2, Ltd.                                326,379          357,814       357,814          384,650

Swift Energy Managed Pension Assets Partnership 1988-A, Ltd.             347,204          342,030       347,204          373,244
Swift Energy Managed Pension Assets Partnership 1988-B, Ltd.             436,930          428,888       436,930          469,700
Swift Energy Managed Pension Assets Partnership 1988-C, Ltd.             290,891          297,515       297,515          319,829
Swift Energy Managed Pension Assets Partnership 1989-A, Ltd.             758,786          763,835       763,835          821,123
Swift Energy Managed Pension Assets Partnership 1989-B, Ltd.           1,382,913        1,419,895     1,419,895        1,526,387
Swift Energy Managed Pension Assets Partnership 1989-C, Ltd.             420,342          428,967       428,967          461,140
Swift Energy Managed Pension Assets Partnership 1989-D, Ltd.             558,871          596,024       596,024          640,726
Swift Energy Managed Pension Assets Partnership 1990-A, Ltd.           1,260,871        1,375,076     1,375,076        1,478,207
Swift Energy Managed Pension Assets Partnership 1990-B, Ltd.             965,293        1,058,264     1,058,264        1,137,634

Swift Energy Managed Pension Assets Partnership 1988-1, Ltd.             137,862          137,089       137,862          148,202
Swift Energy Managed Pension Assets Partnership 1988-2, Ltd.             387,188          413,823       413,823          444,860
Swift Energy Managed Pension Assets Partnership 1989-1, Ltd.           1,149,841        1,180,670     1,180,670        1,269,220
Swift Energy Managed Pension Assets Partnership 1989-2, Ltd.             265,714          276,138       276,138          296,848

Swift Energy Operating Partners 1991-C, Ltd.                           1,508,176        1,617,489     1,617,489        1,738,801
Swift Energy Operating Partners 1992-A, Ltd.                             908,932          961,599       961,599        1,033,719
Swift Energy Operating Partners 1992-B, Ltd.                           2,118,171        2,257,441     2,257,441        2,426,749
Swift Energy Operating Partners 1992-C, Ltd.                           3,025,691        3,097,269     3,097,269        3,329,564
Swift Energy Operating Partners 1992-D, Ltd.                             993,575        1,025,173     1,025,173        1,102,061
Swift Energy Operating Partners 1993-A, Ltd.                           1,470,188        1,456,092     1,470,188        1,580,452
Swift Energy Operating Partners 1993-B, Ltd.                           2,049,580        1,905,857     2,049,580        2,203,299
Swift Energy Operating Partners 1993-C, Ltd.                           1,447,987        1,389,251     1,447,987        1,556,586
Swift Energy Operating Partners 1993-D, Ltd.                           1,467,493        1,421,415     1,467,493        1,577,555
Swift Energy Operating Partners 1994-A, Ltd.                           1,725,946        1,541,759     1,725,946        1,855,392
Swift Energy Operating Partners 1994-B, Ltd.                           2,287,464        2,040,891     2,287,464        2,459,024
Swift Energy Operating Partners 1994-C, Ltd.                           2,246,106        2,103,263     2,246,106        2,414,564
Swift Energy Operating Partners 1994-D, Ltd.                           2,158,881        2,080,309     2,158,881        2,320,797

Swift Energy Pension Partners 1991-C, Ltd.                             1,240,975        1,330,920     1,330,920        1,430,739
Swift Energy Pension Partners 1992-A, Ltd.                               817,439          864,804       864,804          929,664
Swift Energy Pension Partners 1992-B, Ltd.                             1,242,278        1,323,959     1,323,959        1,423,256
Swift Energy Pension Partners 1992-C, Ltd.                             1,650,715        1,689,383     1,689,383        1,816,087
Swift Energy Pension Partners 1992-D, Ltd.                             1,239,909        1,279,339     1,279,339        1,375,289
Swift Energy Pension Partners 1993-A, Ltd.                             1,309,553        1,296,994     1,309,553        1,407,769
Swift Energy Pension Partners 1993-B, Ltd.                             1,327,783        1,234,678     1,327,783        1,427,367
Swift Energy Pension Partners 1993-C, Ltd.                             1,024,096          982,556     1,024,096        1,100,903
Swift Energy Pension Partners 1993-D, Ltd.                               908,440          880,083       908,440          976,573
Swift Energy Pension Partners 1994-A, Ltd.                             1,021,927          912,886     1,021,927        1,098,572
Swift Energy Pension Partners 1994-B, Ltd.                             1,450,877        1,294,482     1,450,877        1,559,693
Swift Energy Pension Partners 1994-C, Ltd.                             1,219,922        1,142,352     1,219,922        1,311,416
Swift Energy Pension Partners 1994-D, Ltd.                             1,370,541        1,320,652     1,370,541        1,473,332

                                                                     -----------      -----------   -----------      -----------
                                                                     $72,764,025      $73,790,943   $75,291,493      $80,938,359
                                                                     ===========      ===========   ===========      ===========

(1) Higher of the two Fair Market Value estimates.

(2) Includes 7.5% premium.

IF YOU WISH TO SUBSCRIBE FOR ANY SHARES OF COMMON STOCK OF THE COMPANY, THIS SUBSCRIPTION AGREEMENT MUST BE RETURNED. IF THIS SUBSCRIPTION AGREEMENT IS NOT RETURNED, YOU WILL RECEIVE THE FULL AMOUNT OF YOUR DISTRIBUTION IN CASH.

                             SUBSCRIPTION AGREEMENT

TO:      SWIFT ENERGY COMPANY
         16825 NORTHCHASE DRIVE, SUITE 400
         HOUSTON, TEXAS 77060

ANY TERMS USED BUT NOT DEFINED HEREIN, HAVE THE SAME MEANINGS AS ASSIGNED THEM IN THE PROSPECTUS ACCOMPANYING THIS SUBSCRIPTION AGREEMENT.

         The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase the following number of shares (minimum round lot of 100 required) of Common Stock, par value $.01 per share, (the "Common Stock") of Swift Energy Company, a Texas corporation (the "Company") and for the following consideration:

CHECK ONLY ONE OF THE FOLLOWING:  (Be sure to complete any applicable blanks)

[ ] Apply all of my cash distribution towards the purchase of as many shares of Common Stock, rounded down to the next whole share, as such amount will purchase. In the event such amount is less than the amount required to purchase the required minimum of 100 shares of Common Stock, I hereby agree to submit the additional amount within thirty
         (30) days from the date of the Company's request.

[ ] Apply all of my cash distribution towards the purchase of ________ [indicate number] shares of Common Stock. In the event my cash distribution is less than the amount required to purchase such number of shares, I hereby agree to submit the additional amount within thirty
         (30) days from the date of the Company's request. In the event my cash distribution is more than the amount required to purchase such number of shares, I understand that the Company will remit such portion of my cash distribution to me or for my account, as applicable.

[ ] Apply all of my cash distribution plus an additional amount of $________ towards the purchase of as many shares of Common Stock as such amount will purchase.

[ ] Apply $________ or ________% of my cash distribution towards the purchase of as many shares of Common Stock as such amount will purchase, and remit the remainder of my cash distribution to me or for my account, as applicable.

                                 SUBSCRIBER(S)
                                 (If stock to be held jointly, all joint tenants
                                     must sign)

Date:
     ----------------            -----------------------------------------------
                                         (Signature)


                                 Social Security or Tax Identification No.:

                                 -----------------------------------------------

Date:
     -----------------                -----------------------------------------
                                         (Signature)

                                      Social Security or Tax Identification No.:

Please register the Certificate(s)    -----------------------------------------
   in the following Name:
                                      Print Name(s):
                                                    ---------------------------

----------------------------------    -----------------------------------------
                                         (Print Clearly)

Please deliver the Certificate(s)
   to the following address:

----------------------------------

----------------------------------

----------------------------------
         (Print Clearly)

         NO DEALER, SALESPERSON, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE
AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                -----------------



                               SPECIAL MEETINGS
                                 OF INVESTORS
                             OF THE PARTNERSHIPS

                             ====================

                                 OFFERING OF
                       2,500,000 SHARES OF COMMON STOCK
                           OF SWIFT ENERGY COMPANY



[SWIFT ENERGY LOGO]






JOINT PROXY STATEMENT/PROSPECTUS

DATED ________, 1998

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD.
                               (THE "PARTNERSHIP")


                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS
                             DATED JUNE _____, 1998
                  OF THE PARTNERSHIPS AND SWIFT ENERGY COMPANY



         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.

         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships") formed between 1986 and 1994 to invest in producing oil and gas properties, including the Partnership. Swift is asking Investors in the Partnership (and the other 62 Partnerships) to approve a Proposal to ultimately sell substantially all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $373,244, which is a price based upon the higher of two fair market value estimates of those assets determined by three independent Appraisers, plus a 7.5% premium above fair market value estimates.

         If the Proposal is approved by Investors in the Partnership and its Companion Partnership, after the ultimate sale of substantially all of its properties the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which the Investors in the Partnership will be entitled to receive as net cash distributions in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, they can elect, in their sole individual discretion, to receive shares of Common Stock of the Company instead of some or all of the cash which they are entitled to receive upon their Partnership's liquidation (without payment of any Broker commissions).

         The effects of the adoption of the Proposals may be different for Investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors.

                                     RISK FACTORS

o There is no guarantee that the fair market value estimates of the Appraisers represent the highest possible prices that might be received for the Partnership's Property Interests in all circumstances. Such prices might be higher (or lower) if these Property Interests were sold on another basis, such as at auction or in a negotiated sale, although such prices likely would be offset by any additional general and administrative costs, production costs or sales costs incurred during the period necessary to close any such sales.

o The fair market value (excluding the 7.5% premium) at which the Managing General Partner will purchase the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although the effect of any higher prices is somewhat limited because the Partnership has already produced a substantial majority of its oil and gas reserves.

o In order to effectuate the sale of its Property Interests, the Proposal must not only be approved by the Partnership, but a similar Proposal must be approved by the Partnership's companion Partnership. This requirement exists because of the significant lowering of the value of either (i) a working interest burdened by a large non-operating interest controlled by a different party, or (ii) a non-operating interest in properties the operations of which are controlled by a third party. Therefore, despite the desire of Investors in the Partnership to sell their Property Interests, this may not be accomplishable without a similar approval of the Proposal by the Investors in the companion Partnership. If either Partnership did not approve its Proposal, then the Managing General Partner will reassess the value of the Property Interests of each Partnership and attempt to formulate a new proposal for the Investors in each Partnership.

o It is likely that if the Proposal is approved by Investors and the Partnership's Property Interests are ultimately sold to the Managing General Partner, the Managing General Partner will further develop the Property Interests by spending required capital on recovery of behind-pipe reserves or developing undeveloped reserves. As such, Investors would not directly share in any possible improvement of cash flow from such Property Interests upon consummation of the Proposal. However, the Managing General Partner is hereby providing an opportunity for Investors to purchase Common Stock of the Company on a direct basis so that they might share indirectly in any such improvement.

o Investors that are Tax Exempt Plans that have directly or indirectly acquired their Partnership interests through debt financing, as defined in the Internal Revenue Code of 1986, as amended, may be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership. See "Federal Income Tax Consequences of Adoption of the Proposal--Tax Treatment of Tax Exempt Plans--Debt-Financed Property."

o Investors that are subject to federal income tax are expected to recognize and realize taxable gain or loss, or a combination of both gain and loss, on the sale of Partnership property and the subsequent liquidation of the Partnership. The character of the gain or loss depends on certain factors specific to the Partnership and to the Investors. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposal."

o As currently proposed, Investors that subscribe for Company stock pursuant to this offering may not actually receive some or all of the cash liquidating distribution of their partnership interest to which they otherwise would be entitled. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for the shares they elect to and are entitled to receive pursuant to the terms of this offering. For federal income tax purposes, Investors subscribing for shares of Company stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire shares rather than receive cash in liquidation of their partnership interests will not affect the federal income tax consequences attending the liquidation of their partnership interests. Because the purchase of shares of Company stock will reduce the cash received by the Investor on the Partnership liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than distribution from the Partnership.

See "Summary--Risks" in the Joint Proxy Statement/Prospectus.

                             CONFLICTS OF INTEREST

         A number of conflicts of interest are inherent in the relationships among the Partnership, the Company and its directors and officers. Certain of these conflicts of interest (to the extent not otherwise highlighted above) are summarized below:

o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of such transaction.

o        Benefits accruing to the Company, including the following:

         o Share in the benefits available to Investors through liquidating its partnership interests and receiving the current value of those interests as a result of such sales.

         o Because of the purchase by the Company of the Partnerships' Property Interests rather than a third party, the Company will continue to serve as operator of many of the properties in which the Partnerships own interests and will continue to receive operating fees.

         o If Investors of all of the Partnerships approve the Proposals, the Company anticipates that its total proved reserves on an equivalent basis would increase by approximately 26% and would increase the Company's cash flow and total assets by approximately 25% and 19%, respectively.

         The Proposal to ultimately sell substantially all of the Partnership's Property Interests to the Managing General Partner is discussed in detail under "The Proposal" and "Special Factors" herein. The Proposal presents a potential conflict of interest between the Managing General Partner acting in its capacity as managing general partner of the Partnership and its actions in its corporate capacity as the proposed purchaser of the Partnership's Property Interests. The Special Transactions Committee of the Board of Directors of Swift Energy Company (the "Special Transactions Committee"), which consists solely of four of the five outside independent directors of Swift Energy Company, approved the selection of the three independent third party appraisers (the "Appraisers") chosen to estimate the fair market value of the Partnership's Property Interests. The Special Transactions Committee determined that this conflict of interest is best addressed by asking three different Appraisers, consisting of two independent petroleum engineering firms and one investment banking firm, to estimate the fair market value of the Partnership's Property Interests, rather than proposing that the Managing General Partner set such fair market value itself and ask for an opinion on the fairness thereof from an independent third party.

         The Special Transactions Committee determined that having three independent appraisers collectively determine the fair market value for a cash purchase of the Partnership's Property Interests would protect Investors by mitigating the potential conflict of interest in the sale of such Property Interests to the Managing General Partner. The Appraisers were selected based upon the Special Transactions Committee's assessment of their professional reputations and qualifications, capabilities, experience and responsiveness. The Special Transactions Committee believes that using three appraisers working collectively provides the distinct professional expertise of each firm, and gives the Partnership the benefit of the independent analytic methods of the different disciplines of petroleum engineering and investment banking, resulting in a determination of fair market value which is both independent and comprehensive.

See "Summary--Conflicts of Interest" in the Joint Proxy Statement/Prospectus.

                                  THE PROPOSAL

REASONS FOR THE PROPOSAL

         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its Partners for the reasons discussed below.

         Current Liquidating Distribution Lowers Volatility Risk. The Partnership has been in existence for almost ten years. As discussed above, the Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum currently, rather than smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices relative to such prices in the mid-1990's makes this an appropriate time to consider the sale of the Partnership's Property Interests, and increase the likelihood of maximizing the value of the Partnership's assets, although future prices and market volatility cannot be predicted with any accuracy.

         Decreasing Cash Flow While Expenses Continue. As of December 31, 1997, approximately 83% of the Partnership's ultimate recoverable reserves had been produced, and the Investors' share of the Partnership's interest in reserves is estimated to be less than 467,575 Mcfe. As a result of the depletion of the Partnership's oil and gas reserves, the Managing General Partner believes the Partnership's asset base and future net revenues no longer justify the continuation of operations. The Partnership's underlying interests in oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will occur while operating costs and general and administrative expenses continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses such as compliance with the securities laws, producing reports to partners and filing partnership tax returns do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.

         Effect of Gas Prices on Value. The Managing General Partner believes that the key factor affecting the Partnership's long-term performance has been the decrease in oil and particularly gas prices that occurred subsequent to the purchase of the Partnership's Property Interests. Additionally, prices are expected to continue to vary widely over the remaining life of the Partnership, and such changes in gas prices will affect future estimates of revenues from continued operations of the Partnership. Based on 1997 year-end reserve calculations, the Partnership had only about 17% of its ultimate recoverable reserves remaining for future production. Because of this small amount of remaining reserves, even if oil and gas prices were to increase in the future, such increases would be unlikely to have a material positive impact on the total return on investment to Investors in view of the expenses of the Partnership as described above.

         Behind-Pipe Reserves. It is estimated that approximately 33% of the remaining reserves attributable to properties in which the Partnership has an interest are behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves always require completion of a well in a different producing zone which does not take place until production is depleted from the currently producing zones. Recovery in amounts great enough to significantly impact the results of the Partnership's operations and the ultimate cash distributions can only occur with the investment of new capital. As provided in the Partnership Agreement, the Partnership expended all of the Investors' net commitments for the acquisition of Property Interests many years ago, and it no longer has capital to invest. No additional development activities are contemplated by the Partnership's companion Operating Partnership on the properties in which the Partnership has an interest.

         Limited Partners' Tax Reporting. Each Investor will continue to have a partnership income tax reporting obligation with respect to his Units as long as the Partnership continues to exist. There is no trading market for the Units, so Investors generally are unable to dispose of their Units. See "Business of the Partnership--No Trading Market." Following the approval of the Proposal and the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss, or a combination of both, under federal income tax laws. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. The dissolution of the Partnership will also allow Investors to take a capital loss deduction for syndication costs incurred in connection with formation of the Partnership. See "Federal Income Tax Consequences."

See "Summary--Background and Reasons for the Proposals; Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.

FAIRNESS OF PROPOSED SALE

         The Managing General Partner believes that this proposed method of sale of the Partnership's Property Interests is fair to Investors for a variety of reasons including, without giving weight to the order, the following:

         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests based on the estimations of such value by third party independent Appraisers. Instead of the Managing General Partner attempting to set the Fair Market Value of the Property Interests, the price proposed to be paid by the Managing General Partner for the Partnership's Property Interests (not including the 7.5% premium above Fair Market Value) was based on the valuation estimates of three qualified independent Appraisers, two of which are petroleum engineering firms and one of which is an investment banking firm. Using three different firms from two different disciplines has been designed to provide a comprehensive analysis of valuation factors. The factors and methods used by the Appraisers in determining fair market value are discussed in detail under "Independent Appraisal of the Fair Market Value of Partnership Property Interests."

         2. No transaction will take place unless the Proposal is approved by Investors holding a majority of the interests in the Partnership, without the Managing General Partner voting any limited partnership interests in the Partnership which it owns, and a similar Proposal is approved by the Partnership's companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.

         4. If the Proposal is approved by Investors, it is likely that the Managing General Partner will expend the capital necessary to bring various nonproducing reserves into production on the Property Interests purchased by the Managing General Partner. If all of the Property Interests which are the subject of the Proposal are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. In order to allow Investors to benefit from any increase in value of the Property Interests realized from the Managing General Partner's investment of capital in such properties, the Company is hereby offering to Eligible Purchasers the opportunity to purchase on a collective basis up to 2,500,000 shares of Common Stock. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer to Eligible Purchaser" below.

See "Summary--Fairness of Proposed Sale" in the Joint Proxy
Statement/Prospectus.

COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $342,030. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $347,204. The Special Transactions Committee chose the higher of these two determinations as the Fair Market Value for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($26,040) above the fair market value to purchase the Partnership's Property Interests, resulting in a purchase price of $373,244. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of $80.94 million. The valuation estimates of the Appraisers are attached to this Supplement and incorporated herein by reference. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $484,519. The valuations of the Appraisers do not in any manner address the underlying business decision to sell these Property Interests. Moreover, the valuation estimates of the Appraisers are necessarily based upon the market, economic and other conditions as they existed on the dates specified below or could be evaluated as of the date of preparation of the valuations.

         The Petroleum Engineering Consultants arrived at a fair market valuation estimate, which is discussed in detail under "--Valuation by Petroleum Engineering Consultants" below and is based upon appraisal of the projected discounted cash flow from the various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate for each Partnership based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies which are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.

         Thus, as described above, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell substantially all of their assets and liquidate their Partnerships. The Partnership owns Property Interests in four of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $342,030 as of December 31, 1997.

         CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy, which Gruy report dated February 10, 1998 is attached to this Supplement to the Joint Proxy Statement/Prospectus. CIBC Oppenheimer then divided the property groups ("Property") into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. CIBC Oppenheimer then valued each property group by applying the multiples discussed under "Regarding the Proposals to Sell the Partnerships' Oil and Gas Assets--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships--Valuation of CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $347,204 on December 31, 1997.

         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $347,204, represents the Fair Market Value of the Partnership's Property Interests. In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties. Because these benefits are particular to the Company, the Company believes that it is fair to pay a premium of 7.5% over the Fair Market Value of the Property Interests to purchase those interests.

         See "Summary--Determination of Fair Market Value of Partnerships' Property Interests" in the Joint Proxy Statement/Prospectus.

ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT

         Set forth in the table below are estimated net proceeds that the Partnership may realize from sales of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership, and estimated interim net cash distributions from January 1, 1998 until June 30, 1998, resulting in an estimate of the amount of net cash distributions available for Investors as a result of such sales.

                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION




Appraisers' Fair Market Value of Partnership Property Interests(1)              $ 347,204
         (Gross Sales Proceeds)

Purchase Premium (7.5% of Fair Market Value)(2)                                 $  26,040

Estimated Selling and Dissolution Expenses(3)                                   $ (10,416)
         (3% of the Fair Market Value)

Net Assets(4)                                                                   $  81,595

Estimated Interim Cash Distributions(5)                                         $ (56,283)
                                                                                ---------
Estimated Net Distributions to Partners(6)                                      $ 388,140
                                                                                =========




Amount Distributable
to Investors(6)                                                       $350,181

Amount Distributable
to General Partners(6)(7)                                             $ 37,959
                                                                      --------

                                                                      $388,140
                                                                      ========



ESTIMATED NET CASH DISTRIBUTIONS TO INVESTORS PER $100 UNIT                       $  7.34
                                                                                  =======
MINIMUM NUMBER OF UNITS NECESSARY TO PURCHASE 100 SHARES
OF SWIFT ENERGY COMMON STOCK WITH CASH DISTRIBUTIONS(8)                               246
                                                                                  =======


--------------------------------

(1)    Represents the higher of two values estimated by the Appraisers.

(2)    As determined by the Board of Directors of Swift.

(3) Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4) Includes cash and net receivables of the Partnership as of December 31, 1997.

(5) Estimated cash distributions paid to the Partners from January 1, 1998 to June 30, 1998.

(6) Gross Sales Proceeds amount is allocated 90% to the Investors and 10% to the General Partners pursuant to the Partnership's Limited Partnership
       Agreement.

(7)    Includes amount distributable to Special General Partner and Managing
       General Partner.

(8)    Under the terms of the offer of Swift Common Stock to Eligible
       Purchasers, if the Investors in the Partnership approve the Proposal and its Companion Partnership approves a similar Proposal, then the minimum number

                                        9
         of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares. Based upon estimated net cash distribution of $7.34 per $100 Unit, the number of Units shown above is the minimum number of Units which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800.

ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS

         If, on the other hand, the Partnership were to retain its Property Interests and continue to benefit from production of its oil and gas assets until they have reached their economic limit, the table below estimates the return to Investors, discounted to present value, based upon the year end pricing without escalation and discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs which might be incurred by the Partnership's companion Partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.

                          ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS



                                                                                PROJECTED
                                                                                CASH FLOWS
                                                                                -----------
Estimated Future Net Revenues from Continued Operations Until                   $    811,554
Depletion(1)

Estimated Interim Net Cash Distributions(2)                                     $    (50,100)

Estimated Partnership Direct and Administrative Expenses(3)                     $   (121,733)

Net Assets(4)                                                                   $     73,736
                                                                                ------------
Net Cash Distributions to Investors(5)                                          $    713,457
                                                                                ============

NET CASH DISTRIBUTIONS PER $100 UNIT                                            $      14.96

PRESENT VALUE OF NET CASH DISTRIBUTIONS PER $100 UNIT(5)(6)                     $       8.25

------------------------------

(1) Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "The Proposal--Reasons for the Proposal." The actual prices that will be received and the associated costs may be more or less than those projected. See "The Proposal--Partnership Financial Condition and Performance."

(2) Estimated net cash distributions paid to Investors from January 1, 1998 to June 30, 1998 in order to present this information on a comparative basis as of June 30, 1998.

(3) Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4) Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5) Based upon the Partnership's reserves until they have reached their economic limit.

(6)      Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to Investors and the General Partners in accordance with the Partnership Agreement. The amounts finally distributed will depend on the actual sales prices received for the Partnership assets, results of operations until such sales and other contingencies and circumstances.

COMPARISON OF SALE VERSUS CONTINUING OPERATIONS

         The Managing General Partner believes that the Proposal to sell the Partnership's Property Interests and liquidate is fair to Investors for the reasons discussed in detail under "Special Factors--Fairness of Proposed Sale."

         Based on the above tables, it is estimated that an Investor could expect to receive $7.34 per $100 Unit upon immediate sale of the Partnership's Property Interests. In comparison, it is estimated that an Investor could expect to receive $8.25 per $100 Unit, discounted to present value at 10% per annum ($14.96 per $100 Unit on an undiscounted basis) if the Partnership continued operations.

         Although the estimates contained under "The Proposal--Estimates of Liquidating Net Cash Distribution Amount" above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 12% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership at this time, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum currently. The estimates of net cash distributions from continued operations are based upon current prices. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subjects Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of price volatility and to possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.

         Because there is no active trading market for Units in the Partnership, the only other comparable value for Units is the 1997 "Unit Value," which is the amount calculated under the terms of the original Partnership Agreement at which the Managing General Partner can offer to repurchase Units from Investors. As of January 1, 1997, this "Unit Value" was $10.66 per $100 Unit. In 1997, the Investors received net cash distributions of $1.50 per $100 Unit, and are estimated to receive another $1.05 per $100 Unit before June 30, 1998, which converts to a comparable value of $8.11 per $100 Unit. Under the terms set out in the Partnership Agreement, each year the Managing General Partner is required to furnish to Investors the Unit Value, and Investors have the right to present their Units for purchase by the Managing General Partner for the Unit Value. The Unit Value amount is determined on an entirely different basis than the determination of fair market value. Furthermore, the Unit Value was calculated over one year ago with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of Unit Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. Unit Value is derived by adding the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis to cash and accounts receivable less outstanding debts and obligations of the Partnership, and then further discounting that result by 30%.

TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP

         The Managing General Partner receives operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. If the Property Interests are sold to the Managing General Partner, there should be no change in its status as operator for a number of the wells in which the Partnership has a Property Interest. The Managing General Partner believes that it will be positively affected, on the other hand, by liquidation of the Partnership, both on the basis of its ownership interest in the Partnership and for other reasons set out under "The Proposal--Impact on the Managing General Partner."

         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of interests in the Partnership, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or to Investor Units it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:

         o The Managing General Partner has received management fees of $119,259, internal acquisition costs reimbursements of $155,605 and formation costs reimbursements of $95,407 from the Partnership from inception through December 31, 1997, none of which has been received during the three years ended December 31, 1997.

         o The Managing General Partner receives per-well monthly operating fees on certain producing wells in which the Partnership owns Property Interests and for which the Managing General Partner serves as operator in accordance with the joint operating agreements for each of such wells. The fees that are set in the joint operating agreements are negotiated with the other working interest owners of the properties.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $312,053 in the general and administrative overhead allowance from the Partnership, of which $42,904 has been reimbursed during the three years ended December 31, 1997.

         o The Managing General Partner has been reimbursed $25,064 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $5,745 has been reimbursed during the three years ended December 31, 1997.


                           BUSINESS OF THE PARTNERSHIP

         The Partnership is a Texas limited partnership formed June 2, 1988. Units in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. In addition to the following information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997.

         The following tabulation presents information on those fields in which the Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum (See "Glossary of Terms"). The information below includes the location of each field, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value ($484,519) on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining fields in which the Partnership owns a Property Interest, four of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other six fields average less than 5% of the Partnership's PV-10 Value at the same date.




                                                                                                         NORTH            10
                                         ULRICH               GRAPELAND             REYDON               TUTTLE         OTHER
                                          FIELD                 FIELD                FIELD               FIELD          FIELDS
                                     ---------------------------------------------------------------------------------------------
                                         Harris                Houston               Roger              Canadian         AR(1)
County and State                         County,               County,               Mills              County,          LA(1)
                                          Texas                 Texas               County,                OK            MS(1)
                                                                                      OK                                 OK(5)
                                                                                                                         TX(2)
Number of Wells                             5                     6                    1                   3             185
Operator(s)                              Marquee              Fair Oil              Apache               Apache       Swift and
                                         Corp.;                                                                       11 others
                                        Columbus
                                         Energy

% of 12/31/97 PV-10 Value                  21%                   21%                  19%                 11%            28%
% of 1997 Production (Volumes)             20%                   21%                  20%                  7%            32%


RESERVES

         For information about the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, see the report dated February 10, 1998 attached hereto, which was audited by H.J. Gruy and Associates, Inc., independent petroleum consultants, and which contains both estimates for the Partnership as a whole and those solely attributable to the interest in the Partnership of Investors. This report has not been updated to include the effect of production since year-end 1997.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates and timing of production, future costs and future development plans. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those in the attached report. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserves estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the Partnership's interest in oil and natural gas reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used pricing based upon year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves set forth in the attached report has occurred between December 31, 1997 and the date of this Supplement.

         Future prices received for the sale of production from properties in which the Partnership has an interest may be higher or lower than the prices used in the Partnership's estimates of oil and gas reserves; the operating costs relating to such production may also increase or decrease from existing levels.

NO TRADING MARKET

         There is no trading market for the Units, and none is expected to develop, as described above under "Comparison of Sale Versus Continuing Operations." Under the Partnership Agreement, Investors have the right to present their Units to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 426 Investors invested in the Partnership. Through December 31, 1997, the Managing General Partner has purchased 2,523 Units from Investors pursuant to the right of presentment. As of June ___, 1998, there were 411 Investors (excluding the Managing General Partner). The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment but merely an option to do so when such interests are presented for repurchase.

PRINCIPAL HOLDERS OF INVESTOR UNITS

         The Managing General Partner holds 5.26% of all outstanding Units of the Partnership resulting from the purchase of Units from Investors under their right of presentment. To the knowledge of the Managing General Partner, there is no other holder of Units that holds more than 5% of the Units.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.


                 PARTNERSHIP FINANCIAL PERFORMANCE AND CONDITION

         The Partnership owns non-operating Property Interests in producing oil and gas properties within the continental United States in which the Operating Partnership managed by the Managing General Partner owns the working interests. By the end of February 1989, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997 approximately 91% of the Partnership's revenue was attributable to natural gas production. The Operating Partnership has, from time to time, performed workovers and recompletions of wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner to perform these operations, which amounts have been subsequently repaid.

         Investors have made contributions of $4,770,363, in the aggregate to the Partnership, the net proceeds of which has all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $38,125. Additionally, pursuant to the presentment right set forth in the Partnership Agreement, it has purchased 2,523 Units from Investors. From inception through January 31, 1998, the Partnership has made net cash distributions to its Investors totaling $2,728,500. For details of the amounts of cash distributions made to Investors, see "Item 6. Selected Financial Data" in the attached Form 10-K Report for the year ended December 31, 1997. Through January 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $255,406 with respect to its general partner interest, and $16,188 related to its limited partner interests. On a per Unit basis, Investors had received, as of January 31, 1998, $57.20 per $100 Unit, or approximately 57.20% of their initial capital contributions.

         The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. When the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government, and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $15.37 per barrel of oil and $1.80 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired during the fourth quarter of 1988 and the first quarter of 1989 and were comprised principally of natural gas reserves. At that time current prices were predicted to escalate according to certain parameters from then current levels to approximately $29.37 per barrel of oil and $3.43 per Mcf of natural gas during 1997. The predicted price increases did not occur and prices fell precipitously from 1990 to 1991. The bulk of the Partnership's reserves were produced from 1989 to 1993, during which time the oil prices received by the Partnership for its production in fact averaged $18.79 per barrel but the prices for the Partnership's principal asset, natural gas, averaged approximately $1.67 per Mcf. A comparison of gas prices as described in this paragraph appears in the graph presented below.

         The following graphs illustrate the effect on Partnership performance of the variance between gas prices projected at the time of acquisition of the Partnership's Property Interests and actual gas prices received for production (as illustrated in the second graph) during the Partnership's existence. Information is presented as to gas prices only due to the fact that a substantial majority of the Partnership's production to date has been natural gas.

                     [GRAPH: 1 page of gas properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise. At present, because of the small remaining amount of reserves, further price increases would not have a significant impact on the Partnership's performance.


                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following briefly describes certain federal income tax consequences to the Investors arising from the Partnership's proposed sale of its Property Interests, including its net profits interest and liquidation pursuant to the Proposal. Statements of legal conclusions herein regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), private letter rulings dated October 6, 1987 and August 22, 1991 and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.

         A MORE COMPLETE SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSAL." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to Tax Exempt Plans that are Investors who are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Investor that is a corporation, trust, estate, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

TAX TREATMENT OF TAX EXEMPT PLANS

         SALE OF PROPERTY INTEREST AND LIQUIDATION OF PARTNERSHIP

         Tax Exempt Plans are subject to tax on their unrelated business taxable income ("UBTI"). Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Notwithstanding these exclusions, royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The Internal Revenue Service has previously ruled that the Partnership's net profits interest, as structured under the net profits agreement, is a royalty, as are any overriding royalties the Partnership may own. To the extent that the Property Interest is not debt-financed property, neither the sale of the Property Interest by the Partnership nor the liquidation of the Partnership is expected to cause Investors that are Tax Exempt Plans either taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the Property Interest for federal income tax purposes.

         DEBT-FINANCED PROPERTY

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property. Generally, acquisition indebtedness is the unpaid amount of (i) indebtedness incurred by a Tax Exempt Plan to acquire an interest in a partnership, (ii) indebtedness incurred in acquiring or improving property, or (iii) indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

         If an Investor that is a Tax Exempt Plan borrowed to acquire its Partnership interest or had borrowed funds either before or after it acquired its Partnership Interest, its pro rata share of Partnership gain on the sale of the Property Interest may be UBTI. If a Tax Exempt Plan has not caused its Partnership Interest to be debt-financed property, and based upon representations of the Managing General, the Property Interest is not expected to be considered debt-financed property.

TAX TREATMENT OF INVESTORS SUBJECT TO FEDERAL INCOME TAX DUE TO DEBT-FINANCING

         All references hereinbelow to Investors refers solely to Investors that either are not Tax Exempt Plans or are Tax Exempt Plans whose Partnership Interest is debt-financed. To the extent that a Tax Exempt Plan's Partnership Interest is only partially debt-financed, the percentage of gain or loss from the sale of the Property Interest and liquidation of the Partnership that will be subject to taxation as UBTI is the percentage of the Tax Exempt Plan's share of Partnership income, gain, loss and deduction adjusted by the following calculation. Section 514(a)(1) includes, with respect to each debt-financed property, as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as (i) the average acquisition indebtedness for the taxable year with respect to the property is of (ii) the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year (the "debt/basis percentage"). A similar calculation is used to determine the allowable deductions.

         Tax Exempt Plans with debt-financed Partnership Interests should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the Partnership Property Interest and the liquidation of the Partnership assumes that all of an Investor's income, gain, loss and deduction from the Partnership is subject to federal taxation.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. It is projected that the Partnership will realize taxable loss upon the sale of the Partnership properties.

         LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess. Because each Investor paid a portion of syndication and formation costs upon entering the Partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to Investors will be less than such Investors' bases in their Partnership interests and thus will generate capital losses.

         CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 20%, while ordinarily income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.

         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. An Investor's share of any gain or loss realized upon the sale of the net profits interest is expected to be characterized as portfolio income or loss and may not offset, or be offset by, passive activity gains or losses.

         THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE A SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS OR ITS OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO HIM OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                       SELECTED FINANCIAL INFORMATION AND
                          PROFORMA FINANCIAL STATEMENTS


         For selected financial information and financial statements of the Partnership, see the Form 10-K Annual Report for the year ended December 31, 1997 and the Form 10-Q Quarterly Report for the quarter ended March 31, 1998 attached hereto.


         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by Investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that Investors choose to take all of their distributions from sale of the properties in cash) are contained in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".

                                February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                      SWIFT ENERGY MANAGED PENSION ASSETS 1988-A
                                      97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Managed Pension Assets 1988-A. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10(a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                    -2-                    February 10, 1998

In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                Yours very truly,

                                H.J. GRUY AND ASSOCIATES, INC.




                                /s/ JAMES H. HARTSOCK
                                James H. Hartsock, Ph.D., P.E.
                                Executive Vice President

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST


                                    Estimated                  Estimated
                                   Net Reserves           Future Net Cash Flow
                            ------------------------   --------------------------
                               Oil &                                   Discounted
                            Condensate                                  at 10%
                             (Barrels)     Gas (Mcf)   Nondiscounted    Per Year
                            ----------     ---------   -------------   ----------
Proved Developed               6,779        475,422      $ 893,122     $ 477,924

Proved Undeveloped               -0-          3,433      $   9,942     $   6,594
                               -----        -------      ---------     ---------
Total Proved                   6,779        478,855      $ 903,064     $ 484,518

G&A                                                      $(135,460)    $ (72,723)
                               -----        -------      ---------     ---------
Total                          6,779        478,855      $ 767,604     $ 411,795


                          LIMITED PARTNERSHIP INTEREST


                                    Estimated                  Estimated
                                   Net Reserves           Future Net Cash Flow
                            ------------------------   --------------------------
                               Oil &                                   Discounted
                            Condensate                                   at 10%
                             (Barrels)     Gas (Mcf)   Nondiscounted    Per Year
                            ----------     ---------   -------------   ----------
Proved Developed               6,101        427,878      $ 802,908     $ 429,709

Proved Undeveloped               -0-          3,090      $   8,646     $   5,661
                               -----        -------      ---------     ---------
Total Proved                   6,101        430,968      $ 811,554     $ 435,370

G&A                                                      $(121,733)    $ (65,353)
                               -----        -------      ---------     ---------
Total                          6,101        430,968      $ 689,821     $ 370,017


                                  PENN88-A.TBL

         H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.
--------

(1) Contained in Securities and Exchange Commission Regulation S-X,
    Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                 April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee                FAIR MARKET VALUE ESTIMATE
        Board of Directors                          SWIFT ENERGY MANAGED PENSION
                                                    ASSETS 1988-A, LTD.
                                                    97-003-133

Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Managed Pension Assets 1988-A, Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $342,030.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time is calculated for each estimate to establish reasonableness based upon the risk associated with the reserve category.

Swift Energy Company                  -2-                         April 17, 1998


The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2012. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

Swift Energy Company                   -3-                        April 17, 1998


H.J. Gruy and Associates, Inc. is unrelated to Swift and has no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2. Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

         4. No instructions were given and no limitations were imposed by Swift on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Swift, but merely called upon Swift to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate; we determined what information to use; and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                              Yours very truly,

                                              H.J. GRUY AND ASSOCIATES, INC.



                                              /s/ JAMES H. HARTSOCK
                                              James H. Hartsock, Ph.D., P.E.

                                              Executive Vice President

JHH:akr

Attachment

APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas  77060

                                        RE: FAIR MARKET VALUE OPINION
                                            AS OF DECEMBER 31, 1997
                                            SWIFT ENERGY MANAGED PENSION ASSETS
                                            1988-A, LTD.


ATTENTION:       SPECIAL TRANSACTIONS COMMITTEE
                 SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCO) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCO has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCO'S opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of SWIFT ENERGY MANAGED PENSION ASSETS 1988-A, LTD. is $342,030.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the Society of Petroleum Engineers (SPE) and the World Petroleum Congresses (WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCO were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCO reviewed approximately 65% of SWIFT'S proved "PV 10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCO were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT'S December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCO. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCO, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCO is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

JRBCO'S compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:


/s/ BRIAN E. AUSBURN
---------------------------
BRIAN E. AUSBURN, PRESIDENT

DATE: April 17, 1998
     ----------------------

BEA:mlc

April 20, 1998


Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:        Special Transactions Committee
                  Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Managed Pension Assets 1988-A Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

          (i) Reviewed the historical financial returns to the limited partners of the Partnership;

          (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20,1998
Page 2


          (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

          (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

          (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as future income tax expense or depreciation, depletion and amortization;

          (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

          (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

          (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

          (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


          (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

          (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

          (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

Swift Energy Company
April 20, 1998
Page 4

The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller is under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Managed Pension Assets 1988-A Ltd. interest in the Assets as of the date hereof is $347,204.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC

Swift Energy Company
April 20, 1998
Page 5


Oppenheimer Valuation may be published or otherwise used or referred to, in whole or part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.





Sincerely yours,

/s/ BRIAN MYERS

CIBC Oppenheimer Corp.

                                 FORM OF PROXY

          SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD.

         THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF LIMITED PARTNERS TO BE HELD ON JUNE ____, 1998

         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce
H. Vincent, Terry E. Swift or John R. Alden, as duly authorized officers of Swift Energy Company, acting in its capacity as Managing General Partner of the Partnership, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at a Special Meeting of the Limited Partners (the "Meeting") of SWIFT ENERGY MANAGED PENSION ASSETS PARTNERSHIP 1988-A, LTD. (the "Partnership") to be held on June ___, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership Units standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting:


 The adoption of a proposal              FOR           AGAINST         ABSTAIN
 ("Proposal") for the ultimate           [ ]             [ ]             [ ]
 sale of substantially all of
 the assets of the Partnership to
 the Managing General Partner and
 the dissolution, winding up and
 termination of the Partnership.
 The undersigned hereby directs
 said proxies to vote:

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.

         Receipt of the Partnership's Notice of Special Meeting of Limited Partners and Proxy Statement dated May___, 1998 is acknowledged.


        PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED, POSTAGE-PAID,
                   PRE-ADDRESSED ENVELOPE BY JUNE ___, 1998.



SIGNATURE                                       DATE
         ------------------------------             ---------------------

SIGNATURE                                       DATE
         ------------------------------             ---------------------

SIGNATURE                                       DATE
         ------------------------------             ---------------------

         IF LIMITED PARTNERSHIP UNITS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN.

                    SWIFT ENERGY INCOME PARTNERS 1989-B, LTD.
                               (THE "PARTNERSHIP")



                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS
                             DATED JUNE _____, 1998
                  OF THE PARTNERSHIPS AND SWIFT ENERGY COMPANY



         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.

         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships") formed between 1986 and 1994 to invest in producing oil and gas properties, including the Partnership. Swift is asking approval of a Proposal being submitted to Investors in the Partnership (and the other 62 Partnerships) to sell substantially all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $3,314,557, which is a price based upon the higher of two fair market value estimates of those assets determined by three independent Appraisers, plus a 7.5% premium above fair market value estimates.

         If the Proposal is approved by Investors in the Partnership and its companion Partnership, after the sale of substantially all of its properties the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which the Investors in the Partnership will be entitled to receive as net cash distributions in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, they can elect, in their sole individual discretion, to receive shares of Common Stock of the Company instead of some or all of the cash which they are entitled to receive upon their Partnership's liquidation (without payment of any Broker commissions).

         The effects of the adoption of the Proposals may be different for Investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors.

                                  RISK FACTORS

o There is no guarantee that the fair market value estimates of the Appraisers represent the highest possible prices that might be received for the Partnership's Property Interests in all circumstances. Such prices might be higher (or lower) if these Property Interests were sold on another basis, such as at auction or in a negotiated sale, although such prices likely would be offset by any additional general and administrative costs, production costs or sales costs incurred during the period necessary to close any such sales.

o The fair market value (excluding the 7.5% premium) at which the Managing General Partner will purchase the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although the effect of any higher prices is somewhat limited because the Partnership has already produced a substantial majority of its oil and gas reserves.

o In order to effectuate the sale of its Property Interests, the Proposal must not only be approved by the Partnership, but a similar Proposal must be approved by the Partnership's companion Partnership. This requirement exists because of the significant lowering of the value of either (i) a working interest burdened by a large non-operating interest controlled by a different party, or (ii) a non-operating interest in properties the operations of which are controlled by a third party. Therefore, despite the desire of Investors in the Partnership to sell their Property Interests, this may not be accomplishable without a similar approval of the Proposal by the Investors in the companion Partnership. If either Partnership did not approve its Proposal, then the Managing General Partner will reassess the value of the Property Interests of each Partnership and attempt to formulate a new proposal for the Investors in each Partnership.

o It is likely that if the Proposal is approved by Investors and the Partnership's Property Interests are sold to the Managing General Partner, the Managing General Partner will further develop the Property Interests by spending required capital on recovery of behind-pipe reserves or developing undeveloped reserves. As such, Investors would not directly share in any possible improvement of cash flow from such Property Interests upon consummation of the Proposal. However, the Managing General Partner is hereby providing an opportunity for Investors to purchase Common Stock of the Company on a direct basis so that they might share indirectly in any such improvement.

o Investors are expected to recognize and realize taxable gain or loss, or a combination of both gain and loss, on the sale of Partnership property and the subsequent liquidation of the Partnership. The character of the gain or loss depends on certain factors specific to the Partnership and to the Investors. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposal."

o As currently proposed, Investors that subscribe for Company stock pursuant to this offering may not actually receive some or all of the cash liquidating distribution of their partnership interest to which they otherwise would be entitled. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for the shares they elect to and are entitled to receive pursuant to the terms of this offering. For federal income tax purposes, Investors subscribing for shares of Company stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire shares rather than receive cash in liquidation of their partnership interests will not affect the federal income tax consequences attending the liquidation of their partnership interests. Because the purchase of shares of Company stock will reduce the cash received by the Investor on the Partnership liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than distribution from the Partnership.

See "Summary--Risks" in the Joint Proxy Statement/Prospectus.

                             CONFLICTS OF INTEREST

         A number of conflicts of interest are inherent in the relationships among the Partnership, the Company and its directors and officers. Certain of these conflicts of interest (to the extent not otherwise highlighted above) are summarized below:

o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of such transaction.

o        Benefits accruing to the Company, including the following:

         o Share in the benefits available to Investors through liquidating its partnership interests and receiving the current value of those interests as a result of such sales.

         o Because of the purchase by the Company of the Partnerships' Property Interests rather than a third party, the Company will continue to serve as operator of many of the properties in which the Partnerships own interests and will continue to receive operating fees.

         o If Investors of all of the Partnerships approve the Proposals, the Company anticipates that its total proved reserves on an equivalent basis would increase by approximately 26% and would increase the Company's cash flow and total assets by approximately 25% and 19%, respectively.

         The Proposal to sell substantially all of the Partnership's Property Interests to the Managing General Partner is discussed in detail under "The Proposal" and "Special Factors" herein. The Proposal presents a potential conflict of interest between the Managing General Partner acting in its capacity as managing general partner of the Partnership and its actions in its corporate capacity as the proposed purchaser of the Partnership's Property Interests. The Special Transactions Committee of the Board of Directors of Swift Energy Company (the "Special Transactions Committee"), which consists solely of four of the five outside independent directors of Swift Energy Company, approved the selection of the three independent third party appraisers (the "Appraisers") chosen to estimate the fair market value of the Partnership's Property Interests. The Special Transactions Committee determined that this conflict of interest is best addressed by asking three different Appraisers, consisting of two independent petroleum engineering firms and one investment banking firm, to estimate the fair market value of the Partnership's Property Interests, rather than proposing that the Managing General Partner set such fair market value itself and ask for an opinion on the fairness thereof from an independent third party.

         The Special Transactions Committee determined that having three independent appraisers collectively determine the fair market value for a cash purchase of the Partnership's Property Interests would protect Investors by mitigating the potential conflict of interest in the sale of such Property Interests to the Managing General Partner. The Appraisers were selected based upon the Special Transactions Committee's assessment of their professional reputations and qualifications, capabilities, experience and responsiveness. The Special Transactions Committee believes that using three appraisers working collectively provides the distinct professional expertise of each firm, and gives the Partnership the benefit of the independent analytic methods of the different disciplines of petroleum engineering and investment banking, resulting in a determination of fair market value which is both independent and comprehensive.

See "Summary--Conflicts of Interest" in the Joint Proxy Statement/Prospectus.

                                  THE PROPOSAL

REASONS FOR THE PROPOSAL

         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its Partners for the reasons discussed below.

         Current Liquidating Distribution Lowers Volatility Risk. Although Limited Partners already have received cash distributions from the Partnership in excess of their original capital contributions, future cash distributions are likely to decrease over time. The Partnership has been in existence for almost nine years. As discussed above, the Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum currently, rather than smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases and the inherent risks associated with geological, engineering and operational matters. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices relative to such prices in the mid-1990's makes this an appropriate time to consider the sale of the Partnership's Property Interests, and increase the likelihood of maximizing the value of the Partnership's assets, although future prices and market volatility cannot be predicted with any accuracy.

         Decreasing Cash Flow While Expenses Continue. The Partnership's oil and gas reserves are expected to continue to decline as remaining reserves are produced. Declines in well production are based principally upon the maturity of the wells, not on market factors. These declines will occur while operating costs and general and administrative expenses continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses such as compliance with the securities laws, producing reports to partners and filing partnership tax returns do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.

         Limited Partners' Tax Reporting. Each Investor will continue to have a partnership income tax reporting obligation with respect to his Units as long as the Partnership continues to exist. There is no trading market for the Units, so Investors generally are unable to dispose of their Units. See "Business of the Partnership--No Trading Market." Following the approval of the Proposal and the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss, or a combination of both, under federal income tax laws. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. The dissolution of the Partnership will also allow Investors to take a capital loss deduction for syndication costs incurred in connection with formation of the Partnership. See "Federal Income Tax Consequences."

See "Summary--Background and Reasons for the Proposals; Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.

FAIRNESS OF PROPOSED SALE

         The Managing General Partner believes that this proposed method of sale of the Partnership's Property Interests is fair to Investors for a variety of reasons including, without giving weight to the order, the following:

         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests based on the estimations of such value by third party independent Appraisers. Instead of the Managing General Partner attempting to set the Fair Market Value of the Property Interests, the proposed price to be paid by the Managing General Partner for the Partnership's Property Interests (not including the 7.5% premium above Fair Market Value) was based on the valuation estimates of three qualified independent Appraisers, two of which are petroleum engineering firms and one of which is an investment banking firm. Using three different firms from two different disciplines has been designed to provide a comprehensive analysis of valuation factors. The factors and methods used by the Appraisers in determining fair market value are discussed in detail under "Independent Appraisal of the Fair Market Value of Partnership Property Interests."

         2. No transaction will take place unless the Proposal is approved by Investors holding a majority of the interests in the Partnership, without the Managing General Partner voting any limited partnership interests in the Partnership which it owns, and a similar Proposal is approved by the Partnership's companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.

         4. If the Proposal is approved by Investors, it is likely that the Managing General Partner will expend the capital necessary to bring various nonproducing reserves into production on the Property Interests purchased by the Managing General Partner. If all of the Property Interests which are the subject of the Proposal are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. In order to allow Investors to benefit from any increase in value of the Property Interests realized from the Managing General Partner's investment of capital in such properties, the Company is hereby offering to Eligible Purchasers the opportunity to purchase on a collective basis up to 2,500,000 shares of Common Stock. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer to Eligible Purchaser" below.

See "Summary--Fairness of Proposed Sale" in the Joint Proxy
Statement/Prospectus.

COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $3,083,309. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $3,028,036. The Special Transactions Committee chose the higher of these two determinations as the Fair Market Value for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($231,248) above the fair market value to purchase the Partnership's Property Interests, resulting in a purchase price of $3,314,557. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of $80.94 million. The valuation estimates of the Appraisers are attached to this Supplement and incorporated herein by reference. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $4,009,417. The valuations of the Appraisers do not in any manner address the underlying business decision to sell these Property Interests. Moreover, the valuation estimates of the Appraisers are necessarily based upon the market, economic and other conditions as they existed on the dates specified below or could be evaluated as of the date of preparation of the valuations.

         The Petroleum Engineering Consultants arrived at a fair market valuation estimate, which is discussed in detail under "--Valuation by Petroleum Engineering Consultants" below and is based upon appraisal of the projected discounted cash flow from the various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate for each Partnership based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies which are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.

         Thus, as described above, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell substantially all of their assets and liquidate their Partnerships. The Partnership owns Property Interests in eleven of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $3,083,309 as of December 31, 1997.

         CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy, which Gruy report dated February 10, 1998 is attached to this Supplement to the Joint Proxy Statement/Prospectus. CIBC Oppenheimer then divided the property groups ("Property") into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. CIBC Oppenheimer then valued each property group by applying the multiples discussed under "Regarding the Proposals to Sell the Partnerships' Oil and Gas Assets--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships--Valuation of CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $3,028,036 on December 31, 1997.

         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $3,083,309, represents the Fair Market Value of the Partnership's Property Interests. In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties. Because these benefits are particular to the Company, the Company believes that it is fair to pay a premium of 7.5% over the Fair Market Value of the Property Interests to purchase those interests.

         See "Summary--Determination of Fair Market Value of Partnerships' Property Interests" in the Joint Proxy Statement/Prospectus.

ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT

         Set forth in the table below are estimated net proceeds that the Partnership may realize from sales of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership, and estimated interim net cash distributions from January 1, 1998 until June 30, 1998, resulting in an estimate of the amount of net cash distributions available for Investors as a result of such sales.

                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION

Appraisers' Fair Market Value of Partnership
  Property Interests(1)                                      $ 3,083,309
         (Gross Sales Proceeds)

Purchase Premium (7.5% of Fair Market Value)(2)              $   231,248

Estimated Selling and Dissolution Expenses(3)                $   (92,499)
         (3% of the Fair Market Value)

Net Assets(4)                                                $   688,408

Estimated Interim Cash Distributions(5)                      $  (547,692)
                                                             -----------
Estimated Net Distributions to Partners(6)                   $ 3,362,774
                                                             ===========
Amount Distributable
  to Investors(6)                             $ 2,824,097

Amount Distributable
  to General Partners(6)(7)                   $   538,677
                                              -----------
                                              $ 3,362,774
                                              ===========

ESTIMATED NET CASH DISTRIBUTIONS TO
  INVESTORS PER $100 UNIT                                    $     33.90
                                                             ===========
MINIMUM NUMBER OF UNITS NECESSARY TO
  PURCHASE 100 SHARES OF SWIFT ENERGY COMMON
STOCK WITH CASH DISTRIBUTIONS(8)                                      54
                                                             ===========

---------------------------------

(1)      Represents the higher of two values estimated by the Appraisers.

(2)      As determined by the Board of Directors of Swift.

(3)      Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4)      Includes cash and net receivables of the Partnership as of December 31, 1997.

(5)      Estimated cash distributions paid to the Partners from January 1, 1998 to June 30, 1998.

(6)      Gross Sales Proceeds amount is allocated 85% to the Investors and 15% to the General Partners
         pursuant to the Partnership's Limited
         Partnership Agreement.

(7)      Includes amount distributable to Special General Partner and Managing General Partner.

(8)      Under the terms of the offer of Swift Common Stock to Eligible Purchasers if the Investors in
         the Partnership approve the Proposal and its Companion Partnership approves a similar Proposal, then the minimum number

         of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares. Based upon estimated net cash distribution of $33.90 per $100 Unit, the number of Units shown above is the minimum number of Units which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift
         Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800.

ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS

         If, on the other hand, the Partnership were to retain its Property Interests and continue to benefit from production of its oil and gas assets until they have reached their economic limit, the table below estimates the return to Investors, discounted to present value, based upon the year end pricing without escalation and discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.


                          ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS




                                                             PROJECTED
                                                             CASH FLOWS
                                                             -----------
Estimated Future Net Revenues from Continued
  Operations Until Depletion(1)                              $ 5,266,181

Estimated Interim Net Cash Distributions(2)                  $  (499,800)

Estimated Partnership Direct and
  Administrative Expenses(3)                                 $  (663,540)

Net Assets(4)                                                $   585,147
                                                             -----------
Net Cash Distributions to Investors(5)                       $ 4,687,988
                                                             ===========

NET CASH DISTRIBUTIONS PER $100 UNIT                         $     56.28

PRESENT VALUE OF NET CASH DISTRIBUTIONS
  PER $100 UNIT(5)(6)                                        $     36.32


--------------------------

(1)      Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "The Proposal--Reasons for the Proposal." The actual prices that will be received and the associated costs may be more or less than those projected. See "The Proposal--Partnership
         Financial Condition and Performance."

(2)      Estimated net cash distributions paid to Investors from January 1, 1998 to June 30, 1998 in order to present this information on a comparative basis as of June 30, 1998.

(3)      Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4)      Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5)      Based upon the Partnership's reserves until they have reached their economic limit.

(6)      Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to Investors and the General Partners in accordance with the Partnership Agreement. The amounts finally distributed will depend on the actual sales prices received for the Partnership assets, results of operations until such sales and other contingencies and circumstances.

COMPARISON OF SALE VERSUS CONTINUING OPERATIONS

         The Managing General Partner believes that the Proposal to sell the Partnership's Property Interests and liquidate is fair to Investors for the reasons discussed in detail under "Special Factors--Fairness of Proposed Sale."

         Based on the above tables, it is estimated that an Investor could expect to receive $33.90 per $100 Unit upon immediate sale of the Partnership's Property Interests. In comparison, it is estimated that an Investor could expect to receive $36.32 per $100 Unit, discounted to present value at 10% per annum ($56.28 per $100 Unit on an undiscounted basis) if the Partnership continued operations.

         Although the estimates contained under "The Proposal--Estimates of Liquidating Net Cash Distribution Amount" above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 7% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership at this time, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum currently. The estimates of net cash distributions from continued operations are based upon current prices. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subjects Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of price volatility and to possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.

         Because there is no active trading market for Units in the Partnership, the only other comparable value for Units is the 1997 "Unit Value," which is the amount calculated under the terms of the original Partnership Agreement at which the Managing General Partner can offer to repurchase Units from Investors. As of January 1, 1997, this "Unit Value" was $54.65 per $100 Unit. In 1997, the Investors received net cash distributions of $12.63 per $100 Unit, and are estimated to receive another $6.00 per $100 Unit before June 30, 1998, which converts to a comparable value of $36.02 per $100 Unit. Under the terms set out in the Partnership Agreement, each year the Managing General Partner is required to furnish to Investors the Unit Value, and Investors have the right to present their Units for purchase by the Managing General Partner for the Unit Value. The Unit Value amount is determined on an entirely different basis than the determination of fair market value. Furthermore, the Unit Value was calculated over one year ago with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of Unit Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. Unit Value is derived by adding the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis to cash and accounts receivable less outstanding debts and obligations of the Partnership, and then further discounting that result by 30%.

TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP

         The Managing General Partner receives operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. If the Property Interests are sold to the Managing General Partner, there should be no change in its status as operator for a number of the wells in which the Partnership has a Property Interest. The Managing General Partner believes that it will be positively affected, on the other hand, by liquidation of the Partnership, both on the basis of its ownership interest in the Partnership and for other reasons set out under "The Proposal--Impact on the Managing General Partner."

         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of Units, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or to Investor Units it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:

         o The Managing General Partner has received management fees of $208,238, internal acquisition costs reimbursements of $353,837 and formation costs reimbursements of $166,590 from the Partnership from inception through December 31, 1997, none of which has been received during the three years ended December 31, 1997.

         o The Managing General Partner receives per-well monthly operating fees on certain producing wells in which the Partnership owns Property Interests and for which it serves as operator in accordance with the joint operating agreements for each of such wells. The fees that are set in the joint operating agreements are negotiated with the other working interest owners of the properties.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $1,093,481 in the general and administrative overhead allowance from the Partnership, of which $388,586 has been reimbursed during the three years ended December 31, 1997.

         o The Managing General Partner has been reimbursed $42,650 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $9,962 has been reimbursed during the three years ended December 31, 1997.


                           BUSINESS OF THE PARTNERSHIP


         The Partnership is a Texas limited partnership formed June 30, 1989. Units in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. In addition to the following information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Report on Form 10-Q for the first quarter ended March 31, 1998.

         The following tabulation presents information on those fields in which the Partnership has Property Interests which constitute 8% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum (See "Glossary of Terms"). The information below includes the location of each field, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value ($4,009,417) on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining fields in which the Partnership owns a Property Interest, twenty-one of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other ten fields average less than 3% of the Partnership's PV-10 Value at the same date.



                                                                    SHAWNEE                                31
                                                AWP                TOWNSITE               CAPRITO         OTHER
                                               FIELD                 FIELD                 FIELD         FIELDS
                                       ---------------------------------------------------------------------------
                                             McMullen            Pottawatomie              Ward           AL(2)
County and State                              County,               County,               County,         AR(3)
                                               Texas                  OK                    OK            LA(5)
                                                                                                          OK(10)
                                                                                                          TX(7)
                                                                                                          WY(4)
Number of Wells                                 96                    34                    36             477

Operator(s)                                    Swift                Vintage                Titan          Swift
                                                                  Petroleum;             Resources       and 42
                                                                    Estoril                              others
                                                                   Producing

% of 12/31/97 PV-10 Value                       40%                   14%                    8%            38%
% of 1997 Production (Volumes)                  25%                   18%                   10%            47%


RESERVES

         For information about the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, see the report dated February 10, 1998 attached hereto, which was audited by H.J. Gruy and Associates, Inc., independent petroleum consultants, and which contains both estimates for the Partnership as a whole and those solely attributable to the interest in the Partnership of Investors. This report has not been updated to include the effect of production since year-end 1997.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates and timing of production, future costs and future development plans. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those in the attached report. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserves estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the Partnership's interest in oil and natural gas reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used pricing based upon year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves set forth in the attached report has occurred between December 31, 1997 and the date of this Supplement.

         Future prices received for the sale of production from properties in which the Partnership has an interest may be higher or lower than the prices used in the Partnership's estimates of oil and gas reserves; the operating costs relating to such production may also increase or decrease from existing levels.

NO TRADING MARKET

         There is no trading market for the Units, and none is expected to develop, as described above under "Comparison of Sale Versus Continuing Operations." Under the Partnership Agreement, Investors have the right to present their Units to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 661 Investors invested in the Partnership. Through December 31, 1997, the Managing General Partner has purchased 7,514 Units from Investors pursuant to the right of presentment. As of June ___, 1998, there were 626 Investors (excluding the Managing General Partner). The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment but merely an option to do so when such interests are presented for repurchase.

PRINCIPAL HOLDERS OF INVESTOR UNITS

         The Managing General Partner holds 9.11% of all outstanding Units of the Partnership resulting from the purchase of Units from Investors under their right of presentment. To the knowledge of the Managing General Partner, there is no other holder of Units that holds more than 5% of the Units.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.


                 PARTNERSHIP FINANCIAL PERFORMANCE AND CONDITION

         The Partnership owns Property Interests in producing oil and gas properties within the continental United States. By the end of October 1989, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997 approximately 48% of the Partnership's revenue was attributable to natural gas production. The Partnership has, from time to time, performed workovers and recompletions of wells in which the Partnership has Property Interests, using funds advanced by the Managing General Partner to perform these operations, which amounts have been subsequently repaid.

         Investors have made contributions of $8,329,500, in the aggregate to the Partnership, the net proceeds of which has all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $70,596. Additionally, pursuant to the presentment right set forth in the Partnership Agreement, it has purchased 7,514 Units from Investors. From inception through January 31, 1998, the Partnership has made net cash distributions to its Investors totaling $8,451,400. For details of the amounts of cash distributions made to Investors, see "Item 6. Selected Financial Data" in the attached Form 10-K Report for the year ended December 31, 1997. Through January 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $1,106,465 with respect to its general partner interest, and $204,707 related to its limited partner interests. On a per Unit basis, Investors had received, as of January 31, 1998, $101.46 per $100 Unit, or approximately 101.46% of their initial capital contributions.

         At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $16.73 per barrel of oil and $1.74 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired during the third quarter of 1989 when current prices were predicted to escalate according to certain parameters from then current levels to approximately $25.39 per barrel of oil and $3.05 per Mcf of natural gas during 1997. Generally prices did not escalate at the rate anticipated. The bulk of the Partnership's reserves were produced from 1990 to 1994, during which time the oil prices received by the Partnership for its production in fact averaged $17.45 per barrel but the prices for the Partnership's principal asset, natural gas, averaged approximately $1.79 per Mcf. A comparison of oil and gas prices as described in this paragraph appears in the graph presented below.

         The following graphs illustrate the effect on Partnership performance of the variance between oil and gas prices projected at the time of acquisition of the Partnership's Property Interests and actual oil and gas prices received for production (as illustrated in the second graph) during the Partnership's existence.

                [GRAPHS: 2 pages of oil and gas properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise.


                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following briefly describes certain federal income tax consequences to the Investors arising from the Partnership's proposed sale of its oil and gas properties and liquidation pursuant to the Proposal. Statements of legal conclusions herein regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.

         A MORE COMPLETE SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSAL." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to individual Investors who are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Investor that is a corporation, trust, estate, tax exempt entity, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. Because the oil and gas properties, and related assets, owned by the Partnership are properties used in a trade or business, the character of gains and losses realized by the Investors generally will be governed by Section 1231 of the Code. Realized gains and losses generally must be recognized and reported in the year the sale occurs. Each Investor's recognized allocable share of the net Partnership 1231 gains or losses must be netted with that Investor's individual section 1231 gains and losses recognized during the year in order to determine the character of such net gains or net losses under section

1231. Net gains will be treated as capital gains except to the extent recharacterized as ordinary income due to recapture and net losses will be treated as ordinary losses.

         LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its Investors in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its Investors in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess. Because each Investor paid a portion of syndication and formation costs upon entering the Partnership, neither of which costs were deductible expenses, it is anticipated that liquidating distributions to Investors will be less than such Investors' bases in their Partnership interests and thus will generate capital losses.

         CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.

         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes.

         THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE A SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS OR ITS OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO HIM OR IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                       SELECTED FINANCIAL INFORMATION AND
                          PROFORMA FINANCIAL STATEMENTS


         For selected financial information and financial statements of the Partnership, see the Form 10-K Annual Report for the year ended December 31, 1997 and the Form 10-Q Quarterly Report for the quarter ended March 31, 1998 attached hereto.


         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by Investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that Investors choose to take all of their distributions from sale of the properties in cash) are contained in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".

                                February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                             SWIFT ENERGY INCOME PARTNERS 1989-B
                                             97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Income Partners 1989-B. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10 (a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                  -2-                      February 10, 1998

In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                Yours very truly,

                                H.J. GRUY AND ASSOCIATES, INC.




                                /s/ JAMES H. HARTSOCK
                                James H. Hartsock, Ph.D., P.E.
                                Executive Vice President





JHH:llb

Attachment

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST


                                  Estimated                    Estimated
                                Net Reserves             Future Net Cash Flow
                         ------------------------    ---------------------------
                            Oil &                                     Discounted
                         Condensate                                     at 10%
                         (Barrels)      Gas (Mcf)    Nondiscounted     Per Year
                         ----------     ---------    -------------   -----------
Proved Developed          234,286       1,958,153     $ 5,432,973    $ 3,534,920

Proved Undeveloped         23,967         325,869     $   819,122    $   474,497
                          -------       ---------     -----------    -----------
Total Proved              258,253       2,284,022     $ 6,252,095    $ 4,009,417

G&A                                                   $  (787,764)   $  (506,180)
                          -------       ---------     -----------    -----------
Total                     258,253       2,284,022     $ 5,464,331    $ 3,503,237


                          LIMITED PARTNERSHIP INTEREST


                                  Estimated                    Estimated
                                Net Reserves             Future Net Cash Flow
                         ------------------------    ---------------------------
                            Oil &                                     Discounted
                         Condensate                                     at 10%
                         (Barrels)      Gas (Mcf)    Nondiscounted     Per Year
                         ----------     ---------    -------------   -----------
Proved Developed          199,144       1,644,430     $ 4,608,853    $ 2,997,197

Proved Undeveloped         20,372         276,989     $   657,328    $   367,763
                          -------       ---------     -----------    -----------
Total Proved              219,516       1,941,419     $ 5,266,181    $ 3,364,960

G&A                                                   $  (663,540)   $  (424,947)
                          -------       ---------     -----------    -----------
Total                     219,516       1,941,419     $ 4,602,641    $ 2,940,013



                                   INC89-B.TBL

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1)  Contained in Securities and Exchange Commission Regulation S-X,
     Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                       Houston, Texas 77002 (713) 739-1000

                                 April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee   FAIR MARKET VALUE ESTIMATE
      Board of Directors               SWIFT ENERGY INCOME PARTNERS 1989-B, LTD.
                                       97-003-133


Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Income Partners 1989-B, Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $3,083,309.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time is calculated for each estimate to establish reasonableness based upon it the reserve category.

Swift Energy Company                  -2-                         April 17, 1998


The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2012. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

Swift Energy Company                  -3-                         April 17, 1998

H.J. Gruy and Associates, Inc. is unrelated to Swift and has no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

         4. No instructions were given and no limitations were imposed by Swift on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Swift, but merely called upon Swift to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate; we determined what information to use; and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                        Yours very truly,

                                        H.J. GRUY AND ASSOCIATES, INC.



                                        /s/ JAMES H. HARTSOCK
                                        James H. Hartsock, Ph.D., P.E.
                                        Executive Vice President



JHH:akr


Attachment

APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas  77060
                                              RE:      FAIR MARKET VALUE OPINION
                                                         AS OF DECEMBER 31, 1997
                                                    SWIFT ENERGY INCOME PARTNERS
                                                            1989-B, LTD.


ATTENTION:       SPECIAL TRANSACTIONS COMMITTEE
                 SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCO) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCO has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCO'S opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of SWIFT ENERGY INCOME PARTNERS 1989-B, LTD. is $3,083,309.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the Society of Petroleum Engineers (SPE) and the World Petroleum Congresses (WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCO were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCO reviewed approximately 65% of SWIFT'S proved "PV 10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCO were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT'S December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCO. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCO, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCO is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

JRBCO'S compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:


/s/ BRIAN E. AUSBURN
------------------------------
BRIAN E. AUSBURN, PRESIDENT

DATE: April 17, 1998
     -------------------------

BEA:mlc

April 20, 1998


Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:        Special Transactions Committee
                  Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Income Partners 1989-B Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

         (i) Reviewed the historical financial returns to the limited partners of the Partnership;

         (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20, 1998
Page 2



         (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

         (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

         (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as future income tax expense or depreciation, depletion and amortization;

         (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

         (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

         (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

         (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


         (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

         (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

         (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

Swift Energy Company
April 20, 1998
Page 4


The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller is under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Income Partners 1989-B Ltd. interest in the Assets as of the date hereof is $3,028,036.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC Oppenheimer Valuation may be published or otherwise used or referred to, in whole or

Swift Energy Company
April 20, 1998
Page 5


part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.

Sincerely yours,


/s/ BRIAN MYERS

CIBC Oppenheimer Corp.

                                  FORM OF PROXY

                    SWIFT ENERGY INCOME PARTNERS 1989-B, LTD.

                 THIS PROXY IS SOLICITED BY THE MANAGING GENERAL
             PARTNER FOR A SPECIAL MEETING OF LIMITED PARTNERS TO BE
                             HELD ON JUNE ____, 1998

         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce H. Vincent, Terry E. Swift or John R. Alden, as duly authorized officers of Swift Energy Company, acting in its capacity as Managing General Partner of the Partnership, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at a Special Meeting of the Limited Partners (the "Meeting") of SWIFT ENERGY INCOME PARTNERS 1989-B, LTD. (the "Partnership") to be held on June ___, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership Units standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting:


The adoption of a proposal                     FOR           AGAINST         ABSTAIN
("Proposal") for the sale of
substantially all of the assets of the        [   ]           [   ]           [   ]
Partnership to the Managing
General Partner and the
dissolution, winding up and
termination of the Partnership.
The undersigned hereby directs
said proxies to vote:


         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.

         Receipt of the Partnership's Notice of Special Meeting of Limited Partners and Proxy Statement dated May ___, 1998 is acknowledged.



         PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED, POSTAGE-PAID,
                   PRE-ADDRESSED ENVELOPE BY JUNE ___, 1998.



SIGNATURE                                               DATE
         ---------------------------------                  --------------------

SIGNATURE                                               DATE
         ---------------------------------                  --------------------

SIGNATURE                                               DATE
         ---------------------------------                  --------------------

   IF LIMITED PARTNERSHIP UNITS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN.

                   SWIFT ENERGY PENSION PARTNERS 1993-B, LTD.
                               (THE "PARTNERSHIP")



                                   SUPPLEMENT
                                       TO
                        JOINT PROXY STATEMENT/PROSPECTUS
                             DATED JUNE _____, 1998
                  OF THE PARTNERSHIPS AND SWIFT ENERGY COMPANY



         For the definition of capitalized terms herein which are not otherwise defined, see "Glossary" in the Joint Proxy Statement/Prospectus. Other discussions which are cross-referenced in this Supplement are contained in the Joint Proxy Statement/Prospectus, unless otherwise noted.

         Swift Energy Company ("Swift" or the "Company") is the Managing General Partner ("Managing General Partner") of 63 Texas limited partnerships (the "Partnerships") formed between 1986 and 1994 to invest in producing oil and gas properties, including the Partnership. Swift is asking Investors in the Partnership (and the other 62 Partnerships) to approve a Proposal to ultimately sell substantially all of the Partnership's oil and gas assets to the Managing General Partner (the "Proposal") for $1,427,367, which is a price based upon the higher of two fair market value estimates of those assets determined by three independent Appraisers, plus a 7.5% premium above fair market value estimates.

         If the Proposal is approved by Investors in the Partnership and its companion Partnership, after the ultimate sale of substantially all of its properties the Partnership will dissolve, wind up and terminate. The Partnership will receive cash for its oil and gas assets, which the Investors in the Partnership will be entitled to receive as net cash distributions in accordance with their respective percentage ownership interests in the Partnership. If Investors in the Partnership approve the Proposal, they can elect, in their sole individual discretion, to receive shares of Common Stock of the Company instead of some or all of the cash which they are entitled to receive upon their Partnership's liquidation (without payment of any Broker commissions).

         The effects of the adoption of the Proposals may be different for Investors in each of the Partnerships. This Supplement has been prepared to highlight for the Investors in the Partnership the risks, effects and fairness of the Proposal to the Investors in the Partnership and to provide information on the Partnership to its Investors.

                                  RISK FACTORS

o There is no guarantee that the fair market value estimates of the Appraisers represent the highest possible prices that might be received for the Partnership's Property Interests in all circumstances. Such prices might be higher (or lower) if these Property Interests were sold on another basis, such as at auction or in a negotiated sale, although such prices likely would be offset by any additional general and administrative costs, production costs or sales costs incurred during the period necessary to close any such sales.

o The fair market value (excluding the 7.5% premium) at which the Managing General Partner will purchase the Partnership's Property Interests is based upon the Appraisers' evaluation of that value. Year-end 1997 prices, along with other current market factors, were used as a starting point for the Appraisers' analysis, and prices and costs were then escalated at a rate of 3.5% per year over 15 years. Substantial increases in the prices for oil and gas in the future might result in Investors receiving higher distributions from continued operations of the Partnership, although the effect of any higher prices is somewhat limited because the Partnership has already produced a substantial majority of its oil and gas reserves.

o In order to effectuate the sale of its Property Interests, the Proposal must not only be approved by the Partnership, but a similar Proposal must be approved by the Partnership's companion Partnership. This requirement exists because of the significant lowering of the value of either (i) a working interest burdened by a large non-operating interest controlled by a different party, or (ii) a non-operating interest in properties the operations of which are controlled by a third party. Therefore, despite the desire of Investors in the Partnership to sell their Property Interests, this may not be accomplishable without a similar approval of the Proposal by the Investors in the companion Partnership. If either Partnership did not approve its Proposal, then the Managing General Partner will reassess the value of the Property Interests of each Partnership and attempt to formulate a new proposal for the Investors in each Partnership.

o It is likely that if the Proposal is approved by Investors and the Partnership's Property Interests are ultimately sold to the Managing General Partner, the Managing General Partner will further develop the Property Interests by spending required capital on recovery of behind-pipe reserves or developing undeveloped reserves. As such, Investors would not directly share in any possible improvement of cash flow from such Property Interests upon consummation of the Proposal. However, the Managing General Partner is hereby providing an opportunity for Investors to purchase Common Stock of the Company on a direct basis so that they might share indirectly in any such improvement.

o Investors that are Tax Exempt Plans that have directly or indirectly acquired their Partnership interests through debt financing, as defined in the Internal Revenue Code of 1986, as amended, may be subject to taxation on the Partnership's sale of property and the liquidation of the Partnership. See "Federal Income Tax Consequences of Adoption of the Proposal--Tax Treatment of Tax Exempt Plans--Debt-Financed Property."

o Investors that are subject to federal income tax are expected to recognize and realize taxable gain or loss, or a combination of both gain and loss, on the sale of Partnership property and the subsequent liquidation of the Partnership. The character of the gain or loss depends on certain factors specific to the Partnership and to the Investors. For a broader discussion of the tax consequences, Investors should read "Federal Income Tax Consequences of Adoption of the Proposal."

o As currently proposed, Investors that subscribe for Company stock pursuant to this offering may not actually receive some or all of the cash liquidating distribution of their partnership interest to which they otherwise would be entitled. The amount of any cash liquidating distribution they actually receive depends upon the purchase price to be paid for the shares they elect to and are entitled to receive pursuant to the terms of this offering. For federal income tax purposes, Investors subscribing for shares of Company stock will be treated as though they had purchased those shares for cash, even though they never had actual possession of the cash used to acquire the shares. Additionally, the fact that such Investors elect to acquire shares rather than receive cash in liquidation of their partnership interests will not affect the federal income tax consequences attending the liquidation of their partnership interests. Because the purchase of shares of Company stock will reduce the cash received by the Investor on the Partnership liquidation, to the extent that Investors owe federal income tax as a result of the liquidation, they may not receive sufficient cash to pay some or all of any tax they may owe on the liquidation. Such Investors owing tax as a result of the liquidation will have to pay such tax from sources other than distribution from the Partnership.

See "Summary--Risks" in the Joint Proxy Statement/Prospectus.

CONFLICTS OF INTEREST

         A number of conflicts of interest are inherent in the relationships among the Partnership, the Company and its directors and officers. Certain of these conflicts of interest (to the extent not otherwise highlighted above) are summarized below:

o The terms of the Proposal are established by the Company which is also the Managing General Partner of the Partnership.

o Neither the Managing General Partner nor a majority of its independent directors retained an unaffiliated representative to act on behalf of the Partnership's Investors for the purposes of negotiating the terms upon which any such sale to the Managing General Partner would be made or for the preparation of a report concerning the fairness of such transaction.

o        Benefits accruing to the Company, including the following:

         o Share in the benefits available to Investors through liquidating its partnership interests and receiving the current value of those interests as a result of such sales.

         o Because of the purchase by the Company of the Partnerships' Property Interests rather than a third party, the Company will continue to serve as operator of many of the properties in which the Partnerships own interests and will continue to receive operating fees.

         o If Investors of all of the Partnerships approve the Proposals, the Company anticipates that its total proved reserves on an equivalent basis would increase by approximately 26% and would increase the Company's cash flow and total assets by approximately 25% and 19%, respectively.

         The Proposal to ultimately sell substantially all of the Partnership's Property Interests to the Managing General Partner is discussed in detail under "The Proposal" and "Special Factors" herein. The Proposal presents a potential conflict of interest between the Managing General Partner acting in its capacity as managing general partner of the Partnership and its actions in its corporate capacity as the proposed purchaser of the Partnership's Property Interests. The Special Transactions Committee of the Board of Directors of Swift Energy Company (the "Special Transactions Committee"), which consists solely of four of the five outside independent directors of Swift Energy Company, approved the selection of the three independent third party appraisers (the "Appraisers") chosen to estimate the fair market value of the Partnership's Property Interests. The Special Transactions Committee determined that this conflict of interest is best addressed by asking three different Appraisers, consisting of two independent petroleum engineering firms and one investment banking firm, to estimate the fair market value of the Partnership's Property Interests, rather than proposing that the Managing General Partner set such fair market value itself and ask for an opinion on the fairness thereof from an independent third party.

         The Special Transactions Committee determined that having three independent appraisers collectively determine the fair market value for a cash purchase of the Partnership's Property Interests would protect Investors by mitigating the potential conflict of interest in the sale of such Property Interests to the Managing General Partner. The Appraisers were selected based upon the Special Transactions Committee's assessment of their professional reputations and qualifications, capabilities, experience and responsiveness. The Special Transactions Committee believes that using three appraisers working collectively provides the distinct professional expertise of each firm, and gives the Partnership the benefit of the independent analytic methods of the different disciplines of petroleum engineering and investment banking, resulting in a determination of fair market value which is both independent and comprehensive.

See "Summary--Conflicts of Interest" in the Joint Proxy Statement/Prospectus.

                                  THE PROPOSAL

REASONS FOR THE PROPOSAL

         The Managing General Partner believes that it is in the best interest of the Investors for the Partnership to sell its Property Interests at this time and to dissolve the Partnership and make a final liquidating distribution to its Partners for the reasons discussed below.

         Current Liquidating Distribution Lowers Volatility Risk. The Partnership has been in existence for almost five years. As discussed above, the Managing General Partner believes that the ability to receive the estimated liquidating distribution in one lump sum currently, rather than smaller amounts over a longer period, is one of the benefits of the Proposal, without the risk of such distributions being negatively affected by oil and gas price decreases. It is also the Managing General Partner's belief that improvements over the last several years in the level of gas prices relative to such prices in the mid-1990s makes this an appropriate time to consider the sale of the Partnership's Property Interests, and increases the likelihood of maximizing the value of the Partnership's assets, although the future prices and market volatility cannot be predicted with any accuracy.

         Decreasing Cash Flow While Expenses Continue. The Partnership's underlying interests in oil and gas reserves are expected to continue to decline as remaining reserves are produced. These declines will occur while operating costs and general and administrative expenses continue, which are relatively fixed amounts. Each producing well requires a certain amount of overhead costs, as operating and other costs are incurred regardless of the level of production. Likewise, direct costs and/or general and administrative expenses such as compliance with the securities laws, producing reports to partners and filing partnership tax returns do not decline as revenues decline. By accelerating the liquidation of the Partnership, those future administrative costs will be avoided by the Partnership.

         Undeveloped Reserves. The Managing General Partner believes that the key factor affecting the Partnership's long-term performance has been the decrease in oil and gas prices that occurred subsequent to the purchase of the Partnership's Property Interests, especially the precipitous decline of gas prices in 1995. Reduced cash flow affected the ability of the companion Operating Partnership to develop the significant undeveloped proved reserves in which the Partnership has an interest. Although at December 31, 1997, it was estimated that approximately 44% of the ultimate recoverable reserves in which the Partnership has a non-operating interest were still available for future production, less than half (41%) of these available reserves were proved producing reserves. Of the non-producing reserves (59%), approximately 34% consisted of undeveloped reserves, which require substantial expenditures to drill new wells to recover such reserves. Recovery in amounts great enough to significantly impact the results of the Partnership's operations and the ultimate cash distributions can only occur with the investment of new capital. As provided in the Partnership Agreement, the Partnership expended all of the Interest Holders' net commitments for the acquisition of Property Interests many years ago, and it no longer has capital to invest. No additional development activities are contemplated by the companion Operating Partnership on the properties in which the Partnership has a non-operating interest. The remaining non-producing reserves (25%) are estimated to be behind-pipe reserves, which are unlikely to be producible for many years because behind-pipe reserves always require completion in a different producing zone, which does not take place until production is depleted from the currently producing zone.

         Interest Holders' Tax Reporting. Each Investor will continue to have a partnership income tax reporting obligation with respect to his SDIs as long as the Partnership continues to exist. There is no trading market for the SDIs, so Investors generally are unable to dispose of their SDIs. See "Business of the Partnership--No Trading Market." Following the approval of the Proposal and the sale of the Partnership's Property Interests and dissolution of the Partnership, Investors will realize gain or loss under federal income tax laws. Thereafter, Investors will have no further tax reporting obligations with respect to the Partnership. See "Federal Income Tax Consequences."

See "Summary--Background and Reasons for the Proposals; Managing General Partner's Recommendations" in the Joint Proxy Statement/Prospectus.

FAIRNESS OF PROPOSED SALE

         The Managing General Partner believes that this proposed method of sale of the Partnership's Property Interests is fair to Investors for a variety of reasons including, without giving weight to the order, the following:

         1. The Managing General Partner believes that the most important element of the Proposal is the determination of the Fair Market Value of the Partnership's Property Interests based on the estimations of such value by third party independent Appraisers. Instead of the Managing General Partner attempting to set the Fair Market Value of the Property Interests, the proposed price to be paid by the Managing General Partner for the Partnership's Property Interests (not including the 7.5% premium above Fair Market Value) was based on the valuation estimates of three qualified independent Appraisers, two of which are petroleum engineering firms and one of which is an investment banking firm. Using three different firms from two different disciplines has been designed to provide a comprehensive analysis of valuation factors. The factors and methods used by the Appraisers in determining fair market value are discussed in detail under "Independent Appraisal of the Fair Market Value of Partnership Property Interests."

         2. No transaction will take place unless the Proposal is approved by Investors holding a majority of the interests in the Partnership, without the Managing General Partner voting any limited partnership interests in the Partnership which it owns, and a similar Proposal is approved by the Partnership's companion Partnership.

         3. The Special Transactions Committee made the determination as to the retention of the Appraisers and approved the fair market value estimates provided by the Appraisers and recommended the reports of the Appraisers to the Board of Directors of the Company. The Special Transactions Committee is comprised solely of independent directors of the Company.

         4. If the Proposal is approved by Investors, it is likely that the Managing General Partner will expend the capital necessary to bring various nonproducing reserves into production on the Property Interests purchased by the Managing General Partner. If all of the Property Interests which are the subject of the Proposal are acquired by the Company, such Property Interests in the aggregate will constitute less than 20% of the Company's total assets. In order to allow Investors to benefit from any increase in value of the Property Interests realized from the Managing General Partner's investment of capital in such properties, the Company is hereby offering to Eligible Purchasers the opportunity to purchase on a collective basis up to 2,500,000 shares of Common Stock. There is no requirement that any purchase of Swift's Common Stock be made. See "Offer to Eligible Purchaser" below.

See "Summary--Fairness of Proposed Sale" in the Joint Proxy
Statement/Prospectus.

         COLLECTIVE ANALYSIS OF PURCHASE PRICE; PREMIUM OVER FAIR MARKET VALUE

         The Petroleum Engineering Consultants estimated that the aggregate fair market value of the Partnership's Property Interests as of December 31, 1997 is $1,234,678. CIBC Oppenheimer estimated a fair market value of the same Property Interests at the same date of $1,327,783. The Special Transactions Committee chose the higher of these two determinations as the Fair Market Value for the purchase of these interests and the Board of Directors of the Company determined to pay a 7.5% premium ($99,584) above the fair market value to purchase the Partnership's Property Interests, resulting in a purchase price of $1,427,367. This compares to the total purchase price for all of the oil and gas assets of all 63 Partnerships which are considering similar proposals of $80.94 million. The valuation estimates of the Appraisers are attached to this Supplement and incorporated herein by reference. The PV-10 Value prepared on an annual basis by H.J. Gruy of the same Property Interests as of the same date is $2,048,682. The valuations of the Appraisers do not in any manner address the underlying business decision to sell these Property Interests. Moreover, the valuation estimates of the Appraisers are necessarily based upon the market, economic and other conditions as they existed on the dates specified below or could be evaluated as of the date of preparation of the valuations.

         The Petroleum Engineering Consultants arrived at a fair market valuation estimate, which is discussed in detail under "--Valuation by Petroleum Engineering Consultants" below and is based upon appraisal of the projected discounted cash flow from the various Property Interests. On the other hand, the investment banking firm of CIBC Oppenheimer made a valuation estimate for each Partnership based upon the application of multiple quantitative and qualitative factors. The quantitative factors include, among other things, a review of relevant valuation criteria from comparable acquisitions of both oil and gas properties and companies which are predominantly active in the oil and gas industry, and a review of valuation criteria for relevant publicly traded oil and gas companies.

         Thus, as described above, the Petroleum Engineering Consultants individually audited the estimate of present value of future net cash flows from the 44 property groups in which Property Interests are owned by the Partnerships to whom similar proposals are being made to sell substantially all of their assets and liquidate their Partnerships. The Partnership owns Property Interests in five of these property groups. The Petroleum Engineering Consultants began their analysis based upon the year-end 1997 PV-10 Value of each property audited by H.J. Gruy and together they re-evaluated reserve quantities, projected operating costs and cash flows. The present value of this reserves analysis was then derived by escalating year-end 1997 prices ($2.38 per MMBtu and $16.00 per barrel before adjustments for Btu content for gas and gravity variances for oil as well as transportation charges and geographic location) and costs by 3.5% per year for 15 years. This present value was then adjusted for various individual field risks and risk adjustments of proved non-producing reserves and proved undeveloped reserves. The result of this collective analysis by the Petroleum Consulting Engineers was their estimation that the fair market value of Property Interests owned by the Partnership was $1,234,678 as of December 31, 1997.

         CIBC Oppenheimer's evaluation of the Partnership's Property Interests began with the PV-10 Value of each property group, as calculated by Swift and audited by H.J. Gruy which Gruy report dated February 10, 1998 is attached to this Supplement to the Joint Proxy Statement/Prospectus. CIBC Oppenheimer then divided the property groups ("Property") into two categories. Those property groups with reserves consisting primarily of proved developed producing reserves were placed in the "Conventional Case" category. Those property groups with significant proved developed non-producing or undeveloped reserves were placed in the "Non-Conventional Case" category. CIBC Oppenheimer then valued each property group by applying the multiples discussed under "Regarding the Proposals to Sell the Partnerships' Oil and Gas Assets--Independent Appraisal of the Fair Market Value of Property Interests of the Partnerships--Valuation of CIBC Oppenheimer" in the Joint Proxy Statement/Prospectus to each property group's PV-10 Value, proved reserves on a BOE basis, and projected 1998 EBIDTA. A separate set of multiples was used for property groups in the Conventional Case category and the Non-Conventional Case category, respectively. This provided CIBC Oppenheimer with three estimated values for each property group. The average of these three values yielded CIBC Oppenheimer's estimation of the fair market value of each property group. CIBC Oppenheimer then allocated the appropriate portion of each property group's estimated fair market value to the Partnership based upon the Partnership's Property Interests in each property group. The result of this analysis by CIBC Oppenheimer was an estimation that the fair market value of the Partnership's Property Interests was $1,327,783 on December 31, 1997.

         The Special Transactions Committee has determined that, in keeping with the definition of Fair Market Value, the higher of these two estimations of fair market value, or $1,327,783, represents the Fair Market

Value of the Partnership's Property Interests. In the judgment of the Company, the purchase of the Partnership's Property Interests together with interests in many of the same properties owned by other Partnerships at approximately the same time will result in efficiencies to the Company in aggregating such interests. Swift's long-term knowledge of the risks involved in these properties means that it is in a better position to evaluate these risks than third parties. Because these benefits are particular to the Company, the Company believes that it is fair to pay a premium of 7.5% over the Fair Market Value of the Property Interests to purchase those interests.

         See "Summary--Determination of Fair Market Value of Partnerships' Property Interests" in the Joint Proxy Statement/Prospectus.

ESTIMATES OF LIQUIDATING NET CASH DISTRIBUTION AMOUNT

         Set forth in the table below are estimated net proceeds that the Partnership may realize from sales of the Partnership's Property Interests, estimated expenses of the related dissolution and liquidation of the Partnership, and estimated interim net cash distributions from January 1, 1998 until June 30, 1998, resulting in an estimate of the amount of net cash distributions available for Investors as a result of such sales.


                       ESTIMATE OF NET CASH DISTRIBUTIONS
                  FROM PROPERTY INTEREST SALES AND LIQUIDATION



Appraisers' Fair Market Value of Partnership Property Interests(1)              $ 1,327,783
         (Gross Sales Proceeds)

Purchase Premium (7.5% of Fair Market Value)(2)                                 $    99,584

Estimated Selling and Dissolution Expenses(3)                                   $   (39,833)
         (3% of the Fair Market Value)

Net Assets(4)                                                                   $   407,365

Estimated Interim Cash Distributions(5)                                         $  (225,873)
                                                                                -----------

Estimated Net Distributions to Partners(6)                                      $ 1,569,026
                                                                                ===========


Amount Distributable
to Investors(6)                         $1,322,964

Amount Distributable
to General Partners(6)(7)               $  246,062
                                        ----------


                                        $1,569,026
                                        ==========





ESTIMATED NET CASH DISTRIBUTIONS TO INVESTORS PER $1.00 SDI                       $    0.21
                                                                                  =========

MINIMUM NUMBER OF SDIs NECESSARY TO PURCHASE 100 SHARES OF SWIFT
ENERGY COMMON STOCK WITH CASH DISTRIBUTIONS(8)                                        8,572
                                                                                  =========

--------------------------

(1)  Represents the higher of two values estimated by the Appraisers.

(2)  As determined by the Board of Directors of Swift.

(3) Includes estimated costs associated with dissolution and liquidation of the Partnership.

(4) Includes cash and net receivables of the Partnership as of December 31, 1997.

(5) Estimated cash distributions paid to the Partners from January 1, 1998 to June 30, 1998.

(6) Gross Sales Proceeds amount is allocated 85% to the Investors and 15% to the General Partners pursuant to the Partnership's Limited Partnership Agreement.

(7) Includes amount distributable to Special General Partner and Managing General Partner.

(8) Under the terms of the offer of Swift Common Stock to Eligible Purchasers, if the Investors in the Partnership approve the Proposal and its Companion Partnership approves a similar Proposal, then the minimum number of shares which can be purchased by an Eligible Purchaser is a round lot of 100 shares. Based upon estimated net cash distribution of $0.21 per $1.00 SDI, the number of SDIs shown above is the minimum number of SDIs which it will be necessary for an Investor to own in order to purchase a minimum 100 share round lot of Swift Common Stock without providing any additional funds from other sources. This calculation is based upon an assumed purchase price of Swift Common Stock of $18.00 per share (which is the same price upon which the proforma financial statements contained in the Joint Proxy Statement/Prospectus are based) for an aggregate purchase price for 100 shares of Swift Common Stock of $1,800.

ESTIMATES OF NET CASH DISTRIBUTIONS AVAILABLE FROM CONTINUED OPERATIONS

         If, on the other hand, the Partnership were to retain its Property Interests and continue to benefit from production of its oil and gas assets until they have reached their economic limit, the table below estimates the return to Investors, discounted to present value, based upon the year end pricing without escalation and discount assumptions used above. The estimates of the present value of future net cash distributions have been further reduced by continuing audit, tax return preparation and reserve engineering fees associated with continued operations of the Partnership, along with direct and general and administrative expenses estimated to occur during this time. The following estimated future net revenues do not take into account any additional costs which might be incurred by the Partnership's companion Partnership due to needed future maintenance or remedial work on the properties in which the Partnership has an interest, which would reduce such net revenues.

                         ESTIMATED SHARE OF INVESTORS'
                NET CASH DISTRIBUTIONS FROM CONTINUED OPERATIONS




                                                                                PROJECTED
                                                                                CASH FLOWS
                                                                                -----------

Estimated Future Net Revenues from Continued Operations Until                   $ 2,689,779
Depletion(1)

Estimated Interim Net Cash Distributions(2)                                     $  (202,700)

Estimated Partnership Direct and Administrative Expenses(3)                     $  (338,912)

Net Assets(4)                                                                   $   346,260
                                                                                -----------

Net Cash Distributions to Investors(5)                                          $ 2,494,427
                                                                                ===========



NET CASH DISTRIBUTIONS PER $1.00 SDI                                            $      0.40

PRESENT VALUE OF NET CASH DISTRIBUTIONS PER $1.00 SDI(5)(6)                     $      0.27


-----------------------------

(1) Investors' future net revenues are based on the reserve estimates at December 31, 1997 using year-end 1997 prices without escalation. To a limited extent, future net revenues may be influenced by a material change in the selling prices of oil or gas. For further discussion of this, see "The Proposal--Reasons for the Proposal." The actual prices that will be received and the associated costs may be more or less than those projected. See "The Proposal--Partnership Financial Condition and Performance."

(2) Estimated net cash distributions paid to Investors from January 1, 1998 to June 30, 1998 in order to present this information on a comparative basis as of June 30, 1998.

(3) Includes Investors' share of general and administrative expenses, and audit, tax, and reserve engineering fees.

(4) Includes Investors' share of cash and net receivables of the Partnership as of December 31, 1997.

(5) Based upon the Partnership's reserves until they have reached their economic limit.

(6)  Discounted at 10% per annum.

         The proceeds of all sales, to the extent available for net cash distribution, are to be distributed to Investors and the General Partners in accordance with the Partnership Agreement. The amounts finally distributed will depend on the actual sales prices received for the Partnership assets, results of operations until such sales and other contingencies and circumstances.

COMPARISON OF SALE VERSUS CONTINUING OPERATIONS

         The Managing General Partner believes that the Proposal to sell the Partnership's Property Interests and liquidate is fair to Investors for the reasons discussed in detail under "Special Factors--Fairness of Proposed Sale."

         Based on the above tables, it is estimated that an Investor could expect to receive $0.21 per $1.00 SDI upon immediate sale of the Partnership's Property Interests. In comparison, it is estimated that an Investor could expect to receive $0.27 per $1.00 SDI, discounted to present value at 10% per annum ($0.40 per $1.00 SDI on an undiscounted basis) if the Partnership continued operations.

         Although the estimates contained under "The Proposal--Estimates of Liquidating Net Cash Distribution Amount" above show that estimated net cash distributions to Investors (based on net present value) from continued operations would be approximately 29% higher than estimated net cash distributions from selling the Partnership's Property Interests and liquidating the Partnership at this time, the Managing General Partner believes there is a substantial advantage in receiving the liquidating net cash distribution in one lump sum currently. The estimates of net cash distributions from continued operations are based upon current prices. It is highly likely that over such a long period of time, oil and gas prices will vary often and possibly widely, as has been demonstrated historically, from the prices used to prepare these estimates. Continued operations over such a long period of time subjects Investors to the risk of receiving lower levels of net cash distributions if oil and gas prices over this period are lower on average than those used in preparing the estimates of net cash distributions from continued operations. Continued operations also subject Investors' potential net cash distributions to the risks of price volatility and to possible changes in costs or need for workover or similar significant remedial work on the properties in which the Partnership owns Property Interests. The Managing General Partner also believes that there is an advantage to Investors taking any funds to be received upon liquidation and redeploying those assets in other investments, rather than continuing to receive decreasing levels of net cash distributions over such a long period of time.

         Because there is no active trading market for SDIs in the Partnership, the only other comparable value for SDIs is the 1997 "SDI Value," which is the amount calculated under the terms of the original Partnership Agreement at which the Managing General Partner can offer to repurchase SDIs from Investors. As of January 1, 1997, this "SDI Value" was $0.37 per $1.00 SDI. In 1997, the Investors received net cash distributions of $0.08 per $1.00 SDI, and are estimated to receive another $0.03 per $1.00 SDI before June 30, 1998, which converts to a comparable value of $0.26 per $1.00 SDI. Under the terms set out in the Partnership Agreement, each year the Managing General Partner is required to furnish to Investors the SDI Value, and Investors have the right to present their SDIs for purchase by the Managing General Partner for the SDI Value. The SDI Value amount is determined on an entirely different basis than the determination of fair market value. Furthermore, the SDI Value was calculated over one year ago with a valuation date of January 1, 1997, as opposed to the date for assessment of Fair Market Value being December 31, 1997. Because of significant changes in oil and gas prices within a year's time, in addition to the changes in reserve quantities during that period, the calculation of SDI Value as of January 1, 1997, and the Fair Market Value as of December 31, 1997, are not comparable. SDI Value is derived by adding the present value of proved oil and gas reserves (discounted at 10% per annum) calculated on an escalated pricing basis to cash and accounts receivable less outstanding debts and obligations of the Partnership, and then further discounting that result by 30%.

TRANSACTIONS BETWEEN THE MANAGING GENERAL PARTNER AND THE PARTNERSHIP

         The Managing General Partner receives operating fees for wells in which the Partnership has Property Interests and for which the Managing General Partner or its affiliates serve as operator. If the Property Interests are sold to the Managing General Partner, there should be no change in its status as operator for a number of the wells in which the Partnership has a Property Interest. The Managing General Partner believes that it will be positively affected, on the other hand, by liquidation of the Partnership, both on the basis of its ownership interest in the Partnership and for other reasons set out under "The Proposal--Impact on the Managing General Partner."

         Under the Partnership Agreement, the Managing General Partner has received certain compensation for its services and reimbursement for expenditures made on behalf of the Partnership, which was paid at closing of the offering of SDIs, in addition to revenues distributable to the Managing General Partner with respect to its general partner interest or to Investor SDIs it has purchased under the Investors' right of presentment. In addition to those revenues, compensation and reimbursements, the following summarizes the transactions between the Managing General Partner and the Partnership pursuant to which the Managing General Partner has been paid or has had its expenses reimbursed on an ongoing basis:

         o The Managing General Partner has received internal acquisition costs reimbursements of $297,224 from the Partnership from inception through December 31, 1997, of which $219 has been received during the three years ended December 31, 1997.

         o The Managing General Partner receives per-well monthly operating fees on certain producing wells in which the Partnership owns Property Interests and for which it serves as operator in accordance with the joint operating agreements for each of such wells. The fees that are set in the joint operating agreements are negotiated with the other working interest owners of the properties.

         o The Managing General Partner is entitled to be reimbursed for general and administrative costs incurred on behalf of and allocable to the Partnership, including employee salaries and office overhead. Amounts are calculated on the basis of Investors' original capital contributions to the Partnership relative to investor contributions to all public partnerships formed to purchase interests in producing properties for which the Managing General Partner serves in that capacity. Through December 31, 1997, the Managing General Partner had received $458,444 in the general and administrative overhead allowance from the Partnership, of which $361,184 has been reimbursed during the three years ended December 31, 1997.

         o The Managing General Partner has been reimbursed $12,908 in direct expenses by the Partnership, all of which was billed by, and then paid directly to, third party vendors, of which $7,525 has been reimbursed during the three years ended December 31, 1997.

         o The Managing General Partner has received a nonaccountable incentive amount of $123,405 for services rendered from inception through December 31, 1997, of which $23,814 has been received in the three years ended December 31, 1997.

                           BUSINESS OF THE PARTNERSHIP

         The Partnership is a Texas limited partnership formed June 30, 1993. SDIs in the Partnership are registered under Section 12(g) of the Securities Exchange Act of 1934. In addition to the following information about the business of the Partnership, see the attached Annual Report on Form 10-K for the year ended December 31, 1997.

         The following tabulation presents information on those fields in which the Partnership has Property Interests which constitute 10% or more of the Partnership's PV-10 Value at December 31, 1997. The Partnership's "PV-10 Value" is the estimated future net cash flows (using unescalated prices) from production of proved reserves attributed to the Partnership's Property Interests, discounted to present value at 10% per annum (See "Glossary of Terms"). The information below includes the location of each field, the number of wells and operators, together with information on the percentage of the Partnership's total PV-10 Value ($2,048,682) on December 31, 1997 attributable to each of these fields. Information is also provided regarding the percentage of the Partnership's 1997 production (on a volumetric basis) from each of these fields. Of the remaining fields in which the Partnership owns a Property Interest, thirteen of such fields each comprise less than 1% of the Partnership's PV-10 Value at December 31, 1997, and the PV-10 Value of each of the other ten fields average less than 3% of the Partnership's PV-10 Value at the same date.



                                                    SECOND                GREEN            23
                                                    BAYOU                 BRANCH          OTHER
                                                    FIELD                 FIELD          FIELDS
                                    ----------------------------------------------------------------
                                                   Cameron               McMullen         AL(1)
County and State                                   Parish,               County,          LA(2)
                                                      LA                    OK            MS(5)
                                                                                          NM(1)
                                                                                          OK(2)
                                                                                         TX(12)

Number of Wells                                      28                    43             174

                                                     Fina                 Swift;        Swift and
Operator(s)                                                              Vintage        19 others
                                                                        Petroleum

% of 12/31/97 PV-10 Value                            43%                   26%             31%

% of 1997 Production (Volumes)                       23%                   45%             32%


RESERVES

         For information about the oil and gas reserves underlying the Partnership's Property Interests, and future net cash flow expected from the production of those reserves as of December 31, 1997, see the report dated February 10, 1998 attached hereto, which was audited by H.J. Gruy and Associates, Inc., independent petroleum consultants, and which contains both estimates for the Partnership as a whole and those solely attributable to the interest in the Partnership of Investors. This report has not been updated to include the effect of production since year-end 1997.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates and timing of production, future costs and future development plans. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ from those in the attached report. The accuracy of any reserves estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, and, as a general rule, reserves estimates based upon volumetric analysis are inherently less reliable than those based on lengthy production history. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

         In estimating the Partnership's interest in oil and natural gas reserves, the Managing General Partner, in accordance with criteria prescribed by the Securities and Exchange Commission, has used pricing based upon year-end 1997 prices, without escalation, except in those instances where fixed and determinable gas price escalations are covered by contracts, limited to the price the Partnership reasonably expects to receive. The Managing General Partner does not believe that any favorable or adverse event causing a significant change in the estimated quantity of proved reserves set forth in the attached report has occurred between December 31, 1997 and the date of this Supplement.

         Future prices received for the sale of production from properties in which the Partnership has an interest may be higher or lower than the prices used in the Partnership's estimates of oil and gas reserves; the operating costs relating to such production may also increase or decrease from existing levels.

NO TRADING MARKET

         There is no trading market for the SDIs, and none is expected to develop, as described above under "Comparison of Sale Versus Continuing Operations." Under the Partnership Agreement, Investors have the right to present their SDIs to the Managing General Partner for repurchase at a price determined in accordance with the formula established by the Partnership Agreement. Originally 576 Investors invested in the Partnership. Through December 31, 1997, the Managing General Partner has purchased 161,000 SDIs from Investors pursuant to the right of presentment. As of June ___, 1998, there were 559 Investors (excluding the Managing General Partner). The Managing General Partner does not have an obligation to repurchase Investor interests pursuant to this right of presentment but merely an option to do so when such interests are presented for repurchase.

PRINCIPAL HOLDERS OF INVESTOR SDIS

         The Managing General Partner holds 2.58% of all outstanding SDIs of the Partnership resulting from the purchase of SDIs from Investors under their right of presentment. To the knowledge of the Managing General Partner, there is no other holder of SDIs that holds more than 5% of the SDIs.

APPROVALS

         No federal or state regulatory requirements must be satisfied or approvals obtained in connection with the sale of the Partnership's Property Interests.

LEGAL PROCEEDINGS

         The Managing General Partner is not aware of any material pending legal proceedings to which the Partnership is a party or of which any of its property is the subject.


                 PARTNERSHIP FINANCIAL PERFORMANCE AND CONDITION

         The Partnership owns non-operating Property Interests in producing oil and gas properties within the continental United States in which the Operating Partnership managed by the Managing General Partner owns the working interests. By the end of October 1993, the Partnership had expended all of its original capital contributions for the purchase of Property Interests in oil and gas producing properties. During 1997 approximately 58% of the Partnership's revenue was attributable to natural gas production.

         Investors have made contributions of $6,237,102, in the aggregate to the Partnership, the net proceeds of which has all been invested. The Managing General Partner has made capital contributions with respect to its general partner interest of $810,823. Additionally, pursuant to the presentment right set forth in the Partnership Agreement, it has purchased 161,000 SDIs from Investors. From inception through January 31, 1998, the Partnership has made net cash distributions to its Investors totaling $2,588,600. For details of the amounts of cash distributions made to Investors, see "Item 6. Selected Financial Data" in the attached Form 10-K Report for the year ended December 31, 1997." Through January 31, 1998, the Managing General Partner has received net cash distributions from the Partnership of $443,409 with respect to its general partner interest, and $31,295 related to the number of SDIs it purchased from Investors. On a per SDI basis, Investors had received, as of January 31, 1998, $0.42 per $1.00 SDI, or approximately 41.5% of their initial capital contributions.

         The Partnership acquired its Property Interests at a time when oil and gas prices and industry projections of future prices were much higher than actually occurred in subsequent years. When the Managing General Partner projected future oil and gas prices to evaluate the economic viability of an acquisition, it compared its forecasts with those made by banks, oil and gas industry sources, the U.S. government, and other companies acquiring producing properties. Acquisition decisions for the Partnership were based upon a range of increasing prices that were within the mainstream of the forecasts made by these outside parties. At the time that the Partnership's Property Interests covering producing properties were acquired, prices averaged about $19.70 per barrel of oil and $2.06 per Mcf of natural gas. The majority of the Partnership's Property Interests were acquired during the third quarter of 1993 and were comprised principally of natural gas reserves. At that time current prices were predicted to escalate according to certain parameters from then current levels to approximately $25.05 per barrel of oil and $2.63 per Mcf of natural gas during 1997. The predicted price increases did not occur and prices fell precipitously from 1994 to 1995. The bulk of the Partnership's reserves were produced from 1993 to 1997, during which time the oil prices received by the Partnership for its production in fact averaged $16.48 per barrel but the prices for the Partnership's principal asset, natural gas, averaged approximately $2.14 per Mcf. A comparison of oil and gas prices as described in this paragraph appears in the graph presented below.

         The following graphs illustrate the effect on Partnership performance of the variance between oil and gas prices projected at the time of acquisition of the Partnership's Property Interests and actual oil and gas prices received for production (as illustrated in the second graph) during the Partnership's existence.

                [GRAPHS: 2 pages of oil and gas properties info]

         Lower prices also have had an effect on the Partnership's interest in proved reserves. Estimates of proved reserves represent quantities of oil and gas which, upon analysis of engineering and geologic data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under existing economic and operating conditions. When economic or operating conditions change, proved reserves can be revised either up or down. If prices had risen as predicted, the volumes of oil and gas reserves that are economically recoverable might have been higher than the year-end levels actually reported because higher prices typically extend the life of reserves as production rates from mature wells remain economical for a longer period of time. Production enhancement projects that are not economically feasible at low prices can also be implemented as prices rise.


                   SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         The following briefly describes certain federal income tax consequences to the Investors arising from the Partnership's proposed sale of its Property Interests, including its net profits interest and liquidation pursuant to the Proposal. Statements of legal conclusions herein regarding tax consequences are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury Regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), a private letter ruling dated February 6, 1991 and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes and that the Partnership will be liquidated as described herein. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are complex and are subject to prospective or retroactive change at any time and any change may adversely affect Investors.

         A MORE COMPLETE SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS MAY BE FOUND IN THE REGISTRATION STATEMENT IN "FEDERAL INCOME TAX CONSEQUENCES OF ADOPTION OF THE PROPOSAL." THIS SUMMARY DOES NOT DESCRIBE ALL THE TAX ASPECTS WHICH MAY AFFECT INVESTORS NOR IS IT A COMPLETE DESCRIPTION OF THE TAX ASPECTS IT DOES DESCRIBE. It is generally directed to Tax Exempt Plans that are Investors who are the original purchasers of the Units and hold interests in the Partnership as "capital assets" (generally, property held for investment). Each Investor that is a corporation, trust, estate, or other partnership is strongly encouraged to consult its own tax advisor as to the rules which are specifically applicable to it. Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to nonresident aliens, foreign corporations, debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding, or an investment company, financial institution or insurance company.

TAX TREATMENT OF TAX EXEMPT PLANS

         SALE OF PROPERTY INTEREST AND LIQUIDATION OF PARTNERSHIP

         Tax Exempt Plans are subject to tax on their unrelated business taxable income ("UBTI"). Royalty interests, dividends, interest and gain from the disposition of capital assets are generally excluded from classification as UBTI. Notwithstanding these exclusions, royalties, interest, dividends, and gains will create UBTI if they are received from debt-financed property, as discussed below.

         The Internal Revenue Service has previously ruled that the Partnership's net profits interest, as structured under the net profits agreement, is a royalty, as are any overriding royalties the Partnership may own. To the extent that the Property Interest is not debt-financed property, neither the sale of the Property Interest by the Partnership nor the liquidation of the Partnership is expected to cause Investors that are Tax Exempt Plans either taxable gain or loss for federal income tax purposes, even though there may be gain or loss upon the sale of the Property Interest for federal income tax purposes.

         DEBT-FINANCED PROPERTY

         Debt-financed property is property held to produce income that is subject to acquisition indebtedness. The income is taxable in the same proportion which the debt bears to the total cost of acquiring the property. Generally, acquisition indebtedness is the unpaid amount of (i) indebtedness incurred by a Tax Exempt Plan to acquire an interest in a partnership, (ii) indebtedness incurred in acquiring or improving property, or (iii) indebtedness incurred either before or after the acquisition or improvement of property or the acquisition of a partnership interest if such indebtedness would not have been incurred but for such acquisition or improvement, and if incurred subsequent to such acquisition or improvement, the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

         If an Investor that is a Tax Exempt Plan borrowed to acquire its Partnership interest or had borrowed funds either before or after it acquired its Partnership Interest, its pro rata share of Partnership gain on the sale of the Property Interest may be UBTI. If a Tax Exempt Plan has not caused its Partnership Interest to be debt-financed property, and based upon representations of the Managing General, the Property Interest is not expected to be considered debt-financed property.

TAX TREATMENT OF INVESTORS SUBJECT TO FEDERAL INCOME TAX DUE TO DEBT-FINANCING

         All references hereinbelow to Investors refers solely to Investors that either are not Tax Exempt Plans or are Tax Exempt Plans whose Partnership Interest is debt-financed. To the extent that a Tax Exempt Plan's Partnership Interest is only partially debt-financed, the percentage of gain or loss from the sale of the Property Interest and liquidation of the Partnership that will be subject to taxation as UBTI is the percentage of the Tax Exempt Plan's share of Partnership income, gain, loss and deduction adjusted by the following calculation. Section 514(a)(1) includes, with respect to each debt-financed property, as gross income from an unrelated trade or business an amount which is the same percentage of the total gross income derived during the taxable year from or on account of the property as (i) the average acquisition indebtedness for the taxable year with respect to the property is of (ii) the average amount of the adjusted basis of the property during the period it is held by the organization during the taxable year (the "debt/basis percentage"). A similar calculation is used to determine the allowable deductions.

         Tax Exempt Plans with debt-financed Partnership Interests should consult their tax advisors to determine the portion of gain or loss that may be recognized for federal income tax purposes. The following discussion of the tax consequences of the sale of the Partnership Property Interest and the liquidation of the Partnership assumes that all of an Investor's income, gain, loss and deduction from the Partnership is subject to federal taxation.

         TAXABLE GAIN OR LOSS UPON SALE OF PROPERTIES

         Investors will realize and recognize gain or loss, or a combination of both, upon the Partnership's sale of its properties prior to liquidation. It is projected that the Partnerships will realize taxable loss upon the sale of Partnership properties.

         LIQUIDATION OF THE PARTNERSHIP

         After sale of its properties, the Partnership's assets will consist solely of cash which it will distribute to its partners in complete liquidation. The Partnership will not realize gain or loss upon such distribution of cash to its partners in liquidation. If the amount of cash distributed to an Investor in liquidation is less than such Investor's adjusted tax basis in his Partnership interest, the Investor will realize and recognize a capital loss to the extent of the excess. If the amount of cash distributed is greater than such Investor's adjusted tax basis in his Partnership interest, the Investor will recognize a capital gain to the extent of the excess.

         CAPITAL GAIN TAX

         Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 20%, while ordinary income, including income from the recapture of intangible drilling and development costs, depreciation and depletion, will be taxed at a maximum rate depending on that Investor's taxable income of 36% or 39.6%.

         PASSIVE LOSS LIMITATIONS

         Investors that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules that were enacted as part of the Tax Reform Act of 1986.

         An Investor's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of Partnership portfolio income, which includes interest, dividends, royalty income and gains from the sale of property held for investment purposes. An Investor's share of any gain or loss realized upon the sale of the net profits interest is expected to be characterized as portfolio income or loss and may not be offset, or be offset by, passive activity gains or losses.

         THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE A SUMMARY OF CERTAIN INCOME TAX CONSIDERATIONS OF THE SALE OF PROPERTIES AND LIQUIDATION. IT IS NOT INTENDED AS AN ALTERNATIVE FOR INDIVIDUAL TAX PLANNING. EACH INVESTOR SHOULD CONSULT HIS OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES TO IT OF THE SALE OF PROPERTIES AND THE LIQUIDATION OF THE PARTNERSHIP.

                       SELECTED FINANCIAL INFORMATION AND
                          PROFORMA FINANCIAL STATEMENTS


         For selected financial information and financial statements of the Partnership, see the Form 10-K Annual Report for the year ended December 31, 1997 and the Form 10-Q Quarterly Report for the quarter ended March 31, 1998 attached hereto.


         Proforma Financial Statements showing the effect of approval of the Proposals by the 63 Partnerships to whom similar proposals are being made (both in the event of the decision by Investors to purchase the maximum number of shares of Swift Common Stock purchasable with their cash distributions and in the event that Investors choose to take all of their distributions from sale of the properties in cash), in the Joint Proxy Statement/Prospectus under "Unaudited Proforma Consolidated Financial Statements".

                                February 10, 1998




Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060

                                            SWIFT ENERGY PENSION PARTNERS 1993-B
                                            97-003-133

Gentlemen:

At your request, we have made an audit of the reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests in Swift Energy Pension Partners 1993-B. This audit has been conducted according to the standards pertaining to the estimating and auditing of oil and gas reserve information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement. The estimated net reserves, future net cash flow and discounted future net cash flow are summarized by reserve category in Table 1 for both the 100% Fund Level Partnership and the Limited Partnership Interest.

The discounted future net cash flow is not represented to be the fair market value of these reserves and the estimated reserves included in this report have not been adjusted for risk.

The estimated future net cash flow shown is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of state and federal income tax.

In the economic projections, prices, operating costs and development costs remain constant for the projected life of each lease.

The reserves included in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. Proved reserves are estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10(a). The definitions are included in part as Attachment I.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

Swift Energy Company                    -2-                    February 10, 1998

In order to audit the reserves, costs and future net cash flows shown in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized.

Production rates may be subject to regulation and contract provisions, and may fluctuate according to market demand or other factors beyond the control of the operator. The reserve and cash flow projections presented in this report may require revision as additional data become available.

We are unrelated to Swift and we have no interest in the properties included in the information reviewed by us. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                Yours very truly,

                                H.J. GRUY AND ASSOCIATES, INC.




                                /s/ JAMES H. HARTSOCK
                                James H. Hartsock, Ph.D., P.E.
                                Executive Vice President

                                     TABLE 1
                      100% FUND LEVEL PARTNERSHIP INTEREST


                              Estimated                     Estimated
                             Net Reserves              Future Net Cash Flow
                       -----------------------     ----------------------------
                          Oil &                                      Discounted
                       Condensate                                      at 10%
                        (Barrels)    Gas (Mcf)     Nondiscounted      Per Year
                       ----------    ---------     -------------    -----------
Proved Developed         86,068        767,586      $ 2,009,694     $ 1,379,900

Proved Undeveloped       47,447        388,334      $ 1,154,759     $   668,782
                        -------      ---------      -----------     -----------
Total Proved            133,515      1,155,920      $ 3,164,453     $ 2,048,682

G&A                                                 $  (398,720)    $  (259,119)
                        -------      ---------      -----------     -----------
Total                   133,515      1,155,920      $ 2,765,733     $ 1,789,563


                          LIMITED PARTNERSHIP INTEREST


                                 Estimated                    Estimated
                                Net Reserves             Future Net Cash Flow
                        --------------------------    --------------------------
                           Oil &                                      Discounted
                        Condensate                                      at 10%
                         (Barrels)       Gas (Mcf)    Nondiscounted    Per Year
                        ----------       ---------    -------------   ----------
Proved Developed           73,158         652,444      $1,708,233     $1,172,915

Proved Undeveloped         40,330         330,084      $  981,546     $  568,465
                          -------         -------      ----------     ----------
Total Proved              113,488         982,528      $2,689,779     $1,741,380

G&A                                                    $ (338,912)    $ (220,251)
                          -------         -------      ----------     ----------
Total                     113,488         982,528      $2,350,867     $1,521,129



                                   PEN93-B.TBL

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                  ATTACHMENT I

                  DEFINITIONS OF PROVED OIL AND GAS RESERVES(1)


PROVED OIL AND GAS RESERVES

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquid which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.

Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any, and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.


PROVED DEVELOPED OIL AND GAS RESERVES

Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.


PROVED UNDEVELOPED RESERVES

Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

--------

(1) Contained in Securities and Exchange Commission Regulation S-X,
    Rule 4-10(a)

          H.J. GRUY AND ASSOCIATES, INC. 1200 Smith Street, Suite 3040,
                      Houston, Texas 77002 (713) 739-1000

                                April 17, 1998



Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, Texas 77060



Attn: Special Transactions Committee  FAIR MARKET VALUE ESTIMATE
      Board of Directors              SWIFT ENERGY PENSION PARTNERS 1993-B, LTD.
                                      97-003-133


Gentlemen:

At your request, we have audited the proved, probable and possible reserves and future net cash flow as of December 31, 1997, prepared by Swift Energy Company ("Swift") for certain interests owned by the partners in Swift Energy Pension Partners 1993-B, Ltd. This audit has been conducted according to the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserve Information approved by the Board of Directors of the Society of Petroleum Engineers on October 30, 1979. We have reviewed these properties and where we disagreed with the Swift reserve estimates, Swift revised its estimates to be in agreement.

From this audit, and in consultation with J.R. Butler and Company, our estimate of the fair market value of this partnership is $1,234,678.

Fair market value as used herein is defined as that price that a willing buyer will pay and a willing seller will accept at a given point in time, with neither the buyer nor the seller under any compulsion to buy or sell, and both having reasonable knowledge of all the material circumstances.

To estimate the fair market value attributable to the proved developed producing reserves, the 10 percent discounted future net cash flow was multiplied by a suitable factor (less than one) to account for the risk associated with the reserves, operating expenses, and prices and to approximate tax consequences. The internal rate of return and payout time were computed for this quantity and compared with those at which current acquisitions are completed. Suitable adjustments are then made to correspond to these two financial indices. Proved developed nonproducing, proved undeveloped, probable and possible reserves require capital investments and must be treated appropriately. For these cases, the capital is added to the discounted net cash flow, then multiplied by a suitable risk factor and the capital then subtracted. This has the effect that capital is spent with certainty and the operating cash income is burdened with the risk. Internal rate of return and payout time is calculated for each estimate to establish reasonableness based upon it the reserve category.

Swift Energy Company                    -2-                    April 17, 1998


The estimated future net cash flow is that cash flow which will be realized from the sale of the estimated net reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and capital expenditures, when applicable. Surface and well equipment salvage values and well plugging and field abandonment costs have not been considered in the cash flow projections. Future net cash flow as stated in this report is before the deduction of federal income tax.

The following parameters are incorporated in the economic projections referenced in this report. Initial oil prices are the existing prices on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and gravity variances. Initial natural gas prices are those existing on December 31, 1997, and are escalated 3.5 percent per year beginning in 1999 through the year 2012 after adjusting for transportation and Btu content. Operating expenses are escalated at an annual rate of 3.5 percent until the year 2012. The actual prices that will be received and the associated costs may be more or less than those projected.

For those wells with sufficient production history, reserve estimates and rate projections are based on the extrapolation of established performance trends. Reserves for other producing and nonproducing properties have been estimated from volumetric calculations and analogy with the performance of comparable wells. The reserves referenced in this study are estimates only and should not be construed as exact quantities. Future conditions may affect recovery of estimated reserves and cash flow, and all categories of reserves may be subject to revision as more performance data become available. The proved reserves are estimated in accordance with the definitions included in the Securities and Exchange Commission Regulation S-X, Rule 4-10(a) except for the price and cost escalations. The definitions are included in part as Attachment I. The probable and possible reserves conform to the definitions approved by the Society of Petroleum Engineers, Inc. The definitions are included as Attachment II.

Extent and character of ownership, oil and gas prices, production data, direct operating costs, capital expenditure estimates and other data provided by Swift have been accepted as represented. The production data available to us were through the month of October 1997, except in those instances in which data were available through December. Interim production to December 31, 1997, has been estimated. Operating expenses as supplied by Swift were not audited, but were reviewed for reasonableness. No independent well tests, property inspections or audits of operating expenses were conducted by our staff in conjunction with this study. We did not verify or determine the extent, character, obligations, status or liabilities, if any, arising from any current or possible future environmental liabilities that might be applicable.

In order to audit the reserves, costs and future cash flows referenced in this report, we have relied in part on geological, engineering and economic data furnished by our client. Although we have made a best efforts attempt to acquire all pertinent data and to analyze it carefully with methods accepted by the petroleum industry, there is no guarantee that the volumes of oil or gas or the cash flows projected will be realized. The reserve and cash flow projections referenced in this report may require revision as additional data become available.

Swift Energy Company                   -3-                     April 17, 1998

H.J. Gruy and Associates, Inc. is unrelated to Swift and has no interest in the properties included in this report. In particular:

         1. We do not own a financial interest in Swift or its oil and gas properties.

         2.     Our fee is not contingent on the outcome of our work or report.

         3. We have not performed other services for or have any other relationship with Swift that would affect our independence.

         4. No instructions were given and no limitations were imposed by Swift on the scope or methodology to be used by us in preparing such estimates; we did not accept or incorporate any assumptions from Swift, but merely called upon Swift to the extent customary in the oil and gas industry to gather and provide certain background information which we determined to be relevant and appropriate; we determined what information to use; and how and to what extent such information should be relied upon, in estimating the fair market values shown above.

If investments or business decisions are to be made in reliance on these estimates by anyone other than our client, such person with the approval of our client is invited to visit our offices at his expense so that he can evaluate the assumptions made and the completeness and extent of the data available on which our estimates are based.

Any distribution or publication of this report or any part thereof must include this letter in its entirety.

                                       Yours very truly,

                                       H.J. GRUY AND ASSOCIATES, INC.


                                       /s/ JAMES H. HARTSOCK

                                       James H. Hartsock, Ph.D., P.E.
                                       Executive Vice President



JHH:akr


Attachment

APRIL 17, 1998

SWIFT ENERGY COMPANY
16825 Northchase Drive
Suite 400
Houston, Texas  77060

                                              RE:  FAIR MARKET VALUE OPINION
                                                   AS OF DECEMBER 31, 1997
                                                   SWIFT ENERGY PENSION PARTNERS
                                                   1993-B, LTD.


ATTENTION:       SPECIAL TRANSACTIONS COMMITTEE
                 SWIFT ENERGY COMPANY BOARD OF DIRECTORS

At the request of SWIFT ENERGY COMPANY (SWIFT), J. R. BUTLER AND COMPANY (JRBCO) has conducted an evaluation audit of the hydrocarbon reserves and future net cash flow as of December 31, 1997, associated with 44 Acquisition Programs located in the U.S.A. From this audit, and in consultation with H. J. Gruy and Associates, Inc. (Gruy), JRBCO has generated its opinion of a "fair market value" for these properties. The market values of the properties were distributed to various partnerships based on ownership to determine the fair market value of each partnership. In JRBCO'S opinion, utilizing the distribution of properties into the proper partnerships, the estimated market value of SWIFT ENERGY PENSION PARTNERS 1993-B, LTD. is $1,234,678.

Proved reserves in this instance are defined as those estimated volumes of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under a reasonable price and cost escalation scenario. Probable reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations which are based on engineering and geological data similar to those used in the estimates of proved reserves but, for various reasons, these data lack the certainty required to classify the reserves as proved. Possible reserves are the estimated quantities of commercially recoverable hydrocarbons associated with known accumulations, which are based on engineering and geological data which are less complete and less conclusive than the data used in estimates of probable reserves. In some cases, economic or regulatory uncertainties may dictate a probable or possible classification.

Recovery of proved reserves is not without risk but, as generally considered in the industry, the risk of recovering probable reserves is substantially greater than that associated with proved categories. Likewise, possible reserves are less certain to be recovered than probable.

The reserves and future performance estimates were prepared utilizing standard petroleum engineering methods. For properties with sufficient production history, reserves estimates and rate projections were based primarily on extrapolation of established performance trends and reconciled, whenever possible, with volumetric and/or material balance calculations. For the non-producing zones and undeveloped locations, reserves were determined by a combination of volumetric calculations and analogy. Volumetrically determined reserves or those determined by analogy are generally subject to greater qualifications than reserves estimates supported by established production decline curves and/or material balance calculations. Determination and classification of proved reserves were performed (with exception of the use of escalated prices and costs) in accordance with Securities and Exchange Commission guidelines. The definitions used also conform to those promulgated by the Society of Petroleum Engineers (SPE) and the World Petroleum Congresses (WPC).

The reserves and resulting "value estimates" included in this study are not exact quantities. Future conditions may affect the recovery of estimated reserves, revenue and net cash flow, and all categories of reserves may be subject to revision and/or reclassification as more performance and well data become available. Please note, the reserves estimates made by JRBCO were done in conjuction with an evaluation audit and are not the result of in-depth field studies. In conducting this audit JRBCO reviewed approximately 65% of SWIFT'S proved "PV 10 value" (SEC PV10 as of December 31, 1997) for the total 44 Acquisition Programs.

Basic evaluation data were obtained principally from SWIFT and public sources. The production data available to JRBCO were generally through August 1997. Gas and liquid prices were year end (CY 1997) prices as used in SWIFT'S December 31, 1997, SEC cash flow runs.

Estimates of drilling, completion and workover costs were based on information supplied by SWIFT. Operating costs were also based on data supplied by SWIFT in their Lease Operating Statement which was reviewed by JRBCO. Surface and well equipment salvage values and well plugging and field abandonment costs were not considered in the revenue projections.

The estimates of future net cash flow used in market value calculations are those revenues which should be realized from the sale of the estimated reserves after deduction of royalties, ad valorem and production taxes, direct operating costs and required capital expenditures, when applicable. Future net cash flow as used in this evaluation is before the deduction of federal income tax.

Market value estimates were obtained by applying qualitative risk adjustments considered appropriate for the various reserves categories and "profit factors" (as applicable) against discounted future net cash flow values obtained from an escalated cost and pricing scenario. Prices, costs and investments were escalated at 3.5%/year for 15 years. Final market value estimates were derived in conjunction and consultation with Gruy.

In the conduct of our review, we have not independently verified the accuracy and completeness of information and data furnished by SWIFT with respect to ownership interests, oil and gas production volumes and rates, historical costs of operation and development, product prices, agreements relating to current and future operations and sales of production and other information relative to such things as timing or scheduling of drilling or recompletion operations.

Field inspections were not made in connection with the preparation of this report. Furthermore, no judgments were made relative to environmental or other legal liabilities.

It should be recognized that any oil or gas reserves estimate or forecast of production and income is a function of engineering and geological interpretation and judgment. Such estimates should, therefore, be accepted and used with the understanding that technical data, economic criteria or regulatory information obtained subsequent to a study may justify revisions which could increase or decrease the original estimates of reserves and value.

Neither JRBCO, nor any of its personnel, have any direct or indirect interest in SWIFT or its affiliates. JRBCO is an independent consulting firm as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

 JRBCO'S compensation is not contingent upon the results of its reserves estimates, cash flow analyses or "market value opinion" which result from its review of the subject properties.

READ AND APPROVED:


/s/ BRIAN E. AUSBURN
----------------------------------------
BRIAN E. AUSBURN, PRESIDENT

DATE:     April 17, 1998
     -----------------------------------

BEA:mlc

April 20, 1998


Swift Energy Company
16825 Northchase Drive, Suite 400
Houston, TX  77060

Attention:        Special Transactions Committee
                  Swift Energy Company Board of Directors

Gentlemen:

Pursuant to that certain letter agreement dated February 27, 1998 (the "Agreement") between the Special Transactions Committee (the "Committee") of the Board of Directors of Swift Energy Company ("Swift" or the "Company") and CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), you have retained CIBC Oppenheimer to prepare an independent financial analysis as to the estimated fair market value (the "CIBC Oppenheimer Valuation") of various interests (the "Assets") in oil and gas properties (the "Properties'), which Assets are owned by Swift Energy Pension Partners 1993-B Ltd. (the "Partnership") of which the Company is the managing general partner ("General Partner"). CIBC Oppenheimer performed a similar analysis for 62 other partnerships (the "Partnerships") of which the Company is the General Partner. It is CIBC Oppenheimer's understanding that the General Partner has proposed to purchase substantially all of the Partnership's Assets and, in turn, dissolve and wind up the Partnership. It is also CIBC Oppenheimer's understanding that the Committee has also retained the reserve engineering firms of H.J. Gruy & Associates, Inc. and J.R. Butler & Company (collectively, the "Engineering Consultants") to prepare a separate analysis as to the estimated fair market value of the Assets (the "Engineering Consultants' Valuation").

In arriving at the CIBC Oppenheimer Valuation, we, among other things:

         (i) Reviewed the historical financial returns to the limited partners of the Partnership;

         (ii) Held discussions with senior management of the Company as to the Partnership's operational and financial prospects;

Swift Energy Company
April 20, 1998
Page 2



         (iii) Held discussions with senior management of the Company regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations, future development potential and oil and gas marketing arrangements;

         (iv) Held discussions with the Engineering Consultants regarding the general characteristics of the Properties underlying the Assets, including location, productive geological formations and future development potential;

         (v) Reviewed the reserve engineering reports supplied to us by the Engineering Consultants and, particularly, reviewed the estimated future net cash flow to be generated from the production of proved reserves of the Properties underlying the Assets discounted to present value using an annual discount rate of 10% (the "PV-10 Value") dated as of December 31, 1997; these amounts were calculated net of estimated production costs and future development costs, using prices and costs in effect as of a certain date, without escalation and without giving effect to non-property related expenses such as future income tax expense or depreciation, depletion and amortization;

         (vi) Reviewed the Engineering Consultants' Valuation of the Properties underlying the Assets;

         (vii) Reviewed historical operating and financial results of the Properties underlying the Assets which included PV-10 Value, proved reserves on a barrel of oil equivalent ("BOE") basis and projected earnings before interest, taxes and depreciation, depletion and amortization ("EBITDA") as prepared by the Engineering Consultants and discussed with senior management of the Company;

         (viii) Reviewed and analyzed financial terms of similar transactions in which public oil and gas companies liquidated partnerships of which they were the general partner;

         (ix) Reviewed and analyzed transactions involving the sale of oil and gas companies we deemed comparable to the Partnership(s) individually and collectively and to the Company;

Swift Energy Company
April 20, 1998
Page 3


         (x) Reviewed and analyzed transactions involving the sale of oil and gas properties we deemed comparable to the Properties underlying the Assets;

         (xi) Reviewed financial and market data for certain public companies we deemed comparable to the Partnership(s) individually and collectively and to the Company; and

         (xii) Performed such other analyses and reviewed such other information as we deemed appropriate.

In determining the CIBC Oppenheimer Valuation, we have relied upon and assumed, without independent verification or investigation and at the direction of the Committee, (i) the accuracy and completeness of all of the financial and other information available to us from public sources or provided to us by the Company and their representatives (including the Engineering Consultants), (ii) that the reserve engineering reports supplied to us by the Engineering Consultants as described in clause (v) above have been reasonably prepared and are based on their best business judgment, (iii) that the information with respect to the Partnership's ownership of the Assets, as provided to the Engineering Consultants and to us was accurate in all respects, (iv) with respect to the historical operating and financial results and projections provided to us as described in clause and (vii) above, that such information and projections were reasonably prepared and were based on the best currently available information, estimates and good faith judgment of the Company's management and their representatives (including the Engineering Consultants).

Not being experts in the geological evaluation of oil and gas reserves, we have, with your consent, relied without independent verification upon the audit of the reserve estimates prepared by the Engineering Consultants for the purpose of estimating fair market value of the Assets. In addition, we have not made a physical inspection of the Properties underlying the Assets, nor have we made any independent evaluations, appraisals or inspections of the Company's or the Partnership's other assets or the Company's or the Partnership's liabilities (contingent or otherwise). We have not reviewed any relevant agreements which may exist between the General Partner and the limited partners governing the Partnership, nor have we considered the effect which the ownership structure of the Partnership and the terms of the agreements of the Partnership may have upon the fairness of the consideration offered by any general partner of the Partnership. We have not reviewed the books and records of the Partnership and have assumed, with your consent, that the Partnership's ownership interests in the Properties underlying the Assets, as provided to us by you, is true and correct.

Swift Energy Company
April 20, 1998
Page 4


The CIBC Oppenheimer Valuation is based upon analyses of the foregoing factors in light of our assessment of general economic, financial, market and other conditions and circumstances as of the date of this letter and any changes in such conditions and circumstances may affect the validity or fairness of the CIBC Oppenheimer Valuation. CIBC Oppenheimer disclaims any obligations to update, revise or reaffirm the CIBC Oppenheimer Valuation. The CIBC Oppenheimer Valuation reflects our estimate of the consideration that could have been received by the Partnership in a sale of the Assets in an orderly manner in a private market transaction in which neither buyer nor seller is under any compunction to complete such transaction. The CIBC Oppenheimer Valuation falls within a range of values which we believe, subject to the foregoing conditions, represent possible fair market value estimates of the Partnership's interest in the Assets. The CIBC Oppenheimer Valuation should not be viewed as a guarantee of the price that a willing buyer might have paid for the Assets.

CIBC Oppenheimer, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities and private placements. CIBC Oppenheimer has provided certain investment banking and financial advisory services to the Company from time to time, including acting as co-manager of the Company's Convertible Subordinated Notes financing in November 1996 and lead manager of the public offering of the Company's Common Stock in July 1995, and may be involved in future investment banking activities on behalf of the Company. CIBC Oppenheimer will also receive a fee upon delivery of this CIBC Oppenheimer Valuation. In the ordinary course of business, CIBC Oppenheimer actively trades in the equity securities of the Company for CIBC Oppenheimer's own account and for the accounts of CIBC Oppenheimer's customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is CIBC Oppenheimer's estimate that the value of Swift Energy Pension Partners 1993-B Ltd. interest in the Assets as of the date hereof is $1,327,783.

This letter is being provided for the use of the Committee in its evaluation of a possible proposal that the Partnership sell the Assets to the Managing General Partner and dissolve and wind up its affairs. This letter is not intended to confer rights or remedies upon any stockholder of the Company or any partner of the Partnership and may not be relied upon by any person or entity other than the Committee. Neither this letter nor the CIBC Oppenheimer Valuation may be published or otherwise used or referred to, in whole or

Swift Energy Company
April 20, 1998
Page 5


part, nor shall any public reference to CIBC Oppenheimer, this letter or the CIBC Oppenheimer Valuation be made without the prior written consent of CIBC Oppenheimer; provided, however, that the Company and the Partnership may include a copy of this letter and a reference to CIBC Oppenheimer in the proxy statement to be distributed to limited partners of the Partnership in connection with the solicitation of the approval of the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs. Neither this letter nor the CIBC Oppenheimer Valuation constitutes a recommendation to any partner of the Partnership as to how such partner should vote on or respond to the proposal that the Partnership sell the Assets to the General Partner and dissolve and wind up its affairs.


Sincerely yours,

/s/ BRIAN MYERS

CIBC Oppenheimer Corp.

                                  FORM OF PROXY

                   SWIFT ENERGY PENSION PARTNERS 1993-B, LTD.

          THIS PROXY IS SOLICITED BY THE MANAGING GENERAL PARTNER FOR A SPECIAL MEETING OF INTEREST HOLDERS TO BE HELD ON JUNE ____, 1998

         The undersigned hereby constitutes and appoints A. Earl Swift, Bruce H. Vincent, Terry E. Swift or John R. Alden, as duly authorized officers of Swift Energy Company, acting in its capacity as Managing General Partner of the Partnership, or any of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at a Special Meeting of the Interest Holders (the "Meeting") of SWIFT ENERGY PENSION PARTNERS 1993-B, LTD. (the "Partnership") to be held on June ___, 1998 at 4:00 p.m. Houston time, at 16825 Northchase Drive, Houston, Texas, and any adjournments thereof, and to vote as designated, on the matter specified below, the Partnership SDIs standing in the name of the undersigned on the books of the Partnership (or which the undersigned may be entitled to vote) on the record date for the Meeting with all powers the undersigned would possess if personally present at the Meeting:


The adoption of a proposal                         FOR          AGAINST      ABSTAIN
("Proposal") for the ultimate sale
of substantially all of the assets of             [   ]          [   ]         [   ]
the Partnership to the Managing
General Partner and the
dissolution, winding up and
termination of the Partnership.
The undersigned hereby directs
said proxies to vote:


         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE PROPOSAL.

         Receipt of the Partnership's Notice of Special Meeting of Interest Holders and Proxy Statement dated May ___, 1998 is acknowledged.



         PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED, POSTAGE-PAID,
                   PRE-ADDRESSED ENVELOPE BY JUNE ___, 1998.



SIGNATURE                                           DATE
         --------------------------------               ------------------------

SIGNATURE                                           DATE
         --------------------------------               ------------------------

SIGNATURE                                           DATE
         --------------------------------               ------------------------

         IF INTEREST HOLDER SDIS ARE HELD JOINTLY, ALL JOINT TENANTS MUST SIGN.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02-1 of the Texas Business Corporation Act provides that a corporation may indemnify its officers, directors, employees and agents for expenses and costs incurred in certain proceedings arising out of actions taken in their official capacity only if such persons were acting in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except in relation to matters in which they have been found liable (i) to the corporation, or (ii) on the basis that personal benefit was improperly received regardless of whether or not the benefit resulted from action taken in their official capacity. In the case of any criminal proceeding, such persons must also have had no reasonable cause to believe such conduct was unlawful. Article 2.02-1 further provides that a corporation shall indemnify its officers and directors against reasonable expenses incurred in connection with proceedings arising out of actions taken in their official capacity in which such persons have been wholly successful, on the merits or otherwise, in the defense of such actions. The bylaws of the Company, as amended, provide for indemnification in favor of the Company's directors, officers, and employees to the fullest extent permitted by Article 2.02-1. Additionally, the Company amended its Articles of Incorporation, with shareholder approval, to confirm that the Company has the power to indemnify certain persons in such circumstances as are provided in its bylaws. The amendment further enables the Company to enter into additional insurance and indemnity arrangements at the discretion of the Board of Directors. The Company has entered into Indemnification Agreements with each of its officers and directors, the form of which was approved by the shareholders of the Company, that essentially indemnify such individuals to the fullest extent permitted by law.

         Article 7.06 of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. The Company's Articles of Incorporation to eliminate the liability of directors to the corporation or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to the Company and its shareholders to the fullest extent permitted by Article 7.06 of the Texas Miscellaneous Corporation Laws Act.

         The Company maintains insurance, the general effect of which is to provide coverage for the Company with respect to amounts that it is required to pay officers and directors under the indemnity provisions described above and coverage for officers and directors against certain liabilities, including certain liabilities under the federal securities law.

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

                                  EXHIBIT INDEX

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
3.1(I)         Articles of Incorporation, as amended through June 3, 1988 (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-8754)

3.2(I)         Articles of Amendment to Articles of Incorporation filed on June
               4, 1990 (incorporated by reference from Swift Energy Company
               Annual Report on Form 10-K for the fiscal year ended December 31,
               1992)

3.1(II) Bylaws, as amended through August 14, 1995 (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

4              Indenture dated as of June 30, 1993, between Swift Energy Company and
               Bank One, Texas, National Association as Trustee (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on May 20,
               1993)

**5            Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the
               validity of the Securities being registered hereunder

**8            Opinion of Hoops & Levy, L.L.P. as to Tax Matters

10.1           Indemnity Agreement dated July 8, 1988, between Swift Energy Company and A. Earl Swift (plus schedule of other persons with whom
               Indemnity Agreements have been entered into) (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-8754)

10.2           Amended and Restated Credit Agreement dated March 4, 1992, between
               Swift Energy Company and Bank One, Texas, National Association
               (incorporated by reference from Registration Statement No. 33-63112 on
               Form S-1 filed on May 20, 1993)

10.3           Purchase and Sale Agreement dated May 27, 1992, between Swift Energy
               Company and Enron Reserve Acquisition Corp. (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on May 20,
               1993)

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
10.4           Purchase and Sale Agreement dated May 12, 1992, between the Swift
               Energy Company and Riverwood Energy Resources, Inc. (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on
               May 20, 1993)

10.5           Swift Energy Company 1990 Nonqualified Stock Option Plan (incorporated by reference from Registration Statement No. 33-36310 on Form S-8 filed on
               August 10, 1990)

10.6           First Amendment effective May 13, 1993, to Amended and Restated Credit
               Agreement dated March 24, 1992, between Swift Energy Company and Bank
               One, Texas, National Association (incorporated by reference from Swift
               Energy Company Annual Report on Form 10-K for the fiscal year ended
               December 31, 1994)

10.7           Second Amendment Effective December 31, 1993, to Amended and
               Restated Credit Agreement dated March 24, 1992, between Swift
               Energy Company and Bank One, Texas, National Association
               (incorporated by reference from Swift Energy Company Annual
               Report on Form 10-K for the fiscal year ended December 31, 1994)

10.8           Third Amendment dated December 31, 1994, to Amended and Restated
               Credit Agreement dated March 24, 1992, between Swift Energy Company and Bank One, Texas, National Association (incorporated by reference from
               Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

10.9           Amended and Restated Credit Agreement dated March 1, 1994, among
               Swift Energy Company and Bank One, Texas, National Association and Bank of Montreal (incorporated by reference from Swift Energy
               Company Quarterly Report on Form 10-Q filed for the quarterly period ended June 30, 1994)

10.10          First Amendment dated June 15, 1994, to Amended and Restated
               Credit Agreement dated March 1, 1994, among Swift Energy Company and Bank One, Texas, National Association and Bank of Montreal
               (incorporated by reference from Swift Energy Company Quarterly
               Report on Form 10-Q filed for the quarterly period ended June 30,
               1994)

10.11          Second Amended dated December 31, 1994, to Amended and Restated
               Credit Agreement dated March 1, 1994, among Swift Energy Company and Bank One, Texas, National Association and Bank of Montreal
               (incorporated by reference from Swift Energy Company Annual
               Report on Form 10-K for the fiscal year ended December 31, 1994)

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
10.12          Credit Agreement dated April 30, 1996, among Swift Energy Company,
               Bank One, Texas, National Association and Bank of Montreal
               (incorporated by reference from Swift Energy Company Quarterly
               Report on Form 10-Q filed for the quarterly period ended March
               31, 1996)

10.13          Credit Agreement dated April 30, 1996, among Swift Energy Company,
               Bank One, Texas, National Association (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended March 31, 1996)

10.14          Amended and Restated Swift Energy Company 1990 Stock Compensation
               Plan, as of May 1993 (incorporated by reference from Registration Statement
               No. 33-60469 filed on June 22, 1995)

10.15          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and Terry E. Swift (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.16          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and John R. Alden (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.17          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and James M. Kitterman (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.18          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and Bruce H. Vincent (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.19          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and A. Earl Swift (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.20          Agreement and Release between Swift Energy Company and Virgil
               Neil Swift effective June 1, 1994 (incorporated by reference from
               Registration Statement No. 33-60469 filed on June 22, 1995)

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
   10.21       First Amendment to Agreement and Release dated as of 12/1/95, by and between Swift Energy Company and Virgil Neil Swift (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   10.22       Second Amendment to Agreement and Release dated as of 2/2/96, by and between Swift Energy Company and Virgil Neil Swift effective
               January 1, 1996 (incorporated by reference from Swift Energy
               Company Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996)

   10.23 Second Amendment to Agreement and Release dated as of 1/14/97, by and between Swift Energy Company and Virgil Neil Swift effective
               December 1, 1996 (incorporated by reference from Swift Energy
               Company Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996)

   10.24       Indenture dated as of November 25, 1996, between Swift Energy
               Company and Bank One, Columbus, National Association as Trustee
               (incorporated by reference from Registration Statement No.
               33-14785 on Form S-3 filed on October 24, 1996)

   10.25       Rights Agreement dated as of August 1, 1997, between Swift Energy
               Company and American Stock Transfer & Trust Company (incorporated by reference from Swift Energy Company Report on Form 8-K dated August 1,
               1997)

  *12          Swift Energy Company Ratio of Earnings to Fixed Charges

  *12.1        Partnerships Combined Ratio of Earnings to Fixed Charges

   21          List of Subsidiaries of Swift Energy Company (incorporated by reference from Registration Statement No. 33-60469 filed on June 22, 1995)

***23.1        Consent of J.R. Butler & Company

***23.2        Consent of H.J. Gruy & Associates, Inc.

***23.3        Consent of C.I.B.C. Oppenheimer

  *23.4        Consent of Arthur Andersen LLP

 **23.5        Consent of Jenkens & Gilchrist, A Professional Corporation (included in
               Exhibit 5)

 **23.6        Consent of Hoops & Levy, L.L.P. (included in Exhibit 5)

***24          Power of Attorney

   27          Financial Data Schedule (included in electronic filing only)




--------------------------------

*    Filed herewith

**   To be filed by amendment

***  Previously filed

ITEM 22.          UNDERTAKINGS.

     A. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     B. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     C. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     D. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 1998.


                                 SWIFT ENERGY COMPANY



                                 By:         /s/ A. EARL SWIFT
                                    -----------------------------------------
                                                 A. Earl Swift,
                                    Chairman of the Board and Chief Executive
                                          Officer, Swift Energy Company

                               INDEX TO EXHIBITS

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
3.1(I)         Articles of Incorporation, as amended through June 3, 1988 (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-8754)

3.2(I)         Articles of Amendment to Articles of Incorporation filed on June
               4, 1990 (incorporated by reference from Swift Energy Company
               Annual Report on Form 10-K for the fiscal year ended December 31,
               1992)

3.1(II) Bylaws, as amended through August 14, 1995 (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

4              Indenture dated as of June 30, 1993, between Swift Energy Company and
               Bank One, Texas, National Association as Trustee (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on May 20,
               1993)

**5            Opinion of Jenkens & Gilchrist, A Professional Corporation, as to the
               validity of the Securities being registered hereunder

**8            Opinion of Hoops & Levy, L.L.P. as to Tax Matters

10.1           Indemnity Agreement dated July 8, 1988, between Swift Energy Company and A. Earl Swift (plus schedule of other persons with whom
               Indemnity Agreements have been entered into) (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1988, File No. 1-8754)

10.2           Amended and Restated Credit Agreement dated March 4, 1992, between
               Swift Energy Company and Bank One, Texas, National Association
               (incorporated by reference from Registration Statement No. 33-63112 on
               Form S-1 filed on May 20, 1993)

10.3           Purchase and Sale Agreement dated May 27, 1992, between Swift Energy
               Company and Enron Reserve Acquisition Corp. (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on May 20,
               1993)

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
10.4           Purchase and Sale Agreement dated May 12, 1992, between the Swift
               Energy Company and Riverwood Energy Resources, Inc. (incorporated by reference from Registration Statement No. 33-63112 on Form S-1 filed on
               May 20, 1993)

10.5           Swift Energy Company 1990 Nonqualified Stock Option Plan (incorporated by reference from Registration Statement No. 33-36310 on Form S-8 filed on
               August 10, 1990)

10.6           First Amendment effective May 13, 1993, to Amended and Restated Credit
               Agreement dated March 24, 1992, between Swift Energy Company and Bank
               One, Texas, National Association (incorporated by reference from Swift
               Energy Company Annual Report on Form 10-K for the fiscal year ended
               December 31, 1994)

10.7           Second Amendment Effective December 31, 1993, to Amended and
               Restated Credit Agreement dated March 24, 1992, between Swift
               Energy Company and Bank One, Texas, National Association
               (incorporated by reference from Swift Energy Company Annual
               Report on Form 10-K for the fiscal year ended December 31, 1994)

10.8           Third Amendment dated December 31, 1994, to Amended and Restated
               Credit Agreement dated March 24, 1992, between Swift Energy Company and Bank One, Texas, National Association (incorporated by reference from
               Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1994)

10.9           Amended and Restated Credit Agreement dated March 1, 1994, among
               Swift Energy Company and Bank One, Texas, National Association and Bank of Montreal (incorporated by reference from Swift Energy
               Company Quarterly Report on Form 10-Q filed for the quarterly period ended June 30, 1994)

10.10          First Amendment dated June 15, 1994, to Amended and Restated
               Credit Agreement dated March 1, 1994, among Swift Energy Company and Bank One, Texas, National Association and Bank of Montreal
               (incorporated by reference from Swift Energy Company Quarterly
               Report on Form 10-Q filed for the quarterly period ended June 30,
               1994)

10.11          Second Amended dated December 31, 1994, to Amended and Restated
               Credit Agreement dated March 1, 1994, among Swift Energy Company and Bank One, Texas, National Association and Bank of Montreal
               (incorporated by reference from Swift Energy Company Annual
               Report on Form 10-K for the fiscal year ended December 31, 1994)

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
10.12          Credit Agreement dated April 30, 1996, among Swift Energy Company,
               Bank One, Texas, National Association and Bank of Montreal
               (incorporated by reference from Swift Energy Company Quarterly
               Report on Form 10-Q filed for the quarterly period ended March
               31, 1996)

10.13          Credit Agreement dated April 30, 1996, among Swift Energy Company,
               Bank One, Texas, National Association (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended March 31, 1996)

10.14          Amended and Restated Swift Energy Company 1990 Stock Compensation
               Plan, as of May 1993 (incorporated by reference from Registration Statement
               No. 33-60469 filed on June 22, 1995)

10.15          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and Terry E. Swift (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.16          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and John R. Alden (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.17          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and James M. Kitterman (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.18          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and Bruce H. Vincent (incorporated by reference from Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.19          Employment Agreement dated as of November 1, 1995, by and between
               Swift Energy Company and A. Earl Swift (incorporated by reference from
               Swift Energy Company Quarterly Report on Form 10-Q filed for the quarterly period ended September 30, 1995)

10.20          Agreement and Release between Swift Energy Company and Virgil
               Neil Swift effective June 1, 1994 (incorporated by reference from
               Registration Statement No. 33-60469 filed on June 22, 1995)

 EXHIBIT                                     DOCUMENT DESCRIPTION
   NO.                                       --------------------
   ---
   10.21       First Amendment to Agreement and Release dated as of 12/1/95, by and between Swift Energy Company and Virgil Neil Swift (incorporated by reference from Swift Energy Company Annual Report on Form 10-K for the fiscal year ended December 31, 1996)

   10.22       Second Amendment to Agreement and Release dated as of 2/2/96, by and between Swift Energy Company and Virgil Neil Swift effective
               January 1, 1996 (incorporated by reference from Swift Energy
               Company Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996)

   10.23 Second Amendment to Agreement and Release dated as of 1/14/97, by and between Swift Energy Company and Virgil Neil Swift effective
               December 1, 1996 (incorporated by reference from Swift Energy
               Company Annual Report on Form 10-K for the fiscal year ended
               December 31, 1996)

   10.24       Indenture dated as of November 25, 1996, between Swift Energy
               Company and Bank One, Columbus, National Association as Trustee
               (incorporated by reference from Registration Statement No.
               33-14785 on Form S-3 filed on October 24, 1996)

   10.25       Rights Agreement dated as of August 1, 1997, between Swift Energy
               Company and American Stock Transfer & Trust Company (incorporated by reference from Swift Energy Company Report on Form 8-K dated August 1,
               1997)

  *12          Swift Energy Company Ratio of Earnings to Fixed Charges

  *12.1        Partnerships Combined Ratio of Earnings to Fixed Charges

   21          List of Subsidiaries of Swift Energy Company (incorporated by reference from Registration Statement No. 33-60469 filed on June 22, 1995)

***23.1        Consent of J.R. Butler & Company

***23.2        Consent of H.J. Gruy & Associates, Inc.

***23.3        Consent of C.I.B.C. Oppenheimer

  *23.4        Consent of Arthur Andersen LLP

 **23.5        Consent of Jenkens & Gilchrist, A Professional Corporation (included in
               Exhibit 5)

 **23.6        Consent of Hoops & Levy, L.L.P. (included in Exhibit 5)

***24          Power of Attorney

   27          Financial Data Schedule (included in electronic filing only)







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*    Filed herewith

**   To be filed by amendment

***  Previously filed